                                             Filed Pursuant to Rule 424(b)5
                                             Registration File No.: 333-86750

           Prospectus supplement to prospectus dated October 18, 2002


                           $748,042,900 (APPROXIMATE)


                       ASSET BACKED SECURITIES CORPORATION
                                    Depositor


                             FAIRBANKS CAPITAL CORP.
                                    Servicer


                       ASSET BACKED SECURITIES CORPORATION
                     HOME EQUITY LOAN TRUST, SERIES 2003-HE1
                                     Issuer


             ASSET BACKED PASS-THROUGH CERTIFICATES, SERIES 2003-HE1


THE TRUST

The trust will consist primarily of a pool of subprime, fully-amortizing, fixed-rate and adjustable-rate mortgage loans secured by first liens on residential properties.


OFFERED CERTIFICATES

The following classes of certificates are offered pursuant to this prospectus supplement:

     o    4 classes of Class A Certificates,

     o    1 class of Class A-IO Certificates, and

     o    4 classes of Mezzanine Certificates


CREDIT ENHANCEMENT

Credit enhancement for all of these certificates will be provided by excess interest, overcollateralization and subordination.

-------------------------------------------------------------------------------
 YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-13 IN THIS PROSPECTUS SUPPLEMENT. THIS PROSPECTUS SUPPLEMENT MAY BE USED TO OFFER AND
 SELL THE CERTIFICATES OFFERED HEREBY ONLY IF ACCOMPANIED BY THE PROSPECTUS.
--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Credit Suisse First Boston Corporation will offer the Class A, Class A-IO and Mezzanine Certificates at a price equal to approximately 99.75% of the aggregate certificate principal balance of the offered certificates before deducting expenses estimated to be approximately $650,000. The underwriter will sell the offered certificates from time to time in negotiated transactions at varying prices to be determined at the time of sale.

Delivery of the offered certificates will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream Luxembourg and the Euroclear System on or after January 6, 2003.


                           CREDIT SUISSE FIRST BOSTON

December 23, 2002

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

o this prospectus supplement, which describes the specific terms of this series of certificates.

This prospectus supplement and the accompanying prospectus include cross-references to captions in these materials where you can find further related discussions. The following table of contents provides pages on which these captions are located. You can find an index of defined terms on page S-107 of this prospectus supplement.

We have filed preliminary information regarding the trust's assets and the certificates with the Securities and Exchange Commission. The information contained in this document supersedes all of that preliminary information, which was prepared by the underwriter for prospective investors.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                            Page

SUMMARY..................................................................    S-4

RISK FACTORS.............................................................   S-13

THE MORTGAGE POOL........................................................   S-21

ORIGINATOR AND SERVICER..................................................   S-45

DESCRIPTION OF THE CERTIFICATES..........................................   S-53

THE POOLING AGREEMENT....................................................   S-75

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS............................   S-83

USE OF PROCEEDS..........................................................   S-99

FEDERAL INCOME TAX CONSEQUENCES..........................................   S-99

ERISA CONSIDERATIONS.....................................................  S-103

LEGAL INVESTMENT CONSIDERATIONS..........................................  S-105

METHOD OF DISTRIBUTION...................................................  S-105

LEGAL MATTERS............................................................  S-105

RATINGS..................................................................  S-106

INDEX OF DEFINED TERMS...................................................  S-107

ANNEX I..................................................................    I-1

ANNEX II.................................................................   II-1

                                     SUMMARY

o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

o THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. SOME OF THE INFORMATION CONSISTS OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, AND VARIOUS OTHER MATTERS, ALL OF WHICH ARE BEYOND OUR CONTROL. ACCORDINGLY, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

Issuer..............................  Asset Backed Securities Corporation Home
                                      Equity Loan Trust, Series 2003-HE1.

Securities..........................  Asset Backed Pass-Through Certificates,
                                      Series 2003-HE1.

Depositor...........................  Asset Backed Securities Corporation.

Seller..............................  DLJ Mortgage Capital, Inc.

Servicer............................   Fairbanks Capital Corp.

Originator..........................  New Century Mortgage Corporation.

Trustee.............................  Wells Fargo Bank Minnesota, N.A.

Yield Maintenance Agreement
    Counterparty....................  Credit Suisse First Boston International.

Mortgage Pool.......................  On the closing date the trust will acquire
                                      4,818 fully-amortizing, fixed-rate and
                                      adjustable-rate mortgage loans (which are referred to in this prospectus supplement as the mortgage loans) with an aggregate principal balance of approximately $748,043,047 as of the cut-off date, secured by first liens on residential properties.

Cut-off Date........................  January 1, 2003.

Closing Date........................  On or about January 6, 2003.

Distribution Date...................  Beginning on February 17, 2003, and
                                      thereafter on the 15th day of each month, or if the 15th day is not a business day, on the next business day.

Determination Date..................  The fifth business day preceding each distribution date.

Servicer Remittance Date............  The second business day preceding each distribution date.

Assumed final distribution date.....  January 2033. The actual final distribution date could be substantially earlier.

Form of offered certificates........  Book-entry.

Minimum denominations...............  With respect to all classes of offered certificates, other than the Class A-IO
                                      Certificates, $50,000 and integral
                                      multiples of $1,000 in excess thereof,
                                      except that one investor in each class of certificates may hold a beneficial interest in that class of certificates that is not an integral multiple of $1,000. With respect to the Class A-IO Certificates, $100,000 and integral multiples of $1,000 in excess thereof, except that one investor in the Class A-IO Certificates may hold a beneficial interest in the Class A-IO Certificates that is not an integral multiple of $1,000.

                                THE CERTIFICATES

                                                      PASS-
                               INITIAL PRINCIPAL     THROUGH            INITIAL RATING
        CLASS                      BALANCE(1)         RATE            (S&P/FITCH/MOODY'S)          DESIGNATION
--------------------------     -----------------     -------          -------------------        ---------------
OFFERED CERTIFICATES:
        A1                       $217,500,000       Floating(2)           AAA/AAA/Aaa                Senior
        A2                       $143,000,000       Floating(2)           AAA/AAA/Aaa                Senior
        A3                       $184,000,000       Floating(2)           AAA/AAA/Aaa                Senior
        A4                        $72,600,000       Floating(2)           AAA/AAA/Aaa                Senior
       A-IO                       Notional(3)        5.00%(4)             AAA/AAA/Aaa                Senior
        M1                        $49,700,000       Floating(2)            AA/AA/Aa2                Mezzanine
        M2                        $41,200,000       Floating(2)              A/A/A2                 Mezzanine
        M3                        $28,800,000       Floating(2)           BBB/BBB/Baa2              Mezzanine
        M4                        $11,242,900       Floating(2)          BBB-/BBB-/Baa3             Mezzanine
                                 ------------
Total Offered Certificates:      $748,042,900

NON-OFFERED CERTIFICATES:
       B-IO                          Notional(5)       3.50%(4)            Not Rated              Subordinate
         X                                N/A(6)        N/A                Not Rated              Subordinate
         P                               $100           N/A(7)             Not Rated              Prepayment
                                                                                                 Premium Only
         R                                N/A(8)        N/A                Not Rated               Residual
                                 ------------
Total Non-Offered Certificates:          $100

TOTAL CERTIFICATES:              $748,043,000

(1) The certificates are subject to a variance of no more than 5% prior to their issuance.

(2) The pass-through rate on this class of certificates may change from distribution date to distribution date based on changes in the level of an index, is subject to a cap and will increase on the first possible distribution date after the servicer is permitted to exercise the optional termination of the trust. See "Description of the Certificates--Pass-Through Rates" in this prospectus supplement.

(3) The Class A-IO Certificates are notional amount certificates and will not have an initial certificate principal balance but will bear interest on their outstanding notional amount. On any distribution date on or prior to the distribution date in July 2005, the notional amount will equal the lesser of (a) the Class A-IO Notional Balance and (b) the outstanding principal balance of the mortgage loans as of the first day of the month prior to the month of such distribution date (after giving effect to scheduled payments of principal due on such date). The Class A-IO Notional Balance will equal, for any distribution date, the amount set forth below for that distribution date:

                        Class A-IO                               Class A-IO
                         Notional                                 Notional
Distribution Date       Balance ($)       Distribution Date      Balance ($)
-----------------       -----------       -----------------      -----------
February 2003           98,400,000        May 2004               66,700,000
March 2003              95,900,000        June 2004              65,000,000
April 2003              93,400,000        July 2004              63,400,000
May 2003                91,000,000        August 2004            61,800,000
June 2003               88,700,000        September 2004         60,200,000
July 2003               86,400,000        October 2004           58,600,000
August 2003             84,200,000        November 2004          57,100,000
September 2003          82,100,000        December 2004          55,700,000
October 2003            80,000,000        January 2005           54,200,000
November 2003           78,000,000        February 2005          52,900,000
December 2003           76,000,000        March 2005             51,500,000
January 2004            74,000,000        April 2005             50,200,000
February 2004           72,100,000        May 2005               48,900,000
March 2004              70,300,000        June 2005              47,600,000
April 2004              68,500,000        July 2005              46,400,000

     On and after the distribution date in August 2005, the notional amount of the Class A-IO Certificates and the Class A-IO Notional Balance will equal $0.

(4) Subject to a cap as described herein under "Description of the Certificates--Pass-Through Rates."

(5) The Class B-IO Certificates are notional amount certificates and will not have an initial certificate principal balance but will bear interest on their outstanding notional amount. The notional amount of the Class B-IO Certificates as of any distribution date on or prior to the distribution date in January 2005 is the lesser of (a) $50,000,000 and (b) the outstanding principal balance of the mortgage loans as of the first day of the month prior to the month of such distribution date (after giving effect to scheduled payments of principal due on such date). After the distribution date in January 2005, the notional amount of the Class B-IO Certificates will be $0.

(6)  These certificates will not have a certificate principal balance.

(7) The Class P Certificates will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

(8) The Class R Certificates will not have a certificate principal balance and are the class of certificates representing the residual interests in the trust.

                                  DESIGNATIONS

     Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

o    Offered Certificates

     Class A Certificates, Class A-IO Certificates and Mezzanine Certificates.

o    Class A Certificates

     Class A1 Certificates, Class A2 Certificates, Class A3 Certificates and Class A4 Certificates.

o    Mezzanine Certificates

     Class M1 Certificates, Class M2 Certificates, Class M3 Certificates and Class M4 Certificates.

o    Offered Subordinate Certificates

     Mezzanine Certificates.

o    LIBOR Certificates

     Class A Certificates and Offered Subordinate Certificates.

o    Subordinate Certificates

     Offered Subordinate Certificates, Class B-IO Certificates, Class X Certificates and Class R Certificates.

o    Residual Certificates

     Class R Certificates.

o    Book-Entry Certificates

     Class A Certificates, Class A-IO Certificates and Mezzanine Certificates.

o    Physical Certificates

     Class X Certificates, Class B-IO Certificates, Class P Certificates and Class R Certificates.

                                 MORTGAGE LOANS

     On the closing date the trust will acquire a pool of first lien, fully-amortizing, fixed-rate and adjustable-rate mortgage loans, referred to in this prospectus supplement as the mortgage loans.

     All of the mortgage loans will be divided into two subgroups: subgroup 1, which will consist of mortgage loans that have original principal balances that conform to Fannie Mae and Freddie Mac guidelines; and subgroup 2, which will consist of mortgage loans that have original principal balances that may or may not conform to Fannie Mae and Freddie Mac guidelines.

     The mortgage loans in the aggregate have the following characteristics (with all figures being approximate):

      Mortgage Loans with Prepayment Premiums
      (by principal balance):                                    79.40%

      Range of Original Term                                     120 months to
      to Stated Maturity:                                        360 months

      Weighted Average Remaining
      Term to Stated Maturity:                                   352 months

      Range of Original                                          $32,000
      Principal Balances:                                         to
                                                                 $500,000

      Average Original
      Principal Balance:                                         $155,503

      Range of Outstanding                                       $31,842
      Principal Balances:                                        to
                                                                 $499,664

      Average Outstanding
      Principal Balance:                                         $155,260

      Current Range of                                           5.500% to
      Loan Rates:                                                14.000%

      Current Weighted Average
      Loan Rate:                                                 7.985%

      Current Weighted Average
      Net Loan Rate:                                             7.485%

      Weighted Average Gross
      Margin of the
      Adjustable-Rate Mortgage
      Loans:                                                     6.571%

      Weighted Average
      Maximum Loan Rate
      of the Adjustable-Rate
      Mortgage Loans:                                           14.992%

      Weighted Average Initial
      Periodic Rate Adjustment Cap
      of the Adjustable-Rate
      Mortgage Loans:                                            1.500%

      Weighted Average Time
      Until Next Adjustment Date
      of the Adjustable-Rate
      Mortgage Loans:                                          22 months

      Geographic Concentrations
      in Excess of 5%:
      California                                                40.40%
      Florida                                                    6.02%
      Texas                                                      5.52%
      Illinois                                                   5.25%

      Fixed Rate Mortgage
      Loans:                                                    28.21%


                      PAYMENTS ON THE OFFERED CERTIFICATES

     Interest Payments

     The initial pass-through rates for the Class A and Mezzanine Certificates will be calculated at the per annum rate of one-month LIBOR plus the related margin indicated below, subject to the limitations described in this prospectus supplement.

         In addition, if the servicer fails to exercise the option to terminate the trust on the earliest permitted date as described below under "Optional Termination", the pass-through rates on these classes of certificates will then increase to the per annum rate of one-month LIBOR plus the related "post-call" margin indicated below, subject to the limitations described in this prospectus supplement.

                                             Initial          Post-Call
Class of Certificates                         Margin            Margin
---------------------                         ------            ------
Class A1                                      0.500%            1.000%
Class A2                                      0.500%            1.000%
Class A3                                      0.270%            0.540%
Class A4                                      0.590%            1.180%
Class M1                                      1.020%            1.530%
Class M2                                      2.350%            3.525%
Class M3                                      3.500%            5.250%
Class M4                                      4.500%            6.750%

     The pass-through rate for the Class A-IO Certificates for any distribution date will be as described in the table on page S-6 of this prospectus supplement.

     We refer you to "Description of the Certificates--Pass-Through Rates" in this prospectus supplement for additional information.

     Interest payable on the certificates accrues during an accrual period. The accrual period for the LIBOR Certificates for any distribution date is the period from the previous distribution date or, in the case of the first accrual period, from the closing date, to the day prior to the current distribution date. The accrual period for the Class A-IO Certificates for any distribution date is the calendar month preceding the month of that distribution date. Interest will be calculated for the LIBOR Certificates on the basis of the actual number of days in the accrual period, based on a 360-day year. Interest will be calculated on the Class A-IO Certificates on the basis of a 360-day year divided into twelve 30-day months.

     On each distribution date, you will be entitled to interest at the applicable pass-through rate on your certificate principal balance or notional amount outstanding immediately prior to that distribution date, plus any interest due on a prior distribution date that was not paid.

     Yield Maintenance Agreement

     The trust will include a yield maintenance agreement between the trustee and the counterparty described in this prospectus supplement on the closing date. On any distribution date on or prior to the distribution date in July 2005, payments may be made under the yield maintenance agreement. Any payments made under the yield maintenance agreement will be deposited into a reserve fund account (which is referred to in this prospectus supplement as the Net WAC Reserve Fund). Amounts on deposit in the Net WAC Reserve Fund will be available to make distributions on the LIBOR Certificates in respect of basis risk shortfall amounts, to the limited extent described in this prospectus supplement.

We refer you to "Descriptions of the Certificates--Distributions of Interest--The Yield Maintenance Agreement" in this prospectus supplement for more detail.

     Principal Payments

     Principal will be distributed to holders of the LIBOR Certificates on each distribution date in the amounts described in this prospectus supplement under "Description of the Certificates--Allocation of Available Funds."

     The amount of principal distributable on the LIBOR Certificates on any distribution date will be determined by:

o funds actually received or advanced on the mortgage loans that are available to make principal distributions on the certificates; and

o the amount of excess interest available to pay principal on the LIBOR Certificates as described below.

     Funds actually received or advanced on the mortgage loans will consist of expected monthly scheduled payments, unexpected payments resulting from prepayments by mortgagors or liquidations of defaulted mortgage loans (including any mortgage insurance proceeds on that mortgage loan), and advances made by the servicer.

     The manner of distributing principal among the classes of LIBOR Certificates will differ, as described in this prospectus supplement, depending generally upon whether a distribution date occurs before the distribution date in February 2006 or on or after that date, and depending upon the delinquency performance of the mortgage loans.

     The Class A-IO Certificates are notional amount certificates and are not entitled to receive distributions of principal.

We refer you to "Description of the Certificates" in this prospectus supplement for additional information.

ADVANCES

     The servicer will make cash advances to cover delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances are recoverable from future payments on those mortgage loans. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

We refer you to "The Pooling Agreement-Advances" in this prospectus supplement for additional information.

OPTIONAL TERMINATION

     The servicer may purchase all of the mortgage loans and retire the certificates when the current principal balance of the mortgage loans is equal to or less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.

We refer you to "The Pooling Agreement -- Termination" and "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement for additional information.

CREDIT ENHANCEMENT

1.   SUBORDINATION

     The rights of the holders of the subordinate certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A and Class A-IO Certificates.

     In addition, the rights of the holders of the offered subordinate certificates with a lower payment priority will be subordinated to the rights of holders of the offered subordinate certificates with a higher payment priority in each case to the extent described in this prospectus supplement.

     Subordination is intended to enhance the likelihood of regular distributions of interest and principal on the more senior certificates and to afford those certificates protection against realized losses on the mortgage loans.

We refer you to "Description of the Certificates--Credit Enhancement" in this prospectus supplement for additional information.

2.   OVERCOLLATERALIZATION

     The mortgage loans owned by the trust bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay monthly interest on the certificates and to pay the fees and expenses of the trust. A portion of this excess interest will be applied after the first distribution date to pay principal on the offered certificates until the required level of overcollateralization is reached. This will reduce the principal balances of the offered certificates faster than the principal balances on the mortgage loans. As a result, over time, the aggregate principal balance of the mortgage loans is expected to exceed the aggregate principal balance of the offered certificates. This feature is referred to as "overcollateralization." The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient excess interest will be generated by the mortgage loans to create or maintain the required level of overcollateralization.

We refer you to "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement for additional information.

3.   EXCESS INTEREST

     The mortgage loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the certificates and to pay the fees and expenses of the trust. The excess interest from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to create or maintain overcollateralization at required levels as described in the pooling agreement.

We refer you to "Description of the Certificates--Allocation of Available Funds" and "--Overcollateralization Provisions" in this prospectus supplement for additional information.

4.   ALLOCATION OF LOSSES

     If on any distribution date there is not sufficient excess interest or overcollateralization to absorb realized losses on the mortgage loans as described under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement, then realized losses on the mortgage loans will be allocated to the offered subordinate certificates as described below. If realized losses on the mortgage loans are allocated to the offered subordinate certificates, they will be allocated first, to the Class M4 Certificates, second, to the Class M3 Certificates, third, to the Class M2 Certificates and fourth, to the Class M1 Certificates. The pooling and servicing agreement does not permit the allocation of realized losses on the mortgage loans to the Class A, Class A-IO or Class P Certificates; however, investors in the Class A and Class A-IO Certificates should realize that under certain loss scenarios there will not be enough principal and interest on the mortgage loans on a distribution date to pay the Class A and Class A-IO Certificates all interest and principal amounts to which those certificates are then entitled.

     Realized losses allocated to the offered subordinate certificates will cause a permanent reduction to their certificate principal balances. However, the amount of any realized losses allocated to the offered subordinate certificates may be paid to the holders of these certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

We refer you to "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement for additional information.

TAX STATUS

     For federal income tax purposes, the trust (other than the Yield Maintenance Agreement and the Net WAC Reserve Fund) will be treated as multiple real estate mortgage investment conduits ("REMICs"). The offered certificates (other than the Residual Certificates) will represent regular interests in the master REMIC. The offered certificates will generally be treated as representing ownership of debt for federal income tax purposes. Holders of these certificates will be required to include as income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of the certificateholders' usual methods of accounting. The offered certificates may be treated as having an ownership interest in the Yield Maintenance Agreement and the Net WAC Reserve Fund. For federal income tax purposes, the Class R Certificates will represent ownership of residual interests in the REMICs.

     There are new regulations concerning tax shelters that may impose reporting and certain other requirements on any investor in a transaction in which a REMIC election is made. The scope of these regulations, however, is unclear.

We refer you to "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Considerations" in the prospectus for additional information.

ERISA CONSIDERATIONS

     We expect that the offered certificates may be purchased by or with plan assets of a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or similar plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended, so long as the plan is a "Qualified Plan Investor" and certain conditions are met. A fiduciary of a benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

     We refer you to "ERISA Considerations" in this prospectus supplement and "ERISA Considerations" in the prospectus for additional information.

LEGAL INVESTMENT

     The offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), as amended.

     We refer you to "Legal Investment Considerations" in this prospectus supplement and "Legal Investment" in the prospectus for additional information.

                                  RISK FACTORS

THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

THE UNDERWRITING STANDARDS OF THE ORIGINATOR ARE NOT AS STRINGENT AS THOSE OF FANNIE MAE AND FREDDIE MAC, WHICH MAY RESULT IN LOSSES

     The originator's underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of that property as collateral for the mortgage loan and the applicant's credit standing and ability to repay. The originator provides loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines but who generally have equity in their property. While the primary consideration in underwriting a mortgage loan is the value and adequacy of the mortgaged property as collateral, the originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The originator's underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the first lien, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originator's loan-to-value ratio determination.

     The mortgage loans may have been made to mortgagors with imperfect credit histories, ranging from minor delinquencies to bankruptcy or mortgagors with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income.

     As a result of these underwriting standards, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

     Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. We cannot assure you that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

UNPREDICTABILITY OF PREPAYMENTS MAY ADVERSELY AFFECT YOUR YIELD

     Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan will result in increased payments on the certificates.

     o If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

     o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

     o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if interest rates decline, mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans or other adjustable-rate mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on the mortgage loans may decrease.

     o Approximately 80.76% of the subgroup 1 mortgage loans and approximately 78.67% of the subgroup 2 mortgage loans (in each case, by aggregate principal balance of the related subgroup as of the cut-off date) require the mortgagor to pay a charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six to sixty months after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

     o The originator may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. In addition, the servicer has the option to purchase mortgage loans that become 90 days or more delinquent, subject to certain limitations and conditions described in this prospectus supplement. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

     o If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

     o The overcollateralization provisions may result in an accelerated rate of principal distributions to holders of the more senior classes of offered certificates.

     o The Class A-IO Certificates receive only payments of interest and are sensitive to variations in the rate of prepayments. If you purchase a Class A-IO Certificate and the rate of prepayments is faster than you expected, your yield will be lower than expected and under certain prepayment scenarios you may not fully recoup your initial investment.

See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

CREDIT ENHANCEMENT FOR THE OFFERED CERTIFICATES MAY BE INADEQUATE

     The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the Class A and Class A-IO Certificates, and to a limited extent, the holders of the offered subordinate certificates, will receive regular payments of interest and principal, as applicable. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered.

     If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

EXCESS INTEREST GENERATED BY THE MORTGAGE LOANS MAY BE INSUFFICIENT TO CREATE OR MAINTAIN OVERCOLLATERALIZATION

     We expect the mortgage loans to generate more interest than is needed to pay interest owed on the offered certificates and the Class B-IO Certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. Except on the first distribution date, after these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to create or maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to create or maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

     o Every time a mortgage loan is prepaid in full or in part, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

     o Every time a mortgage loan is liquidated or written off, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest.

     o If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on the applicable date to make required distributions on the certificates.

     o Approximately 71.79% of the mortgage loans in the mortgage pool, by aggregate principal balance of the mortgage loans as of the cut-off date, are adjustable rate mortgage loans. The first adjustment of the loan rates for approximately 69.50% and 2.29% of the mortgage loans, by aggregate principal balance of the mortgage loans as of the cut-off date, will not occur for two or three years, respectively, after the date of origination. As a result, the pass-through rates on the LIBOR Certificates may increase relative to the interest rates on the mortgage loans, or may remain constant as the interest rates on the mortgage loans decline. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates.

MORTGAGE LOAN RATES MAY ADVERSELY AFFECT THE YIELD ON THE LIBOR CERTIFICATES

     The LIBOR Certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to a limit. The limit on the pass-through rates on the LIBOR Certificates is based on the weighted average of the interest rates on the mortgage loans in the mortgage pool net of the amount of interest payable on the Class A-IO and Class B-IO Certificates and certain fees and expenses of the trust. The loan rates on the mortgage loans are either fixed-rate or adjust based on a six-month LIBOR index. All of the adjustable rate mortgage loans have periodic and maximum limitations on adjustments to their interest rates. As a result, the LIBOR Certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

     A variety of factors could limit the pass-through rates on the LIBOR Certificates and may adversely affect the yields to maturity on the LIBOR Certificates. Some of these factors are described below:

     o The pass-through rates for the LIBOR Certificates adjust monthly while the loan rates on the mortgage loans either do not adjust or adjust less frequently. Consequently, the cap on the LIBOR Certificates may limit increases in the pass-through rates for extended periods in a rising interest rate environment.

     o Six-month LIBOR may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that the interest rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the LIBOR Certificates are stable or rising. It is also possible that the interest rates on certain of the adjustable-rate mortgage loans and the pass-through rates on the LIBOR Certificates may decline or increase during the same period, but that the pass-through rates on these classes of certificates may decline more slowly or increase more rapidly.

     If the pass-through rates on the LIBOR Certificates are limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of these classes of certificates on such distribution date or on future distribution dates to the extent that there is sufficient cashflow generated under the yield maintenance agreement and if there are available funds remaining after distributions on the offered certificates and the Class B-IO Certificates and the payment of certain fees and expenses of the trust. No assurances can be given that such additional funds will be available.

THE OFFERED SUBORDINATE CERTIFICATES INVOLVE ADDITIONAL RISKS

     The weighted average lives of, and the yields to maturity on, the Class M1, Class M2, Class M3 and Class M4 Certificates will be progressively more sensitive in that order to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of those certificates may be lower than the yield anticipated by such investor. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of the class of offered subordinate certificates then outstanding with the lowest payment priority. As a result of these reductions, less interest will accrue on that class of offered subordinate certificates than would otherwise be the case. Once a realized loss is allocated to an offered subordinate certificate, no amounts will be distributable with respect to the written down amount. However, the amount of any realized losses allocated to the offered subordinate certificates may be paid to the holders of the offered subordinate certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement. Unless the certificate principal balance of the Class A Certificates has been reduced to zero, the offered subordinate certificates will not be entitled to any principal distributions until at least February 2006 or a later date as provided in this prospectus supplement or during any period in which delinquencies on the mortgage loans exceed certain levels. As a result, the weighted average lives of those certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of such certificates, the holders of those certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for those certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

YIELDS ON THE OFFERED SUBORDINATE CERTIFICATES ARE SENSITIVE TO PREPAYMENTS AND LOSSES

     The multiple class structure of the Mezzanine Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. The yield to maturity on those certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent the losses are not covered by excess interest, overcollateralization or a class of offered subordinate certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the offered subordinate certificates may be adversely affected by losses even if such classes of certificates are subsequently reimbursed for such losses.

PREPAYMENT INTEREST SHORTFALLS AND RELIEF ACT SHORTFALLS MAY REDUCE YOUR YIELD

     When a mortgage loan is prepaid, the borrower is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments on the mortgage loans, but only up to the amount of the servicer's servicing fee for the related calendar month.

     In addition, certain shortfalls in interest collections arising from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act") may occur (the "Relief Act Interest Shortfalls"). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. These borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time, will not be advanced by the servicer, and, to the extent excess interest is insufficient, will reduce accrued interest on each class of certificates on a pro rata basis. In addition, the Relief Act imposes certain limitations that would impair the servicer's ability to foreclose on an affected mortgage loan during the borrower's period of active service and, under some circumstances, during an additional period thereafter.

     In response to the terrorist attacks in the United States on September 11, 2001, the United States has initiated military operations and has placed a substantial number of military reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. These operations will increase the likelihood that Relief Act Interest Shortfalls may occur.

     On any distribution date, any Relief Act Interest Shortfalls and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will be allocated, first, to the excess interest, and thereafter, to the interest otherwise due with respect to the offered certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for the distribution date. If Relief Act Interest Shortfalls or prepayment interest shortfalls are allocated to the offered certificates, the amount of interest paid on those certificates will be reduced, adversely affecting yield.

CASH FLOW CONSIDERATIONS AND RISKS COULD CAUSE PAYMENT DELAYS AND LOSSES

     Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, reimbursement of advances made on a mortgage loan and liquidation expenses such as legal fees, real estate taxes, hazard insurance, inspection fees and maintenance and preservation expenses, may reduce the portion of liquidation proceeds payable to you.

     In the event that:

     o a mortgaged property fails to provide adequate security for the mortgage loan,

     o any overcollateralization and excess interest is insufficient to cover such shortfalls, and

     o the subordination of certain classes are insufficient to cover such shortfalls,

you may incur a loss on your investment in the certificates.

HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS

     Mortgage loans with high loan-to-value ratios may present a greater risk of loss than mortgage loans with lower loan-to-value ratios. Approximately 43.32% of the mortgage loans, based on the aggregate scheduled principal balance of the mortgage loans as of the cut-off date, had loan-to-value ratios at origination in excess of 80%, but no more than 95%. Additionally, the originator's determination of the value of a mortgaged property used in the calculation of the loan-to-values ratios of the mortgage loans may differ from the actual value of such mortgaged properties. None of the mortgage loans in the mortgage pool were covered by a primary mortgage insurance policy at origination.

A DECREASE IN THE VALUE OF MORTGAGED PROPERTY MAY INCREASE THE RISK OF LOSS

     There are several factors that could adversely affect the value of a mortgaged property and cause the outstanding balance of the related mortgage loan, together with any senior financing, to equal or exceed the value of that mortgaged property. Among the factors that could adversely affect the value of a mortgaged property are

     o an overall decline in the residential real estate market in the areas in which the mortgaged properties are located;

     o a decline in the general condition of the mortgaged properties as a result of failure of borrowers to maintain adequately the mortgaged properties; or

     o natural disasters that are not necessarily covered by insurance, including earthquakes and floods.

If a decline in the value of the mortgaged properties occurs, the actual rates of delinquencies, foreclosure and losses on the mortgage loans could be higher than those currently experienced in the mortgage lending industry in general and you could suffer a loss.

GEOGRAPHIC CONCENTRATION MAY INCREASE THE RISK OF LOSS

     The following chart lists the states with the highest concentrations of mortgage loans in excess of 5% of the mortgage pool, based on the aggregate principal balance of the mortgage loans in the mortgage pool as of the cut-off date:

         California                                40.40%
         Florida                                    6.02%
         Texas                                      5.52%
         Illinois                                   5.25%

     Property in California may be particularly susceptible to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters.

     In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

     o Economic conditions in the states listed above which may or may not affect real property values may affect the ability of borrowers to repay their loans on time.

     o Declines in the residential real estate markets in the states listed above may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios.

     o Any increase in the market value of properties located in the states listed above would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of mortgage loan originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

     The mortgage loans are also subject to federal laws, including:

     o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

     o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

     o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Violations of certain provisions of these state and federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the originator's failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust and other assignees of the mortgage loans to monetary penalties, and result in the obligors' rescinding the mortgage loans against the trust.

     The originator will represent that any and all requirements of any federal and state law (including the Georgia Fair Lending Act) applicable to the origination of each mortgage loan originated by it have been complied with. In the event of a breach of that representation, the originator will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus supplement.

THE CERTIFICATES ARE OBLIGATIONS OF THE TRUST ONLY

     The certificates will not represent an interest in or obligation of the depositor, the servicer, the originator, the seller, the trustee, the yield maintenance agreement counterparty or any of their respective affiliates. Neither the offered certificates nor the mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the servicer, the originator, the seller, the trustee, the yield maintenance agreement counterparty or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the offered certificates, and there will be no recourse to any entity in the event that those proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered certificates.

LACK OF LIQUIDITY

     The underwriter intends to make a secondary market in the offered certificates, but the underwriter has no obligation to do so. There is no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

     The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

THE LACK OF PHYSICAL CERTIFICATES MAY CAUSE DELAYS IN PAYMENTS AND CAUSE DIFFICULTY IN PLEDGING OR SELLING THE OFFERED CERTIFICATES

     The offered certificates will not be issued in physical form. Certificateholders will be able to transfer certificates only through DTC, participating organizations, indirect participants and certain banks. The ability to pledge a certificate to a person that does not participate in DTC may be limited because of the lack of a physical certificate. In addition, certificateholders may experience some delay in receiving distributions on these certificates because the trustee will not send distributions directly to them. Instead, the trustee will send all distributions to DTC, which will then credit those distributions to the participating organizations. Those organizations will in turn credit accounts certificateholders have either directly or indirectly through indirect participants.

                                THE MORTGAGE POOL

     Certain information with respect to the mortgage loans is set forth in this prospectus supplement. Prior to the closing date, mortgage loans may be substituted therefor. Certain of the mortgage loans may prepay in full, or may be determined not to meet the eligibility requirements for the final pool of the mortgage loans acquired by the trust on the closing date. The Depositor believes that the information set forth in this prospectus supplement is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although certain characteristics of the mortgage loans may vary.

GENERAL

     Asset Backed Securities Corporation Home Equity Loan Trust, Series 2003-HE1 (the "Trust") will consist of a pool (the "Mortgage Pool") of closed-end, first lien, fully-amortizing, fixed-rate and adjustable-rate mortgage loans (the "Mortgage Loans"). The Mortgage Loans will be divided into two subgroups: subgroup 1, which will consist of Mortgage Loans with original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac ("Subgroup 1"); and subgroup 2, which will consist of Mortgage Loans with original principal balances that may or may not conform to those guidelines ("Subgroup 2"). The Mortgage Loans have original terms to maturity of not greater than 30 years and an aggregate principal balance as of January 1, 2003 (the "Cut-off Date") of approximately $748,043,047.

     All mortgage loan statistics set forth in this prospectus supplement are based on Cut-off Date Principal Balances, interest rates, terms to stated maturity, mortgage loan counts and similar statistics as of the Cut-off Date of the mortgage loans expected to be deposited into the Trust on January 6, 2003 (the "Closing Date"). The "Principal Balance" of a Mortgage Loan as of any date is equal to the principal balance of the Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments received or advanced in respect of principal made on the Mortgage Loan. All weighted averages specified in this prospectus supplement are based on the Principal Balances of the Mortgage Loans as of the Cut-off Date, as adjusted for the scheduled principal payments due on or before that date, whether or not received, but only giving effect to prepayments received on or prior to December 15, 2002 (each, a "Cut-off Date Principal Balance"). References to percentages of the Mortgage Loans mean percentages based on the Cut-off Date Pool Principal Balance, unless otherwise specified. The "Cut-off Date Pool Principal Balance" is equal to the aggregate Cut-off Date Principal Balances of the Mortgage Loans, plus or minus a permitted variance of five percent. The "Pool Balance" is equal to the aggregate Principal Balances of the Mortgage Loans as of any date of determination.

     The Mortgage Loans are subject to the "due-on-sale" provisions included therein which, among other things, may provide that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property (as defined herein).

     Generally all of the Mortgage Loans in the Mortgage Pool have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, a "Due Date").

     The Mortgage Loans were originated or acquired by New Century Mortgage Corporation (the "Originator") in the ordinary course of business.

     Each of the Mortgage Loans in the Mortgage Pool was previously acquired by the Seller directly from the Originator pursuant to one or more mortgage loan purchase agreements between the Originator and the Seller (each, a "Mortgage Loan Purchase Agreement"). Under a reconstitution agreement, dated as of the Closing Date, among the Originator, the Seller and the Depositor (the "Reconstitution Agreement"), the Originator will make, as of the Closing Date, certain representations and warranties to the Trust relating to, among other things, the due execution and enforceability of each Mortgage Loan Purchase Agreement and the Reconstitution Agreement and certain characteristics of the Mortgage Loans. The Seller will assign the Mortgage Loans and all of its rights under the Mortgage Loan Purchase Agreements to the Depositor pursuant to one or more assignment and assumption agreements. Pursuant to a pooling and servicing agreement, dated as of January 1, 2003, among the Depositor, the Servicer and the Trustee (the "Pooling Agreement"), the Depositor will cause the Mortgage Loans to be assigned to the Trust for the benefit of the certificateholders. Subject to certain limitations, the Originator will be obligated to repurchase, or substitute a similar mortgage loan for, any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the interests of the certificateholders in such Mortgage Loan. The Seller is selling the Mortgage Loans to the Depositor without recourse and will have no obligation with respect to the certificates in its capacity as Seller. The Depositor is also selling the Mortgage Loans without recourse.

MORTGAGE POOL STATISTICS

     The Mortgage Loans consist of adjustable-rate Mortgage Loans with an aggregate Cut-off Date Principal Balance of approximately $536,994,843 and fixed-rate Mortgage Loans with an aggregate Cut-off Date Principal Balance of approximately $211,048,204.

     Approximately 79.40% of the Mortgage Loans provide for payment by the borrower of a prepayment charge in limited circumstances on certain prepayments. Each such Mortgage Loan provides for the payment of a prepayment premium on partial prepayments and prepayments in full made within a stated number of months that is between six and sixty months from the date of origination of that Mortgage Loan. No Mortgage Loan in Subgroup 1 originated after October 1, 2002 has a prepayment premium term of more than thirty-six months. The amount of the prepayment premium is provided in the related mortgage note and is generally equal to up to six months' interest on any amounts prepaid in excess of 20% of the original Principal Balance of the related Mortgage Loan in any 12-month period. All of the Mortgage Loans with prepayment penalties expire within five years following the origination of the related Mortgage Loan. The holders of the Class P Certificates will be entitled to all prepayment premiums received on the Mortgage Loans, and those amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the Pooling Agreement, the Servicer may waive the payment of any otherwise applicable prepayment premium. Investors should conduct their own analysis of the effect, if any, that the prepayment premiums, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representations as to the effect that the prepayment premiums, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

     The Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments (each, a "Mortgage") creating first liens on residential properties consisting of attached or detached, one- to four-family dwelling units, individual condominium units and manufactured housing (each, a "Mortgaged Property").

     Generally, the adjustable-rate Mortgage Loans provide for semi-annual adjustment to the loan rate (the "Loan Rate") thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"). The first Adjustment Date for 69.50% and 2.29% of the adjustable-rate Mortgage Loans will not occur until two and three years, respectively, after the date of origination. On each Adjustment Date for each adjustable-rate Mortgage Loan, the Loan Rate thereon generally will be adjusted to equal the sum, rounded to the nearest or next highest multiple of 0.125%, of six-month LIBOR and a fixed percentage amount (the "Gross Margin"). The Loan Rate on each adjustable-rate Mortgage Loan will not increase or decrease on the first related Adjustment Date by more than a stated percentage specified in the related mortgage note (the "Initial Periodic Rate Cap") and will not increase or decrease by more than a stated percentage specified in the related mortgage note on any Adjustment Date thereafter (the "Periodic Rate Cap"). The adjustable-rate Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 1.50% per annum and a weighted average Periodic Rate Cap of approximately 1.50% per annum. The Loan Rate on each adjustable-rate Mortgage Loan will not exceed a specified maximum Loan Rate over the life of such Mortgage Loan (the "Maximum Loan Rate") or decrease to less than a specified minimum Loan Rate over the life of such Mortgage Loan (the "Minimum Loan Rate"). Effective with the first monthly payment due on each adjustable-rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related Mortgage Loan over its remaining term, and to pay interest at the Loan Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Loan Rates, the Loan Rate on each such adjustable-rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin, rounded as described in this prospectus supplement. None of the Mortgage Loans permits the related mortgagor to convert the adjustable Loan Rate thereon to a fixed Loan Rate. See "--The Index" in this prospectus supplement.

     The weighted average remaining term to stated maturity of the Mortgage Loans will be approximately 352 months as of the Cut-off Date. None of the Mortgage Loans had a first Due Date prior to August 2002 or after January 2003 or will have a remaining term to stated maturity of less than 117 months or greater than 359 months as of the Cut-off Date. The latest maturity date of any Mortgage Loan is December 2032.

     Approximately 43.32% of the Mortgage Loans had a loan-to-value ratio ("LTV") at origination in excess of 80%. No Mortgage Loan had an LTV at origination in excess of 95.00%, and the weighted average LTV of the Mortgage Loans at origination was approximately 78.57%. None of the Mortgage Loans in the Mortgage Pool will be covered by a primary mortgage insurance policy.

     The LTV of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is (a) in the case of a purchase money mortgage loan, the lesser of the sales price of the related mortgaged property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan or (b) in the case of a refinancing mortgage loan, the appraised value of the mortgaged property at the time of such refinance.

     No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values overall or in a particular geographic area decline, the LTVs might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the Mortgage Loans.

                                THE MORTGAGE POOL

              ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS(1)

                                                                                                % OF AGGREGATE
            ORIGINAL                      NUMBER OF                    ORIGINAL              PRINCIPAL BALANCE OF
     PRINCIPAL BALANCE ($)              MORTGAGE LOANS            PRINCIPAL BALANCE             MORTGAGE LOANS
     ---------------------              --------------            -----------------             --------------
25,000.01 - 50,000.00........                  433                 $  17,522,521.50                    2.34%
50,000.01 - 75,000.00........                  664                    41,977,179.00                    5.60
75,000.01 - 100,000.00.......                  645                    56,606,059.00                    7.56
100,000.01 - 125,000.00......                  543                    60,877,898.00                    8.13
125,000.01 - 150,000.00......                  490                    67,662,395.00                    9.03
150,000.01 - 175,000.00......                  456                    74,082,842.00                    9.89
175,000.01 - 200,000.00......                  378                    71,037,658.00                    9.48
200,000.01 - 225,000.00......                  248                    52,777,498.00                    7.04
225,000.01 - 250,000.00......                  195                    46,322,111.00                    6.18
250,000.01 - 275,000.00......                  158                    41,505,110.00                    5.54
275,000.01 - 300,000.00......                  142                    40,813,322.00                    5.45
300,000.01 - 400,000.00......                  311                   107,584,366.00                   14.36
400,000.01 - 500,000.00......                  155                    70,445,071.00                    9.40
                                             -----                  ---------------                  ------
TOTAL........................                4,818                  $749,214,030.50                  100.00%
                                             =====                  ===============                  ======

----------
(1) The average Principal Balance of the Mortgage Loans at origination was approximately $155,503.

            CUT-OFF DATE PRINCIPAL BALANCES OF THE MORTGAGE LOANS(1)

                                                                                           % OF AGGREGATE PRINCIPAL
                                                                                          BALANCE OF MORTGAGE LOANS
          CUT-OFF DATE                    NUMBER OF                  CUT-OFF DATE                OUTSTANDING
     PRINCIPAL BALANCE ($)              MORTGAGE LOANS            PRINCIPAL BALANCE           AS OF CUT-OFF DATE
     ---------------------              --------------            -----------------           ------------------
25,000.01 - 50,000.00........                  433                 $  17,477,825.77                    2.34%
50,000.01 - 75,000.00........                  664                    41,896,322.31                    5.60
75,000.01 - 100,000.00.......                  646                    56,620,137.31                    7.57
100,000.01 - 125,000.00......                  543                    60,806,604.64                    8.13
125,000.01 - 150,000.00......                  490                    67,580,331.68                    9.03
150,000.01 - 175,000.00......                  458                    74,342,329.33                    9.94
175,000.01 - 200,000.00......                  375                    70,407,985.79                    9.41
200,000.01 - 225,000.00......                  251                    53,373,377.57                    7.14
225,000.01 - 250,000.00......                  194                    46,084,427.16                    6.16
250,000.01 - 275,000.00......                  156                    40,944,824.33                    5.47
275,000.01 - 300,000.00......                  143                    41,048,874.71                    5.49
300,000.01 - 400,000.00......                  310                   107,116,660.20                   14.32
400,000.01 - 500,000.00......                  155                    70,343,345.94                    9.40
                                             -----                  ---------------                  ------
TOTAL........................                4,818                  $748,043,046.74                  100.00%
                                             =====                  ===============                  ======

----------
(1) The average Cut-off Date Principal Balance of the Mortgage Loans was approximately $155,260.

                      FICO SCORES FOR THE MORTGAGE LOANS(1)

                                                                                           % OF AGGREGATE PRINCIPAL
                                                                                          BALANCE OF MORTGAGE LOANS
                                          NUMBER OF                  CUT-OFF DATE                OUTSTANDING
           FICO SCORE                   MORTGAGE LOANS            PRINCIPAL BALANCE           AS OF CUT-OFF DATE
           ----------                   --------------            -----------------           ------------------
500..........................                   17                 $   1,618,609.01                    0.22%
501 - 525....................                  677                    92,630,277.95                   12.38
526 - 550....................                  777                   108,340,599.64                   14.48
551 - 575....................                  710                   109,096,170.64                   14.58
576 - 600....................                  653                   102,473,607.02                   13.70
601 - 625....................                  701                   113,034,597.80                   15.11
626 - 650....................                  581                    96,899,016.64                   12.95
651 - 675....................                  352                    61,370,249.99                    8.20
676 - 700....................                  175                    31,142,893.75                    4.16
701 - 725....................                   76                    13,670,446.09                    1.83
726 - 750....................                   57                     9,702,846.84                    1.30
751 - 775....................                   33                     6,659,381.88                    0.89
776 - 800....................                    7                     1,028,153.63                    0.14
801 - 825....................                    2                       376,195.86                    0.05
                                             -----                  ---------------                  ------
TOTAL........................                4,818                  $748,043,046.74                  100.00%
                                             =====                  ===============                  ======

----------
(1) The weighted average FICO score of the Mortgagors of the Mortgage Loans as of the Cut-off Date was approximately 594.

           ORIGINAL TERMS TO STATED MATURITY OF THE MORTGAGE LOANS(1)

                                                                                           % OF AGGREGATE PRINCIPAL
                                                                                          BALANCE OF MORTGAGE LOANS
                                          NUMBER OF                  CUT-OFF DATE                OUTSTANDING
     ORIGINAL TERM (MONTHS)             MORTGAGE LOANS            PRINCIPAL BALANCE           AS OF CUT-OFF DATE
     ----------------------             --------------            -----------------           ------------------
 < = 120......................                   21                 $   1,056,124.83                    0.14%
 121 - 180....................                  206                    16,206,249.29                    2.17
 181 - 240....................                   96                     7,768,536.80                    1.04
 241 - 300....................                   17                     1,343,031.21                    0.18
 301 - 360....................                4,478                   721,669,104.61                   96.47
                                              -----                  ---------------                  ------
 TOTAL........................                4,818                  $748,043,046.74                  100.00%
                                              =====                  ===============                  ======

----------
(1) The weighted average original term of the Mortgage Loans was approximately 354 months.

          REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS (1)

                                                                                           % OF AGGREGATE PRINCIPAL
                                                                                          BALANCE OF MORTGAGE LOANS
                                          NUMBER OF                  CUT-OFF DATE                OUTSTANDING
    REMAINING TERM (MONTHS)             MORTGAGE LOANS            PRINCIPAL BALANCE           AS OF CUT-OFF DATE
    -----------------------             --------------            -----------------           ------------------
 < = 180......................                  227                 $  17,262,374.12                    2.31%
 181 - 348....................                  113                     9,111,568.01                    1.22
 349 - 360....................                4,478                   721,669,104.61                   96.47
                                              -----                  ---------------                  ------
 TOTAL:.......................                4,818                  $748,043,046.74                  100.00%
                                              =====                  ===============                  ======

----------
(1) The weighted average remaining term of the Mortgage Loans was approximately 352 months.

                      PROPERTY TYPES OF THE MORTGAGE LOANS

                                                                                           % OF AGGREGATE PRINCIPAL
                                                                                          BALANCE OF MORTGAGE LOANS
                                          NUMBER OF                  CUT-OFF DATE                OUTSTANDING
         PROPERTY TYPE                  MORTGAGE LOANS            PRINCIPAL BALANCE           AS OF CUT-OFF DATE
         -------------                  --------------            -----------------           ------------------
Single Family Residence......                3,732                  $560,273,535.38                   74.90%
Condo........................                  245                    37,684,251.80                    5.04
2-4 Family...................                  343                    68,141,608.86                    9.11
PUD(1).......................                   77                    11,371,836.32                    1.52
Deminimus PUD(1).............                  318                    61,642,407.77                    8.24
Manufactured Housing(2)......                  103                     8,929,406.61                    1.19
                                             -----                  ---------------                  ------
TOTAL........................                4,818                  $748,043,046.74                  100.00%
                                             =====                  ===============                  ======

----------
(1)  PUD refers to a home or "unit" in a Planned Unit Development.

(2)  Treated as real property.

                    OCCUPANCY STATUS OF THE MORTGAGE LOANS(1)

                                                                                           % OF AGGREGATE PRINCIPAL
                                                                                          BALANCE OF MORTGAGE LOANS
                                          NUMBER OF                  CUT-OFF DATE                OUTSTANDING
        OCCUPANCY STATUS                MORTGAGE LOANS            PRINCIPAL BALANCE           AS OF CUT-OFF DATE

        ----------------                --------------            -----------------           ------------------
Primary......................                4,467                  $701,148,993.07                   93.73%
Second Home..................                    9                     2,657,160.77                    0.36
Investment...................                  342                    44,236,892.90                    5.91
                                             -----                  ---------------                  ------
TOTAL........................                4,818                  $748,043,046.74                  100.00%
                                             =====                  ===============                  ======

----------
(1)  Occupancy as represented by the Mortgagor at the time of origination.

                          PURPOSE OF THE MORTGAGE LOANS

                                                                                           % OF AGGREGATE PRINCIPAL
                                                                                          BALANCE OF MORTGAGE LOANS
                                          NUMBER OF                  CUT-OFF DATE                OUTSTANDING
            PURPOSE                     MORTGAGE LOANS            PRINCIPAL BALANCE           AS OF CUT-OFF DATE
            -------                     --------------            -----------------           ------------------
Purchase.....................                  752                  $125,008,099.38                   16.71%
Refinance - Rate Term........                  781                   117,253,624.19                   15.67
Refinance - Cashout..........                3,285                   505,781,323.17                   67.61
                                             -----                  ---------------                  ------
TOTAL........................                4,818                  $748,043,046.74                  100.00%
                                             =====                  ===============                  ======

             ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS(1)

                                                                                           % OF AGGREGATE PRINCIPAL
                                                                                          BALANCE OF MORTGAGE LOANS
     ORIGINAL LOAN-TO-VALUE               NUMBER OF                  CUT-OFF DATE                OUTSTANDING
           RATIO (%)                    MORTGAGE LOANS            PRINCIPAL BALANCE           AS OF CUT-OFF DATE
           ---------                    --------------            -----------------           ------------------
 < = 50.000...................                  204                 $  19,698,475.31                    2.63%
 50.001 - 60.000..............                  267                    35,012,497.24                    4.68
 60.001 - 70.000..............                  637                    92,311,293.28                   12.34
 70.001 - 75.000..............                  577                    86,097,415.68                   11.51
 75.001 - 80.000..............                1,272                   190,890,351.66                   25.52
 80.001 - 85.000..............                1,066                   174,209,514.65                   23.29
 85.001 - 90.000..............                  685                   127,785,514.32                   17.08
 90.001 - 95.000..............                  110                    22,037,984.60                    2.95
                                              -----                  ---------------                  ------
 TOTAL........................                4,818                  $748,043,046.74                  100.00%
                                              =====                  ===============                  ======

----------
(1) The weighted average original loan-to-value ratio of the Mortgage Loans as of the Cut-off Date was approximately 78.57%.

             GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES(1)

                                                                                           % OF AGGREGATE PRINCIPAL
                                                                                          BALANCE OF MORTGAGE LOANS
                                          NUMBER OF                  CUT-OFF DATE                OUTSTANDING
            LOCATION                   MORTGAGE LOANS             PRINCIPAL BALANCE           AS OF CUT-OFF DATE
            --------                   --------------             -----------------           ------------------
California...................                1,377                  $302,234,996.60                   40.40%
Florida......................                  373                    44,999,304.03                    6.02
Texas........................                  475                    41,305,476.76                    5.52
Illinois.....................                  234                    39,267,859.89                    5.25
New York.....................                  155                    34,011,177.94                    4.55
Michigan.....................                  265                    27,797,258.87                    3.72
Massachusetts................                  108                    23,010,567.50                    3.08
Colorado.....................                  132                    22,399,732.66                    2.99
New Jersey...................                  101                    18,807,704.39                    2.51
Other(2).....................                1,598                   194,208,968.10                   25.96
                                             -----                  ---------------                  ------
TOTAL........................                4,818                  $748,043,046.74                  100.00%
                                             =====                  ===============                  ======

----------
(1) The greatest ZIP Code geographic concentration of Mortgage Loans, by Cut-off Date Principal Balance, was approximately 0.41% in the 94531 ZIP Code.

(2) The Other row in the preceding table includes 40 other states and the District of Columbia with under 2% concentrations individually.

                    DOCUMENTATION LEVEL OF THE MORTGAGE LOANS

                                                                                           % OF AGGREGATE PRINCIPAL
                                                                                          BALANCE OF MORTGAGE LOANS
                                          NUMBER OF                  CUT-OFF DATE                OUTSTANDING
      DOCUMENTATION LEVEL              MORTGAGE LOANS             PRINCIPAL BALANCE           AS OF CUT-OFF DATE
      -------------------              --------------             -----------------           ------------------
Full Doc - Asset and Income..                3,156                  $439,267,386.18                   58.72%
Stated Documentation.........                1,413                   262,960,545.29                   35.15
Limited......................                  249                    45,815,115.27                    6.12
                                             -----                  ---------------                  ------
TOTAL........................                4,818                  $748,043,046.74                  100.00%
                                             =====                  ===============                  ======

                   CURRENT LOAN RATES OF THE MORTGAGE LOANS(1)

                                                                                           % OF AGGREGATE PRINCIPAL
                                                                                          BALANCE OF MORTGAGE LOANS
                                          NUMBER OF                  CUT-OFF DATE                OUTSTANDING
     CURRENT LOAN RATE (%)             MORTGAGE LOANS             PRINCIPAL BALANCE           AS OF CUT-OFF DATE
     ---------------------             --------------             -----------------           ------------------
5.001 - 5.500................                   15                 $   2,459,677.44                    0.33%
5.501 - 6.000................                   35                     7,281,646.56                    0.97
6.001 - 6.500................                  145                    31,635,065.18                    4.23
6.501 - 7.000................                  514                   104,196,379.85                   13.93
7.001 - 7.500................                  792                   146,365,108.49                   19.57
7.501 - 8.000................                1,145                   186,243,537.55                   24.90
8.001 - 8.500................                  626                    90,824,626.77                   12.14
8.501 - 9.000................                  703                    94,786,672.66                   12.67
9.001 - 9.500................                  303                    33,287,722.45                    4.45
9.501 - 10.000...............                  275                    27,675,095.59                    3.70
10.001 - 10.500..............                  101                     9,480,374.23                    1.27
10.501 - 11.000..............                   92                     7,306,802.31                    0.98
11.001 - 11.500..............                   33                     2,953,301.57                    0.39
11.501 - 12.000..............                   21                     1,814,111.32                    0.24
12.001 - 12.500..............                    9                     1,086,967.00                    0.15
12.501 - 13.000..............                    6                       443,118.86                    0.06
13.001 - 13.500..............                    1                        66,558.64                    0.01
13.501 - 14.000..............                    2                       136,280.27                    0.02
                                             -----                  ---------------                  ------
TOTAL........................                4,818                  $748,043,046.74                  100.00%
                                             =====                  ===============                  ======

----------
(1) The weighted average Loan Rate of the Mortgage Loans as of the Cut-off Date was approximately 7.985% per annum.

                   MAXIMUM LOAN RATES OF THE MORTGAGE LOANS(1)

                                                                                           % OF AGGREGATE PRINCIPAL
                                                                                          BALANCE OF MORTGAGE LOANS
                                          NUMBER OF                  CUT-OFF DATE                OUTSTANDING
     MAXIMUM LOAN RATE (%)             MORTGAGE LOANS             PRINCIPAL BALANCE           AS OF CUT-OFF DATE
     ---------------------             --------------             -----------------           ------------------
Not Applicable...............                1,683                  $211,048,203.87                   28.21%
11.501 - 12.000..............                    1                       187,662.63                    0.03
12.001 - 12.500..............                   15                     2,459,677.44                    0.33
12.501 - 13.000..............                   36                     7,315,802.83                    0.98
13.001 - 13.500..............                  120                    26,691,789.51                    3.57
13.501 - 14.000..............                  321                    69,164,981.20                    9.25
14.001 - 14.500..............                  505                    99,422,079.19                   13.29
14.501 - 15.000..............                  746                   130,886,175.41                   17.50
15.001 - 15.500..............                  395                    65,283,688.07                    8.73
15.501 - 16.000..............                  499                    75,616,269.82                   10.11
16.001 - 16.500..............                  189                    23,950,208.39                    3.20
16.501 - 17.000..............                  152                    18,983,687.40                    2.54
17.001 - 17.500..............                   59                     7,162,595.08                    0.96
17.501 - 18.000..............                   48                     4,729,382.72                    0.63
18.001 - 18.500..............                   24                     2,453,003.86                    0.33
18.501 - 19.000..............                   14                     1,444,400.27                    0.19
19.001 - 19.500..............                    6                       833,778.61                    0.11
19.501 - 20.000..............                    4                       327,240.21                    0.04
20.501 - 21.000..............                    1                        82,420.23                    0.01
                                             -----                  ---------------                  ------
TOTAL........................                4,818                  $748,043,046.74                  100.00%
                                             =====                  ===============                  ======

----------
(1) The weighted average Maximum Loan Rate of the Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately 14.992% per annum.

                     GROSS MARGINS OF THE MORTGAGE LOANS(1)

                                                                                           % OF AGGREGATE PRINCIPAL
                                                                                          BALANCE OF MORTGAGE LOANS
                                          NUMBER OF                  CUT-OFF DATE                OUTSTANDING
       GROSS MARGINS (%)               MORTGAGE LOANS             PRINCIPAL BALANCE           AS OF CUT-OFF DATE
       -----------------               --------------             -----------------           ------------------
Not Applicable...............                1,683                  $211,048,203.87                   28.21%
4.001 - 4.500................                    2                       594,785.49                    0.08
4.501 - 5.000................                   14                     3,666,058.21                    0.49
5.001 - 5.500................                    5                     1,166,666.42                    0.16
5.501 - 6.000................                   41                     8,383,324.70                    1.12
6.001 - 6.500................                1,706                   311,579,544.46                   41.65
6.501 - 7.000................                  771                   122,435,847.57                   16.37
7.001 - 7.500................                  590                    88,838,894.19                   11.88
7.501 - 8.000................                    4                       257,921.91                    0.03
8.501 - 9.000................                    2                        71,799.92                    0.01
                                             -----                  ---------------                  ------
TOTAL........................                4,818                  $748,043,046.74                  100.00%
                                             =====                  ===============                  ======

----------
(1) The weighted average Gross Margin of the Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately 6.571%.

                   NEXT ADJUSTMENT DATE FOR THE MORTGAGE LOANS

                                                                                           % OF AGGREGATE PRINCIPAL
                                                                                          BALANCE OF MORTGAGE LOANS
                                          NUMBER OF                  CUT-OFF DATE                OUTSTANDING
        RATE CHANGE DATE               MORTGAGE LOANS             PRINCIPAL BALANCE           AS OF CUT-OFF DATE
        ----------------               --------------             -----------------           ------------------
Not Applicable...............                1,683                  $211,048,203.87                   28.21%
August 1, 2004...............                   47                     5,759,853.75                    0.77
September 1, 2004............                  146                    24,888,251.15                    3.33
October 1, 2004..............                  750                   136,327,647.57                   18.22
November 1, 2004.............                  577                   113,153,594.09                   15.13
November 10, 2004............                    1                       190,138.85                    0.03
December 1, 2004.............                1,518                   239,554,263.37                   32.02
September 1, 2005............                    4                       505,626.99                    0.07
October 1, 2005..............                   25                     4,245,719.78                    0.57
November 1, 2005.............                   23                     4,445,415.30                    0.59
December 1, 2005.............                   44                     7,924,332.02                    1.06
                                             -----                  ---------------                  ------
TOTAL........................                4,818                  $748,043,046.74                  100.00%
                                             =====                  ===============                  ======

                                  PRODUCT TYPE

                                                                                           % OF AGGREGATE PRINCIPAL
                                                                                          BALANCE OF MORTGAGE LOANS
                                          NUMBER OF                  CUT-OFF DATE                OUTSTANDING
          PRODUCT TYPE                 MORTGAGE LOANS             PRINCIPAL BALANCE           AS OF CUT-OFF DATE
          ------------                 --------------             -----------------           ------------------
Fixed Rate...................                1,683                  $211,048,203.87                   28.21%
2/28(1)......................                3,039                   519,873,748.78                   69.50
3/27(2)......................                   96                    17,121,094.09                    2.29
                                             -----                  ---------------                  ------
TOTAL........................                4,818                  $748,043,046.74                  100.00%
                                             =====                  ===============                  ======

----------
(1) 2/28 refers to a Mortgage Loan for which the Loan Rate is fixed for two years after the origination of that Mortgage Loan. Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(2) 3/27 refers to a Mortgage Loan for which the Loan Rate is fixed for three years after the origination of that Mortgage Loan. Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

                ORIGINAL TERM TO EXPIRATION OF PREPAYMENT PENALTY

                                                                                           % OF AGGREGATE PRINCIPAL
                                                                                          BALANCE OF MORTGAGE LOANS
  ORIGINAL NUMBER OF MONTHS TO            NUMBER OF                  CUT-OFF DATE                OUTSTANDING
           EXPIRATION                  MORTGAGE LOANS             PRINCIPAL BALANCE           AS OF CUT-OFF DATE
           ----------                  --------------             -----------------           ------------------
No penalty or expired........                1,136                  $154,079,071.31                   20.60%
1  - 6.......................                    6                       392,971.28                    0.05
7  - 12......................                  211                    45,212,308.75                    6.04
13 - 24......................                2,433                   410,727,193.63                   54.91
31 - 36......................                  982                   130,800,124.61                   17.49
37 - 42......................                    1                       148,650.16                    0.02
43 - 60......................                   49                     6,682,727.00                    0.89
                                             -----                  ---------------                  ------
TOTAL........................                4,818                  $748,043,046.74                  100.00%
                                             =====                  ===============                  ======

                      CREDIT GRADE OF THE MORTGAGE LOANS(1)

                                                                                             % OF AGGREGATE CUT-OFF
                                             NUMBER OF                 CUT-OFF DATE          DATE PRINCIPAL BALANCE
           CREDIT GRADE                    MORTGAGE LOANS            PRINCIPAL BALANCE          OF MORTGAGE LOANS
           ------------                    --------------            -----------------          -----------------
A-...............................                 962                  $142,273,479.20                  19.02%
A+...............................               2,816                   464,739,418.34                  62.13
B................................                 641                    91,954,225.38                  12.29
C................................                 154                    21,066,236.04                   2.82
C-...............................                  55                     8,322,098.13                   1.11
Home Saver Program...............                  28                     3,867,595.36                   0.52
Credit Score Program.............                 162                    15,819,994.29                   2.11
                                                -----                  ---------------                 ------
TOTAL............................               4,818                  $748,043,046.74                 100.00%
                                                =====                  ===============                 ======

----------
(1) For a description of each credit grade, see "Originator and Servicer - New Century Mortgage Corporation" in this prospectus supplement.

                            SUBGROUP 1 MORTGAGE LOANS

         ORIGINAL PRINCIPAL BALANCES OF THE SUBGROUP 1 MORTGAGE LOANS(1)

                                                                  ORIGINAL PRINCIPAL       % OF AGGREGATE PRINCIPAL
ORIGINAL                            NUMBER OF SUBGROUP 1        BALANCE OF SUBGROUP 1       BALANCE OF SUBGROUP 1
PRINCIPAL BALANCE ($)                  MORTGAGE LOANS               MORTGAGE LOANS              MORTGAGE LOANS
---------------------                  --------------               --------------              --------------
25,000.01 - 50,000.00........                  108                $    4,302,053.00                    1.63%
50,000.01 - 75,000.00........                  234                    14,753,149.00                    5.59
75,000.01 - 100,000.00.......                  269                    23,559,206.00                    8.92
100,000.01 - 125,000.00......                  255                    28,566,383.00                   10.82
125,000.01 - 150,000.00......                  221                    30,436,450.00                   11.53
150,000.01 - 175,000.00......                  228                    36,976,361.00                   14.00
175,000.01 - 200,000.00......                  189                    35,502,459.00                   13.44
200,000.01 - 225,000.00......                  130                    27,628,127.00                   10.46
225,000.01 - 250,000.00......                   95                    22,599,070.00                    8.56
250,000.01 - 275,000.00......                   78                    20,467,260.00                    7.75
275,000.01 - 300,000.00......                   66                    18,969,151.00                    7.18
300,000.01 - 400,000.00......                    1                       300,700.00                    0.11
                                             -----                  ---------------                  ------
TOTAL........................                1,874                  $264,060,369.00                  100.00%
                                             =====                  ===============                  ======

----------
(1) The average Principal Balance of the Subgroup 1 Mortgage Loans at origination was approximately $140,907.

       CUT-OFF DATE PRINCIPAL BALANCES OF THE SUBGROUP 1 MORTGAGE LOANS(1)

                                                                                                % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE OF
                                                                CUT-OFF DATE PRINCIPAL    SUBGROUP 1 MORTGAGE LOANS
CUT-OFF DATE                        NUMBER OF SUBGROUP 1        BALANCE OF SUBGROUP 1            OUTSTANDING
PRINCIPAL BALANCE ($)                  MORTGAGE LOANS               MORTGAGE LOANS            AS OF CUT-OFF DATE
---------------------                  --------------               --------------            ------------------
25,000.01 - 50,000.00........                  108                $    4,294,257.16                    1.63%
50,000.01 - 75,000.00........                  234                    14,733,727.72                    5.59
75,000.01 - 100,000.00.......                  270                    23,631,485.81                    8.96
100,000.01 - 125,000.00......                  254                    28,427,711.85                   10.78
125,000.01 - 150,000.00......                  222                    30,547,342.30                   11.58
150,000.01 - 175,000.00......                  228                    36,945,917.03                   14.01
175,000.01 - 200,000.00......                  188                    35,276,757.88                   13.38
200,000.01 - 225,000.00......                  132                    28,036,891.32                   10.63
225,000.01 - 250,000.00......                   93                    22,117,706.78                    8.39
250,000.01 - 275,000.00......                   78                    20,437,200.48                    7.75
275,000.01 - 300,000.00......                   66                    18,936,262.78                    7.18
300,000.01 - 400,000.00......                    1                       300,496.18                    0.11
                                             -----                  ---------------                  ------
TOTAL........................                1,874                  $263,685,757.29                  100.00%
                                             =====                  ===============                  ======

----------
(1) The average Cut-off Date Principal Balance of the Subgroup 1 Mortgage Loans was approximately $140,707.

                FICO SCORES FOR THE SUBGROUP 1 MORTGAGE LOANS(1)

                                                                                                % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE OF
                                                                CUT-OFF DATE PRINCIPAL    SUBGROUP 1 MORTGAGE LOANS
                                    NUMBER OF SUBGROUP 1        BALANCE OF SUBGROUP 1            OUTSTANDING
           FICO SCORE                  MORTGAGE LOANS               MORTGAGE LOANS            AS OF CUT-OFF DATE
           ----------                  --------------               --------------            ------------------
500..........................                    7               $       841,378.24                    0.32%
501 - 525....................                  291                    36,932,103.59                   14.01
526 - 550....................                  340                    45,974,245.64                   17.44
551 - 575....................                  287                    39,874,756.19                   15.12
576 - 600....................                  249                    36,059,160.70                   13.68
601 - 625....................                  276                    38,650,236.09                   14.66
626 - 650....................                  204                    32,336,727.34                   12.26
651 - 675....................                  113                    17,404,587.82                    6.60
676 - 700....................                   51                     7,584,198.97                    2.88
701 - 725....................                   24                     3,034,446.07                    1.15
726 - 750....................                   16                     2,342,017.25                    0.89
751 - 775....................                   12                     1,859,214.05                    0.71
776 - 800....................                    2                       416,489.48                    0.16
801 - 825....................                    2                       376,195.86                    0.14
                                             -----                  ---------------                  ------
TOTAL........................                1,874                  $263,685,757.29                  100.00%
                                             =====                  ===============                  ======

----------
(1) The weighted average FICO score of the Mortgagors of the Subgroup 1 Mortgage Loans as of the Cut-off Date was approximately 587.

      ORIGINAL TERMS TO STATED MATURITY OF THE SUBGROUP 1 MORTGAGE LOANS(1)

                                                                                                % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE OF
                                                                CUT-OFF DATE PRINCIPAL    SUBGROUP 1 MORTGAGE LOANS
                                    NUMBER OF SUBGROUP 1        BALANCE OF SUBGROUP 1            OUTSTANDING
     ORIGINAL TERM (MONTHS)            MORTGAGE LOANS               MORTGAGE LOANS            AS OF CUT-OFF DATE
     ----------------------            --------------               --------------            ------------------
 (lesser than or
  equal to) 120...............                    3               $       103,467.03                    0.04%
 121 - 180....................                   30                     3,090,412.29                    1.17
 181 - 240....................                   12                     1,264,597.06                    0.48
 241 - 300....................                    1                       157,946.81                    0.06
 301 - 360....................                1,828                   259,069,334.10                   98.25
                                              -----                   --------------                   ------
 TOTAL........................                1,874                  $263,685,757.29                  100.00%
                                              =====                  ===============                  =======

----------
(1) The weighted average original term of the Subgroup 1 Mortgage Loans was approximately 357 months.

     REMAINING TERMS TO STATED MATURITY OF THE SUBGROUP 1 MORTGAGE LOANS (1)

                                                                                                % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE OF
                                                                CUT-OFF DATE PRINCIPAL    SUBGROUP 1 MORTGAGE LOANS
                                    NUMBER OF SUBGROUP 1        BALANCE OF SUBGROUP 1            OUTSTANDING
    REMAINING TERM (MONTHS)            MORTGAGE LOANS               MORTGAGE LOANS            AS OF CUT-OFF DATE
    -----------------------            --------------               --------------            ------------------
 (lesser than or
  equal to) 180...............                   33                $    3,193,879.32                    1.21%
 181 - 348....................                   13                     1,422,543.87                    0.54
 349 - 360....................                1,828                   259,069,334.10                   98.25
                                              -----                  ---------------                  ------
 TOTAL........................                1,874                  $263,685,757.29                  100.00%
                                              =====                  ===============                  ======

----------
(1) The weighted average remaining term of the Subgroup 1 Mortgage Loans was approximately 355 months.

                 PROPERTY TYPES OF THE SUBGROUP 1 MORTGAGE LOANS

                                                                                                % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE OF
                                                                CUT-OFF DATE PRINCIPAL    SUBGROUP 1 MORTGAGE LOANS
                                    NUMBER OF SUBGROUP 1        BALANCE OF SUBGROUP 1            OUTSTANDING
         PROPERTY TYPE                 MORTGAGE LOANS               MORTGAGE LOANS            AS OF CUT-OFF DATE
         -------------                 --------------               --------------            ------------------
Single Family Residence......                1,437                  $198,307,658.31                   75.21%
Condo........................                  110                    15,345,311.84                    5.82
2 - 4 Family.................                  131                    21,945,000.96                    8.32
PUD(1).......................                   42                     6,451,481.09                    2.45
Deminimus PUD(1).............                  113                    17,739,532.07                    6.73
Manufactured Housing(2)......                   41                     3,896,773.02                    1.48
                                             -----                  ---------------                  ------
TOTAL........................                1,874                  $263,685,757.29                  100.00%
                                             =====                  ===============                  ======

----------
(1)  PUD refers to a home or "unit" in a Planned Unit Development.

(2)  Treated as real property.

              OCCUPANCY STATUS OF THE SUBGROUP 1 MORTGAGE LOANS(1)

                                                                                                % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE OF
                                                                CUT-OFF DATE PRINCIPAL    SUBGROUP 1 MORTGAGE LOANS
                                     NUMBER OF SUBGROUP 1       BALANCE OF SUBGROUP 1            OUTSTANDING
        OCCUPANCY STATUS                MORTGAGE LOANS              MORTGAGE LOANS            AS OF CUT-OFF DATE
        ----------------                --------------              --------------            ------------------
Primary......................                1,741                  $248,196,830.97                   94.13%
Second Home..................                    3                       614,834.73                    0.23
Investment...................                  130                    14,874,091.59                    5.64
                                             -----                  ---------------                  ------
TOTAL........................                1,874                  $263,685,757.29                  100.00%
                                             =====                  ===============                  ======

----------
(1)  Occupancy as represented by the Mortgagor at the time of origination.

                    PURPOSE OF THE SUBGROUP 1 MORTGAGE LOANS

                                                                                                % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE OF
                                                                CUT-OFF DATE PRINCIPAL    SUBGROUP 1 MORTGAGE LOANS
                                    NUMBER OF SUBGROUP 1        BALANCE OF SUBGROUP 1            OUTSTANDING
            PURPOSE                    MORTGAGE LOANS               MORTGAGE LOANS            AS OF CUT-OFF DATE
            -------                    --------------               --------------            ------------------
Purchase.....................                  322                 $  42,921,931.27                   16.28%
Refinance - Rate Term........                  310                    42,872,737.31                   16.26
Refinance - Cashout..........                1,242                   177,891,088.71                   67.46
                                             -----                  ---------------                  ------
TOTAL........................                1,874                  $263,685,757.29                  100.00%
                                             =====                  ===============                  ======

        ORIGINAL LOAN-TO-VALUE RATIOS OF THE SUBGROUP 1 MORTGAGE LOANS(1)

                                                                                                % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE OF
                                                                CUT-OFF DATE PRINCIPAL    SUBGROUP 1 MORTGAGE LOANS
     ORIGINAL LOAN-TO-VALUE         NUMBER OF SUBGROUP 1        BALANCE OF SUBGROUP 1            OUTSTANDING
           RATIO (%)                   MORTGAGE LOANS               MORTGAGE LOANS            AS OF CUT-OFF DATE
           ---------                   --------------               --------------            ------------------
 (less than or
  or equal to) 50.000.........                   69                $    7,629,511.38                    2.89%
 50.001 - 60.000..............                   91                    11,858,033.43                    4.50
 60.001 - 70.000..............                  216                    28,661,359.22                   10.87
 70.001 - 75.000..............                  205                    28,855,168.75                   10.94
 75.001 - 80.000..............                  513                    71,937,280.11                   27.28
 80.001 - 85.000..............                  466                    66,653,348.15                   25.28
 85.001 - 90.000..............                  278                    42,504,664.48                   16.12
 90.001 - 95.000..............                   36                     5,586,391.77                    2.12
                                              -----                  ---------------                  ------
 TOTAL........................                1,874                  $263,685,757.29                  100.00%
                                              =====                  ===============                  ======

----------
(1) The weighted average original loan-to-value ratio of the Subgroup 1 Mortgage Loans as of the Cut-off Date was approximately 78.63%.

        GEOGRAPHIC DISTRIBUTION OF THE SUBGROUP 1 MORTGAGED PROPERTIES(1)

                                                                                                % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE OF
                                                                CUT-OFF DATE PRINCIPAL    SUBGROUP 1 MORTGAGE LOANS
                                    NUMBER OF SUBGROUP 1        BALANCE OF SUBGROUP 1            OUTSTANDING
            LOCATION                   MORTGAGE LOANS               MORTGAGE LOANS            AS OF CUT-OFF DATE
            --------                   --------------               --------------            ------------------
California...................                  484                 $  88,805,529.85                   33.68%
Illinois.....................                  112                    16,610,336.30                    6.30
Florida......................                  136                    15,826,935.26                    6.00
Michigan.....................                  130                    14,258,119.22                    5.41
Texas........................                  110                    12,381,006.03                    4.70
Massachusetts................                   53                     9,700,809.09                    3.68
Virginia.....................                   51                     8,085,504.03                    3.07
New York.....................                   45                     7,981,504.01                    3.03
Colorado.....................                   51                     7,972,731.91                    3.02
Other(2).....................                  702                    82,063,281.59                   31.12
                                             -----                  ---------------                  ------
TOTAL........................                1,874                  $263,685,757.29                  100.00%
                                             =====                  ===============                  ======

----------
(1) The greatest ZIP Code geographic concentration of Subgroup 1 Mortgage Loans, by Cut-off Date Principal Balance, was approximately 0.38% in the 94603 ZIP Code.

(2) The Other row in the preceding table includes 39 other states and the District of Columbia with under 2% concentrations individually.

              DOCUMENTATION LEVEL OF THE SUBGROUP 1 MORTGAGE LOANS

                                                                                                % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE OF
                                                                CUT-OFF DATE PRINCIPAL    SUBGROUP 1 MORTGAGE LOANS
                                    NUMBER OF SUBGROUP 1        BALANCE OF SUBGROUP 1            OUTSTANDING
      DOCUMENTATION LEVEL              MORTGAGE LOANS               MORTGAGE LOANS            AS OF CUT-OFF DATE
      -------------------              --------------               --------------            ------------------
Full Doc - Asset and Income..                1,244                  $165,204,459.08                   62.65%
Stated Documentation.........                  553                    85,953,453.43                   32.60
Limited......................                   77                    12,527,844.78                    4.75
                                             -----                  ---------------                  ------
Total........................                1,874                  $263,685,757.29                  100.00%
                                             =====                  ===============                  ======

             CURRENT LOAN RATES OF THE SUBGROUP 1 MORTGAGE LOANS(1)

                                                                                                % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE OF
                                                                CUT-OFF DATE PRINCIPAL    SUBGROUP 1 MORTGAGE LOANS
                                    NUMBER OF SUBGROUP 1        BALANCE OF SUBGROUP 1            OUTSTANDING
     CURRENT LOAN RATE (%)             MORTGAGE LOANS               MORTGAGE LOANS            AS OF CUT-OFF DATE
     ---------------------             --------------               --------------            ------------------
5.001 - 5.500................                    9                $    1,122,889.20                    0.43%
5.501 - 6.000................                   13                     2,420,261.78                    0.92
6.001 - 6.500................                   65                    11,640,344.91                    4.41
6.501 - 7.000................                  198                    35,039,953.23                   13.29
7.001 - 7.500................                  292                    45,449,292.07                   17.24
7.501 - 8.000................                  451                    65,117,826.45                   24.70
8.001 - 8.500................                  233                    31,806,978.90                   12.06
8.501 - 9.000................                  303                    38,738,846.60                   14.69
9.001 - 9.500................                  124                    12,714,911.35                    4.82
9.501 - 10.000...............                  101                    11,327,610.27                    4.30
10.001 - 10.500..............                   42                     4,034,630.35                    1.53
10.501 - 11.000..............                   35                     3,447,966.18                    1.31
11.001 - 11.500..............                    5                       433,728.03                    0.16
12.001 - 12.500..............                    1                       224,942.42                    0.09
12.501 - 13.000..............                    2                       165,575.55                    0.06
                                             -----                  ---------------                  ------
TOTAL........................                1,874                  $263,685,757.29                  100.00%
                                             =====                  ===============                  ======

----------
(1) The weighted average Loan Rate of the Subgroup 1 Mortgage Loans as of the Cut-off Date was approximately 8.031% per annum.

             MAXIMUM LOAN RATES OF THE SUBGROUP 1 MORTGAGE LOANS(1)

                                                                                                % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE OF
                                                                CUT-OFF DATE PRINCIPAL    SUBGROUP 1 MORTGAGE LOANS
                                    NUMBER OF SUBGROUP 1        BALANCE OF SUBGROUP 1            OUTSTANDING
     MAXIMUM LOAN RATE (%)             MORTGAGE LOANS               MORTGAGE LOANS            AS OF CUT-OFF DATE
     ---------------------             --------------               --------------            ------------------
Not Applicable...............                  298                 $  39,542,647.08                   15.00%
12.001 - 12.500..............                    9                     1,122,889.20                    0.43
12.501 - 13.000..............                   14                     2,569,890.02                    0.97
13.001 - 13.500..............                   59                    10,800,050.53                    4.10
13.501 - 14.000..............                  164                    29,062,693.62                   11.02
14.001 - 14.500..............                  235                    36,657,004.65                   13.90
14.501 - 15.000..............                  374                    53,214,964.20                   20.18
15.001 - 15.500..............                  194                    27,312,105.23                   10.36
15.501 - 16.000..............                  270                    35,457,558.78                   13.45
16.001 - 16.500..............                  102                    10,778,535.31                    4.09
16.501 - 17.000..............                   85                    10,084,609.95                    3.82
17.001 - 17.500..............                   35                     3,465,947.03                    1.31
17.501 - 18.000..............                   28                     2,863,880.71                    1.09
18.001 - 18.500..............                    5                       433,728.03                    0.16
19.001 - 19.500..............                    1                       224,942.42                    0.09
19.501 - 20.000..............                    1                        94,310.53                    0.04
                                             -----                  ---------------                  ------
TOTAL........................                1,874                  $263,685,757.29                  100.00%
                                             =====                  ===============                  ======

----------
(1) The weighted average Maximum Loan Rate of the Subgroup 1 Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately 15.043% per annum.

                GROSS MARGINS OF THE SUBGROUP 1 MORTGAGE LOANS(1)

                                                                                                % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE OF
                                                                CUT-OFF DATE PRINCIPAL    SUBGROUP 1 MORTGAGE LOANS
                                    NUMBER OF SUBGROUP 1        BALANCE OF SUBGROUP 1           OUTSTANDING AS
       GROSS MARGINS (%)               MORTGAGE LOANS               MORTGAGE LOANS             OF CUT-OFF DATE
       -----------------               --------------               --------------             ---------------
Not Applicable...............                  298                 $  39,542,647.08                   15.00%
4.001 - 4.500................                    1                       235,786.64                    0.09
4.501 - 5.000................                    4                       704,447.28                    0.27
5.001 - 5.500................                    1                       175,710.04                    0.07
5.501 - 6.000................                   18                     2,705,697.73                    1.03
6.001 - 6.500................                  845                   123,871,924.12                   46.98
6.501 - 7.000................                  389                    53,834,917.94                   20.42
7.001 - 7.500................                  315                    42,477,407.73                   16.11
7.501 - 8.000................                    1                        65,418.81                    0.02
8.501 - 9.000................                    2                        71,799.92                    0.03
                                             -----                  ---------------                  ------
TOTAL........................                1,874                  $263,685,757.29                  100.00%
                                             =====                  ===============                  ======

----------
(1) The weighted average Gross Margin of the Subgroup 1 Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately 6.607%.

             NEXT ADJUSTMENT DATE FOR THE SUBGROUP 1 MORTGAGE LOANS

                                                                                                % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE OF
                                                                CUT-OFF DATE PRINCIPAL    SUBGROUP 1 MORTGAGE LOANS
                                    NUMBER OF SUBGROUP 1        BALANCE OF SUBGROUP 1            OUTSTANDING
        RATE CHANGE DATE               MORTGAGE LOANS               MORTGAGE LOANS            AS OF CUT-OFF DATE
        ----------------               --------------               --------------            ------------------
Not Applicable...............                  298                 $  39,542,647.08                   15.00%
August 1, 2004...............                   21                     2,077,232.06                    0.79
September 1, 2004............                   68                     9,372,389.54                    3.55
October 1, 2004..............                  359                    54,424,018.57                   20.64
November 1, 2004.............                  272                    40,856,057.72                   15.49
December 1, 2004.............                  804                   109,222,789.61                   41.42
September 1, 2005............                    2                       209,574.31                    0.08
October 1, 2005..............                   11                     2,032,556.15                    0.77
November 1, 2005.............                   14                     1,989,760.89                    0.75
December 1, 2005.............                   25                     3,958,731.36                    1.50
                                             -----                  ---------------                  ------
TOTAL........................                1,874                  $263,685,757.29                  100.00%
                                             =====                  ===============                  ======

                  PRODUCT TYPE OF THE SUBGROUP 1 MORTGAGE LOANS

                                                                                                % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE OF
                                                                CUT-OFF DATE PRINCIPAL    SUBGROUP 1 MORTGAGE LOANS
                                    NUMBER OF SUBGROUP 1        BALANCE OF SUBGROUP 1            OUTSTANDING
          PRODUCT TYPE                 MORTGAGE LOANS               MORTGAGE LOANS            AS OF CUT-OFF DATE
          ------------                 --------------               --------------            ------------------
Fixed Rate...................                  298                 $  39,542,647.08                   15.00%
2/28(1)......................                1,524                   215,952,487.50                   81.90
3/27(2)......................                   52                     8,190,622.71                    3.11
                                             -----                  ---------------                  ------
TOTAL........................                1,874                  $263,685,757.29                  100.00%
                                             =====                  ===============                  ======

----------
(1) 2/28 refers to a Mortgage Loan for which the Loan Rate is fixed for two years after the origination of that Mortgage Loan. Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(2) 3/27 refers to a Mortgage Loan for which the Loan Rate is fixed for three years after the origination of that Mortgage Loan. Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

              ORIGINAL TERM TO EXPIRATION OF PREPAYMENT PENALTY OF
                         THE SUBGROUP 1 MORTGAGE LOANS

                                                                                                % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE OF
                                                                CUT-OFF DATE PRINCIPAL    SUBGROUP 1 MORTGAGE LOANS
  ORIGINAL NUMBER OF MONTHS TO      NUMBER OF SUBGROUP 1        BALANCE OF SUBGROUP 1            OUTSTANDING
           EXPIRATION                  MORTGAGE LOANS               MORTGAGE LOANS            AS OF CUT-OFF DATE
           ----------                  --------------               --------------            ------------------
No penalty or expired........                  394                 $  50,742,652.69                   19.24%
 1 -  6......................                    1                        34,795.52                    0.01
 7 - 12......................                   69                    12,230,913.23                    4.64
13 - 24......................                1,199                   171,470,526.66                   65.03
31 - 36......................                  203                    28,023,735.41                   10.63
37 - 60......................                    8                     1,183,133.78                    0.45
                                             -----                  ---------------                  ------
TOTAL........................                1,874                  $263,685,757.29                  100.00%
                                             =====                  ===============                  ======

                CREDIT GRADE OF THE SUBGROUP 1 MORTGAGE LOANS(1)

                                                                                                 % OF AGGREGATE
                                                                                              PRINCIPAL BALANCE OF
                                                                  CUT-OFF DATE PRINCIPAL       SUBGROUP 1 MORTGAGE
                                             NUMBER OF             BALANCE OF SUBGROUP 1        LOANS OUTSTANDING
           CREDIT GRADE                    MORTGAGE LOANS             MORTGAGE LOANS           AS OF CUT-OFF DATE
           ------------                    --------------             --------------           ------------------
A-...............................                 383                 $  53,923,485.64                  20.45%
A+...............................               1,074                   155,167,204.85                  58.85
B................................                 290                    38,699,777.35                  14.68
C................................                  71                     8,497,134.21                   3.22
C-...............................                  20                     2,977,075.70                   1.13
Home Saver Program...............                  12                     1,809,077.07                   0.69
Credit Score Program.............                  24                     2,612,002.47                   0.99
                                                -----                  ---------------                 ------
TOTAL............................               1,874                  $263,685,757.29                 100.00%
                                                =====                  ===============                 ======

----------
(1) For a description of each credit grade, see "Originator and Servicer - New Century Mortgage Corporation" in this prospectus supplement.

                            SUBGROUP 2 MORTGAGE LOANS

         ORIGINAL PRINCIPAL BALANCES OF THE SUBGROUP 2 MORTGAGE LOANS(1)

                                                                                                % OF AGGREGATE
                                                                  ORIGINAL PRINCIPAL          PRINCIPAL BALANCE
ORIGINAL                            NUMBER OF SUBGROUP 2        BALANCE OF SUBGROUP 2           OF SUBGROUP 2
PRINCIPAL BALANCE ($)                  MORTGAGE LOANS               MORTGAGE LOANS              MORTGAGE LOANS
---------------------                  --------------               --------------              --------------
25,000.01 - 50,000.00........                  325                 $  13,220,468.50                    2.73%
50,000.01 - 75,000.00........                  430                    27,224,030.00                    5.61
75,000.01 - 100,000.00.......                  376                    33,046,853.00                    6.81
100,000.01 - 125,000.00......                  288                    32,311,515.00                    6.66
125,000.01 - 150,000.00......                  269                    37,225,945.00                    7.67
150,000.01 - 175,000.00......                  228                    37,106,481.00                    7.65
175,000.01 - 200,000.00......                  189                    35,535,199.00                    7.32
200,000.01 - 225,000.00......                  118                    25,149,371.00                    5.18
225,000.01 - 250,000.00......                  100                    23,723,041.00                    4.89
250,000.01 - 275,000.00......                   80                    21,037,850.00                    4.34
275,000.01 - 300,000.00......                   76                    21,844,171.00                    4.50
300,000.01 - 400,000.00......                  310                   107,283,666.00                   22.11
400,000.01 - 500,000.00......                  155                    70,445,071.00                   14.52
                                             -----                  ---------------                  ------
TOTAL........................                2,944                  $485,153,661.50                  100.00%
                                             =====                  ===============                  ======

----------
(1) The average Principal Balance of the Subgroup 2 Mortgage Loans at origination was approximately $164,794.

       CUT-OFF DATE PRINCIPAL BALANCES OF THE SUBGROUP 2 MORTGAGE LOANS(1)

                                                                                                % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE OF
                                                                CUT-OFF DATE PRINCIPAL    SUBGROUP 2 MORTGAGE LOANS
CUT-OFF DATE                        NUMBER OF SUBGROUP 2        BALANCE OF SUBGROUP 2            OUTSTANDING
PRINCIPAL BALANCE ($)                  MORTGAGE LOANS               MORTGAGE LOANS            AS OF CUT-OFF DATE
---------------------                  --------------               --------------            ------------------
25,000.01 - 50,000.00........                  325                 $  13,183,568.61                    2.72%
50,000.01 - 75,000.00........                  430                    27,162,594.59                    5.61
75,000.01 - 100,000.00.......                  376                    32,988,651.50                    6.81
100,000.01 - 125,000.00......                  289                    32,378,892.79                    6.68
125,000.01 - 150,000.00......                  268                    37,032,989.38                    7.65
150,000.01 - 175,000.00......                  230                    37,396,412.30                    7.72
175,000.01 - 200,000.00......                  187                    35,131,227.91                    7.25
200,000.01 - 225,000.00......                  119                    25,336,486.25                    5.23
225,000.01 - 250,000.00......                  101                    23,966,720.38                    4.95
250,000.01 - 275,000.00......                   78                    20,507,623.85                    4.23
275,000.01 - 300,000.00......                   77                    22,112,611.93                    4.57
300,000.01 - 400,000.00......                  309                   106,816,164.02                   22.05
400,000.01 - 500,000.00......                  155                    70,343,345.94                   14.52
                                             -----                  ---------------                  ------
TOTAL........................                2,944                  $484,357,289.45                  100.00%
                                             =====                  ===============                  ======

----------
(1) The average Cut-off Date Principal Balance of the Subgroup 2 Mortgage Loans was approximately $164,524.

                FICO SCORES FOR THE SUBGROUP 2 MORTGAGE LOANS(1)

                                                                                                % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE OF
                                                                CUT-OFF DATE PRINCIPAL    SUBGROUP 2 MORTGAGE LOANS
                                    NUMBER OF SUBGROUP 2        BALANCE OF SUBGROUP 2            OUTSTANDING
           FICO SCORE                  MORTGAGE LOANS               MORTGAGE LOANS            AS OF CUT-OFF DATE
           ----------                  --------------               --------------            ------------------
500..........................                   10               $       777,230.77                    0.16%
501 - 525....................                  386                    55,698,174.36                   11.50
526 - 550....................                  437                    62,366,354.00                   12.88
551 - 575....................                  423                    69,221,414.45                   14.29
576 - 600....................                  404                    66,414,446.32                   13.71
601 - 625....................                  425                    74,384,361.71                   15.36
626 - 650....................                  377                    64,562,289.30                   13.33
651 - 675....................                  239                    43,965,662.17                    9.08
676 - 700....................                  124                    23,558,694.78                    4.86
701 - 725....................                   52                    10,636,000.02                    2.20
726 - 750....................                   41                     7,360,829.59                    1.52
751 - 775....................                   21                     4,800,167.83                    0.99
776 - 800....................                    5                       611,664.15                    0.13
                                             -----                  ---------------                  ------
TOTAL........................                2,944                  $484,357,289.45                  100.00%
                                             =====                  ===============                  ======

----------
(1) The weighted average FICO score of the Mortgagors of the Subgroup 2 Mortgage Loans as of the Cut-off Date was approximately 598.

      ORIGINAL TERMS TO STATED MATURITY OF THE SUBGROUP 2 MORTGAGE LOANS(1)

                                                                                                % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE OF
                                                                CUT-OFF DATE PRINCIPAL    SUBGROUP 2 MORTGAGE LOANS
                                    NUMBER OF SUBGROUP 2        BALANCE OF SUBGROUP 2            OUTSTANDING
     ORIGINAL TERM (MONTHS)            MORTGAGE LOANS               MORTGAGE LOANS            AS OF CUT-OFF DATE
     ---------------------             --------------               --------------            ------------------
 (less than or
  equal to) 120...............                   18                $      952,657.80                    0.20%
 121 - 180....................                  176                    13,115,837.00                    2.71
 181 - 240....................                   84                     6,503,939.74                    1.34
 241 - 300....................                   16                     1,185,084.40                    0.24
 301 - 360....................                2,650                   462,599,770.51                   95.51
                                              -----                  ---------------                  ------
 TOTAL........................                2,944                  $484,357,289.45                  100.00%
                                              =====                  ===============                  ======

----------
(1) The weighted average original term of the Subgroup 2 Mortgage Loans was approximately 353 months.

     REMAINING TERMS TO STATED MATURITY OF THE SUBGROUP 2 MORTGAGE LOANS (1)

                                                                                                % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE OF
                                                                CUT-OFF DATE PRINCIPAL    SUBGROUP 2 MORTGAGE LOANS
                                    NUMBER OF SUBGROUP 2        BALANCE OF SUBGROUP 2            OUTSTANDING
    REMAINING TERM (MONTHS)            MORTGAGE LOANS               MORTGAGE LOANS            AS OF CUT-OFF DATE
    -----------------------            --------------               --------------            ------------------
 (less than or
   equal to) 180..............                  194                 $  14,068,494.80                    2.90%
 181 - 348....................                  100                     7,689,024.14                    1.59
 349 - 360....................                2,650                   462,599,770.51                   95.51
                                              -----                  ---------------                  ------
 TOTAL........................                2,944                  $484,357,289.45                  100.00%
                                              =====                  ===============                  ======

----------
(1) The weighted average remaining term of the Subgroup 2 Mortgage Loans was approximately 351 months.

                 PROPERTY TYPES OF THE SUBGROUP 2 MORTGAGE LOANS

                                                                                                % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE OF
                                                                CUT-OFF DATE PRINCIPAL    SUBGROUP 2 MORTGAGE LOANS
                                    NUMBER OF SUBGROUP 2        BALANCE OF SUBGROUP 2            OUTSTANDING
         PROPERTY TYPE                 MORTGAGE LOANS               MORTGAGE LOANS            AS OF CUT-OFF DATE
         -------------                 --------------               --------------            ------------------
Single Family Residence......                2,295                  $361,965,877.07                   74.73%
Condo........................                  135                    22,338,939.96                    4.61
2-4 Family...................                  212                    46,196,607.90                    9.54
PUD(1).......................                   35                     4,920,355.23                    1.02
Deminimus PUD(1).............                  205                    43,902,875.70                    9.06
Manufactured Housing(2)......                   62                     5,032,633.59                    1.04
                                             -----                  ---------------                  ------
TOTAL........................                2,944                  $484,357,289.45                  100.00%
                                             =====                  ===============                  ======

----------
(1)  PUD refers to a home or "unit" in a Planned Unit Development.

(2)  Treated as real property.

              OCCUPANCY STATUS OF THE SUBGROUP 2 MORTGAGE LOANS(1)

                                                                                                % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE OF
                                                                CUT-OFF DATE PRINCIPAL    SUBGROUP 2 MORTGAGE LOANS
                                     NUMBER OF SUBGROUP 2       BALANCE OF SUBGROUP 2            OUTSTANDING
        OCCUPANCY STATUS                MORTGAGE LOANS              MORTGAGE LOANS            AS OF CUT-OFF DATE
        ----------------                --------------              --------------            ------------------
Primary......................                2,726                  $452,952,162.10                   93.52%
Second Home..................                    6                     2,042,326.04                    0.42
Investment...................                  212                    29,362,801.31                    6.06
                                             -----                  ---------------                  ------
TOTAL........................                2,944                  $484,357,289.45                  100.00%
                                             =====                  ===============                  ======

----------
(1)  Occupancy as represented by the Mortgagor at the time of origination.

                    PURPOSE OF THE SUBGROUP 2 MORTGAGE LOANS

                                                                                                % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE OF
                                                                CUT-OFF DATE PRINCIPAL    SUBGROUP 2 MORTGAGE LOANS
                                    NUMBER OF SUBGROUP 2        BALANCE OF SUBGROUP 2            OUTSTANDING
            PURPOSE                    MORTGAGE LOANS               MORTGAGE LOANS            AS OF CUT-OFF DATE
            -------                    --------------               --------------            ------------------
Purchase.....................                  430                 $  82,086,168.11                   16.95%
Refinance - Rate Term........                  471                    74,380,886.88                   15.36
Refinance - Cashout..........                2,043                   327,890,234.46                   67.70
                                             -----                  ---------------                  ------
TOTAL........................                2,944                  $484,357,289.45                  100.00%
                                             =====                  ===============                  ======

        ORIGINAL LOAN-TO-VALUE RATIOS OF THE SUBGROUP 2 MORTGAGE LOANS(1)

                                                                                               % OF AGGREGATE
                                                                                            PRINCIPAL BALANCE OF
                                                               CUT-OFF DATE PRINCIPAL     SUBGROUP 2 MORTGAGE LOANS
     ORIGINAL LOAN-TO-VALUE         NUMBER OF SUBGROUP 2        BALANCE OF SUBGROUP 2            OUTSTANDING
           RATIO (%)                   MORTGAGE LOANS              MORTGAGE LOANS            AS OF CUT-OFF DATE
           ---------                   --------------              --------------            ------------------
 (less than or
 equal to 50.000..............                  135                 $  12,068,963.93                   2.49%
 50.001 - 60.000..............                  176                    23,154,463.81                   4.78
 60.001 - 70.000..............                  421                    63,649,934.06                  13.14
 70.001 - 75.000..............                  372                    57,242,246.93                  11.82
 75.001 - 80.000..............                  759                   118,953,071.55                  24.56
 80.001 - 85.000..............                  600                   107,556,166.50                  22.21
 85.001 - 90.000..............                  407                    85,280,849.84                  17.61
 90.001 - 95.000..............                   74                    16,451,592.83                   3.40
                                              -----                  ---------------                 ------
 TOTAL........................                2,944                  $484,357,289.45                 100.00%
                                              =====                  ===============                 ======

----------
(1) The weighted average original loan-to-value ratio of the Subgroup 2 Mortgage Loans as of the Cut-off Date was approximately 78.54%.

        GEOGRAPHIC DISTRIBUTION OF THE SUBGROUP 2 MORTGAGED PROPERTIES(1)

                                                                                                % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE OF
                                                                CUT-OFF DATE PRINCIPAL    SUBGROUP 2 MORTGAGE LOANS
                                    NUMBER OF SUBGROUP 2        BALANCE OF SUBGROUP 2            OUTSTANDING
            LOCATION                   MORTGAGE LOANS               MORTGAGE LOANS            AS OF CUT-OFF DATE
            --------                   --------------               --------------            ------------------
California...................                  893                  $213,429,466.75                   44.06%
Florida......................                  237                    29,172,368.77                    6.02
Texas........................                  365                    28,924,470.73                    5.97
New York.....................                  110                    26,029,673.93                    5.37
Illinois.....................                  122                    22,657,523.59                    4.68
Colorado.....................                   81                    14,427,000.75                    2.98
Michigan.....................                  135                    13,539,139.65                    2.80
Massachusetts................                   55                    13,309,758.41                    2.75
New Jersey...................                   58                    11,494,854.79                    2.37
Other(2).....................                  888                   111,373,032.08                   22.99
                                             -----                  ---------------                  ------
TOTAL........................                2,944                  $484,357,289.45                  100.00%
                                             =====                  ===============                  ======

----------
(1) The greatest ZIP Code geographic concentration of Subgroup 2 Mortgage Loans, by Cut-off Date Principal Balance, was approximately 0.59% in the 94531 ZIP Code.

(2) The Other row in the preceding table includes 39 other states and the District of Columbia with under 2% concentrations individually.

              DOCUMENTATION LEVEL OF THE SUBGROUP 2 MORTGAGE LOANS

                                                                                                % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE OF
                                                                CUT-OFF DATE PRINCIPAL    SUBGROUP 2 MORTGAGE LOANS
                                    NUMBER OF SUBGROUP 2        BALANCE OF SUBGROUP 2            OUTSTANDING
      DOCUMENTATION LEVEL              MORTGAGE LOANS               MORTGAGE LOANS            AS OF CUT-OFF DATE
      -------------------              --------------               --------------            ------------------
Full Doc - Asset and Income..                1,912                  $274,062,927.10                   56.58%
Stated Documentation.........                  860                   177,007,091.86                   36.54
Limited......................                  172                    33,287,270.49                    6.87
                                             -----                  ---------------                  ------
TOTAL........................                2,944                  $484,357,289.45                  100.00%
                                             =====                  ===============                  ======

             CURRENT LOAN RATES OF THE SUBGROUP 2 MORTGAGE LOANS(1)

                                                                                                % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE OF
                                                                CUT-OFF DATE PRINCIPAL    SUBGROUP 2 MORTGAGE LOANS
                                    NUMBER OF SUBGROUP 2        BALANCE OF SUBGROUP 2            OUTSTANDING
     CURRENT LOAN RATE (%)             MORTGAGE LOANS               MORTGAGE LOANS            AS OF CUT-OFF DATE
     ---------------------             --------------               --------------            ------------------
 5.001 -  5.500..............                    6                $    1,336,788.24                    0.28%
 5.501 -  6.000..............                   22                     4,861,384.78                    1.00
 6.001 -  6.500..............                   80                    19,994,720.27                    4.13
 6.501 -  7.000..............                  316                    69,156,426.62                   14.28
 7.001 -  7.500..............                  500                   100,915,816.42                   20.83
 7.501 -  8.000..............                  694                   121,125,711.10                   25.01
 8.001 -  8.500..............                  393                    59,017,647.87                   12.18
 8.501 -  9.000..............                  400                    56,047,826.06                   11.57
 9.001 -  9.500..............                  179                    20,572,811.10                    4.25
 9.501 - 10.000..............                  174                    16,347,485.32                    3.38
10.001 - 10.500..............                   59                     5,445,743.88                    1.12
10.501 - 11.000..............                   57                     3,858,836.13                    0.80
11.001 - 11.500..............                   28                     2,519,573.54                    0.52
11.501 - 12.000..............                   21                     1,814,111.32                    0.37
12.001 - 12.500..............                    8                       862,024.58                    0.18
12.501 - 13.000..............                    4                       277,543.31                    0.06
13.001 - 13.500..............                    1                        66,558.64                    0.01
13.501 - 14.000..............                    2                       136,280.27                    0.03
                                             -----                  ---------------                  ------
TOTAL........................                2,944                  $484,357,289.45                  100.00%
                                             =====                  ===============                  ======

----------
(1) The weighted average Loan Rate of the Subgroup 2 Mortgage Loans as of the Cut-off Date was approximately 7.960% per annum.

             MAXIMUM LOAN RATES OF THE SUBGROUP 2 MORTGAGE LOANS(1)

                                                                                                % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE OF
                                                                CUT-OFF DATE PRINCIPAL    SUBGROUP 2 MORTGAGE LOANS
                                    NUMBER OF SUBGROUP 2        BALANCE OF SUBGROUP 2            OUTSTANDING
     MAXIMUM LOAN RATE (%)             MORTGAGE LOANS               MORTGAGE LOANS            AS OF CUT-OFF DATE
     ---------------------             --------------               --------------            ------------------
Not Applicable...............                1,385                  $171,505,556.79                   35.41%
11.501 - 12.000..............                    1                       187,662.63                    0.04
12.001 - 12.500..............                    6                     1,336,788.24                    0.28
12.501 - 13.000..............                   22                     4,745,912.81                    0.98
13.001 - 13.500..............                   61                    15,891,738.98                    3.28
13.501 - 14.000..............                  157                    40,102,287.58                    8.28
14.001 - 14.500..............                  270                    62,765,074.54                   12.96
14.501 - 15.000..............                  372                    77,671,211.21                   16.04
15.001 - 15.500..............                  201                    37,971,582.84                    7.84
15.501 - 16.000..............                  229                    40,158,711.04                    8.29
16.001 - 16.500..............                   87                    13,171,673.08                    2.72
16.501 - 17.000..............                   67                     8,899,077.45                    1.84
17.001 - 17.500..............                   24                     3,696,648.05                    0.76
17.501 - 18.000..............                   20                     1,865,502.01                    0.39
18.001 - 18.500..............                   19                     2,019,275.83                    0.42
18.501 - 19.000..............                   14                     1,444,400.27                    0.30
19.001 - 19.500..............                    5                       608,836.19                    0.13
19.501 - 20.000..............                    3                       232,929.68                    0.05
20.501 - 21.000..............                    1                        82,420.23                    0.02
                                             -----                  ---------------                  ------
TOTAL........................                2,944                  $484,357,289.45                  100.00%
                                             =====                  ===============                  ======

----------
(1) The weighted average Maximum Loan Rate of the Subgroup 2 Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately 14.955% per annum.

                GROSS MARGINS OF THE SUBGROUP 2 MORTGAGE LOANS(1)

                                                                                                % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE OF
                                                                CUT-OFF DATE PRINCIPAL    SUBGROUP 2 MORTGAGE LOANS
                                    NUMBER OF SUBGROUP 2        BALANCE OF SUBGROUP 2            OUTSTANDING
       GROSS MARGINS (%)               MORTGAGE LOANS               MORTGAGE LOANS            AS OF CUT-OFF DATE
       -----------------               --------------               --------------            ------------------
Not Applicable...............                1,385                  $171,505,556.79                   35.41%
4.001 - 4.500................                    1                       358,998.85                    0.07
4.501 - 5.000................                   10                     2,961,610.93                    0.61
5.001 - 5.500................                    4                       990,956.38                    0.20
5.501 - 6.000................                   23                     5,677,626.97                    1.17
6.001 - 6.500................                  861                   187,707,620.34                   38.75
6.501 - 7.000................                  382                    68,600,929.63                   14.16
7.001 - 7.500................                  275                    46,361,486.46                    9.57
7.501 - 8.000................                    3                       192,503.10                    0.04
                                             -----                  ---------------                  ------
TOTAL........................                2,944                  $484,357,289.45                  100.00%
                                             =====                  ===============                  ======

----------
(1) The weighted average Gross Margin of the Subgroup 2 Mortgage Loans that are adjustable-rate mortgage loans as of the Cut-off Date was approximately 6.546%.

             NEXT ADJUSTMENT DATE FOR THE SUBGROUP 2 MORTGAGE LOANS

                                                                                                % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE OF
                                                                CUT-OFF DATE PRINCIPAL    SUBGROUP 2 MORTGAGE LOANS
                                    NUMBER OF SUBGROUP 2        BALANCE OF SUBGROUP 2            OUTSTANDING
        RATE CHANGE DATE               MORTGAGE LOANS               MORTGAGE LOANS            AS OF CUT-OFF DATE
        ----------------               --------------               --------------            ------------------
Not Applicable...............                1,385                  $171,505,556.79                   35.41%
August 1, 2004...............                   26                     3,682,621.69                    0.76
September 1, 2004............                   78                    15,515,861.61                    3.20
October 1, 2004..............                  391                    81,903,629.00                   16.91
November 1, 2004.............                  305                    72,297,536.37                   14.93
November 10, 2004............                    1                       190,138.85                    0.04
December 1, 2004.............                  714                   130,331,473.76                   26.91
September 1, 2005............                    2                       296,052.68                    0.06
October 1, 2005..............                   14                     2,213,163.63                    0.46
November 1, 2005.............                    9                     2,455,654.41                    0.51
December 1, 2005.............                   19                     3,965,600.66                    0.82
                                             -----                  ---------------                  ------
TOTAL:.......................                2,944                  $484,357,289.45                  100.00%
                                             =====                  ===============                  ======

                  PRODUCT TYPE OF THE SUBGROUP 2 MORTGAGE LOANS

                                                                                                % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE OF
                                                                CUT-OFF DATE PRINCIPAL    SUBGROUP 2 MORTGAGE LOANS
                                    NUMBER OF SUBGROUP 2        BALANCE OF SUBGROUP 2            OUTSTANDING
          PRODUCT TYPE                 MORTGAGE LOANS               MORTGAGE LOANS            AS OF CUT-OFF DATE
          ------------                 --------------               --------------            ------------------
Fixed Rate...................                1,385                  $171,505,556.79                   35.41%
2/28(1)......................                1,515                   303,921,261.28                   62.75
3/27(2)......................                   44                     8,930,471.38                    1.84
                                             -----                  ---------------                  ------
TOTAL........................                2,944                  $484,357,289.45                  100.00%
                                             =====                  ===============                  ======

----------
(1) 2/28 refers to a Mortgage Loan for which the Loan Rate is fixed for two years after the origination of that Mortgage Loan. Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

(2) 3/27 refers to a Mortgage Loan for which the Loan Rate is fixed for three years after the origination of that Mortgage Loan. Thereafter, the Loan Rate on that Mortgage Loan adjusts semi-annually based upon the six-month LIBOR index.

              ORIGINAL TERM TO EXPIRATION OF PREPAYMENT PENALTY OF
                         THE SUBGROUP 2 MORTGAGE LOANS

                                                                                                % OF AGGREGATE
                                                                                             PRINCIPAL BALANCE OF
                                                                CUT-OFF DATE PRINCIPAL    SUBGROUP 2 MORTGAGE LOANS
  ORIGINAL NUMBER OF MONTHS TO      NUMBER OF SUBGROUP 2        BALANCE OF SUBGROUP 2            OUTSTANDING
           EXPIRATION                  MORTGAGE LOANS               MORTGAGE LOANS            AS OF CUT-OFF DATE
           ----------                  --------------               --------------            ------------------
No penalty or expired........                  742                  $103,336,418.62                   21.33%
1 - 6........................                    5                       358,175.76                    0.07
7 - 12.......................                  142                    32,981,395.52                    6.81
13 - 24......................                1,234                   239,256,666.97                   49.40
31 - 36......................                  779                   102,776,389.20                   21.22
37 - 42......................                    1                       148,650.16                    0.03
43 - 60......................                   41                     5,499,593.22                    1.14
                                             -----                  ---------------                  ------
TOTAL........................                2,944                  $484,357,289.45                  100.00%
                                             =====                  ===============                  ======

                CREDIT GRADE OF THE SUBGROUP 2 MORTGAGE LOANS(1)

                                                                                                 % OF AGGREGATE
                                                                                              PRINCIPAL BALANCE OF
                                                                  CUT-OFF DATE PRINCIPAL       SUBGROUP 2 MORTGAGE
                                             NUMBER OF             BALANCE OF SUBGROUP 2        LOANS OUTSTANDING
           CREDIT GRADE                    MORTGAGE LOANS             MORTGAGE LOANS           AS OF CUT-OFF DATE
           ------------                    --------------             --------------           ------------------
A-...............................                 579                 $  88,349,993.56                  18.24%
A+...............................               1,742                   309,572,213.49                  63.91
B................................                 351                    53,254,448.03                  10.99
C................................                  83                    12,569,101.83                   2.60
C-...............................                  35                     5,345,022.43                   1.10
Home Saver Program...............                  16                     2,058,518.29                   0.42
Credit Score Program.............                 138                    13,207,991.82                   2.73
                                                -----                  ---------------                 ------
TOTAL............................               2,944                  $484,357,289.45                 100.00%
                                                =====                  ===============                 ======

----------
(1) For a description of each credit grade, see "Originator and Servicer - New Century Mortgage Corporation" in this prospectus supplement.

THE INDEX

     The index with respect to the adjustable-rate Mortgage Loans is the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note as published by the Western Edition of The Wall Street Journal (the "Index"). If the Index becomes unpublished or is otherwise unavailable, the Servicer will select an alternative index that is based upon comparable information.

                             ORIGINATOR AND SERVICER

GENERAL

     The Mortgage Loans were previously purchased by the Seller from the Originator, New Century Mortgage Corporation ("New Century"). The Mortgage Loans will be serviced by Fairbanks Capital Corp. ("Fairbanks").

NEW CENTURY MORTGAGE CORPORATION

     The information set forth in this section of the prospectus supplement has been provided by New Century. None of the Depositor, the Seller, the Trustee, the Servicer or any of their affiliates has made or will make any representation as to the accuracy or completeness of the information provided by New Century.

         General. The Mortgage Loans were originated or acquired by New Century and were transferred to its affiliate, NC Capital Corporation, which, in turn, sold the Mortgage Loans to an affiliate of the Depositor. New Century is a wholly-owned subsidiary of New Century Financial Corporation, a public company. New Century is a consumer finance and mortgage banking company that originates, sells and services first and second mortgage loans and other consumer loans. New Century emphasizes the origination of mortgage loans that are commonly referred to as non-conforming "B&C" loans. New Century commenced lending operations on February 26, 1996. It is headquartered in Irvine, California.

         As of September 30, 2002, New Century originated mortgage loans through 69 retail sales offices operating in 26 states and 20 wholesale sales offices, including 10 regional processing centers operating in 16 states. As of September 30, 2002, New Century had approximately 2,271 associates.

         Underwriting Standards. The Mortgage Loans were originated in accordance with the underwriting guidelines established by New Century (collectively, the "New Century Underwriting Guidelines"). The following is a general summary of the New Century Underwriting Guidelines believed by the Depositor to have been generally applied, with some variation, by New Century. This summary does not purport to be a complete description of the underwriting standards of New Century.

         New Century's underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the Mortgage Loan. All of the Mortgage Loans were also underwritten with a view toward the resale of the Mortgage Loans in the secondary mortgage market. While New Century's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, New Century also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The Mortgage Loans, in most cases, bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner.

As a result of New Century's underwriting criteria, changes in the values of Mortgaged Properties may have a greater effect on the delinquency, foreclosure and loss experience on the Mortgage Loans than these changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given that the values of the related Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. In addition, there can be no assurance that the value of a Mortgaged Property estimated in any appraisal or review is equal to the actual value of that Mortgaged Property at the time of that appraisal or review.

         On a case-by-case basis, exceptions to the underwriting guidelines are made where compensating factors exist. It is expected that a substantial portion of the Mortgage Loans will represent these exceptions.

         Each applicant completes an application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The New Century Underwriting Guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac. The New Century Underwriting Guidelines require a review of the appraisal by a qualified employee of New Century or by an appraiser retained by New Century. If the appraised value of a mortgaged property as determined by a review is more than 7% but less than 25% lower than the value as determined by the appraisal, then New Century uses the value as determined by the review in computing the loan-to-value ratio of the related mortgage loan. If the appraised value of a mortgaged property as determined by a review is 25% or more lower than the value as determined by the appraisal, then New Century obtains a new appraisal and repeats the review process.

         The Mortgage Loans were originated consistent with and generally conform to the New Century Underwriting Guidelines' full documentation, limited documentation and stated income documentation residential loan programs. Under each of the programs, New Century reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay the loan, a qualifying rate is created under the New Century Underwriting Guidelines that generally is equal to the interest rate on that loan. The New Century Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires New Century's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $500,000. The New Century Underwriting Guidelines generally permit loans on one- to four-family residential properties to have a loan-to-value ratio at origination of up to 90% with respect to first liens loans. The maximum loan-to-value ratio depends on, among other things, the purpose of the mortgage loan, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. With respect to mortgage loans secured by mortgaged properties acquired by a mortgagor under a "lease option purchase," the loan-to-value ratio of the related mortgage loan is based on the lower of the appraised value at the time of origination of the mortgage loan or the sale price of the related mortgaged property if the "lease option purchase price" was set less than 12 months prior to origination and is based on the appraised value at the time of origination if the "lease option purchase price" was set 12 months or more prior to origination.

         The New Century Underwriting Guidelines require that the income of each applicant for a mortgage loan under the full documentation program be verified. The specific income documentation required for New Century's various programs is as follows: under the full documentation program, applicants usually are required to submit one written form of verification of stable income for at least 12 months; under the limited documentation program, applicants usually are required to submit verification of stable income for at least 12 months, such as 12 consecutive months of complete personal checking account bank statements, and under the stated income documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs require that, with respect to salaried employees, there be a telephone verification of the applicant's employment. Verification of the source of funds, if any, required to be deposited by the applicant into escrow in the case of a purchase money loan is required.

         In evaluating the credit quality of borrowers, New Century utilizes credit bureau risk scores, or a FICO score, a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit data repositories--Equifax, TransUnion and Experian.

         The New Century Underwriting Guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

         "A+" Risk. Under the "A+" risk category, the applicant must have generally repaid installment or revolving debt according to its terms or must have a FICO score of 620 or higher. A maximum of one 30-day late payment and no 60-day late payments within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is required to be current at the time of funding. No open collection accounts or open charge-offs may remain open after the funding of the loan. No bankruptcy may have occurred during the preceding two years. No notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% (or 85% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a single family owner-occupied or two-unit property. A maximum loan-to-value ratio of 85% is permitted for a mortgage loan on a non-owner occupied property, an owner-occupied condominium or a three- to four-family residential property. The maximum loan-to-value ratio for rural, remote or unique properties is 85%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100% for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 45% to 50% unless the loan-to-value ratio is reduced. Open non-medical collection accounts or charge-off accounts, not affecting title, with balances under $500 may remain open.

         "A-" Risk. Under the "A-" risk category, an applicant must have generally repaid installment or revolving debt according to its terms or must have a FICO score of 590 or higher. A maximum of three 30-day late payment and no 60-day late payments within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is required to be current at the time of funding of the loan. Minor derogatory items are allowed as to non-mortgage credit. Medical derogatories are not considered. Open collection accounts or open charge-offs not affecting title with balances of less than $1,000 may remain open after funding of the loan. No bankruptcy may have occurred during the preceding two years. No notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90% (or 80% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a single family owner-occupied or two-unit property. A maximum loan-to-value ratio of 80% (or 70% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a non-owner-occupied property. A maximum loan-to-value ratio of 85% (or 75% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on an owner- occupied condominium or a three- to four-family residential property. The maximum loan-to-value ratio for rural, remote, or unique properties is 80%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100% for a refinance loan and 100% for a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

         "B" Risk. Under the "B" risk category, an applicant may have experienced isolated credit problems, but should have generally repaid installment or revolving debt according to its terms or must have a FICO score of 570 or higher. Unlimited 30-day late payments and a maximum of one 60-day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 90 days late at the time of funding of the loan. As to non-mortgage credit, some prior defaults may have occurred. Medical derogatories are not considered. In most cases, open charge-offs or collection accounts with balances of less than $2,500 may remain open after the funding of the loan. No bankruptcy within the past 18 months or notice of default filings within the last two years by the applicant may have occurred. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 85% (or 75% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on an owner-occupied detached property originated under the full documentation program. A maximum loan-to-value ratio of 75% is permitted for a mortgage loan on a non-owner-occupied property, an owner-occupied condominium or a three- to four-family residential property (65% for a mortgage loan on a non-owner occupied property and 70% for a mortgage loan on an owner-occupied condominium or a three- to four-family residential property originated under the stated income documentation program). The maximum loan-to-value ratio for rural, remote or unique properties is 70%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100% for a refinance loan and for a purchase money loan. The maximum debt service-to-income ratio is usually 55% unless the loan-to-value ratio is reduced.

         "C" Risk. Under the "C" risk category, an applicant may have experienced significant credit problems in the past. Unlimited 30-day and 60-day late payments and a maximum of one 90-day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 120 days late at the time of funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. Open charge-offs or collection accounts with balances of less than $5,000 may remain open after the funding of the loan. No bankruptcy or notice of default filings by the applicant may have occurred during the preceding 12 months. The mortgaged property must be in average condition. In most cases, a maximum loan-to-value ratio of 75% for a mortgage loan on a single family, owner-occupied or two-unit property for a full documentation program (70% for mortgage loans originated under the stated income documentation program), is permitted. A maximum loan-to-value ratio of 70% is permitted for a mortgage loan on a non-owner-occupied property, an owner-occupied condominium or a three-to-four family residential property (60% for a mortgage loan on a non-owner-occupied property and 65% for a mortgage loan on an owner-occupied condominium or a three- to four-family residential property originated under the stated income documentation program). Rural, remote or unique properties are not allowed. The maximum combined loan-to-value ratio, including any related subordinate lien, is 85% for a refinance loan and for a purchase money loan. The maximum debt service-to-income ratio is usually 55% unless the loan-to-value ratio is reduced.

         "C-" Risk. Under the "C-" risk category, an applicant may have experienced significant credit problems in the past. A maximum of two 90-day late payments and one 120-day late payment is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 150 days late at the time of funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred.

Open charge-offs or collection accounts with balances may remain open after the funding of the loan. There may be no current notice of default and any bankruptcy must be discharged. The mortgaged property may exhibit some deferred maintenance. A maximum loan-to-value ratio of 70% (55% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on a single family owner-occupied or two-unit property. A maximum loan-to-value ratio of 65% is permitted for a mortgage loan on a non-owner occupied property, an owner-occupied condominium or a three- to four-family residential property (45% for a mortgage loan on a non-owner-occupied property and 50% for a mortgage loan on an owner-occupied condominium or a three- to four-family residential property originated under the stated income documentation program). Rural, remote or unique properties are not allowed. The maximum combined loan-to-value ratio, including any related subordinate lien, is 85% for a refinance loan and 80% for a purchase money loan. The maximum debt service-to-income ratio is usually 55% unless the loan-to-value ratio is reduced.

         Mortgage Credit Only ("MO") A+ Risk. Under the MO "A+" risk category, the applicant is allowed a maximum of two 30-day late payments and no 60-day late payments within the last 12 months on an existing mortgage loan. An existing mortgage loan is required to be current at the time of funding. No bankruptcy may have occurred within the past two years and no notice of default filings may have occurred ever. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 85% for mortgage loans originated under the full documentation program is permitted for a mortgage loan on a single family owner-occupied or two-unit property. MO "A+" loans are not made available under the stated income documentation program. A maximum loan-to-value ratio of 80% is permitted for a mortgage loan on a non-owner occupied property, owner-occupied condominium, or three- to four-family residential property. The MO "A+" program is not available for rural, remote or unique properties. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100% for a refinance loan. The maximum debt service-to-income ratio is generally 50% unless the loan-to-value ratio is reduced. The maximum loan amount is $300,000.

         Mortgage Credit Only ("MO") A- Risk. The MO "A-" risk category allows for three 30-day late payments and no 60-day late payments within the last 12 months on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. Derogatory items are allowed as to non-mortgage credit. No bankruptcy or notice of default filings may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 75% for mortgage loans originated under the full documentation program is permitted for a mortgage loan on a single family owner-occupied or two-unit property. MO "A-" loans are not made available under the stated income documentation program. A maximum loan-to-value ratio of 70% is permitted for a mortgage loan on a non-owner occupied property, owner-occupied condominium, or three- to four-family residential property. The MO "A-" program is not available for rural, remote or unique properties. The maximum combined loan-to-value ratio, including any related subordinate lien, is 90% for a refinance loan. The debt service-to-income ratio is generally equal to or less than 55%. The maximum loan amount is $250,000.

         Home Saver Program. New Century originates loans under a program called "Home Saver" to enable borrowers with an existing delinquent loan to preserve their home ownership. The existing loan may be over 90 days delinquent, but any bankruptcy proceeding must be dismissed before the loan is funded. The loan-to-value ratio may not exceed 65%. Home Saver loans are not made available under the stated income documentation program. A maximum loan-to-value ratio of 60% is permitted for a mortgage loan on a non-owner occupied property, owner-occupied condominium or a three- to four-family residential property. The Home Saver program is not available for rural, remote or unique properties. The maximum combined loan-to-value ratio, including any related subordinate lien, is 80% for a refinance loan. The maximum loan amount is $300,000.

         Credit Score Program. Under the "Credit Score Program" for full documentation loans, the credit risk grade is determined by the primary borrower's credit score. Loans with a minimum score of 630 and one 30-day late mortgage payment can have a maximum loan-to-value ratio of 90%. Loans with a minimum score of 600 can have a maximum loan-to-value ratio of 85%. Loans with a minimum score of 580 can have a maximum loan-to-value ratio of 75%. Loans with a minimum score of 540 can have a maximum loan-to-value ratio of 70%. The maximum loan-to-value ratio is reduced by 5% for condominiums, full documentation program non-owner occupied properties or stated income documentation loans. Loans for non-owner occupied stated income, 3-4 unit properties, manufactured housing, unique properties or properties located in rural or remote areas are not allowed. No borrower, regardless of credit score, could have had a foreclosure or bankruptcy within the last 2 years. All other derogatory credit is factored into the credit score and is not evaluated individually. The maximum debt service-to-income ratio for loans with loan-to-value ratios greater than or equal to 85% is 50%. The maximum debt-to-service ratio for loans with loan-to-value ratios less than 85% but greater than 70% is 55%. The maximum debt-to-service ratio for loans with loan-to-value ratios less than or equal to 70% is 59%. The maximum loan amount for this program is $500,000.

         Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors, such as: low loan-to-value ratio; pride of ownership; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of four or more years. An exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. Accordingly, a mortgagor may qualify in a more favorable risk category than, in the absence of compensating factors, would satisfy only the criteria of a less favorable risk category. It is expected that a substantial portion of the Mortgage Loans will represent these kinds of exceptions.

FAIRBANKS CAPITAL CORP.

         The information contained herein with regard to Fairbanks has been provided by Fairbanks. None of the Depositor, the Seller, the Trustee, the Originator or any of their respective affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information.

     General. Fairbanks commenced mortgage servicing operations in 1989 for its own account and has managed and serviced third-party mortgage loan portfolios since 1994. Fairbanks conducts operations in Salt Lake City, Utah, Hatboro, Pennsylvania, Jacksonville, Florida and Austin, Texas.

         Fairbanks is approved by the U.S. Department of Housing and Urban Development as a non-supervised mortgagee with servicing approval, and is a Fannie Mae-approved seller/servicer and a Freddie Mac-approved servicer engaged in the servicing of first and junior lien mortgage loans. Fairbanks was incorporated on February 24, 1989 under the laws of the State of Utah. Fairbanks's corporate offices are located at 3815 South West Temple, Salt Lake City, Utah 84165-0250.

         Collection and Performance Standards. Fairbanks will be required to service the Mortgage Loans in accordance with the terms of the Pooling Agreement, including the servicer performance standards described therein. The Pooling Agreement specifies performance standards designed to measure a servicer's performance in servicing the mortgage loans against measurable benchmarks. Fairbanks is subject to termination as a Servicer under the Pooling Agreement upon certain realized loss levels being exceeded, an audit of Fairbanks' performance and the vote of the majority of the certificateholders in support of Fairbanks' termination, as described in the Pooling Agreement.

         Servicing Portfolio. At September 30, 2002, December 31, 2001 and December 31, 2000, Fairbanks serviced a total portfolio of 486,865, 225,934 and 174,247 mortgage loans and real estate owned, respectively, having aggregate unpaid principal balances of approximately $36.178 billion, $14.106 billion and $12.058 billion, respectively, for itself and others. For further information regarding Fairbanks' mortgage loan servicing portfolio as of September 30, 2002, see the table titled "Fairbanks' Delinquency and Foreclosure Experience" and the accompanying footnotes in this prospectus supplement.

         Fairbanks' Delinquency and Foreclosure Experience. The following table sets forth the delinquency and foreclosure experience of the mortgage loans serviced by Fairbanks as of the date indicated. Fairbanks' portfolio of mortgage loans may differ significantly from the Mortgage Loans in the Mortgage Pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. For example, the delinquency and loss experience of Fairbanks' servicing portfolio may include loans and financial assets originated pursuant to different underwriting standards than the Mortgage Loans in the Mortgage Pool and loans and financial assets having a geographic distribution that varies from the geographic distribution of the Mortgage Loans in the Mortgage Pool. In addition, Fairbanks' consolidated servicing portfolios include loans with a variety of payment and other characteristics that may not correspond to those of the Mortgage Loans in the Mortgage Pool. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans in the Mortgage Pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans in the Mortgage Pool. The actual delinquency experience on the Mortgage Loans in the Mortgage Pool will depend, among other things, upon the value of the real estate securing such Mortgage Loans in the Mortgage Pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Fairbanks. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans in the Mortgage Pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool. Finally, the statistics shown below represent the delinquency experience for Fairbanks' mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans comprising the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool. It should be noted that Fairbanks' business emphasizes, to a certain degree, the acquisition of servicing rights with respect to non-performing and subperforming mortgage loans and Fairbanks has been an active participant in the market for such servicing rights over the past several years. Delinquency and foreclosure is typically much greater with these types of loans. Therefore, the acquisition of such servicing rights may have affected the delinquency and foreclosure experience of Fairbanks in the periods ended on September 30, 2002, December 31, 2001 and December 31, 2000.

              FAIRBANKS' DELINQUENCY AND FORECLOSURE EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)

                               AS OF SEPTEMBER 30, 2002(2)        AS OF DECEMBER 31, 2001          AS OF DECEMBER 31, 2000
                               ---------------------------        -----------------------          -----------------------
                                                      % BY                               % BY                               % BY
                              NO. OF    PRINCIPAL   PRINCIPAL   NO. OF     PRINCIPAL   PRINCIPAL   NO. OF     PRINCIPAL   PRINCIPAL
                              LOANS    BALANCE(3)   BALANCE(4)   LOANS    BALANCE(3)   BALANCE(4)   LOANS    BALANCE(3)   BALANCE(4)
                              -----    ----------   ----------  ------    ----------   ----------  ------    ----------   ----------
CURRENT LOANS.............  324,493    $24,524,297   67.79%    146,090   $ 8,773,115    62.20%    124,057   $ 8,532,766     70.76%
Period of Delinquency(5)
   30-59 Days.............   45,407      3,434,696    9.49%     17,813     1,146,710     8.13%     13,479       951,019      7.89%
   60-89..................   11,437        908,532    2.51%      4,374       297,317     2.11%      3,439       244,210      2.03%
   90 Days or more........   12,032        610,569    1.69%      5,718       311,464     2.21%      2,275       132,348      1.10%
                             ------        -------    ----       -----       -------     ----       -----       -------      ----
TOTAL DELINQUENCIES.......   68,876      4,953,798   13.69%     27,905     1,755,491    12.45%     19,193     1,327,577     11.01%
Foreclosures..............   47,266      3,707,813   10.25%     27,376     1,992,691    14.13%     15,514     1,140,819      9.46%
Bankruptcies..............   32,646      2,134,933    5.90%     17,710     1,143,619     8.11%     10,426       721,034      5.98%
                             ------      ---------    ----      ------     ---------     ----      ------       -------      ----
TOTAL FORECLOSURES/
   BANKRUPTCIES...........   79,912      5,842,746   16.15%     45,086     3,136,310    22.23%     25,940     1,861,853     15.44%
REAL ESTATE OWNED.........   13,584        857,585    2.37%      6,853       440,739     3.12%      5,057       336,219      2.79%
                             ------        -------    ----       -----       -------     ----       -----       -------      ----

TOTAL PORTFOLIO...........   486,865   $36,178,427  100.00%     225,934   $14,105,655  100.00%     174,247   $12,058,415   100.00%
                             =======   ===========  ======      =======   ===========  ======      =======   ===========   ======

(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.

(2) The September 30, 2002 column does not incorporate data with respect to approximately $10,000,000,000 of Alt-A loans which were transferred to Fairbanks on September 1, 2002 and which were converted to Fairbanks' data management system after September 30, 2002. Fairbanks has indicated that the inclusion of data with respect to these loans in the table would not have a materially adverse effect on the delinquency and foreclosure numbers reported in the table for September 30, 2002.

(3) For the Real Estate Owned properties, the principal balance is at the time of foreclosure or delivery of a deed-in-lieu of foreclosure.

(4)  Certain totals may not equal 100% due to rounding.

(5) No mortgage loan is included in this section of the table as delinquent until it is one-month past due.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Asset Backed Pass-Through Certificates, Series 2003-HE1 will be issued pursuant to the Pooling Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the Offered Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling Agreement. When particular provisions or terms used in the Pooling Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

         The Trust will issue

         o  the Class A1 Certificates,
         o  the Class A2 Certificates,
         o  the Class A3 Certificates,
         o  the Class A4 Certificates,
         o  the Class A-IO Certificates,
         o  the Class M1 Certificates,
         o  the Class M2 Certificates,
         o  the Class M3 Certificates,
         o  the Class M4 Certificates,
         o  the Class B-IO Certificates,
         o  the Class X Certificates,
         o  the Class P Certificates, and
         o  the Class R Certificates.

         The Class A1 Certificates, Class A2 Certificates, Class A3 Certificates and Class A4 Certificates are referred to as the "Class A Certificates." The Class M1 Certificates, Class M2 Certificates, Class M3 Certificates and Class M4 Certificates are referred to as the "Mezzanine Certificates," or the "Offered Subordinate Certificates." The Class R Certificates are referred to as the "Residual Certificates." The Class B-IO Certificates, Class X Certificates, Class P Certificates and the Residual Certificates are referred to as the "Physical Certificates." The Offered Subordinate Certificates and the Physical Certificates are referred to as the "Subordinate Certificates." The Class A Certificates and the Offered Subordinate Certificates are referred to as the "LIBOR Certificates." Only the LIBOR Certificates and the Class A-IO Certificates are offered hereby (together, the "Offered Certificates").

         The Offered Certificates will have the initial Certificate Principal Balances or Notional Amounts specified on page S-6, subject to a permitted variance of plus or minus five percent. The Class A-IO and Class B-IO Certificates will not have a Certificate Principal Balance, but will bear interest on their Notional Amount outstanding from time to time. The Class P Certificates will have an initial Certificate Principal Balance of $100 and will not bear interest. The Class P Certificates will be entitled to all prepayment premiums received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the Offered Certificates. The Class R Certificates will not have an initial Certificate Principal Balance and will not bear interest.

         The Offered Certificates will be issued in book-entry form as described below. All classes of Offered Certificates, other than the Class A-IO Certificates, will be issued in minimum denominations of $50,000 original principal amount and integral multiples of $1,000 in excess thereof. The Class A-IO Certificates will be issued in minimum denominations of $100,000 original notional amount and integral multiples of $1,000 in excess thereof. One investor in each class of Offered Certificates may hold a beneficial interest in that class of certificates that is not an integral multiple of $1,000. The assumed final maturity date (the "Assumed Final Distribution Date") for the Offered Certificates is the Distribution Date in January 2033.

         Distributions on the Offered Certificates will be made by the Trustee on the 15th day of each month, or if such day is not a business day, on the first business day thereafter, commencing on February 17, 2003 (each, a "Distribution Date"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "Record Date" for any certificate issued in book-entry form is the business day immediately preceding such Distribution Date and the "Record Date" for any physical certificate or any book-entry certificate that becomes a definitive certificate (as defined herein), will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

BOOK-ENTRY CERTIFICATES

         The Offered Certificates will be book-entry certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owner") will hold such certificates through The Depository Trust Company ("DTC") in the United States, or Clearstream Banking Luxembourg, formerly known as Cedelbank SA ("Clearstream") or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Certificate Principal Balance of such certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in the minimum denominations described above under "--General." Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry

Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

         Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream's stock.

         Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois ("IML"), the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Clearstream holds securities for its customers ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Morgan Guaranty Trust as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

         Clearstream's customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

         The Euroclear System ("Euroclear") was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in

Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default, beneficial owners having Percentage Interests aggregating not less than 51% of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as certificateholders under the Pooling Agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See "Annex I" to this prospectus supplement.

         None of the Depositor, the Originator, the Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

GLOSSARY

         The "Accrual Period" for (a) the Class A-IO Certificates for a given Distribution Date will be the calendar month preceding the month of such Distribution Date based on a 360-day year consisting of twelve 30-day months,
(b) the LIBOR Certificates for a given Distribution Date will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding Distribution Date (or, in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date and (c) the Class B-IO Certificates for a given Distribution Date will be the period beginning on the prior Distribution Date (or, in the case of the first such Accrual Period, commencing on the Closing Date) and ending the day preceding such Distribution Date based on a 360-day year consisting of twelve 30-day months.

         An "Allocated Realized Loss Amount" with respect to any class of Offered Subordinate Certificates and any Distribution Date is an amount equal to the sum of (i) any Realized Loss allocated to that class of certificates on that Distribution Date and (ii) any Allocated Realized Loss Amount for that class of certificates from the previous Distribution Date that has not been reimbursed.

         The "Basic Principal Distribution Amount" means with respect to any Distribution Date the amounts in clauses (b)(i) - (iv) of the definition of Principal Distribution Amount.

         The "Certificate Principal Balance" of any LIBOR Certificate or Class P Certificate immediately prior to any Distribution Date will be equal to the Certificate Principal Balance thereof on the Closing Date (the "Original Certificate Principal Balance") reduced by the sum of (a) all amounts actually distributed in respect of principal of such class and (b) with respect to the Offered Subordinate Certificates, any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses on all prior Distribution Dates.

         The "Class A Principal Distribution Amount" is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (1) approximately 61.30% and (2) the aggregate Principal

Balance of the Mortgage Loans as of the last day of the related Due Period and
(B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $3,740,215.

         The "Class A-IO Notional Balance" will equal, for any Distribution Date the amount set forth below for such Distribution Date:

                              Class A-IO                        Class A-IO
                               Notional                          Notional
         Distribution Date    Balance ($)   Distribution Date   Balance ($)
         -----------------    -----------   -----------------   -----------
         February 2003        98,400,000    May 2004            66,700,000
         March 2003           95,900,000    June 2004           65,000,000
         April 2003           93,400,000    July 2004           63,400,000
         May 2003             91,000,000    August 2004         61,800,000
         June 2003            88,700,000    September 2004      60,200,000
         July 2003            86,400,000    October 2004        58,600,000
         August 2003          84,200,000    November 2004       57,100,000
         September 2003       82,100,000    December 2004       55,700,000
         October 2003         80,000,000    January 2005        54,200,000
         November 2003        78,000,000    February 2005       52,900,000
         December 2003        76,000,000    March 2005          51,500,000
         January 2004         74,000,000    April 2005          50,200,000
         February 2004        72,100,000    May 2005            48,900,000
         March 2004           70,300,000    June 2005           47,600,000
         April 2004           68,500,000    July 2005           46,400,000

On and after the Distribution Date in August 2005, the Class A-IO Notional Balance will be $0.

         The "Class M1 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (2) the Certificate Principal Balance of the Class M1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 74.60% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $3,740,215.

         The "Class M2 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date) and (3) the Certificate Principal Balance of the Class M2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 85.60% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $3,740,215.

         The "Class M3 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1

Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date) and (4) the Certificate Principal Balance of the Class M3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 93.30% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $3,740,215.

         The "Class M4 Principal Distribution Amount" is an amount equal to the excess of (x) the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class M1 Certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution
Date), (3) the Certificate Principal Balance of the Class M2 Certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class M3 Certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date) and (5) the Certificate Principal Balance of the Class M4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 96.30% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period minus $3,740,215.

         The "Credit Enhancement Percentage" for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Offered Subordinate Certificates (after giving effect to the distribution of the Principal Distribution Amount on such Distribution
Date) and (ii) the Overcollateralized Amount by (y) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period.

         A Mortgage Loan is "Delinquent" if any monthly payment due on a Due Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan. A Mortgage Loan is "30 days Delinquent" if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for "60 days Delinquent" and "90 days Delinquent" etc.

         A "Due Period" with respect to any Distribution Date is the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

         The "Interest Remittance Amount" with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Mortgage Loans and Compensating Interest paid by the Servicer with respect to the Mortgage Loans.

         The "Monthly Interest Distributable Amount" for any Distribution Date and each class of Offered Certificates equals the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance, or in the case of the Class A-IO and Class B-IO Certificates on their respective Notional Amount, of such class immediately prior to such Distribution Date, in each case, reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls allocated to such class (allocated to each class based on its respective entitlements to interest irrespective of any Net Prepayment Interest Shortfalls or Relief Act Interest Shortfalls for such Distribution Date).

         "Net Monthly Excess Cashflow" for any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Offered Certificates and the Class B-IO Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A and Class A-IO Certificates, (C) the Principal Remittance Amount and (D) the Strip Amount.

         The "Notional Amount" for the Class A-IO Certificates will equal (x) on or prior to the Distribution Date in July 2005, the lesser of (i) the Class A-IO Notional Balance and (ii) the aggregate Principal Balance of the Mortgage Loans as of the first day of the month prior to the month of such Distribution Date (after giving effect to scheduled payments of principal due on such date) and
(y) on any Distribution Date after the Distribution Date in July 2005, $0.00. The "Notional Amount" for the Class B-IO Certificates will equal (x) on or prior to the Distribution Date in January 2005, the lesser of (i) $50,000,000 and (ii) the aggregate Principal Balance of the Mortgage Loans as of the first day of the month prior to the month of such Distribution Date (after giving effect to scheduled payments of principal due on such date) and (y) on any Distribution Date after the Distribution Date in January 2005, $0.00.

         An "Overcollateralization Deficiency Amount" with respect to any Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Basic Principal Distribution Amount on such Distribution Date).

         The "Overcollateralization Increase Amount" for any Distribution Date is the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

         The "Overcollateralization Release Amount" means, with respect to any Distribution Date, the lesser of (x) the Basic Principal Distribution Amount for such Distribution Date and (y) the excess, if any, of (1) the Overcollateralized Amount for such Distribution Date (assuming that 100% of the Basic Principal Distribution Amount is applied as a principal payment on such Distribution Date) over (2) the Overcollateralization Target Amount for such Distribution Date.

         The "Overcollateralization Target Amount" means with respect to any Distribution Date (1) prior to the Stepdown Date, $13,838,796, (2) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 3.70% of the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (y) $3,740,215, and (3) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

         The "Overcollateralized Amount" for any Distribution Date is the amount, if any, by which (x) the Pool Balance as of the last day of the related Due Period exceeds (y) the sum of the aggregate Certificate Principal Balance of the LIBOR Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

         The "Principal Distribution Amount" for any Distribution Date is the lesser of:

                  (a) the excess of Available Funds after distribution of interest on the Class A, Class A-IO and Subordinate Certificates, including, with respect to the Class A and Class A-IO Certificates, any Unpaid Interest Shortfall Amounts and the Strip Amount; and

                  (b)      the sum of:

                           (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date;

                           (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling Agreement during the calendar month preceding the month of such Distribution Date;

                           (iii) the principal portion of all unscheduled collections in respect of insurance proceeds and liquidation proceeds received during the calendar month preceding the month of such Distribution Date, to the extent applied as recoveries of principal on the Mortgage Loans;

                           (iv) the principal portion of all unscheduled collections in respect of full and partial principal prepayments received during the related Prepayment Period;

                           (v) the principal portion of any Realized Losses incurred on any Mortgage Loan during the calendar month preceding the month of such Distribution Date to the extent covered by Net Monthly Excess Cashflow for such Distribution Date; and

                           (vi) the amount of any Overcollateralization Increase Amount for such Distribution Date;

                  minus

                           (vii) the amount of any Overcollateralization Release Amount for such Distribution Date.

         In no event will the Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the outstanding Certificate Principal Balance of the LIBOR Certificates.

         The "Prepayment Period" for any Distribution Date is the period beginning on the sixth day of the calendar month preceding the month of such Distribution Date and ending on the fifth day of the month of such Distribution Date.

         The "Principal Remittance Amount" means with respect to any Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Mortgage Loans applied by the Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds and Insurance Proceeds received during the calendar month preceding the month of such Distribution Date, (iv) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan, deposited to the Collection Account during the calendar month preceding the month of such Distribution Date, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during the calendar month preceding the month of such Distribution Date, and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the Termination Price, in respect of principal.

         "Realized Loss" means, with respect to any defaulted Mortgage Loan that is finally liquidated (a "Liquidated Mortgage Loan"), the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all liquidation proceeds net of amounts reimbursable to the Servicer for related Advances, Servicing Advances and Servicing Fees (such amount, the "Net Liquidation Proceeds") in respect of such Mortgage Loan.

         The "Strip Amount" means with respect to any Distribution Date on or prior to the Distribution Date in July 2005, the product of approximately 0.3024% per annum and the Scheduled Notional Amount (as defined below under "--The Yield Maintenance Agreement") for that Distribution Date, and after the Distribution Date in July 2005, zero.

         The "Stepdown Date" means the earlier to occur of (1) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date occurring in February 2006 and (y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 38.70%.

         The "Subgroup 1 Percentage" will equal, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Subgroup 1 Principal Remittance Amount for such Distribution Date and the denominator of which is the Principal Remittance Amount for such Distribution Date.

         The "Subgroup 1 Principal Remittance Amount" means, with respect to any Distribution Date, the portion of the Principal Remittance Amount for such Distribution Date derived from the Subgroup 1 Mortgage Loans.

         The "Subgroup 2 Percentage" will equal, with respect to any Distribution Date, 100% minus the Subgroup 1 Percentage for such Distribution Date.

         A "Trigger Event" is in effect with respect to any Distribution Date on or after the Stepdown Date if either (i) the percentage obtained by dividing (x) the aggregate Principal Balance of the Mortgage Loans that are 60 days or more Delinquent as of the last day of the prior calendar month by (y) the aggregate Principal Balance of the Mortgage Loans as of the last day of the previous calendar month exceeds 40% of the Credit Enhancement Percentage or (ii) the cumulative Realized Losses as a percentage of the aggregate Principal Balance of the Mortgage Loans as of the last day of the previous calendar month is greater than the percentage set forth in the following table:

                  ------------------------------------------------------
                      Range of Distribution Dates      Percentage*
                  ------------------------------------------------------
                    February 2006 - January 2007          2.75%
                  ------------------------------------------------------
                    February 2007 - January 2008          4.25%
                  ------------------------------------------------------
                    February 2008 - January 2009          5.75%
                  ------------------------------------------------------
                    February 2009 and thereafter          6.50%
                  ------------------------------------------------------
         ---------------------
         * The percentages set forth below are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates. The percentage for each succeeding Distribution Date in a range increases incrementally by 1/12th of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

         The "Unpaid Interest Shortfall Amount" means (i) for the first Distribution Date and with respect to the Class A Certificates, the Class A-IO Certificates, the Mezzanine Certificates and the Class B-IO Certificates, zero, and (ii) for such class of certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class of certificates for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class of certificates for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such class of certificates in respect of interest on such preceding Distribution Date, plus (except with respect to the Class A-IO and Class B-IO Certificates) interest on the amount of interest due but not paid on the class of certificates on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate on such Distribution Date for such class of certificates for the related Accrual Period.

         The "Unpaid Realized Loss Amount" means for any class of Offered Subordinate Certificates, the portion of the aggregate Allocated Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates.

ALLOCATION OF AVAILABLE FUNDS

         Distributions to holders of each class of Offered Certificates will be made on each Distribution Date from Available Funds. With respect to any Distribution Date, "Available Funds" will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Servicer and the Trustee:

         1. the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received by the related Determination Date, after deduction of the Servicing Fee for such Distribution Date and any accrued and unpaid Servicing Fees in respect of any prior Distribution Dates,

         2. unscheduled payments in respect of the Mortgage Loans, including full and partial prepayments for such Mortgage Loans occurring during the related Prepayment Period (excluding prepayment premiums) and insurance proceeds, Net Liquidation Proceeds and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the calendar month preceding the month of such Distribution Date, and

         3. payments from the Servicer in connection with Advances and Prepayment Interest Shortfalls for such Distribution Date.

         Generally, distributions with respect to the Class A1 Certificates will be made from Available Funds from amounts collected on the Subgroup 1 Mortgage Loans. Distributions with respect to the Class A2, Class A3 and Class A4 Certificates, in general, will be made from Available Funds from amounts collected on the Subgroup 2 Mortgage Loans. Distributions with respect to the Class M1, Class M2, Class M3 and Class M4 Certificates, in general, will be made from Available Funds from amounts collected on the Subgroup 1 and Subgroup 2 Mortgage Loans.

         The holders of the Class P Certificates will be entitled to all prepayment premiums received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the Offered Certificates.

         Interest Distributions on the Offered Certificates

         On each Distribution Date the Trustee will withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Remittance Amount remaining for such Distribution Date.

         1. to the Counterparty, the Strip Amount for that Distribution Date and any unpaid Strip Amounts due from preceding Distribution Dates;

         2. concurrently, to the holders of the Class A and Class A-IO Certificates, the related Monthly Interest Distributable Amount for each such class for such Distribution Date, on a pro rata basis, based on the entitlement of each such class pursuant to this clause (2);

         3. concurrently, to the holders of the Class A and Class A-IO Certificates, the related Unpaid Interest Shortfall Amount, if any, for each such class for each such Distribution Date, on a pro rata basis based on the entitlement of each such class pursuant to this clause
         (3);

         4. to the holders of the Class M1 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

         5. to the holders of the Class M2 Certificates, the Monthly Interest Distributable Amount allocable to such certificates;

         6. to the holders of the Class M3 Certificates, the Monthly Interest Distributable Amount allocable to such certificates; and

         7. concurrently, to the holders of the Class M4 and Class B-IO Certificates, the related Monthly Interest Distributable Amount for each such class for such Distribution Date, on a pro rata basis, based on the entitlement of each such class pursuant to this clause (7).

         Any Interest Remittance Amounts remaining undistributed following these distributions will be used in determining the amount of Net Monthly Excess Cashflow, if any, for such Distribution Date. On any Distribution Date, any Relief Act Interest Shortfalls and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer will first reduce Net Monthly Excess Cashflow and then reduce the Monthly Interest Distributable Amounts with respect to the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such Distribution Date.

         Principal Distributions on the Offered Certificates

         On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Trustee will withdraw from the Distribution Account that portion of Available Funds equal to the Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Principal Distribution Amount remaining for such Distribution Date:

         1. to the holders of the Class A Certificates, allocated as provided below, until the aggregate Certificate Principal Balance thereof has been reduced to zero;

         2. to the holders of the Class M1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         3. to the holders of the Class M2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         4. to the holders of the Class M3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

         5. to the holders of the Class M4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

         On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of each class of LIBOR Certificates will be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority:

         1. to the holders of the Class A Certificates, allocated as described below, the Class A Principal Distribution Amount until the aggregate Certificate Principal Balance thereof has been reduced to zero;

         2. to the holders of the Class M1 Certificates, the Class M1 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

         3. to the holders of the Class M2 Certificates, the Class M2 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

         4. to the holders of the Class M3 Certificates, the Class M3 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

         5. to the holders of the Class M4 Certificates, the Class M4 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero.

         The Principal Distribution Amount or the Class A Principal Distribution Amount, as applicable, is required to be distributed to the Class A Certificates as follows:

            (1) (a) The Subgroup 1 Percentage thereof to the Class A1 Certificates until the Certificate Principal Balance thereof is reduced to zero; and

                  (b) The Subgroup 2 Percentage thereof to the Class A2, Class A3 and Class A4 Certificates, concurrently, as follows:

                      (i) Approximately 35.7857857857858% to the Class A2 Certificates until the Certificate Principal Balance thereof is reduced to zero; and

                      (ii) Approximately 64.2142142142142%, sequentially, to the
                           Class A3 and Class A4 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero.

                  (2) If the Certificate Principal Balance of any class of Class
            A Certificates is reduced to zero, the portion of the Principal Distribution Amount or Class A Principal Distribution Amount, as applicable, that would have been distributed to such Class pursuant to the foregoing clause (1) shall be distributed to the remaining classes of Class A Certificates until their Certificate Principal Balances are reduced to zero.

CREDIT ENHANCEMENT

         The credit enhancement provided for the benefit of the holders of the Offered Certificates consists of subordination and overcollateralization.

         The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A and Class A-IO Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A and Class A-IO Certificates of the full amount of their scheduled monthly payments of interest and principal, as applicable, and to afford such holders protection against Realized Losses.

         The protection afforded to the holders of the Class A and Class A-IO Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the preferential right of the holders of the Class A and Class A-IO Certificates to receive on any Distribution Date, prior to distribution on the Subordinate Certificates, distributions in respect of interest and principal, as applicable.

         In addition, the rights of the holders of the Offered Subordinate Certificates with lower payment priorities will be junior to the rights of holders of the Offered Subordinate Certificates with higher payment priorities, and the rights of the holders of the Offered Subordinate Certificates to receive distributions in respect of the Mortgage Loans will be senior to the rights of the holders of the Class X Certificates and, except with respect to the Class M4 Certificates, the Class B-IO Certificates to the extent described in this prospectus supplement. This subordination is intended to enhance the likelihood of regular receipt by the more senior classes of certificates of distributions in respect of interest and principal and to afford such classes protection against Realized Losses.

OVERCOLLATERALIZATION PROVISIONS

         The weighted average net Loan Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates and the Class B-IO Certificates and the rate at which the Strip Amount is calculated. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the Offered Certificates and the Class B-IO Certificates and the fees and expenses payable by the Trust. The Pooling Agreement requires that on each Distribution Date commencing with the March 2003 Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on such Distribution Date as an accelerated payment of principal on the class or classes of Offered Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

         With respect to any Distribution Date, any Net Monthly Excess Cashflow will be paid as follows:

         1. to the holders of the class or classes of Offered Certificates then entitled to receive distributions in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred on the Mortgage Loans during the calendar month preceding the month of such Distribution Date, payable to such holders as part of the Principal Distribution Amount as described under "--Allocation of Available Funds--Principal Distributions on the Offered Certificates" above;

         2. to the holders of the class or classes of Offered Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Overcollateralization Increase Amount, payable to such holders as part of the Principal Distribution Amount as described under "--Allocation of Available Funds--Principal Distributions on the Offered Certificates" above;

         3. to the holders of the Class M1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

         4. to the holders of the Class M1 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

         5. to the holders of the Class M2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

         6. to the holders of the Class M2 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

         7. to the holders of the Class M3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such class;

         8. to the holders of the Class M3 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

         9. concurrently, to the holders of the Class M4 and Class B-IO Certificates, pro rata, in an amount equal to the Unpaid Interest Shortfall Amount allocable to each such class;

         10. to the holders of the Class M4 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such class;

         11. concurrently, to the holders of the Class A and Class A-IO Certificates, pro rata, in an amount equal to each such class' previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any,

         12. to the holders of the Class M1 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any,

         13. to the holders of the Class M2 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any,

         14. to the holders of the Class M3 Certificates, in an amount equal to such class' previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any,

         15. concurrently, to the holders of the Class M4 and Class B-IO Certificates, pro rata, in an amount equal to each such class' previously allocated and not reimbursed share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls, if any,

         16. to the Net WAC Reserve Fund for distribution to the LIBOR Certificates, an amount equal to any Net WAC Rate Carryover Amount for the LIBOR Certificates for such Distribution Date (after giving effect to any amounts paid under the Yield Maintenance Agreement that are available to pay any Net WAC Rate Carryover Amounts on such Distribution Date);

         17. to the holders of the Class X Certificates as provided in the Pooling Agreement;

         18. to the Counterparty, any termination payments required to be made by the Trust as described below under "--Yield Maintenance Agreement;" and

         19. to the holders of the Residual Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest prepayment charge term or any Distribution Date thereafter, then any such remaining amounts will be distributed first, to the holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and second, to the holders of the Residual Certificates.

         On each Distribution Date, after making the distributions of the Available Funds as described above, the Trustee will withdraw from the Net WAC Reserve Fund the amount deposited therein pursuant to subclause 16 above and will distribute these amounts to the holders of the LIBOR Certificates in the same order of priority as the Monthly Interest Distributable Amount is allocated to such classes of certificates.

         On each Distribution Date, the Trustee will withdraw from the Distribution Account all amounts representing prepayment charges in respect of the Mortgage Loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class P Certificates.

ALLOCATION OF LOSSES; SUBORDINATION

         If on any Distribution Date, after giving effect to all distributions of principal as described above, the aggregate Certificate Principal Balance of the LIBOR Certificates exceeds the aggregate Principal Balance of the Mortgage Loans, then the Certificate Principal Balance of the class of Offered Subordinate Certificates then outstanding with the lowest priority of payment will be reduced (beginning with the Class M4 Certificates) by an amount equal to that excess.

         The Pooling Agreement does not permit the allocation of Realized Losses to the Class A, Class A-IO or Class P Certificates. Investors in the Class A Certificates should note that although Realized Losses cannot be allocated to the Class A Certificates, under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans on a Distribution Date to pay the Class A and Class A-IO Certificates all interest and principal amounts, as applicable, to which they are then entitled.

PASS-THROUGH RATES

         The "Pass-Through Rate" on any Distribution Date with respect to any class of LIBOR Certificates will equal the lesser of (a) the related Formula Rate and (b) the Net WAC Rate for such Distribution Date. With respect to the LIBOR Certificates, interest in respect of any Distribution Date will accrue during the related Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

         On or prior to the Distribution Date in July 2005, the Pass-Through Rate for the Class A-IO Certificates will equal the lesser of (a) 5.00% and (b) the Class A-IO Net WAC Rate for such Distribution Date. After the Distribution Date in July 2005, the Pass-Through Rate for the Class A-IO Certificates will be 0.00% per annum, and such class will cease to accrue interest. With respect to the Class A-IO Certificates, interest in respect of any Distribution Date will accrue during the related Accrual Period on the basis of a 360-day year consisting of twelve 30-day months.

         The Pass-Through Rate for the Class B-IO Certificates for each Distribution Date on or prior to the Distribution Date in January 2005 will be a per annum rate equal to the lesser of (a) 3.50% and (b) the Class B-IO Cap Rate for such Distribution Date. After the Distribution Date in January 2005, the Pass-Through Rate for the Class B-IO Certificates will be 0.00% per annum, and such class will cease to accrue interest. With respect to the Class B-IO Certificates, interest in respect of any Distribution Date will accrue during the related Accrual Period on the basis of a 360-day year consisting of twelve 30-day months.

         The "Net WAC Rate" for any Distribution Date with respect to the LIBOR Certificates shall be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the difference between (A) the weighted average of the Loan Rates of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date, weighted on the basis of the related Principal Balances as of such date and (B) the sum of (1) the Servicing Fee Rate for the Mortgage Loans, (2) the rate at which the Strip Amount is calculated for such Distribution Date and (3) the aggregate Monthly Interest Distributable Amount for the Class A-IO and Class B-IO Certificates for such Distribution Date, multiplied by a fraction, the numerator of which is twelve and the denominator of which is the aggregate outstanding Principal Balance of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (expressed as a percentage).

         The "Class A-IO Net WAC Rate" for any Distribution Date on or prior to the Distribution Date in July 2005, shall be a per annum rate equal to the difference between (A) the weighted average of the Loan Rates of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date, weighted on the basis of the related Principal Balances as of such date and (B) the sum of (1) the Servicing Fee Rate for the Mortgage Loans and (2) the rate at which the Strip Amount is calculated for such Distribution Date.

         The "Class B-IO Cap Rate" for any Distribution Date on or prior to the Distribution Date in January 2005 shall be a per annum rate equal to the difference between (A) the weighted average of the Loan Rates of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date, weighted on the basis of the related Principal Balances as of such date and (B) the sum of (1) the Servicing Fee Rate for the Mortgage Loans, (2) the rate at which the Strip Amount is calculated for such Distribution Date and (3) the Monthly Interest Distributable Amount for the Class A-IO Certificates for such Distribution Date, multiplied by a fraction, the numerator of which is twelve and the denominator of which is the aggregate outstanding Principal Balance of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (expressed as a percentage), subject to adjustment on the first Accrual Period based on the actual number of days elapsed during the first Accrual Period.

         If on any Distribution Date, the Pass-Through Rate for any class of LIBOR Certificates is the Net WAC Rate, then the "Net WAC Rate Carryover Amount" for such class for such Distribution Date is an amount equal to the sum of (i) the excess of (x) the amount of interest such class of Offered Certificates accrued on such Distribution Date at the related Formula Rate, over (y) the amount of interest such class of certificates accrued for such Distribution Date at the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Formula Rate applicable for such class for such Accrual Period. Any Net WAC Rate Carryover Amount on the LIBOR Certificates will be paid on that Distribution Date from payments available under the Yield Maintenance Agreement and on future Distribution Dates from and to the extent of funds available therefor in accordance with the priorities described above.

         The "Formula Rate" for any class of LIBOR Certificates is the sum of the interbank offered rate for one-month United States dollar deposits in the London market (the "Certificate Index") as of the related LIBOR Determination Date plus a related margin (the "Certificate Margin"). The Certificate Margins with respect to the Classes of LIBOR Certificates on each Distribution Date will be as follows:

                                Certificate Margin to and Including  Certificate Margin after the
 Class of LIBOR Certificates       the Optional Termination Date       Optional Termination Date
 ---------------------------       -----------------------------       -------------------------
          Class A1                            0.500%                            1.000%
          Class A2                            0.500%                            1.000%
          Class A3                            0.270%                            0.540%
          Class A4                            0.590%                            1.180%
          Class M1                            1.020%                            1.530%
          Class M2                            2.350%                            3.525%
          Class M3                            3.500%                            5.250%
          Class M4                            4.500%                            6.750%

NET WAC RESERVE FUND

         On the Closing Date, the Trustee will establish a reserve fund account (the "Net WAC Reserve Fund") from which payments in respect of Net WAC Rate Carryover Amounts on the LIBOR Certificates will be made. The Net WAC Reserve Fund will be an asset of the Trust but not of any REMIC. On each Distribution Date, to the extent required following the distribution of Available Funds as described under "--Allocation of Available Funds" above and any payments under the Yield Maintenance Agreement, the Trustee will withdraw from amounts in the Net WAC Reserve Fund to pay the LIBOR Certificates any Net WAC Rate Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the Net WAC Reserve Fund:

         (i) concurrently, to the Class A Certificates, pro rata;

         (ii) to the Class M1 Certificates;

         (iii) to the Class M2 Certificates;

         (iv) to the Class M3 Certificates; and

         (v) to the Class M4 Certificates.

THE YIELD MAINTENANCE AGREEMENT

         The Trust will have the benefit of an interest rate yield maintenance agreement documented pursuant to an ISDA Master Agreement (Multicurrency-Cross Border), together with a Schedule and a Confirmation (the "Yield Maintenance Agreement") from Credit Suisse First Boston International ("CSFBi") (together with any successor, the "Counterparty"). Under the Yield Maintenance Agreement, the Counterparty will agree to pay to the Trust on each Distribution Date an amount equal to the product of:

         (1) the excess, if any, of LIBOR over the rate specified in this prospectus supplement under "Annex II; LIBOR Strike Rate" for that Distribution Date;

         (2) the Scheduled Notional Amount for that Distribution Date; and

         (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution
Date), and the denominator of which is 360.

         The Yield Maintenance Agreement and any payments made by the Counterparty thereunder will be an asset of the Trust but will not be an asset of any REMIC.

         The "Scheduled Notional Amount" is set forth with respect to each Distribution Date in "Annex II; Scheduled Notional Amount." The initial Scheduled Notional Amount will be $105,900,000. The Scheduled Notional Amount declines in accordance with the expected amortization of the Mortgage Loans. The Yield Maintenance Agreement will terminate immediately following the Distribution Date in July 2005.

         The Yield Maintenance Agreement will be governed by and construed in accordance with the law of the State of New York and will be documented under the ISDA Master Agreement, as supplemented by a schedule and a confirmation. The obligations of the Counterparty are limited to those specifically set forth in the Yield Maintenance Agreement.

         CSFBi was incorporated in England under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as unlimited under the name "Credit Suisse Financial Products" on July 6, 1990. Its registered office and principal place of business is at One Cabot Square, London E14 4QJ. CSFBi is an authorized institution under the Banking Act 1987 and is regulated by The Securities and Futures Authority. Effective as of March 27, 2000, Credit Suisse Financial Products was renamed "Credit Suisse First Boston International". This change was a renaming only.

         CSFBi is an unlimited company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of CSFBi in the event of its liquidation. CSFBi's ordinary voting shares are owned, as to 56%, by Credit Suisse First Boston, as to 24%, by Credit Suisse First Boston (International) Holding AG and, as to 20%, by Credit Suisse Group. CSFBi commenced business on July 16, 1990. Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

         CSFBi has been assigned a senior unsecured debt rating of "A+" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), a senior debt rating of "Aa3" by Moody's Investors Service, Inc. ("Moody's") and a long-term rating of "AA-" by Fitch Ratings ("Fitch").

         The Pooling Agreement will contain provisions permitting the Trustee to enter into any amendment to the Yield Maintenance Agreement requested by the Counterparty to cure any ambiguity in, or correct or supplement any provision of, the Yield Maintenance Agreement, so long as the Trustee determines that the amendment will not adversely affect the interests of the certificateholders. The written consent of the Counterparty will be required before certain amendments are made to the Pooling Agreement.

         The respective obligations of the Counterparty and the Trust to pay specified amounts due under the Yield Maintenance Agreement will be subject to the following conditions precedent: (1) no Cap Default or event that with the giving of notice or lapse of time or both would become a Cap Default shall have occurred and be continuing with respect to the Yield Maintenance Agreement and
(2) no Termination Event has occurred or been effectively designated with respect to the Yield Maintenance Agreement.

         "Events of Default" under the Yield Maintenance Agreement (each a "Cap Default") include

         o the following standard events of default under the ISDA Master
Agreement:

                o"Failure to Pay,"
                o"Breach of Agreement,"
                o"Misrepresentation,"
                o"Merger without Assumption," and
                o"Bankruptcy,"

as described in Sections 5 (a)(i), 5(a)(ii), 5(a)(iii), 5(a)(iv), and 5(a)(viii) of the ISDA Master Agreement.

         "Termination Events" under the Yield Maintenance Agreement consist of the following standard events under the ISDA Master Agreement:

           o "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Yield Maintenance Agreement),

           o "Tax Event" (which generally relates to either party to the Yield Maintenance Agreement receiving a payment under the Yield Maintenance Agreement from which an amount has been deducted or withheld for or on account of taxes),

           o "Tax Event Upon Merger" (which generally relates to either party to the Yield Maintenance Agreement receiving a payment under the Yield Maintenance Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger) and

           o "Credit Event Upon Merger" (which generally relates to the Trust or the Counterparty and an entity providing credit support for it becoming weaker as a result of a merger)

as described in Sections 5(b)(i), 5(b)(ii), 5(b)(iii) and 5(b)(iv) of the ISDA Master Agreement. In addition, there are additional Termination Events relating to the Trust if the Trust should terminate or if the Pooling Agreement or other transaction documents are amended in a manner adverse to the Counterparty without the consent of the Counterparty.

         If the Trust fails to pay a cap premium on any Distribution Date, the Counterparty, in addition to the other remedies available to it under the Yield Maintenance Agreement, can set off the amount of such cap premium against the Counterparty's obligations under the Yield Maintenance Agreement.

         Upon the occurrence of any Cap Default under the Yield Maintenance Agreement, the non-defaulting party will have the right to designate an Early Termination Date (as defined in the ISDA Master Agreement). The Trust may not designate an Early Termination Date without the consent of the controlling party specified in the Pooling Agreement. With respect to Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the Yield Maintenance Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Yield Maintenance Agreement to a related entity within a limited period after notice has been given of the Termination Event, all as set forth in the Yield Maintenance Agreement. The occurrence of an Early Termination Date under the Yield Maintenance Agreement will constitute a "Cap Early Termination."

         Upon any Cap Early Termination of the Yield Maintenance Agreement, the Trust or the Counterparty may be liable to make a termination payment to the other (regardless, if applicable, of which of the parties has caused the termination). The amount of the termination payment will be based on the value of the Yield Maintenance Agreement computed in accordance with the procedures set forth in the Yield Maintenance Agreement taking into account the present value of the unpaid cap premiums that would have been owed by the Trust under the remaining scheduled term of the Yield Maintenance Agreement. In the event that the Trust is required to make a termination payment, that termination payment will be subordinate to the right of the certificateholders.

         If the rating of the Counterparty (or any successor credit support provider) is withdrawn or reduced below "A" by Fitch or "A1" by Moody's (this withdrawal or reduction, a "Counterparty Rating Agency Downgrade"), the Counterparty is required, no later than the 30th day following the Counterparty Rating Agency Downgrade, at the Counterparty's expense, either to (1) obtain a substitute Counterparty satisfactory to the Trustee and the Depositor that has a counterparty rating of at least "A" by S&P and by Fitch and "A1" by Moody's or
(2) enter into arrangements reasonably satisfactory to the Trustee and the Depositor, including collateral arrangements, guarantees or letters of credit, which arrangements will result in the total negation of the effect or impact of the Counterparty Rating Agency Downgrade on the holders of the Offered Certificates.

CALCULATION OF ONE-MONTH LIBOR

         On the second LIBOR Business Day preceding the commencement of each Accrual Period for the LIBOR Certificates (each such date, a "LIBOR Determination Date"), the Trustee will determine the Certificate Index for such Accrual Period for the LIBOR Certificates on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such LIBOR Determination Date. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, the Certificate Index for the related Accrual Period shall be the higher of (x) the Certificate Index as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate.

         As used in this section, "LIBOR Business Day" means a day on which banks are open for dealing in foreign Currency and exchange in London and New York City; "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) which have been designated as such by the Trustee and (3) not controlling, controlled by or under common control with, the Depositor, the Servicer or any successor servicer or the Originator; and "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (x) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (y) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

         The establishment of the Certificate Index on each LIBOR Determination Date by the Trustee and its calculation of the rates of interest applicable to the LIBOR Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

REPORTS TO CERTIFICATEHOLDERS

         On each Distribution Date, the Trustee will provide or make available to each holder of a certificate, the Rating Agencies and the Counterparty a statement (based solely on information received from the Servicer) setting forth, among other things, the information set forth in the prospectus under "Description of the Certificates--Reports to Securityholders." The Trustee will make the statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Trustee's website. The Trustee's website will initially be located at "http://www.ctslink.com". Assistance in using the website may can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and so indicating. The Trustee shall have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

         In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each holder of a certificate of record during the previous calendar year a statement containing information necessary to enable holders of the certificates to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.


                              THE POOLING AGREEMENT

GENERAL

         The Offered Certificates will be issued pursuant to the Pooling Agreement. The Trust created under the Pooling Agreement will consist of (i) all of the Depositor's right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling Agreement,
(v) the Net WAC Reserve Fund, (vi) the rights of the Trustee under the Yield Maintenance Agreement and (vii) the rights of the Seller under the Mortgage Loan Purchase Agreements between the Seller and the Originator. The Offered Certificates will be transferable and exchangeable at the corporate trust offices of the Trustee.

ASSIGNMENT OF THE MORTGAGE LOANS

         On the Closing Date, the Depositor will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, mortgage, assignment of mortgage in recordable form to the Trustee and other related documents (collectively, the "Related Documents"), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The Trustee, concurrently with each such transfer, will deliver the Offered Certificates to the Depositor. Each Mortgage Loan transferred to the Trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Pooling Agreement. Such schedule will include information such as the Principal Balance of each Mortgage Loan as of the Cut-off Date and its Loan Rate as well as other information.

         The Pooling Agreement will require that, within the time period specified therein, the Depositor will deliver or cause to be delivered to the Trustee (or a custodian, as the Trustee's agent for such purpose) the mortgage notes endorsed in blank or to the Trustee on behalf of the certificateholders and the Related Documents. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the Originator. The assignments of mortgage are generally required to be recorded by or on behalf of the Trust in the appropriate offices for real property records. Any cost associated with the recording of such assignments of mortgage will not be an expense of the Trust or the Trustee.

         Within 45 days of the Closing Date, the Trustee (or a custodian) will review the Mortgage Loans and the Related Documents pursuant to the Pooling Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Originator by the Trustee (or a Custodian), the Originator will be obligated to either (x) substitute for such Mortgage Loan one or more Qualified Substitute Mortgage Loans; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code or (y) purchase such Mortgage Loan at a price (the "Purchase Price") equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Loan Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the Servicer (any such substituted or purchased loan, a "Deleted Mortgage Loan"). The Purchase Price will be deposited in the Distribution Account on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the Originator to repurchase or substitute for a Deleted Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the certificateholders.

         In connection with the substitution of a Qualified Substitute Mortgage Loan, the Originator will be required to deposit or cause to be deposited in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the "Substitution Adjustment") equal to the excess of the Principal Balance of the related Deleted Mortgage Loan over the Principal Balance of such Qualified Substitute Mortgage Loan.

         A "Qualified Substitute Mortgage Loan" is a mortgage loan substituted by the Originator for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal

Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan;
(ii) have a Loan Rate not less than the Loan Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Loan Rate of such Deleted Mortgage Loan;
(iii) if an adjustable-rate mortgage loan, have a Maximum Loan Rate and Minimum Loan Rate not less than the respective Maximum Loan Rate and Minimum Loan Rate for the Deleted Mortgage Loan and have a Gross Margin equal to or greater than the Deleted Mortgage Loan, and have the same Index and Adjustment Date frequency as the Deleted Mortgage Loan; (iv) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the related mortgage loan purchase agreement (deemed to be made as of the date of substitution); (vii) have been underwritten or reunderwritten by the Originator in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced; (viii) be of the same or better credit quality as the Mortgage Loan being replaced; and (ix) satisfy certain other conditions specified in the Pooling Agreement.

         The Originator will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-off Date Principal Balance and the Loan Rate). The Originator will also represent and warrant with respect to each Mortgage Loan that (i) all of the prepayment penalties on Mortgage Loans with prepayment penalties expire no later than three years following the origination of the related Mortgage Loan, (ii) no Mortgage Loan will be subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state law, including, without limitation, the Georgia Fair Lending Act and (iii) no proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies. In addition, the Originator will represent and warrant with respect to each Mortgage Loan as of the Closing Date, that, among other things:
(i) at the time of transfer to the Seller, the Originator has transferred and assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien and (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and Related Documents, the Originator will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Originator will be obligated to (x) substitute for such Deleted Mortgage Loan a Qualified Substitute Mortgage Loan or (y) purchase such Deleted Mortgage Loan from the Trust. The same procedure and limitations that are set forth above for the substitution or purchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the certificateholders.

         Pursuant to the Pooling Agreement, the Servicer will service and administer the Mortgage Loans as more fully set forth therein.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

         The Servicer shall establish and maintain or cause to be maintained a separate trust account (the "Collection Account") for the benefit of the certificateholders. The Collection Account will be an Eligible Account (as defined in the Pooling Agreement). Upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for Advances and Servicing Advances (each, as defined below) and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in

Permitted Investments (as described in the Pooling Agreement) maturing no later than one business day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account. The Trustee will establish an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account on the Servicer Remittance Date (as defined below) and deposited to the Distribution Account for distribution to certificateholders on a Distribution Date. The Distribution Account will be an Eligible Account, and amounts on deposit therein may be invested in Permitted Investments (as described in the Pooling Agreement) maturing no later than the related Distribution Date.

ADVANCES

         Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced on or before each Distribution Date its own funds, or funds in the Collection Account that are not included in the Available Funds for such Distribution Date, or both (each, an "Advance"), in an amount equal to the aggregate of all payments of principal and interest (net of Servicing Fees) that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure.

         Advances are required to be made only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds. The purpose of making such Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act. Subject to the recoverability standard below, the Servicer's obligation to make Advances as to any Mortgage Loan will continue until the Mortgage Loan is paid in full or until the recovery of all Liquidation Proceeds thereon.

         All Advances will be reimbursable to the Servicer from late collections, insurance proceeds, condemnation proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made, unless such amounts are deemed to be nonrecoverable by the Servicer, in which case reimbursement will be made to the Servicer from the general funds in the Collection Account. The Servicer may recover from amounts in the Collection Account the amount of any Advance that remains unreimbursed to the Servicer from the related liquidation proceeds after the final liquidation of the related Mortgage Loan, and such reimbursement amount will not be available for remittance to the Trustee for distribution on the Offered Certificates. In the event the Servicer fails in its obligation to make any required Advance, the Trustee, in its capacity as successor servicer, will be obligated to make any such Advance, to the extent required in the Pooling Agreement.

         In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage. Each such expenditure will constitute a "Servicing Advance." The Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Loans and incurred by the Servicer in connection with its responsibilities under the Pooling Agreement and is entitled to reimbursement therefor as provided in the Pooling Agreement. The Servicer is required to make a Servicing Advance only to the extent it is deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds.

         The Servicer is also obligated to accurately and fully report its borrower credit files to all three credit repositories in a timely manner.

         The Servicer's right to reimbursement for Servicing Advances is limited to late collections, liquidation proceeds, condemnation proceeds, released Mortgaged Property proceeds, insurance proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer, in which event reimbursement will be made to the Servicer from general funds in the Collection Account.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation to be paid to the Servicer in respect of its servicing activities (the "Servicing Fee") will be at the "Servicing Fee Rate" of 0.50% per annum on the Principal Balance of each Mortgage Loan. As additional servicing compensation, the Servicer is entitled to retain all service-related fees, including assumption fees, modification fees, extension fees, late payment charges and other ancillary fees (but not prepayment premiums, which will be distributed to the holders of the Class P Certificates), to the extent collected from mortgagors and non-sufficient fund fees, together with any interest or other income earned on funds held in the Collection Account. The Servicer is obligated to deposit into the Collection Account the amount of any Prepayment Interest Shortfall (payments made by the Servicer in satisfaction of such obligation, "Compensating Interest") but only in an amount up to its Servicing Fee for the related Distribution Date.

         The Counterparty will receive the Strip Amount on each Distribution
Date.

         The "Servicer Remittance Date" is the second business day prior to each Distribution Date. The "Determination Date" with respect to any Distribution Date, will be the fifth business day immediately preceding such Distribution Date. With respect to any Determination Date and each Mortgage Loan as to which a principal prepayment was applied during the related Prepayment Period (as defined below) the "Prepayment Interest Shortfall" is an amount equal to the interest at the applicable Loan Rate (net of the Servicing Fee) on the amount of such principal prepayment for the number of days from the date on which the principal prepayment is applied through the last day of the calendar month preceding such Determination Date.

         A "Net Prepayment Interest Shortfall", with respect to any Distribution Date, is the excess of Prepayment Interest Shortfalls over the amount the Servicer is obligated to remit as Compensating Interest. The Servicer shall not be obligated to pay Compensating Interest with respect to any interest shortfalls due to application of the Relief Act.

OPTIONAL PURCHASE OF DEFAULTED LOANS

         As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Servicer may, at its option, purchase such Mortgage Loan from the Trust at the Purchase Price for such Mortgage Loan; provided, however, that the Servicer must first purchase the Mortgage Loan that, as of the time of such purchase, has been delinquent for the greatest period before purchasing Mortgage Loans that have been delinquent lesser periods.

THE TRUSTEE

         Wells Fargo Bank Minnesota, N.A., will be the Trustee under the Pooling Agreement. The Depositor and the Servicer may maintain other banking relationships in the ordinary course of business with the Trustee and its affiliates. Offered Certificates may be surrendered at the corporate trust office of the Trustee located for certificate transfer purposes at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113,
Attention: Corporate Trust Services - CSFB ABSC Series 2003-HE1, or at other addresses as the Trustee may designate from time to time. In the event the Trustee advises the Depositor and the Servicer that it is unable to continue to perform its obligations under the terms of the Pooling Agreement prior to the appointment of a successor, the Trustee is obligated to perform these obligations until a new trustee is appointed.

CERTAIN MATTERS REGARDING THE TRUSTEE

         The principal compensation to be paid to the Trustee in respect of its respective obligations under the Pooling Agreement will be equal to certain investment earnings on the amounts on deposit in the Distribution Account. The Pooling Agreement will provide that each of the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust up to the level specified in the Pooling Agreement and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of its performance in accordance with the provisions of the Pooling Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling Agreement, other than any loss, liability or expense (x) that constitutes a specific liability of the Trustee under the Pooling Agreement or (y) incurred by reason of willful misfeasance, bad faith or negligence in the performance of its respective duties under the Pooling Agreement or as a result of a breach, or by reason of reckless disregard, of its respective obligations and duties under the Pooling Agreement. The Pooling Agreement will provide that the Trustee may withdraw amounts owing to it under the Pooling Agreement prior to distributions to certificateholders.

VOTING RIGHTS

         At all times 95% of all voting rights will be allocated among the holders of the LIBOR Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates. At all times 1% of all voting rights will be allocated to the holders of the Class A-IO Certificates, 1% of all voting rights will be allocated to the holders of the Class B-IO Certificates, 1% of all voting rights will be allocated to the holders of the Class X Certificates, 1% of all voting rights will be allocated to the holders of the Class P Certificates and 1% of all voting rights will be allocated to the holders of the Class R Certificates. The voting rights allocated to any class of certificates will be allocated among all holders of the certificates of such class in proportion to the outstanding Percentage Interests.

SERVICER EVENTS OF DEFAULT

         As provided in the Pooling Agreement, the Servicer may be removed as the servicer of the mortgage loans if there is a Servicer Event of Default. The Servicer Events of Default include the following events with respect to the
Servicer:

                  1. any failure by the Servicer to remit to the Trustee for distribution to the certificateholders any payment (other than Advances that are required to be made from its own funds) which continues unremedied for a period of one business day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee, or to the Servicer, the Depositor and the Trustee by the holders of certificates entitled to at least 25% of the voting rights; or

                  2. any failure on the part of the Servicer duly to observe or perform in any material respect any of the covenants or agreements on the part of the Servicer contained in the Pooling Agreement which continues unremedied for a period of 45 days after the earlier of (x) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee, or to the Servicer, the Depositor and the Trustee by the holders of certificates entitled to at least 25% of the voting rights and (y) actual knowledge of such failure by a Servicing Officer of the Servicer; or

                  3. a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and if such proceeding is being contested by the Servicer in good faith, such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or results in the entry of an order for relief or any such adjudication or appointment; or

                  4. the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  5. the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  6. any failure by the Servicer of the Servicer Termination Test (as set forth in the Pooling Agreement); or

                  7. any failure of the Servicer to make any Advances when due and that continue unremedied until 3:00 p.m. New York time on the first business day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee.

         If a Servicer Event of Default described in clauses 1 through 6 occurs, then, so long as the Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the holders of certificates entitled to at least 51% of voting rights, the Trustee shall, by notice in writing to the Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor), terminate all of the rights and obligations of the Servicer in its capacity as the Servicer under the Pooling Agreement. If the Servicer Event of Default described in clause 7 occurs, the Trustee shall, by notice in writing to the Servicer and the Depositor, terminate all of the rights and obligations of the Servicer in its capacity as the servicer under the Pooling Agreement.

         The Servicer Termination Test for the Servicer is set forth in the Pooling Agreement. The Servicer will fail the Servicer Termination Test if (i) loss amounts with respect to the Mortgage Loans exceed certain parameters and
(ii) the Servicer fails the servicer performance evaluations, in each case as set forth in the Pooling Agreement. The servicer performance evaluation standards set forth in the

Pooling Agreement require the Servicer to follow certain procedures when attempting to collect delinquent payments from mortgagors.

         No assurance can be given that termination of the rights and obligations of the Servicer under the Pooling Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans. In the event the Trustee is required to act as successor servicer, it will act to become the successor servicer within 90 days of the Servicer's termination. During this 90-day period, the terminated Servicer will continue to service the Mortgage Loans, although the Trustee will be obligated to make all Advances required in respect of the Mortgage Loans.

TERMINATION

         The Servicer will have the right to purchase all of the Mortgage Loans and thereby effect the early retirement of the certificates, on any Distribution Date on which the aggregate Principal Balance of the Mortgage Loans in the Trust is equal to or less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. The first Distribution Date on which such option could be exercised is referred to herein as the "Optional Termination Date." In the event that the option is exercised, the purchase will be made at a price (the "Termination Price") generally equal to the sum of (i) 100% of the aggregate outstanding Principal Balance of the Mortgage Loans plus accrued interest thereon at the applicable Loan Rate to the date of purchase, (ii) the fair market value of all other property of the Trust and (iii) any unreimbursed Advances and Servicing Fees and other amounts payable to the Servicer and the Trustee. If such option is exercised by the Servicer, the Trust will be terminated effecting an early retirement of the certificates. Distributions on the certificates relating to any optional termination will first be paid to the Class A and Class A-IO Certificates and then to the Offered Subordinate Certificates. The proceeds from that distribution may not be sufficient to distribute the full amount to which each class of Offered Certificates is entitled.

AMENDMENT

         The Pooling Agreement may be amended by the Depositor, the Servicer and the Trustee, without the consent of any of the certificateholders, to cure any ambiguity, to correct, modify or supplement any provision in the Pooling Agreement, to make any other provisions with respect to matters or questions arising under the Pooling Agreement which are not inconsistent with the provisions of the Pooling Agreement, or to maintain the qualification of the trust fund as a REMIC, provided that the action will not adversely affect in any material respect the interests of any certificateholder. The Pooling Agreement may also be amended by the Depositor, the Servicer and the Trustee, with the consent of the holders of certificates evidencing not less than 66% of the voting rights for any purpose, but that no amendment may:

         o reduce in any manner the amount of or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any certificate without the consent of the holder of the certificate,

         o adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in the preceding bullet point, without the consent of the holders of certificates of that class evidencing not less than 66% of the aggregate voting rights of that class, or

         o reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all certificates covered by the Pooling Agreement then outstanding.

However, the Trustee need not consent to any amendment of the Pooling Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not cause the Trust to fail to qualify as a REMIC at any time that the related certificates are outstanding.

SERVICER ALTERNATIVES TO FORECLOSURE

         The Servicer may foreclose on any delinquent Mortgage Loan or, subject to certain limitations set forth in the Pooling Agreement, work out an agreement with the mortgagor, which may involve waiving or modifying any term of the Mortgage Loan; provided that in the judgment of the Servicer, any such modification or waiver could reasonably be expected to result in collections and other recoveries in respect of such Mortgage Loan in excess of Net Liquidation Proceeds that would reasonably be expected to be recovered upon the foreclosure of, or other realization upon, such Mortgage Loan. If the Servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be reduced.


                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

         The yields to maturity of the Offered Certificates will be sensitive to defaults on the Mortgage Loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. Because the Mortgage Loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the Mortgage Loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

         The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be affected by the rate and timing of payments of principal on the Mortgage Loans. In particular, the yields to maturity of each class of Class A Certificates will be most affected by the rate and timing of payments of principal on the Mortgage Loans in the related subgroup. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and purchases by the Originator or the Servicer). Because certain of the Mortgage Loans contain prepayment premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans that did not have prepayment premiums. The Mortgage Loans are subject to the "due-on-sale" provisions included therein that provide that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property. See "The Mortgage Pool" herein.

         Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase) will result in distributions on the Offered Certificates of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such class of Offered Certificates is purchased at a discount or premium. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

         The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Loan Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Loan Rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. The Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors may be inclined to refinance their Mortgage Loans with a fixed-rate loan to "lock in" a lower interest rate or to refinance their Mortgage Loans with other more competitive adjustable-rate mortgage loans. The existence of the applicable Periodic Rate Cap and Maximum Rate with respect to the adjustable-rate Mortgage Loans also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In addition, substantially all of the adjustable-rate Mortgage Loans will not have their initial Adjustment Date for two or three years after the origination thereof. The prepayment experience of these delayed first adjustment Mortgage Loans may differ from that of the other Mortgage Loans. The delayed first adjustment Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Loan Rates on such Mortgage Loans as borrowers seek to avoid changes in their monthly payments.

         Approximately 79.40% of the Mortgage Loans provide for payment by the borrower of a prepayment premium in limited circumstances on certain prepayments. The holders of the Class P Certificates will be entitled to all prepayment premiums received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the Pooling Agreement, the Servicer may waive the payment of any otherwise applicable prepayment premium. Investors should conduct their own analysis of the effect, if any, that the prepayment premiums, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representations as to the effect that the prepayment premiums, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

         To the extent the Net WAC Rate is paid on the LIBOR Certificates, a shortfall in interest equal to the Net WAC Rate Carryover Amount will occur. Such shortfall will only be payable from amounts paid under the Yield Maintenance Agreement and the Net Monthly Excess Cashflow, but only to the extent that the Overcollateralization Target Amount has been reached or maintained and certain other amounts have been paid. See "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

ADDITIONAL INFORMATION

         The Depositor has filed certain yield tables and other computational materials with respect to the Offered Certificates with the Securities and Exchange Commission (the "Commission") in a report on Form 8-K and may file certain additional yield tables and other computational materials with respect to the Offered Certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions (as defined herein). Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES

         The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the Mortgage Loans occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

         The weighted average life of an Offered Certificate is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such Offered Certificate. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of the Offered Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth herein under "The Mortgage Pool."

         The Assumed Final Distribution Date for the Offered Certificates is as set forth in this prospectus supplement under "Description of the Certificates--General." The weighted average lives of the Offered Certificates are likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumptions, and the final Distribution Date with respect to the Offered Certificates could occur significantly earlier than the Assumed Final Distribution Date because

         o     prepayments are likely to occur,

         o excess cashflow, if any, will be applied as principal of the Class A Certificates and the Offered Subordinate Certificates as described herein,

         o the Overcollateralization Target Amount may change as described in the Pooling Agreement and

         o the Servicer may cause a termination of the Trust as provided herein.

         Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement (the "Prepayment Assumption") assumes:

         (i) In the case of the fixed-rate Mortgage Loans, 115% PPC. "PPC" means a constant prepayment rate ("CPR") of 4.00% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 1.4545% (precisely 16/11 expressed as a percentage) per annum in each month thereafter until the 12th month, and then beginning in the 12th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 20% per annum.

         (ii) In the case of the adjustable-rate Mortgage Loans, a CPR of 26% per annum.

         CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust. Each of the "Prepayment Scenarios" in the table below assumes the respective percentages of CPR or PPC, as applicable, indicated for such scenario.

         The table entitled "Percent of Original Certificate Principal Balance Outstanding" was prepared on the basis of the assumptions in the following paragraph and the table set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of Original Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in that table. In addition, since the actual Mortgage Loans in the Trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the table.

         The percentages and weighted average lives in the table entitled "Percent of Original Certificate Principal Balance Outstanding" were determined assuming that (the "Structuring Assumptions"):

         o the Mortgage Loans have the characteristics set forth in the tables below,

         o the closing date for the Offered Certificates occurs on January 6, 2003 and the Offered Certificates were sold to investors on such date,

         o distributions on the Offered Certificates are made on the 15th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in February 2003, in accordance with the allocation of Available Funds set forth above under "Description of the Certificates--Allocation of Available Funds,"

         o the prepayment rates are those indicated in the "Prepayment Scenarios" table below,

         o the Originator is not required to substitute or repurchase any or all of the Mortgage Loans pursuant to the Pooling Agreement and no optional termination is exercised, except with respect to the entries identified by the row captioned "Weighted Average Life (years) to Optional Termination" in the tables below,

         o the Overcollateralization Target Amount is as set forth in this prospectus supplement,

         o scheduled payments for all Mortgage Loans are received on the first day of each month commencing in February 2003, the principal portion of such payments is computed prior to giving effect to prepayments received in such month and there are no losses or delinquencies with respect to such Mortgage Loans,

         o all related Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest,

         o such prepayments are received on the last day of each month commencing in the month of the Closing Date,

         o     one-month LIBOR is at all times equal to 1.380%,

         o the Pass-Through Rates for the Offered Certificates are as set forth herein,

         o the Loan Rate for each adjustable-rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Index and (b) the respective Gross Margin (such sum being subject to the applicable Periodic Rate Caps, Minimum Loan Rates and Maximum Loan Rates),

         o     Six-month LIBOR is at all times equal to 1.450%,

         o the "Net Loan Rate" is equal to the Loan Rate minus the Servicing Fee Rate, and

         o     the Servicing Fee Rate for each Mortgage Loan is 0.50% per annum.

         Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

         Based on the foregoing assumptions, the following table entitled "Percent of Original Certificate Principal Balance Outstanding" indicates the percentages of the Original Certificate Principal Balance of the Offered Certificates (other than the Class A-IO Certificates) that would be outstanding after each of the Distribution Dates shown at various Prepayment Scenarios and the corresponding weighted average lives.

                              PREPAYMENT SCENARIOS

                            SCENARIO I   SCENARIO II   SCENARIO III    SCENARIO IV  SCENARIO V      SCENARIO VI    SCENARIO VII
                            ----------   -----------   ------------    -----------  ----------      -----------    ------------
Fixed-Rate Mortgage
Loans(1)...................      0%          50%            85%            115%        150%             175%            200%
Adjustable-Rate
Mortgage Loans(2)..........      0%          15%            21%             26%         35%              40%             45%

-----------------------
(1)  Percentage per annum (PPC).

(2)  Percentage per annum (CPR).

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                   SUBGROUP 1

                                                                       ORIGINAL REMAINING
                                                          ORIGINAL     TERM TO   TERM TO
                                                        AMORTIZATION    STATED    STATED                                   INITIAL
                      LOAN BALANCE  GROSS LOAN NET LOAN     TERM       MATURITY  MATURITY    GROSS    MIN. RATE  MAX. RATE PERIODIC
     DESCRIPTION           ($)       RATE (%)  RATE (%)   (MONTHS)    (MONTHS)  (MONTHS)   MARGIN (%)    (%)        (%)    CAP (%)
--------------------  ------------  ---------- -------- -------------  --------  --------  ---------- ---------- --------- -------
Adjustable Rate 2/28   37,175,000      8.307    7.807        360          360      358        6.625     8.307      15.289   1.491
                        8,667,504      7.676    7.176        360          360      358        6.528     7.676      14.676   1.500
                      168,013,387      8.027    7.527        360          360      358        6.609     8.027      15.026   1.499
                        2,096,597      7.965    7.465        360          360      358        6.694     7.965      14.965   1.500




                  MONTHS TO
                    NEXT
      PERIODIC    ADJUSTMENT
      CAP (%)       DATE
      -------    ----------
       1.491         22
       1.500         22
       1.499         22
       1.500         22


                                                                           ORIGINAL   REMAINING
                                                                           TERM TO    TERM TO
                                                  NET         ORIGINAL     STATED     STATED
                       LOAN BALANCE  GROSS LOAN   LOAN      AMORTIZATION   MATURITY   MATURITY       GROSS    MIN. RATE   MAX. RATE
     DESCRIPTION            ($)       RATE (%)    RATE (%)  TERM (MONTHS)  (MONTHS)    (MONTHS)   MARGIN (%)     (%)         (%)
--------------------   ------------  ----------   --------  -------------  --------    --------   ----------  ----------  ---------
Adjustable Rate 3/27     1,010,375      8.080      7.580         360          360        358         6.404      8.080       15.080
                         7,180,248      7.621      7.121         360          360        358         6.551      7.621       14.621



                              MONTHS TO
    INITIAL                     NEXT
    PERIODIC     PERIODIC    ADJUSTMENT
    CAP (%)       CAP (%)       DATE
    -------       -------    ----------
     1.500         1.500         34
     1.500         1.500         34



                                                                          ORIGINAL   REMAINING
                                                                          TERM TO    TERM TO
                                                 NET         ORIGINAL     STATED     STATED
                     LOAN BALANCE   GROSS LOAN   LOAN      AMORTIZATION   MATURITY   MATURITY       GROSS     MIN. RATE   MAX. RATE
     DESCRIPTION          ($)        RATE (%)    RATE (%)  TERM (MONTHS)  (MONTHS)    (MONTHS)   MARGIN (%)      (%)         (%)
-------------------- ------------   ----------   --------  -------------  --------    --------   ----------   ----------  ---------
Fixed Rate            12,557,278       8.415      7.915         332          332        330          N/A         N/A         N/A
                       2,976,180       7.677      7.177         347          347        345          N/A         N/A         N/A
                       2,469,171       7.457      6.957         345          345        342          N/A         N/A         N/A
                      21,540,018       7.759      7.259         346          346        344          N/A         N/A         N/A






                               MONTHS TO
     INITIAL                     NEXT
     PERIODIC     PERIODIC    ADJUSTMENT
     CAP (%)       CAP (%)       DATE
     -------       -------    ----------
       N/A           N/A          N/A
       N/A           N/A          N/A
       N/A           N/A          N/A
       N/A           N/A          N/A


                                   SUBGROUP 2


                                                                           ORIGINAL   REMAINING
                                                                           TERM TO    TERM TO
                                                  NET         ORIGINAL     STATED     STATED
                       LOAN BALANCE  GROSS LOAN   LOAN      AMORTIZATION   MATURITY   MATURITY       GROSS   MIN. RATE   MAX. RATE
     DESCRIPTION            ($)       RATE (%)    RATE (%)  TERM (MONTHS)  (MONTHS)    (MONTHS)   MARGIN (%)    (%)         (%)
     -----------            ---       --------    --------  -------------  --------    --------   ----------    ---         ---
Adjustable Rate 2/28    55,837,753      7.992      7.492         360          360        358         6.518     7.992       14.979
                        20,136,683      7.774      7.274         360          360        358         6.540     7.774       14.774
                       224,719,767      7.976      7.476         360          360        358         6.559     7.976       14.975
                         3,227,059      8.541      8.041         360          360        358         6.515     8.541       15.541




                              MONTHS TO
    INITIAL                     NEXT
    PERIODIC     PERIODIC    ADJUSTMENT
    CAP (%)       CAP (%)       DATE
    -------       -------       ----
     1.493         1.493         22
     1.500         1.500         22
     1.499         1.498         22
     1.500         1.500         22




                                                                         ORIGINAL   REMAINING
                                                                          TERM TO    TERM TO
                                                 NET         ORIGINAL     STATED     STATED
                     LOAN BALANCE   GROSS LOAN   LOAN      AMORTIZATION   MATURITY   MATURITY       GROSS     MIN. RATE   MAX. RATE
     DESCRIPTION          ($)        RATE (%)    RATE (%)  TERM (MONTHS)  (MONTHS)    (MONTHS)   MARGIN (%)      (%)         (%)
     -----------          ---        --------    --------  -------------  --------    --------   ----------      ---         ---
Adjustable Rate 3/27   2,372,720       8.121      7.621         360          360        359         6.409       8.121       15.055
                       1,050,468       7.633      7.133         360          360        357         6.350       7.633       14.633
                       1,175,268       6.490      5.990         360          360        358         6.157       6.490       13.490
                       4,332,016       7.458      6.958         360          360        358         6.488       7.458       14.458




                              MONTHS TO
    INITIAL                     NEXT
    PERIODIC     PERIODIC    ADJUSTMENT
    CAP (%)       CAP (%)       DATE
    -------       -------       ----
     1.467         1.467         35
     1.500         1.500         33
     1.500         1.500         34
     1.500         1.500         34




                                                                         ORIGINAL   REMAINING
                                                                         TERM TO    TERM TO
                                                NET         ORIGINAL     STATED     STATED
                    LOAN BALANCE   GROSS LOAN   LOAN      AMORTIZATION   MATURITY   MATURITY       GROSS     MIN. RATE   MAX. RATE
     DESCRIPTION         ($)        RATE (%)    RATE (%)  TERM (MONTHS)  (MONTHS)    (MONTHS)   MARGIN (%)      (%)         (%)
     -----------         ---        --------    --------  -------------  --------    --------   ----------      ---         ---
Fixed Rate           45,125,946       8.390      7.890         330          330        328          N/A         N/A         N/A
                     12,152,421       7.773      7.273         350          350        349          N/A         N/A         N/A
                     13,361,631       7.757      7.257         346          346        344          N/A         N/A         N/A
                     95,444,052       7.818      7.318         342          342        340          N/A         N/A         N/A
                      5,421,505       7.826      7.326         352          352        348          N/A         N/A         N/A





                               MONTHS TO
     INITIAL                     NEXT
     PERIODIC     PERIODIC    ADJUSTMENT
     CAP (%)       CAP (%)       DATE
     -------       -------       ----
       N/A           N/A          N/A
       N/A           N/A          N/A
       N/A           N/A          N/A
       N/A           N/A          N/A
       N/A           N/A          N/A

        PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)

                                                                        CLASS A1
                                                                  PREPAYMENT SCENARIO
                          ----------------------------------------------------------------------------------------------------
                          SCENARIO I     SCENARIO II   SCENARIO III   SCENARIO IV     SCENARIO V    SCENARIO VI   SCENARIO VII
                          ----------     -----------   ------------   -----------     ----------    -----------   ------------
   DISTRIBUTION DATE
Initial Percentage.....       100%           100%           100%          100%            100%           100%          100%
January 15, 2004.......        97             80             73            67              57             51            45
January 15, 2005.......        96             64             52            43              29             21            14
January 15, 2006.......        94             51             36            26              11              4             0
January 15, 2007.......        93             40             28            22              11              4             0
January 15, 2008.......        92             32             22            16               8              4             0
January 15, 2009.......        90             27             17            11               5              2             0
January 15, 2010.......        88             23             13             8               3              1             0
January 15, 2011.......        87             19             10             6               1              *             0
January 15, 2012.......        85             16              8             4               1              0             0
January 15, 2013.......        83             13              6             3               0              0             0
January 15, 2014.......        80             11              4             2               0              0             0
January 15, 2015.......        78              9              3             1               0              0             0
January 15, 2016.......        75              7              2             1               0              0             0
January 15, 2017.......        72              6              2             *               0              0             0
January 15, 2018.......        69              5              1             0               0              0             0
January 15, 2019.......        65              4              1             0               0              0             0
January 15, 2020.......        62              3              *             0               0              0             0
January 15, 2021.......        58              2              *             0               0              0             0
January 15, 2022.......        53              2              0             0               0              0             0
January 15, 2023.......        48              1              0             0               0              0             0
January 15, 2024.......        43              1              0             0               0              0             0
January 15, 2025.......        38              *              0             0               0              0             0
January 15, 2026.......        34              0              0             0               0              0             0
January 15, 2027.......        30              0              0             0               0              0             0
January 15, 2028.......        26              0              0             0               0              0             0
January 15, 2029.......        21              0              0             0               0              0             0
January 15, 2030.......        16              0              0             0               0              0             0
January 15, 2031.......        11              0              0             0               0              0             0
January 15, 2032.......         5              0              0             0               0              0             0
January 15, 2033.......         0              0              0             0               0              0             0
Weighted Average
    Life to Maturity
    (in years)(2)......      18.45           4.70           3.35          2.64            1.78           1.39          1.11
Weighted Average
    Life to Call
    (in years)(2)(3)...      18.37           4.52           3.18          2.49            1.69           1.33          1.11


-----------------------
*    Greater than zero but less than 0.5%.

(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3) Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Servicer is permitted to exercise such option.

        PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)


                                                                        CLASS A2
                                                                  PREPAYMENT SCENARIO
                          ----------------------------------------------------------------------------------------------------
                          SCENARIO I     SCENARIO II   SCENARIO III   SCENARIO IV     SCENARIO V    SCENARIO VI   SCENARIO VII
                          ----------     -----------   ------------   -----------     -----------   -----------   ------------
   DISTRIBUTION DATE
Initial Percentage.....       100%           100%           100%          100%            100%           100%          100%
January 15, 2004.......        97             82             75            69              60             55            49
January 15, 2005.......        95             67             55            46              32             25            18
January 15, 2006.......        94             55             39            28              13              6             0
January 15, 2007.......        93             44             31            24              13              6             0
January 15, 2008.......        91             36             25            18              11              6             0
January 15, 2009.......        90             31             20            13               7              5             0
January 15, 2010.......        88             27             16            10               5              3             0
January 15, 2011.......        86             23             13             7               3              2             0
January 15, 2012.......        84             20             10             6               3              1             0
January 15, 2013.......        82             17              8             4               2              *             0
January 15, 2014.......        79             15              7             3               1              0             0
January 15, 2015.......        77             13              5             2               *              0             0
January 15, 2016.......        74             11              4             2               0              0             0
January 15, 2017.......        71              9              3             2               0              0             0
January 15, 2018.......        68              8              3             1               0              0             0
January 15, 2019.......        64              7              2             *               0              0             0
January 15, 2020.......        60              6              2             *               0              0             0
January 15, 2021.......        56              5              2             0               0              0             0
January 15, 2022.......        51              4              1             0               0              0             0
January 15, 2023.......        46              3              1             0               0              0             0
January 15, 2024.......        41              3              *             0               0              0             0
January 15, 2025.......        36              2              0             0               0              0             0
January 15, 2026.......        32              2              0             0               0              0             0
January 15, 2027.......        28              2              0             0               0              0             0
January 15, 2028.......        23              1              0             0               0              0             0
January 15, 2029.......        18              *              0             0               0              0             0
January 15, 2030.......        13              0              0             0               0              0             0
January 15, 2031.......         8              0              0             0               0              0             0
January 15, 2032.......         3              0              0             0               0              0             0
January 15, 2033.......         0              0              0             0               0              0             0
Weighted Average
    Life to Maturity
    (in years)(2)......      18.02           5.45           3.76          2.91            2.06           1.64          1.20
Weighted Average
    Life to Call
    (in years)(2)(3)...      17.97           5.02           3.42          2.65            1.85          1.47           1.20


-----------------------
*    Greater than zero but less than 0.5%.

(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3) Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Servicer is permitted to exercise such option.

        PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)

                                                                        CLASS A3
                                                                    PREPAYMENT SCENARIO
                         ------------------------------------------------------------------------------------------------------
                          SCENARIO I     SCENARIO II   SCENARIO III   SCENARIO IV     SCENARIO V    SCENARIO VI   SCENARIO VII
                         -----------     -----------   ------------   -----------     ----------    -----------   -------------
   DISTRIBUTION DATE
Initial Percentage.....       100%           100%           100%          100%            100%           100%          100%
January 15, 2004.......        95             75             65            57              45             37            29
January 15, 2005.......        94             54             38            24               5              0             0
January 15, 2006.......        92             37             15             0               0              0             0
January 15, 2007.......        90             21              4             0               0              0             0
January 15, 2008.......        88             11              0             0               0              0             0
January 15, 2009.......        86              4              0             0               0              0             0
January 15, 2010.......        83              0              0             0               0              0             0
January 15, 2011.......        81              0              0             0               0              0             0
January 15, 2012.......        78              0              0             0               0              0             0
January 15, 2013.......        75              0              0             0               0              0             0
January 15, 2014.......        71              0              0             0               0              0             0
January 15, 2015.......        68              0              0             0               0              0             0
January 15, 2016.......        64              0              0             0               0              0             0
January 15, 2017.......        59              0              0             0               0              0             0
January 15, 2018.......        55              0              0             0               0              0             0
January 15, 2019.......        50              0              0             0               0              0             0
January 15, 2020.......        44              0              0             0               0              0             0
January 15, 2021.......        38              0              0             0               0              0             0
January 15, 2022.......        32              0              0             0               0              0             0
January 15, 2023.......        25              0              0             0               0              0             0
January 15, 2024.......        18              0              0             0               0              0             0
January 15, 2025.......        10              0              0             0               0              0             0
January 15, 2026.......         5              0              0             0               0              0             0
January 15, 2027.......         0              0              0             0               0              0             0
January 15, 2028.......         0              0              0             0               0              0             0
January 15, 2029.......         0              0              0             0               0              0             0
January 15, 2030.......         0              0              0             0               0              0             0
January 15, 2031.......         0              0              0             0               0              0             0
January 15, 2032.......         0              0              0             0               0              0             0
January 15, 2033.......         0              0              0             0               0              0             0
Weighted Average
    Life to Maturity
    (in years)(2)......      14.54           2.56           1.76          1.36            1.02           0.88          0.78
Weighted Average
    Life to Call
    (in years)(2)(3)...      14.54           2.56           1.76          1.36            1.02           0.88          0.78


-----------------------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3) Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Servicer is permitted to exercise such option.

        PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)

                                                                        CLASS A4
                                                                  PREPAYMENT SCENARIO
                          ----------------------------------------------------------------------------------------------------
                          SCENARIO I     SCENARIO II   SCENARIO III   SCENARIO IV     SCENARIO V    SCENARIO VI   SCENARIO VII
                          ----------     -----------   ------------   -----------     ----------    -----------   ------------
   DISTRIBUTION DATE
Initial Percentage.....       100%           100%           100%          100%            100%           100%          100%
January 15, 2004.......       100            100            100           100             100            100           100
January 15, 2005.......       100            100            100           100             100             87            62
January 15, 2006.......       100            100            100            99              47             22             0
January 15, 2007.......       100            100            100            84              47             22             0
January 15, 2008.......       100            100             88            63              37             22             0
January 15, 2009.......       100            100             70            47              25             17             0
January 15, 2010.......       100             94             56            35              18             12             0
January 15, 2011.......       100             81             45            26              12              8             0
January 15, 2012.......       100             70             36            20               9              5             0
January 15, 2013.......       100             60             29            15               7              2             0
January 15, 2014.......       100             52             23            11               4              0             0
January 15, 2015.......       100             44             18             9               1              0             0
January 15, 2016.......       100             38             15             7               0              0             0
January 15, 2017.......       100             33             12             5               0              0             0
January 15, 2018.......       100             28             10             4               0              0             0
January 15, 2019.......       100             24              8             2               0              0             0
January 15, 2020.......       100             20              7             *               0              0             0
January 15, 2021.......       100             17              5             0               0              0             0
January 15, 2022.......       100             15              3             0               0              0             0
January 15, 2023.......       100             12              2             0               0              0             0
January 15, 2024.......       100             10              *             0               0              0             0
January 15, 2025.......       100              9              0             0               0              0             0
January 15, 2026.......       100              7              0             0               0              0             0
January 15, 2027.......        98              5              0             0               0              0             0
January 15, 2028.......        82              3              0             0               0              0             0
January 15, 2029.......        64              1              0             0               0              0             0
January 15, 2030.......        46              0              0             0               0              0             0
January 15, 2031.......        27              0              0             0               0              0             0
January 15, 2032.......        11              0              0             0               0              0             0
January 15, 2033.......         0              0              0             0               0              0             0
Weighted Average
    Life to Maturity
    (in years)(2)......      26.83          12.80           8.84          6.85            4.68           3.55          2.26
Weighted Average
    Life to Call
    (in years)(2)(3)...      26.66          11.27           7.65          5.92            3.96           2.94          2.26


-----------------------
*    Greater than zero but less than 0.5%.

(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3) Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Servicer is permitted to exercise such option.

        PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)

                                                                        CLASS M1
                                                                  PREPAYMENT SCENARIO
                          ----------------------------------------------------------------------------------------------------
                          SCENARIO I     SCENARIO II   SCENARIO III   SCENARIO IV     SCENARIO V    SCENARIO VI   SCENARIO VII
                          ----------     -----------   ------------   -----------     ----------    -----------   ------------
   DISTRIBUTION DATE
Initial Percentage.....       100%           100%           100%          100%            100%           100%          100%
January 15, 2004.......       100            100            100           100             100            100           100
January 15, 2005.......       100            100            100           100             100            100           100
January 15, 2006.......       100            100            100           100             100            100            88
January 15, 2007.......       100            100             81            62              65             98            88
January 15, 2008.......       100             93             64            46              26             35            66
January 15, 2009.......       100             79             51            34              17             11            37
January 15, 2010.......       100             68             40            25              11              7            20
January 15, 2011.......       100             58             32            18               7              4             8
January 15, 2012.......       100             49             25            14               5              0             1
January 15, 2013.......       100             42             20            10               2              0             0
January 15, 2014.......       100             36             16             7               0              0             0
January 15, 2015.......       100             30             12             5               0              0             0
January 15, 2016.......       100             26             10             4               0              0             0
January 15, 2017.......       100             22              8             1               0              0             0
January 15, 2018.......       100             18              6             0               0              0             0
January 15, 2019.......       100             15              5             0               0              0             0
January 15, 2020.......       100             13              3             0               0              0             0
January 15, 2021.......       100             11              *             0               0              0             0
January 15, 2022.......       100              9              0             0               0              0             0
January 15, 2023.......       100              7              0             0               0              0             0
January 15, 2024.......       100              6              0             0               0              0             0
January 15, 2025.......        98              5              0             0               0              0             0
January 15, 2026.......        88              3              0             0               0              0             0
January 15, 2027.......        77              *              0             0               0              0             0
January 15, 2028.......        65              0              0             0               0              0             0
January 15, 2029.......        52              0              0             0               0              0             0
January 15, 2030.......        38              0              0             0               0              0             0
January 15, 2031.......        23              0              0             0               0              0             0
January 15, 2032.......        10              0              0             0               0              0             0
January 15, 2033.......         0              0              0             0               0              0             0
Weighted Average
    Life to Maturity
    (in years)(2)......      26.07          10.47           7.27          5.79            4.91           5.04          5.72
Weighted Average
    Life to Call
    (in years)(2)(3)...      25.92           9.60           6.58          5.24            4.51           4.58          3.97


-----------------------
*    Greater than zero but less than 0.5%.

(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3) Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Servicer is permitted to exercise such option.

        PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)

                                                                        CLASS M2
                                                                  PREPAYMENT SCENARIO
                          ----------------------------------------------------------------------------------------------------
                          SCENARIO I     SCENARIO II   SCENARIO III   SCENARIO IV     SCENARIO V    SCENARIO VI   SCENARIO VII
                          ----------     -----------   ------------   -----------     ----------    -----------   ------------
   DISTRIBUTION DATE
Initial Percentage.....       100%           100%           100%          100%            100%           100%          100%
January 15, 2004.......       100            100            100           100             100            100           100
January 15, 2005.......       100            100            100           100             100            100           100
January 15, 2006.......       100            100            100           100             100            100           100
January 15, 2007.......       100            100             81            62              39             29            56
January 15, 2008.......       100             93             64            46              26             18            12
January 15, 2009.......       100             79             51            34              17             11             6
January 15, 2010.......       100             68             40            25              11              6             0
January 15, 2011.......       100             58             32            18               7              *             0
January 15, 2012.......       100             49             25            14               2              0             0
January 15, 2013.......       100             42             20            10               0              0             0
January 15, 2014.......       100             36             16             7               0              0             0
January 15, 2015.......       100             30             12             3               0              0             0
January 15, 2016.......       100             26             10             0               0              0             0
January 15, 2017.......       100             22              7             0               0              0             0
January 15, 2018.......       100             18              4             0               0              0             0
January 15, 2019.......       100             15              1             0               0              0             0
January 15, 2020.......       100             13              0             0               0              0             0
January 15, 2021.......       100             11              0             0               0              0             0
January 15, 2022.......       100              9              0             0               0              0             0
January 15, 2023.......       100              7              0             0               0              0             0
January 15, 2024.......       100              4              0             0               0              0             0
January 15, 2025.......        98              1              0             0               0              0             0
January 15, 2026.......        88              0              0             0               0              0             0
January 15, 2027.......        77              0              0             0               0              0             0
January 15, 2028.......        65              0              0             0               0              0             0
January 15, 2029.......        52              0              0             0               0              0             0
January 15, 2030.......        38              0              0             0               0              0             0
January 15, 2031.......        23              0              0             0               0              0             0
January 15, 2032.......        10              0              0             0               0              0             0
January 15, 2033.......         0              0              0             0               0              0             0
Weighted Average
    Life to Maturity
    (in years)(2)......      26.06          10.38           7.18          5.69            4.58           4.32          4.33
Weighted Average
    Life to Call
    (in years)(2)(3)...      25.91           9.59           6.57          5.20            4.22           4.02          4.00

-----------------------
*    Greater than zero but less than 0.5%.

(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3) Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Servicer is permitted to exercise such option.

        PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)

                                                                        CLASS M3
                                                                  PREPAYMENT SCENARIO
                          ----------------------------------------------------------------------------------------------------
                          SCENARIO I     SCENARIO II   SCENARIO III   SCENARIO IV     SCENARIO V    SCENARIO VI   SCENARIO VII
                          ----------     -----------   ------------   -----------     ----------    -----------   ------------
   DISTRIBUTION DATE
Initial Percentage.....       100%           100%           100%          100%            100%           100%          100%
January 15, 2004.......       100            100            100           100             100            100           100
January 15, 2005.......       100            100            100           100             100            100           100
January 15, 2006.......       100            100            100           100             100            100           100
January 15, 2007.......       100            100             81            62              39             29            21
January 15, 2008.......       100             93             64            46              26             18             9
January 15, 2009.......       100             79             51            34              17              7             0
January 15, 2010.......       100             68             40            25               8              0             0
January 15, 2011.......       100             58             32            18               1              0             0
January 15, 2012.......       100             49             25            12               0              0             0
January 15, 2013.......       100             42             20             6               0              0             0
January 15, 2014.......       100             36             16             1               0              0             0
January 15, 2015.......       100             30             10             0               0              0             0
January 15, 2016.......       100             26              5             0               0              0             0
January 15, 2017.......       100             22              1             0               0              0             0
January 15, 2018.......       100             18              0             0               0              0             0
January 15, 2019.......       100             15              0             0               0              0             0
January 15, 2020.......       100             11              0             0               0              0             0
January 15, 2021.......       100              7              0             0               0              0             0
January 15, 2022.......       100              3              0             0               0              0             0
January 15, 2023.......       100              *              0             0               0              0             0
January 15, 2024.......       100              0              0             0               0              0             0
January 15, 2025.......        98              0              0             0               0              0             0
January 15, 2026.......        88              0              0             0               0              0             0
January 15, 2027.......        77              0              0             0               0              0             0
January 15, 2028.......        65              0              0             0               0              0             0
January 15, 2029.......        52              0              0             0               0              0             0
January 15, 2030.......        38              0              0             0               0              0             0
January 15, 2031.......        23              0              0             0               0              0             0
January 15, 2032.......         6              0              0             0               0              0             0
January 15, 2033.......         0              0              0             0               0              0             0
Weighted Average
    Life to Maturity
    (in years)(1)......      26.03          10.16           6.99          5.52            4.34           3.99          3.80
Weighted Average
    Life to Call
    (in years)(1)(2)...      25.91           9.60           6.58          5.18            4.10           3.78          3.62

-----------------------
*    Greater than zero but less than 0.5%.

(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3) Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Servicer is permitted to exercise such option.

        PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING(1)

                                                                        CLASS M4
                                                                  PREPAYMENT SCENARIO
                          ----------------------------------------------------------------------------------------------------
                          SCENARIO I     SCENARIO II   SCENARIO III   SCENARIO IV     SCENARIO V    SCENARIO VI   SCENARIO VII
                          ----------     -----------   ------------   -----------     -----------   -----------   ------------
   DISTRIBUTION DATE
Initial Percentage........    100%           100%           100%          100%            100%           100%          100%
January 15, 2004.......       100            100            100           100             100            100           100
January 15, 2005.......       100            100            100           100             100            100           100
January 15, 2006.......       100            100            100           100             100            100           100
January 15, 2007.......       100            100             81            62              39             29            13
January 15, 2008.......       100             93             64            46              24              6             0
January 15, 2009.......       100             79             51            34               5              0             0
January 15, 2010.......       100             68             40            23               0              0             0
January 15, 2011.......       100             58             32             8               0              0             0
January 15, 2012.......       100             49             23             0               0              0             0
January 15, 2013.......       100             42             11             0               0              0             0
January 15, 2014.......       100             36              1             0               0              0             0
January 15, 2015.......       100             30              0             0               0              0             0
January 15, 2016.......       100             24              0             0               0              0             0
January 15, 2017.......       100             15              0             0               0              0             0
January 15, 2018.......       100              7              0             0               0              0             0
January 15, 2019.......       100              1              0             0               0              0             0
January 15, 2020.......       100              0              0             0               0              0             0
January 15, 2021.......       100              0              0             0               0              0             0
January 15, 2022.......       100              0              0             0               0              0             0
January 15, 2023.......       100              0              0             0               0              0             0
January 15, 2024.......       100              0              0             0               0              0             0
January 15, 2025.......        98              0              0             0               0              0             0
January 15, 2026.......        88              0              0             0               0              0             0
January 15, 2027.......        77              0              0             0               0              0             0
January 15, 2028.......        65              0              0             0               0              0             0
January 15, 2029.......        52              0              0             0               0              0             0
January 15, 2030.......        38              0              0             0               0              0             0
January 15, 2031.......        19              0              0             0               0              0             0
January 15, 2032.......         0              0              0             0               0              0             0
January 15, 2033.......         0              0              0             0               0              0             0
Weighted Average
    Life to Maturity
    (in years)(2)......      25.91           9.60           6.58          5.19            4.05           3.69          3.48
Weighted Average
    Life to Call
    (in years)(2)(3)...      25.88           9.51           6.51          5.13            4.02           3.66          3.44

-----------------------
(1)  Rounded to the nearest whole percentage.

(2) The weighted average life of any class of Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Offered Certificates by the number of years from the date of issuance of the Offered Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Offered Certificates.

(3) Calculated pursuant to footnote (2) but assumes the Optional Termination is exercised on the earliest possible Distribution Date on which the Servicer is permitted to exercise such option.

SENSITIVITY OF THE CLASS A-IO CERTIFICATES

         As indicated in the table below, the yield to investors on the Class A-IO Certificates will be sensitive to the rate of principal payments (including prepayments) of the Mortgage Loans. The Mortgage Loans generally can be prepaid at any time. On the basis of the assumptions described below, the yield to maturity on the Class A-IO Certificates would be approximately 0% if prepayments were to occur at approximately 75.00% CPR (assuming optional termination is not exercised). If the actual prepayment rate of the Mortgage Loans were to exceed the applicable level for as little as one month while equaling such level for the remaining months, the investors in the Class A-IO Certificates would not fully recoup their initial investments.

         The information set forth in the following table has been prepared on the basis of the Structuring Assumptions (which assume no Realized Losses), and on the assumption that the purchase price (expressed as a percentage of its initial Notional Amount) of the Class A-IO Certificates is as follows:


       CLASS OF CERTIFICATES                                       PRICE*
       ---------------------                                       ------
       Class A-IO ...........................................      8.35%

----------------
* The price does not include accrued interest. Accrued interest has been added to such price in calculating the yields set forth in the table below.


            SENSITIVITY OF THE CLASS A-IO CERTIFICATES TO PREPAYMENTS
                                (PRE-TAX YIELDS)

                                                                  PREPAYMENT SCENARIO
-----------------------------   ---------------------------------------------------------------------------------------------
          CLASS A-IO            SCENARIO I  SCENARIO II  SCENARIO III  SCENARIO IV   SCENARIO V    SCENARIO VI   SCENARIO VII
-----------------------------   ----------  -----------  ------------  -----------   ----------    -----------   ------------
Optional Termination Not           3.93        3.93          3.93         3.93          3.93           3.93          3.93
  Exercised
Optional Termination Exercised     3.93        3.93          3.93         3.93          3.93           3.93          3.93


         It is highly unlikely that all of the Mortgage Loans will have the characteristics assumed or that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Class A-IO Certificates are likely to differ from those shown in the table above, even if all of the Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the lives of the Class A-IO Certificates or as to the yield on the Class A-IO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class A-IO Certificates.


YIELD SENSITIVITY OF THE OFFERED SUBORDINATE CERTIFICATES

         If the Certificate Principal Balances of the Class M4 Certificates, Class M3 Certificates and the Class M2 Certificates have each been reduced to zero, the yield to maturity on the Class M1 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof), because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or overcollateralization) will be allocated to the Class M1 Certificates. If the Certificate Principal Balances of the Class M4 Certificates and Class M3 Certificates have each been reduced to zero, the yield to maturity on the Class M2 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof), because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or overcollateralization) will be allocated to the Class M2 Certificates. If the Certificate Principal Balances of the Class M4 Certificates has been reduced to zero, the yield to maturity on the Class M3 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof), because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or overcollateralization) will be allocated to the Class M3 Certificates. If the Overcollateralization Amount is reduced to zero, the yield to maturity on the Class M4 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof), because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M4 Certificates. The initial undivided interests in the Trust evidenced by the Class M1 Certificates, the Class M2 Certificates, the Class M3 Certificates and the Class M4 Certificates are approximately 6.65%, approximately 5.50%, approximately 3.85% and approximately 1.50%, respectively. Investors in the Offered Subordinate Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to the Offered Subordinate Certificates, such amounts with respect to such Offered Subordinate Certificates will no longer accrue interest and will not be reinstated thereafter and no amounts in respect thereof will be distributed to such Offered Subordinate Certificates. However, Allocated Realized Loss Amounts may be paid to the holders of the Offered Subordinate Certificates from Net Monthly Excess Cashflow in the priorities set forth under "Description of the Certificates --Overcollateralization Provisions" in this prospectus supplement.

         Unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero, the Offered Subordinate Certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect. As a result, the weighted average lives of the Offered Subordinate Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among the Class A Certificates and the Offered Subordinate Certificates. As a result of the longer weighted average lives of the Offered Subordinate Certificates, the holders of such Offered Subordinate Certificates have a greater risk of suffering a loss on their investments. Further, because a Trigger Event may occur as a result of delinquencies and not losses on the Mortgage Loans, it is possible for the Offered Subordinate Certificates to receive no principal distributions (unless the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the Mortgage Pool.


                                 USE OF PROCEEDS

         The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Mortgage Loans transferred to the Trust on the Closing Date.


                         FEDERAL INCOME TAX CONSEQUENCES

         Multiple elections will be made to treat designated portions of the Trust (exclusive of the Yield Maintenance Agreement and the Net WAC Reserve
Fund) as a real estate mortgage investment conduits ("REMICs") for federal income tax purposes. Upon the issuance of the Offered Certificates, McKee Nelson LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, each REMIC elected by the Trust will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").

         For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of "residual interests" in each REMIC elected by the Trust and (ii) the Offered Certificates (exclusive of any right of the holder of such Offered Certificates to receive any payments from the Net WAC Reserve Fund in respect of the Net WAC Rate Carryover Amount), the Class B-IO, the Class X and Class P Certificates will represent the "regular interests" in, and generally will be treated as debt instruments of, a REMIC.

         Subject to the discussion under the caption "Potential Alternative Treatment of Net WAC Rate Carryover Amounts," each holder of a LIBOR Certificate will be deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and the right to receive payments from the Net WAC Reserve Fund in respect of the Net WAC Rate Carryover Amount. The Net WAC Reserve Fund is not an asset of any REMIC. The treatment of amounts received by holders of LIBOR Certificates under such certificateholder's right to receive the Net WAC Rate Carryover Amount will depend on the portion, if any, of such certificateholder's purchase price allocable thereto.

         Under the REMIC Regulations, each holder of a LIBOR Certificate must allocate its purchase price for the LIBOR Certificate between its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Net WAC Reserve Fund in respect of the Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The OID Regulations provide that the Trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust's allocation. For tax reporting purposes, the Trustee intends to treat the right to receive payments from the Net WAC Reserve Fund in respect of Net WAC Rate Carryover Amounts as having a nominal value. The right to receive Net WAC Rate Carryover Amounts is difficult to value, and the Internal Revenue Service ("IRS") could assert that the value of such rights as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the right to receive Net WAC Rate Carryover Amounts.

         Under the REMIC Regulations, the Trustee is required to account for the REMIC regular interest and the right to receive payments from the Net WAC Reserve Fund in respect of the Net WAC Rate Carryover Amount as discrete property rights. The Trustee intends to treat payments made to the holders of the LIBOR Certificates with respect to the Net WAC Rate Carryover Amount as payments under a "notional principal contract," as defined in the notional principal contracts regulations (the "Notional Principal Contract Regulations"). If the Trustee's treatment of payments of the Net WAC Rate Carryover Amount is respected, ownership of the right to the Net WAC Rate Carryover Amount will entitle the owner to amortize the separate price paid for the right to the Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations.

         If a holder of LIBOR Certificates is an individual, amortization of the price paid for the Net WAC Carryover Amount may be treated as a miscellaneous itemized deduction. In computing taxable income, an individual is allowed to deduct miscellaneous itemized deductions only to the extent the sum of such deductions exceeds two percent of the individual's adjusted gross income. Further, an individual is not allowed a deduction for miscellaneous itemized deductions in computing alternative minimum taxable income.

         Upon the sale of a LIBOR Certificate the amount of the sale allocated to the selling certificateholder's right to receive payments from the Net WAC Reserve Fund in respect of the Net WAC Rate Carryover Amount would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to the related Class A Certificate or Mezzanine Certificate, as the case may be. A holder of LIBOR Certificates will have gain or loss from such a termination of the right to receive payments from the Net WAC Reserve Fund in respect of the Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Net WAC in respect of the Net WAC Rate Carryover Amount.

         Gain or loss realized upon the termination of the right to receive payments from the Net WAC Reserve Fund in respect of the Net WAC Cap Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

         In addition, for federal income tax purposes, the Net WAC Reserve Fund is an "outside reserve fund" that is beneficially owned by the holders of the Class X Certificates. The rights of the holders of the Offered Certificates to receive payments from the Net WAC Reserve Fund represent, for federal income tax purposes, contractual rights that are separate from their regular interests within the meaning of Treasury regulations Section 1.860G-2(i).


POTENTIAL ALTERNATIVE TREATMENT OF NET WAC RATE CARRYOVER AMOUNTS

         The right to receive Net WAC Carryover Amounts may be treated as a partnership between the holders of the LIBOR Certificates and the holders of the Class X Certificates in respect of the Class X certificateholders' entitlement to distributions from the upper-tier REMIC, in which case holders of the LIBOR Certificates will be subject to potentially different timing of income and foreign holders of the LIBOR Certificates may be subject to withholding in respect of any Net WAC Carryover Amounts. Also, Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the LIBOR Certificates will be unable to use the integration method provided for under such regulations with respect to those certificates.

         Holders of the LIBOR Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such LIBOR Certificates.


ORIGINAL ISSUE DISCOUNT

         Subject to the discussion under the caption "Potential Alternative Treatment of LIBOR Certificates for OID Purposes," for federal income tax reporting purposes, the LIBOR Certificates will not be treated as having been issued with original issue discount. The holders of the Offered Certificates, however, will be required to include in income interest on such Offered Certificates in accordance with the accrual method of accounting. Although the tax treatment is not entirely certain, the Trustee will account for the Class A-IO Certificates as issued with original issue discount equal to the excess of all expected payments on the Class A-IO Certificates over their issue price. Although unclear, a holder of a Class A-IO Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which the certificateholder would be entitled if there were no further prepayments on the Mortgage Loans.

         The IRS has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class A-IO Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Class A-IO Certificates. The Class A-IO Certificates may be retired early based on the pay-down of the assets in the pool. Therefore, the rate at which that OID will accrue (and be includible in income) on the Class A-IO Certificates, will have to be determined based on an assumption regarding how fast the assets in the pool will pay-down (the "prepayment assumption"). Under the legislative history accompanying enactment of the OID provisions, the prepayment assumption used to price a debt instrument (such as the Class A-IO Certificates) should also be used to calculate OID on the debt instrument, as well as the accrual of any market discount and the amortization of premium. Accordingly, the Depositor intends to assume the Class A-IO Certificates will be retired based on an assumed prepayment scenario. No representation is made that the Class A-IO Certificates will be retired based on such prepayment scenario or based on any other prepayment assumption.


POTENTIAL ALTERNATIVE TREATMENT OF LIBOR CERTIFICATES FOR OID PURPOSES

         In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC regular interests that provide for payments based on an adjustable-rate such as the LIBOR Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable-rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the LIBOR Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

         It appears that a reasonable method of reporting original issue discount with respect to the Offered Certificates, if such certificates are required to be treated as issued with original issue discount, generally would be to report all income with respect to such certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such certificates, thereby treating such certificates as fixed-rate instruments to which the original issue discount computation rules described in the prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period.


PREMIUM INSTRUMENTS

         Certain of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium.


TREATMENT OF OFFERED CERTIFICATES AS REAL ESTATE ASSETS

         With respect to the Offered Certificates, this paragraph is relevant to such certificates exclusive of the rights of the holders of such certificates to receive certain payments in respect of the Net WAC Rate Carryover Amount. The Offered Certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) in the same proportion that the assets of the trust fund would be so treated, and income on the offered certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under
Section 856(c)(3)(B) in the same proportion that the income on the assets of the trust fund would be so treated. Because the Net WAC Rate Carryover Amount is treated as a separate right of the Offered

Certificates not payable by any REMIC elected by the Trust, such right will not be treated as a qualifying asset for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the Net WAC Reserve Fund will not be qualifying real estate income for real estate investment trusts.


PROHIBITED TRANSACTIONS AND REMIC REPORTING

         It is not anticipated that any REMIC elected by the Trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in
Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected by the Trust, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Pooling Agreement, (ii) by a Servicer, if that Servicer has breached its obligations with respect to REMIC compliance under the Pooling Agreement and (iii) otherwise by the Trust, with a resulting reduction in amounts otherwise distributable to the holders of the Offered Certificates.

         The responsibility for filing annual federal information returns and other reports will be borne by the Trustee.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax Considerations--REMICs" in the prospectus.


TAX RETURN DISCLOSURE AND INVESTOR LIST REQUIREMENTS

         Recent Treasury pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The scope of these pronouncements is unclear and they may apply to any transaction in which a REMIC election is made. Temporary and proposed regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the certificates. There are legislative proposals pending in the Congress that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to this transaction.


                              ERISA CONSIDERATIONS

         A fiduciary of any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code (a "Plan"), or any other person investing plan assets of a Plan, including an insurance company, whether investing through its general or separate accounts, should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the Offered Certificates by or on behalf of, or with plan assets of, a Plan may qualify for exemptive relief under Credit Suisse First Boston Corporation's Underwriter Exemption, as described under "ERISA Considerations-Underwriter Exemption" in the prospectus. The Underwriter Exemption relevant to the Offered Certificates was granted by the Department of Labor as Prohibited

Transaction Exemption ("PTE") 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41. As amended by PTE 2000-58, the Underwriter Exemption permits Offered Certificates, whether or not subordinated, to be purchased by Plans, provided such certificates are backed by fully-secured mortgage loans and are rated at least "BBB-" by Standard & Poor's or Fitch or "Baa3" by Moody's at the time of their acquisition. However, the Underwriter Exemption, as amended, contains a number of conditions which must be met for the exemption to apply, including the requirement that the investing Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act. Furthermore, because payments on the Offered Certificates may be affected by the Yield Maintenance Agreement, Offered Certificates may be purchased only by Qualified Plan Investors. A "Qualified Plan Investor" is a plan investor or group of plan investors on whose behalf the decision to purchase Offered Certificates is made by an independent fiduciary that is (i) qualified to analyze and understand the terms and conditions of the Yield Maintenance Agreement and the effect of the Yield Maintenance Agreement on the credit ratings of the Offered Certificates, and
(ii) a "qualified professional asset manager", as defined in Part V(a) of PTE 84-14, an "in-house asset manager" as defined in Part IV(a) of PTE 96-23, or a plan fiduciary with total Plan and non-Plan assets under management of at least $100 million at the time of the acquisition of the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Underwriter Exemption will be satisfied with respect to those certificates.

         Because the Offered Certificates will not meet the requirements of the Underwriter Exemption unless they are rated at least "BBB-" by Standard & Poor's or Fitch or "Baa3" by Moody's at the time of acquisition by a Plan, the purchase or sale of an Offered Certificate by, on behalf of, or with plan assets of any Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties if the rating of that class of certificates has declined below the lowest rating permitted under the Underwriter Exemption. For this reason, the Pooling Agreement provides that transfers of the Class M4 Certificates to a Plan, a trustee or other person acting on behalf of any Plan or to any person using plan assets to effect such acquisition will not be registered by the Trustee unless the purchaser thereof provides the Trustee with a certification (which the purchaser of a Class M4 Certificate in book-entry form will be deemed to have provided) substantially to the effect that (i) the Class M4 Certificates are rated at least "BBB-" by Standard & Poor's or Fitch or "Baa3" by Moody's at the time of acquisition, or (ii) the source of funds used to purchase such Class M4 Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60), and the conditions of Sections I and III set forth in PTCE 95-60 have been satisfied. The Class M4 Certificates will contain a legend describing such restrictions on transfer.

         Any fiduciary or other investor of plan assets that proposes to acquire or hold the Offered Certificates on behalf of or with plan assets of any Plan should consult with its Counsel with respect to: (i) whether the specific and general conditions and the other requirements in the Underwriter Exemption would be satisfied, and with respect to the Mezzanine Certificates, whether the conditions described are met or any other prohibited transaction exemption would apply, and (ii) whether the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code apply to the proposed investment. See "ERISA Considerations--ERISA Considerations Relating to Certificates" in the prospectus.

         The sale of any of the Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that an investment in the Offered Certificates meets all relevant legal requirements relating to investments by Plans generally or any particular Plan, or that an investment in the Offered Certificates is appropriate for Plans generally or any particular Plan.

                         LEGAL INVESTMENT CONSIDERATIONS

         The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment" in the prospectus.


                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and Credit Suisse First Boston Corporation, an affiliate of the Depositor and the Seller ( the "Underwriter), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor all of the Offered Certificates.

         Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling Offered Certificates to or through dealers and such dealers may receive from the Underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of such Offered Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the classes of certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act"). Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be 99.75% of the aggregate Certificate Principal Balance of the Offered Certificates.

         The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates but the Underwriter has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

         The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Act.

                                  LEGAL MATTERS

         Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor and the Underwriter by McKee Nelson LLP, New York, New York.

                                     RATINGS

         It is a condition to the issuance of the Offered Certificates that they be assigned the ratings indicated below by S&P, Fitch and Moody's:


-----------------------------------------------------------------------------
   CLASS OF CERTIFICATES      S&P RATING      FITCH RATING    MOODY'S RATING
-----------------------------------------------------------------------------
   Class A1 Certificates         AAA               AAA             Aaa
-----------------------------------------------------------------------------
   Class A2 Certificates         AAA               AAA             Aaa
-----------------------------------------------------------------------------
   Class A3 Certificates         AAA               AAA             Aaa
-----------------------------------------------------------------------------
   Class A4 Certificates         AAA               AAA             Aaa
-----------------------------------------------------------------------------
   Class A-IO Certificates       AAA               AAA             Aaa
-----------------------------------------------------------------------------
   Class M1 Certificates          AA               AA              Aa2
-----------------------------------------------------------------------------
   Class M2 Certificates          A                 A               A2
-----------------------------------------------------------------------------
   Class M3 Certificates         BBB               BBB             Baa2
-----------------------------------------------------------------------------
   Class M4 Certificates         BBB-              BBB-            Baa3
-----------------------------------------------------------------------------

         A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the Net WAC Rate Carryover Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield.

         The Depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the Offered Certificates. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates by the Rating Agencies.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

               INDEX OF DEFINED TERMS


Accrual Period ..................................S-58
Act.............................................S-105
Adjustment Date..................................S-22
Advance..........................................S-78
Allocated Realized Loss Amount...................S-58
Assumed Final Distribution Date..................S-54
Available Funds..................................S-64
Basic Principal Distribution Amount..............S-58
beneficial owner.................................S-54
Book-Entry Certificates..........................S-54
Cap Default......................................S-73
Cap Early Termination............................S-74
Certificate Index................................S-71
Certificate Margin...............................S-71
Certificate Owner................................S-54
Certificate Principal Balance....................S-58
Class A Certificates.............................S-53
Class A Principal Distribution Amount............S-58
Class A-IO Net WAC Rate..........................S-70
Class A-IO Notional Balance......................S-59
Class B-IO Cap Rate..............................S-70
Class M1 Principal Distribution Amount...........S-59
Class M2 Principal Distribution Amount...........S-59
Class M3 Principal Distribution Amount...........S-59
Class M4 Principal Distribution Amount...........S-60
Clearstream......................................S-54
Clearstream Participants.........................S-56
Closing Date.....................................S-21
Code.............................................S-99
Collection Account...............................S-77
Commission.......................................S-84
Compensating Interest............................S-79
Cooperative......................................S-56
Counterparty.....................................S-72
CPR..............................................S-85
Credit Enhancement Percentage....................S-60
CSFBi............................................S-72
Cut-off Date.....................................S-21
Cut-off Date Pool Principal Balance..............S-21
Cut-off Date Principal Balance...................S-21
Definitive Certificate...........................S-54
Deleted Mortgage Loan............................S-76
Delinquent.......................................S-60
Determination Date...............................S-79
Distribution Account.............................S-78
Distribution Date................................S-54
DTC..............................................S-54
Due Date.........................................S-21
Due Period.......................................S-60
Euroclear........................................S-56
Euroclear Operator...............................S-56
Euroclear Participants...........................S-56
European Depositaries............................S-54
Events of Default................................S-73
Fairbanks........................................S-45
Financial Intermediary...........................S-54
Fitch............................................S-72
Formula Rate.....................................S-71
Global Securities.................................I-1
Gross Margin.....................................S-23
IML..............................................S-56
Index............................................S-45
Initial Periodic Rate Cap........................S-23
Interest Remittance Amount.......................S-60
IRS.............................................S-100
LIBOR Business Day...............................S-74
LIBOR Certificates...............................S-53
LIBOR Determination Date.........................S-74
Liquidated Mortgage Loan.........................S-63
Loan Rate........................................S-22
LTV..............................................S-23
Maximum Loan Rate................................S-23
Mezzanine Certificates...........................S-53
Minimum Loan Rate................................S-23
Monthly Interest Distributable Amount............S-60
Moody's..........................................S-72
Mortgage.........................................S-22
Mortgage Loan Purchase Agreement.................S-21
Mortgage Loan Schedule...........................S-76
Mortgage Loans...................................S-21
Mortgage Pool....................................S-21
Mortgaged Property...............................S-22
Net Liquidation Proceeds.........................S-63
Net Loan Rate....................................S-87
Net Monthly Excess Cashflow......................S-61
Net Prepayment Interest Shortfall................S-79
Net WAC Rate.....................................S-70
Net WAC Rate Carryover Amount....................S-70
Net WAC Reserve Fund.............................S-71
New Century......................................S-45
New Century Underwriting Guidelines..............S-45
Notional Amount..................................S-61
Offered Certificates.............................S-53
Offered Subordinate Certificates.................S-53
OID Regulations.................................S-101
Optional Termination Date........................S-82

Original Certificate Principal Balance...........S-58
Originator.......................................S-21
Overcollateralization Deficiency Amount..........S-61
Overcollateralization Increase Amount............S-61
Overcollateralization Release Amount.............S-61
Overcollateralization Target Amount..............S-61
Overcollateralized Amount........................S-61
Pass-Through Rate................................S-69
Periodic Rate Cap................................S-23
Physical Certificates............................S-53
Plan............................................S-103
Pool Balance.....................................S-21
Pooling Agreement................................S-22
PPC..............................................S-85
Prepayment Assumption............................S-85
Prepayment Interest Shortfall....................S-79
Prepayment Period................................S-62
Prepayment Scenarios.............................S-86
Principal Balance................................S-21
Principal Distribution Amount....................S-61
Principal Remittance Amount......................S-62
PTE.............................................S-104
Purchase Price...................................S-76
Qualified Substitute Mortgage Loan...............S-76
qualifying debt instrument......................S-101
Realized Loss....................................S-63
Reconstitution Agreement.........................S-21
Record Date......................................S-54
Reference Banks..................................S-75
Related Documents................................S-76
Relevant Depositary..............................S-54
Relief Act.......................................S-17
Relief Act Interest Shortfalls...................S-17
REMIC............................................S-12
REMICs...........................................S-99
Reserve Interest Rate............................S-75
Residual Certificates............................S-53
residual interests...............................S-99
Rules............................................S-54
S&P..............................................S-72
Scheduled Notional Amount........................S-72
Servicer Remittance Date.........................S-79
Servicing Advance................................S-78
Servicing Fee....................................S-79
Servicing Fee Rate...............................S-79
SMMEA............................................S-12
Stepdown Date....................................S-63
Strip Amount.....................................S-63
Structuring Assumptions..........................S-86
Subgroup 1.......................................S-21
Subgroup 1 Percentage............................S-63
Subgroup 1 Principal Remittance Amount...........S-63
Subgroup 2.......................................S-21
Subgroup 2 Percentage............................S-63
Subordinate Certificates.........................S-53
Substitution Adjustment..........................S-76
Telerate Page 3750...............................S-74
Termination Events...............................S-73
termination payment.............................S-100
Termination Price................................S-82
Terms and Conditions.............................S-56
Trigger Event....................................S-63
Trust............................................S-21
U.S. Person.......................................I-4
Underwriter.....................................S-105
Unpaid Interest Shortfall Amount.................S-64
Unpaid Realized Loss Amount......................S-64
Yield Maintenance Agreement......................S-72

                                     ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the Offered Certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be Subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global Security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC Seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period, and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last Coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing System's Customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.


CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding Securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax (which will be reduced through 2006) that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form

W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification),

         U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a Court within the United States is able to exercise primary Supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This Summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to reign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                    ANNEX II

                      YIELD MAINTENANCE AGREEMENT SCHEDULE

----------------------------------------------------------------------
                            LIBOR STRIKE         SCHEDULED NOTIONAL
     DISTRIBUTION DATE        RATE(%)                AMOUNT ($)
----------------------------------------------------------------------
February 2003..............     2.43                 105,900,000
March 2003.................     2.35                 103,900,000
April 2003.................     2.43                 101,900,000
May 2003...................     2.46                 100,000,000
June 2003..................     2.48                  98,000,000
July 2003..................     2.62                  96,200,000
August 2003................     2.68                  94,300,000
September 2003.............     2.73                  92,500,000
October 2003...............     2.91                  90,700,000
November 2003..............     3.00                  89,000,000
December 2003..............     3.08                  87,300,000
January 2004...............     3.29                  85,600,000
February 2004..............     3.40                  84,000,000
March 2004.................     3.51                  82,400,000
April 2004.................     3.69                  80,800,000
May 2004...................     3.81                  79,200,000
June 2004..................     3.93                  77,700,000
July 2004..................     4.07                  76,200,000
August 2004................     4.19                  74,800,000
September 2004.............     4.31                  73,300,000
October 2004...............     4.42                  71,900,000
November 2004..............     4.54                  70,500,000
December 2004..............     4.65                  69,200,000
January 2005...............     4.68                  67,800,000
February 2005..............     4.80                  66,500,000
March 2005.................     4.89                  65,200,000
April 2005.................     4.86                  64,000,000
May 2005...................     4.95                  62,800,000
June 2005..................     5.05                  61,500,000
July 2005..................     5.02                  60,400,000
-----------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                       ASSET BACKED SECURITIES CORPORATION
                                    Depositor

                 ABS MORTGAGE AND MANUFACTURED HOUSING CONTRACT
      ASSET-BACKED CERTIFICATES AND ASSET-BACKED NOTES (ISSUABLE IN SERIES)

                              --------------------

Asset Backed Securities Corporation, as depositor, may offer from time to time under this prospectus and related prospectus supplements notes or certificates that are either asset-backed notes or asset-backed certificates which may be sold from time to time in one or more series. Each series of notes or certificates, as applicable, will be issued in one or more classes.

The related prospectus supplement will set forth the specific assets of the trust fund and the seller or sellers from whom the assets are acquired. The assets may include:

     1.   One or more pools of

          o closed-end and/or revolving home equity loans or manufactured housing contracts or specified balances of these loans or contracts and/or loans of which the proceeds have been applied to the purchase of the related mortgaged property, secured by mortgages primarily on one- to four-family residential properties,

          o loans made to finance the purchase of rights relating to cooperatively owned properties secured by a pledge of shares of a cooperative corporation and an assignment of a proprietary lease or occupancy agreement on a cooperative dwelling,

          o loans made to finance the origination of the loans and contracts described above and secured by the related loans or contracts,

          o mortgage participation certificates evidencing participation interests in loans that are acceptable to the nationally recognized statistical rating agencies rating a series of securities,

          o private securities evidencing ownership interests in or secured by loans similar to the types of loans described above;

     2. All monies due under the above assets, which may be net of amounts payable to the servicer or servicers; and

     3. Funds or accounts established for the related trust fund, or one or more forms of enhancement.

The related prospectus supplement will state if the trust fund will make one or more REMIC elections for federal income tax purposes.

FOR A DISCUSSION OF RISKS ASSOCIATED WITH AN INVESTMENT IN THE NOTES OR CERTIFICATES, SEE RISK FACTORS ON PAGE 1.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

                               ------------------

                           CREDIT SUISSE FIRST BOSTON

                The date of this Prospectus is October 18, 2002.

                                TABLE OF CONTENTS


Risk Factors................................................................1

The Trust Fund..............................................................5

The Depositor..............................................................21

Use of Proceeds............................................................21

Maturity, Prepayment and Yield Considerations..............................21

Description of the Securities..............................................26

Certain Information Regarding the Securities...............................62

Credit Support.............................................................64

Description of Insurance...................................................70

Certain Legal Aspects of the Mortgage Loans and Contracts..................80

Material Federal Income Tax Considerations.................................92

State and Other Tax Considerations........................................133

Erisa Considerations......................................................134

Legal Investment..........................................................141

Plan of Distribution......................................................143

Legal Matters.............................................................144

Prospectus Supplement.....................................................144

Additional Information....................................................145

Incorporation of Certain Information by Reference.........................145

Index of Terms............................................................147

                                  RISK FACTORS

         You should carefully consider the following risk factors prior to any purchase of the notes or certificates.

LIMITED LIQUIDITY MAY RESULT IN DELAYS IN
YOUR ABILITY TO SELL SECURITIES OR LOWER
RETURNS ................................... There will be no market for the notes or certificates, as
                                            applicable, of any series prior to
                                            their issuance, and there can be no
                                            assurance that a secondary market
                                            will develop. If a secondary market
                                            does develop, there can be no
                                            assurance that it will provide
                                            holders with liquidity of investment
                                            or that the market will continue for
                                            the life of the notes or
                                            certificates, as applicable, of the
                                            related series. Credit Suisse First
                                            Boston Corporation presently expects
                                            to make a secondary market in the
                                            notes or certificates, as
                                            applicable, but has no obligation to
                                            do so. Absent a secondary market for
                                            the notes or certificates, as
                                            applicable, you may experience a
                                            delay if you choose to sell your
                                            notes or certificates, as
                                            applicable, or the price you receive
                                            may be less than you would receive
                                            for a comparable liquid security.



LIMITED ASSETS FOR PAYMENTS--NO RECOURSE
TO DEPOSITOR, UNAFFILIATED SELLER, MASTER
SERVICER OR SERVICER .....................  The depositor does not have, nor is it expected to have, any significant
                                            assets. The notes or certificates,
                                            as applicable, of a series will be
                                            payable solely from the assets of
                                            the trust fund for that series.
                                            Except for any related insurance
                                            policies or credit support, there
                                            will be no recourse to the depositor
                                            or any other person for any default
                                            on the notes or any failure to
                                            receive distributions on the
                                            certificates with respect to any
                                            series. Consequently, holders of
                                            notes or certificates, as
                                            applicable, of each series must rely
                                            solely upon payments with respect to
                                            the assets constituting the trust
                                            fund for a series of notes or
                                            certificates, as applicable,
                                            including, if applicable, any
                                            amounts available pursuant to any
                                            enhancement for that series, for the
                                            payment of principal of and interest
                                            on the notes or certificates, as
                                            applicable, of that series.

                                            The only obligations, if any, of the
                                            depositor with respect to the notes
                                            or certificates, as applicable, of
                                            any series will be with respect to
                                            its breach of specific
                                            representations and warranties. The
                                            depositor does not have, and is not
                                            expected in the future to have, any
                                            significant assets with which to
                                            meet any obligation to repurchase
                                            assets with respect to which there
                                            has been a breach of any
                                            representation or warranty. If, for
                                            example, the depositor were required
                                            to repurchase a mortgage loan, its
                                            only sources of funds to make the
                                            repurchase would be from funds
                                            obtained from the enforcement of a
                                            corresponding obligation, if any, on
                                            the part of the originator of the
                                            mortgage loan, the master servicer,
                                            the servicer or the unaffiliated
                                            seller, as the case may be, or from
                                            a reserve fund established to
                                            provide funds for repurchases. If
                                            the depositor does not have
                                            sufficient assets and no other party
                                            is obligated to repurchase defective
                                            assets, you may experience a loss.

LIMITS ON ENHANCEMENT MAY RESULT IN
LOSSES TO YOU ............................. Although we intend the enhancement for the notes or certificates, as
                                            applicable, to reduce the risk of
                                            delinquent payments or losses to
                                            holders of a series of notes or
                                            certificates, as applicable,
                                            entitled to the benefit of the notes
                                            or certificates, the amount of the
                                            enhancement will be limited, as set
                                            forth in the related prospectus
                                            supplement. In addition, the amount
                                            available will decline and could be
                                            depleted prior to the payment in
                                            full of the related series of notes
                                            or certificates, as applicable, and
                                            losses on the primary assets could
                                            result in losses to holders of those
                                            notes or certificates, as
                                            applicable.




DECREASE IN VALUE OF MORTGAGED PROPERTY--
RISK OF LOSS .............................. There are several factors that could adversely affect the value of
                                            mortgaged properties and cause the
                                            outstanding balance of the related
                                            mortgage loan, contract, loan
                                            secured by a mortgage loan or
                                            contract or of an underlying loan
                                            relating to the private securities,
                                            together with any senior financing,
                                            to equal or exceed the value of the
                                            mortgaged properties. Among the
                                            factors that could adversely affect
                                            the value of the mortgaged
                                            properties are


                                            o  an overall decline in the
                                               residential real estate market in
                                               the areas in which the mortgaged
                                               properties are located;

                                            o  a decline in the general
                                               condition of the mortgaged
                                               properties as a result of failure
                                               of borrowers to maintain
                                               adequately the mortgaged
                                               properties; or

                                            o  natural disasters that are not
                                               necessarily covered by insurance,
                                               including earthquakes and floods.

                                            Any decline in the value of a
                                            mortgaged property could extinguish
                                            the value of a junior interest in
                                            that mortgaged property before
                                            having any effect on the related
                                            senior interest. If a decline in the
                                            value of the related mortgaged
                                            properties occurs, the actual rates
                                            of delinquencies, foreclosure and
                                            losses on the mortgage loans could
                                            be higher than those currently
                                            experienced in the mortgage lending
                                            industry in general and you could
                                            suffer a loss.

TIMING AND RATE OF PREPAYMENTS MAY
RESULT IN LOWER ..........................  The yield to maturity experienced by a holder of notes or certificates,
                                            as applicable, may be affected by
                                            the rate and timing of payments of
                                            principal of the mortgage loans,
                                            contracts, loans secured by mortgage
                                            loans or contracts or of the
                                            underlying loans relating to the
                                            private securities. The rate and
                                            timing of principal payments of the
                                            notes or certificates, as
                                            applicable, of a series will be
                                            affected by a number of factors,
                                            including the following:

                                            o   the extent of prepayments, which
                                                may be influenced by a variety
                                                of factors,

                                            o   the manner of allocating
                                                principal payments among the
                                                classes of notes or
                                                certificates, as applicable, of
                                                a series as specified in the
                                                related prospectus supplement,
                                                and

                                            o   the exercise of any right of
                                                optional termination.


                                            Prepayments may also result from
                                            repurchases of mortgage loans or
                                            underlying loans, as applicable, due
                                            to material breaches of the
                                            unaffiliated seller's or the
                                            depositor's representations or
                                            warranties.

                                            Interest payable on the notes or
                                            certificates, as applicable, of a
                                            series on a distribution date will
                                            include all interest accrued during
                                            the period specified in the related
                                            prospectus supplement. In the event
                                            interest accrues during the calendar
                                            month prior to a distribution date,
                                            the effective yield to holders will
                                            be reduced from the yield that would
                                            otherwise be obtainable if interest
                                            payable on the security were to
                                            accrue through the day immediately
                                            preceding each distribution date,
                                            and the effective yield at par to
                                            holders will be less than the
                                            indicated coupon rate.

RISKS OF SUBORDINATED SECURITIES .......... To the extent specified in the applicable prospectus supplement,
                                            distributions of interest on and
                                            principal of one or more classes of
                                            notes or certificates, as
                                            applicable, of a series may be
                                            subordinated in priority of payment
                                            to interest and principal due on one
                                            or more other classes of notes or
                                            certificates, as applicable, of the
                                            related series. Any subordinated
                                            securities will be affected to a
                                            greater degree by any losses on the
                                            mortgage loans, contracts, loans
                                            secured by mortgage loans or
                                            contracts or of the underlying loans
                                            relating to the private securities.

BOOK-ENTRY REGISTRATION--BENEFICIAL
OWNERS NOT RECOGNIZED BY TRUST ............ Issuance of the notes or certificates, as applicable, in
                                            book-entry form may reduce the
                                            liquidity of these notes or
                                            certificates, as applicable, in the
                                            secondary trading market since
                                            investors may be unwilling to
                                            purchase notes or certificates, as
                                            applicable, for which they cannot
                                            obtain physical certificates. Since
                                            transactions in the notes or
                                            certificates, as applicable, can be
                                            effected only through The Depository
                                            Trust Company and any other entities
                                            set forth in the related prospectus
                                            supplement, your ability to pledge a
                                            security to persons or entities that
                                            do not participate in The Depository
                                            Trust Company or any other entities
                                            or otherwise to take actions in
                                            respect of the related notes or
                                            certificates, as applicable, may be
                                            limited due to lack of a physical
                                            certificate representing the notes
                                            or certificates, as applicable.

                                            You may experience some delay in the
                                            receipt of distributions of interest
                                            and principal on the notes or
                                            certificates, as applicable, since
                                            the distributions will be forwarded
                                            by the trustee to The Depository
                                            Trust Company and The Depository
                                            Trust Company will credit the
                                            distributions to the accounts of its
                                            participants which will then credit
                                            them to your account either directly
                                            or indirectly through indirect
                                            participants.

                                 THE TRUST FUND

     The Depositor may offer from time to time the ABS Mortgage and Manufactured Housing Contract Asset-Backed Certificates (the "Certificates") or the ABS Mortgage and Manufactured Housing Contract Asset-Backed Notes (the "Notes" and, together with the Certificates, the "Securities") offered by this prospectus and by the related prospectus supplements which may be sold from time to time in one or more series (each, a "Series") in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the related prospectus supplement. Each Series of Notes or Certificates, as applicable, may include one or more separate classes (each, a "Class") of Notes and/or Certificates, which may be divided into one or more subclasses (each, a "Subclass"). The Certificates will be issued by a trust (the "Trust") to be formed by the Depositor with respect to a Series pursuant to either a Trust Agreement (each, a "Trust Agreement") to be entered into between the Depositor and the trustee specified in the related prospectus supplement (the "Trustee") or a Pooling and Servicing Agreement (each, a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. If a Series of Securities includes Notes, the Notes will be issued and secured pursuant to an Indenture (each, an "Indenture") to be entered into between any of (1) the Trust or (2) a partnership, corporation, limited liability company or other entity formed by the Depositor solely for the purpose of issuing Notes of a related Series and incidental matters, as issuer (the "Issuer"), and the indenture trustee specified in the related prospectus supplement (the "Indenture Trustee"). The related Trust Fund will be serviced by the Master Servicer pursuant to a Sale and Servicing Agreement (the "Sale and Servicing Agreement") among the Depositor, the Master Servicer and the Indenture Trustee. The Certificates represent interests in specified percentages of principal and interest (a "Percentage Interest") with respect to the related Mortgage Pool, Warehouse Loan Pool or Contract Pool, or have been assigned a Stated Principal Balance and an Interest Rate, as more fully set forth in this prospectus, and will evidence the undivided interest, beneficial interest or notional amount specified in the related prospectus supplement in one of a number of Trusts, each to be created by the Depositor from time to time. If a Series of Securities includes Notes, the Notes will represent indebtedness of the related Trust Fund. The trust property of each Trust (the "Trust Fund") will consist of the assets described below.

     Ownership of the Mortgage, Warehouse Loan or Contract Pool or Pools included in the Trust Fund for a Series of Certificates may consist of one or more Subclasses, as specified in the prospectus supplement for the Series. Each Certificate will evidence the undivided interest, beneficial interest or notional amount specified in the related prospectus supplement in one or more Mortgage Pools containing one or more Mortgage Loans or Mortgage Certificates, Warehouse Loan Pools or Contract Pools containing Contracts, having an aggregate principal balance of not less than approximately $50,000,000 as of the first day of the month of its creation (the "Cut-off Date"), unless otherwise specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, each Class or Subclass of the Certificates of a Series will evidence the percentage interest specified in the prospectus supplement in the payments of principal of and interest on the Mortgage Loans or Mortgage Certificates in the related Mortgage Pool or Pools, Warehouse Loans in the related Warehouse Loan Pool or Pools or on the Contracts in the related Contract Pool or Pools (a "Percentage Interest"). To the extent specified in the related prospectus supplement, each Mortgage Pool, Warehouse Loan Pool or Contract Pool with respect to a Series will be covered by one or more irrevocable letters of credit (a "Letter of Credit"), a policy of mortgage pool insurance (a "Pool Insurance Policy"), a bond or similar form of insurance coverage against particular losses in the event of the bankruptcy of a Mortgagor (a "Mortgagor Bankruptcy Bond"), an insurance policy (the "Special Hazard Insurance Policy") covering losses that result from other physical risks that are not otherwise insured against, including earthquakes and mudflows, by the subordination of the rights of the holders of the one or more subordinate Classes or

Subclasses (the "Subordinate Notes" or the "Subordinate Certificates," and collectively, the "Subordinate Securities") to the rights of the holders of one or more senior Classes or Subclasses (the "Senior Notes" or the "Senior Certificates," and collectively, the "Senior Securities") to the extent specified in the related prospectus supplement (the "Subordinated Amount" which, if so specified in the related prospectus supplement, may include Subordinate Notes or Subordinate Certificates, as applicable, of one or more Class or Subclass (a "Subordinated Class" or "Subordinated Subclass," respectively) and the establishment of a reserve fund (a "Reserve Fund"), by the right of one or more Classes or Subclasses of Notes or Certificates, as applicable, to receive a disproportionate amount of particular distributions of principal, by an insurance policy (the "Security Guarantee Insurance") issued by one or more insurance companies or another form or forms of additional or alternative forms of credit support, including a guarantee or surety bond ("Alternative Credit Support") acceptable to the Rating Agency rating the Notes or Certificates, as applicable, of a Series or by any combination of the foregoing. See "Description of Insurance" and "Credit Support."

THE MORTGAGE POOLS

     If so specified in the prospectus supplement with respect to a Series, the Trust Fund for each Series may include

     1    one or more pools ("Mortgage Pools") containing

          o conventional one-to four-family residential, first and/or second mortgage loans,

          o closed-end loans (the "Closed-End Loans") and/or revolving home equity loans or specific balances of those loans (the "Revolving Credit Line Loans" and, together with the Closed-End Loans, the "Home Equity Loans") secured by mortgages or deeds of trust on residential one-to-four family properties, including townhouses and individual units in condominiums and planned unit developments,

          o loans ("Cooperative Loans") made to finance the purchase of particular rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative corporation (the "Cooperative") and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular dwelling unit (a "Cooperative Dwelling" and, together with one- to four-family residential properties, "Single Family Property,"

          o mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations ("Multifamily Property"); provided that no more than 5% of the principal balance of loans in a Mortgage Pool may consist of loans backed by Multifamily Property,

          o mortgage participation securities evidencing participation interests in loans that are acceptable to the nationally recognized statistical rating agency or agencies rating the related Series of Notes or Certificates, as applicable, (collectively, the "Rating Agency") in one of the four highest rating categories of each Rating Agency (all the loans described above and participation certificates being referred to collectively in this prospectus as the "Mortgage Loans"), acceptable to the nationally recognized Rating Agency rating the Notes or Certificates, as applicable, of the Series for a rating in one of the four highest rating categories of the Rating Agency or

          o conventional mortgage pass-through certificates, collateralized mortgage bonds or other indebtedness secured by mortgage loans or manufactured housing contracts (the "Mortgage Certificates"), in each case together with specific and related property issued by one or more trusts established by one or more private entities,

     2. one or more Contract Pools containing Contracts or participation Notes or Certificates, as applicable, representing participation interests in the Contracts purchased by the Depositor either directly or through one or more affiliates or Unaffiliated Sellers, and related property conveyed to the trust by the Depositor or

     3. one or more Warehouse Loan Pools containing Warehouse Loans or participation Securities representing participation interests in the Warehouse Loans purchased by the Depositor either directly or through one or more affiliates or Unaffiliated Sellers, and related property conveyed to the trust by the Depositor or

     A Mortgage Pool may include Mortgage Loans insured by the FHA ("FHA Loans") and/or Mortgage Loans partially guaranteed by the Veterans Administration (the "VA", and mortgage loans are referred to in this prospectus as "VA Loans"). All Mortgage Loans will be evidenced by promissory notes or other evidence of indebtedness (the "Mortgage Notes") secured by first mortgages or first or second deeds of trust or other similar security instruments creating a first lien or second lien, as applicable, on the Mortgaged Properties. Single Family Property and Multifamily Property will consist of single family detached homes, attached homes, single family units having a common wall, individual units located in condominiums, townhouses, planned unit developments, multifamily residential rental properties, apartment buildings owned by cooperative housing corporations and the other types of homes or units as are set forth in the related prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, each detached or attached home or multifamily property will be constructed on land owned in fee simple by the borrower (the "Mortgagor"). or on land leased by the Mortgagor for a term at least two years greater than the term of the applicable Mortgage Loan. Attached homes may consist of duplexes, triplexes and fourplexes, multifamily structures where each Mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common. Multifamily Property may include mixed commercial and residential buildings. The Mortgaged Properties may include investment properties and vacation and second homes. Mortgage Loans secured by Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Mortgaged Properties to the extent specified in the related prospectus supplement.

     Unless otherwise specified below or in the applicable prospectus supplement, each Mortgage Loan in a Mortgage Pool will

o have an individual principal balance at origination of not less than $25,000 nor more than $500,000,

o    have monthly payments due on the first day of each month (the "Due Date"),

o be secured by Mortgaged Properties or relate to Cooperative Loans located in any of the 50 states or the District of Columbia, and

o consist of fully-amortizing Mortgage Loans, each with a 10 to 40 year term at origination, a fixed or variable rate of interest and level or variable monthly payments over the term of the Mortgage Loan.

     Unless otherwise specified in the related prospectus supplement, the Loan-to-Value Ratio of the Mortgage Loans at origination will not exceed the percentages set forth below.

o 95% on any Mortgage Loan with an original principal balance of $150,000 or less,

o 90% on any Mortgage Loan with an original principal balance of $150,001 through $200,000,

o 85% on any Mortgage Loan with an original principal balance of $200,001 through $300,000 and

o    80% on any Mortgage Loan with an original principal balance exceeding
     $300,000.

     If so specified in the related prospectus supplement, a Mortgage Pool may also include fully amortizing, adjustable rate Mortgage Loans ("ARM Loans") with, unless otherwise specified in the related prospectus supplement, 30-year terms at origination and mortgage interest rates adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index described in the related prospectus supplement, subject to any applicable restrictions on adjustments. The Mortgage Pools may also include other types of Mortgage Loans to the extent set forth in the applicable prospectus supplement.

     Unless otherwise specified in the applicable prospectus supplement, no Mortgage Loan will have a Loan-to-Value Ratio at origination in excess of 95%, regardless of its original principal balance. Except as otherwise provided in the related prospectus supplement, the Loan-to-Value Ratio will be the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at the date of determination to the lesser of (1) the appraised value determined in an appraisal obtained by the originator and (2) the sales price for the property (the "Original Value"). Unless otherwise specified in the related prospectus supplement, with respect to a Mortgage Loan secured by a mortgage on a vacation or second home or an investment property, other than Multifamily Property, no income derived from the property will be considered for underwriting purposes, the Loan-to-Value Ratio, taking into account any secondary financing, may not exceed 80% and the original principal balance may not exceed $250,000.

     If so specified in the related prospectus supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating interest rates (the "Mortgage Rates"). These Mortgage Loan may provide that on the day on which the Mortgage Rate adjusts, the amount of the monthly payments on the Mortgage Loan will be adjusted to provide for the payment of the remaining principal amount of the Mortgage Loan with level monthly payments of principal and interest at the new Mortgage Rate to the maturity date of the Mortgage Loan. Alternatively, the Mortgage Loan may provide that the Mortgage Rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal of the Mortgage Loan, thus increasing or decreasing the rate at which the Mortgage Loan is repaid. See "Maturity, Prepayment and Yield Considerations." In the event that an adjustment to the Mortgage Rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on the Mortgage Loan, the excess (the "Deferred Interest") will be added to the principal balance of the Mortgage Loan, unless otherwise paid by the Mortgagor, and will bear interest at the Mortgage Rate in effect from time to time. The amount by which the Mortgage Rate or monthly payment may increase or decrease and the aggregate amount of Deferred Interest on any Mortgage Loan may be subject to limitations, as described in the related prospectus supplement.

     If so specified in the prospectus supplement for the related Series, the Mortgage Rate on some of the ARM Loans will be convertible from an adjustable rate to a fixed rate at the option of the Mortgagor under some circumstances. Unless otherwise specified in the related prospectus supplement, the Agreement will provide that the Unaffiliated Seller from which convertible ARM Loans were acquired will be obligated to repurchase from the Trust Fund any ARM Loan as to which the conversion option has been exercised (a "Converted Mortgage Loan"), at a purchase price set forth in the related prospectus supplement. The amount of the purchase price will be required to be deposited in the Certificate Account and will be distributed to the Securityholders on the Distribution Date in the month following the month of the exercise of the conversion option. The obligation of the Unaffiliated Seller to repurchase Converted Mortgage Loans may or may not be supported by cash, letters of credit, third party guarantees or other similar arrangements.

     If provided for in the applicable prospectus supplement, a Mortgage Pool may contain Mortgage Loans pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan ("Buy-Down Loans"). The resulting difference in payment shall be compensated for from an amount contributed by the Depositor, the seller of the related Mortgaged Property, the Servicer or another source and placed in a custodial account (the "Buy-Down Fund") by the Servicer, or if so specified in the related prospectus supplement, with the Trustee. In lieu of a cash deposit, if so specified in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the Trustee to fund the Buy-Down Fund. See "Description of the Securities--Payments on Mortgage Loans." Buy-Down Loans included in a Mortgage Pool will provide for a reduction in monthly interest payments by the Mortgagor for a period of up to the first four years of the term of the Mortgage Loans.

     If provided for in the applicable prospectus supplement, a Mortgage Pool may contain Mortgage Loans pursuant to which the monthly payments by the Mortgagor during the early years of the related Mortgage Note are less than the amount of interest that would otherwise be payable on the Mortgage Note, with the interest not so paid added to the outstanding principal balance of the Mortgage Loan ("GPM Loans"). If so specified in the related prospectus supplement, the resulting difference in payment shall be compensated for from an amount contributed by the Depositor or another source and delivered to the Trustee (the "GPM Fund"). In lieu of a cash deposit, the Depositor may deliver to the Trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the Rating Agency rating the related Series to fund the GPM Fund.

     If provided for in the applicable prospectus supplement, a Mortgage Pool may contain Mortgage Loans which are Home Equity Loans pursuant to which the full principal amount of the Mortgage Loan is advanced at origination of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the loan at its stated maturity. Interest on each Home Equity Loan may be calculated on the basis of the outstanding principal balance of the loan multiplied by the Mortgage Rate on each Home Equity Loan and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on the loan. Under some circumstances, under a Home Equity Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. Generally, an interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     FHA Loans will be insured by the Federal Housing Administration (the "FHA") as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance particular multifamily residential rental properties. FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of FHA Loan.

     VA Loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran, or in some instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for the VA Loan. The maximum guarantee that may be issued by VA under this program is

o 50% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is $45,000 or less,

o the lesser of $36,000 and 40% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $45,000 but less than or equal to $144,000,

o and the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000.

     Unless otherwise specified in the related prospectus supplement, interest on each Revolving Credit Line Loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down, up to a maximum amount as set forth in the related prospectus supplement, or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. To the extent and accordingly under the terms provided in the related prospectus supplement, the Trust Fund may include amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. The full amount of a Closed-End Loan is advanced at the inception of the Loan and generally is repayable in equal, or substantially equal, installments of an amount to fully amortize the Loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Under some circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the Loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Loan.

     The prospectus supplement, or, if information is not available in advance of the date of the related prospectus supplement, a Current Report on Form 8-K to be filed with the Commission, for each Series of Notes or Certificates, as applicable, the Trust Fund with respect to which contains Mortgage Loans will contain information as to the type of Mortgage Loans that will comprise the related Mortgage Pool or Pools and information as to

o the aggregate principal balance of the Mortgage Loans as of the applicable Cut-off Date,

o    the type of Mortgaged Properties securing the Mortgage Loans,

o    the original terms to maturity of the Mortgage Loans,

o    the largest in principal balance of the Mortgage Loans,

o    the earliest origination date and latest maturity date of the Mortgage
     Loans,

o the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%,

o    the interest rate or range of interest rates borne by the Mortgage Loans,

o    the average outstanding principal balance of the Mortgage Loans,

o    the geographical distribution of the Mortgage Loans,

o the number and aggregate principal balance of Buy-Down Loans or GPM Loans, if applicable,

o with respect to ARM Loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any periodic adjustment and over the life of ARM Loans, and

o with respect to Mortgage Loans secured by Multifamily Property or the other Mortgage Loans as are specified in the prospectus supplement, whether the Mortgage Loan provides for an interest only period and whether the principal amount of the Mortgage Loan is amortized on the basis of a period of time that extends beyond the maturity date of the Mortgage Loan.

     No assurance can be given that values of the Mortgaged Properties in a Mortgage Pool have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the real estate market should experience an overall decline in property values causing the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool to become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rate with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans." To the extent that any of these losses are not covered by the methods of credit support or the insurance policies described in this prospectus or by Alternative Credit Support, they will be borne by holders of the Notes or Certificates, as applicable, of the Series evidencing interests in, or secured by, the Mortgage Pool.

     Multifamily lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Multifamily real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, including rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily mortgage loans.

     The Depositor will cause the Mortgage Loans constituting each Mortgage Pool to be assigned to the Trustee named in the applicable prospectus supplement, for the benefit of the holders of the Certificates of the related Series (the "Certificateholders") and, if a Series of Securities includes Notes, the Depositor will cause the Mortgage Loans constituting the Mortgage Pool to be pledged to the Indenture Trustee, for the benefit of the holders of the Notes of the related Series (the "Noteholders" and, together with the Certificateholders, the "Securityholders"). The Master Servicer, if any, named in the related prospectus supplement will service the Mortgage Loans, either by itself or through other mortgage servicing institutions, if any (each, a "Servicer"), pursuant to a Pooling and Servicing Agreement or a

Sale and Servicing Agreement, as described in this prospectus, and will receive a fee as compensation. See "--Mortgage Loan Program" and "Description of the Securities." As used in this prospectus, "Agreement" means, with respect to a Series that only includes Certificates, the Pooling and Servicing Agreement, and with respect to a Series that includes Notes, the Indenture, the Trust Agreement and the Sale and Servicing Agreement, as the context requires. Unless otherwise specified in the applicable prospectus supplement, with respect to those Mortgage Loans serviced by a Servicer, the Servicer will be required to service the related Mortgage Loans in accordance with the Pooling and Servicing Agreement, Sale and Servicing Agreement or Seller's Warranty and Servicing Agreement between the Servicer and the Depositor (each, a "Servicing Agreement"), as applicable, and will receive as compensation, the fee specified in the related Servicing Agreement; however, any Master Servicer will remain liable for its servicing obligations under the applicable Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

     The Depositor will make representations and warranties regarding the Mortgage Loans, but its assignment of the Mortgage Loans to the Trustee will be without recourse. See "Description of the Securities--Assignment of Mortgage Loans." The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the Servicing Agreement, including its obligation to enforce particular types of purchase and other obligations of Servicers and/or Unaffiliated Sellers, as more fully described in this prospectus under "--Mortgage Loan Program" and "--Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities--Assignment of Mortgage Loans" and "--Servicing by Unaffiliated Sellers", and its obligations to make Advances in the event of delinquencies in payments on or with respect to the Mortgage Loans or in connection with prepayments and liquidations of the Mortgage Loans, in amounts described in this prospectus under "Description of the Securities--Advances." Unless otherwise specified in the related prospectus supplement, Advances with respect to delinquencies will be limited to amounts that the Master Servicer believes ultimately would be reimbursable under any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond or other policy of insurance, from amounts in the Reserve Fund, under any Alternative Credit Support or out of the proceeds of liquidation of the Mortgage Loans, cash in the Certificate Account or otherwise. See "Description of the Securities--Advances," "Credit Support" and "Description of Insurance."

MORTGAGE LOAN PROGRAM

     The Mortgage Loans will have been purchased by the Depositor either directly or through affiliates or by the Trust formed by the Depositor, from one or more affiliates or from sellers unaffiliated with the Depositor ("Unaffiliated Sellers"). Mortgage Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards" or as otherwise described in a related prospectus supplement.

UNDERWRITING STANDARDS

     Except in the case of particular Mortgage Loans originated by Unaffiliated Sellers in accordance with their own underwriting criteria ("Closed Loans") or other standards as may be described in the applicable prospectus supplement, all prospective Mortgage Loans will be subject to the underwriting standards adopted by the Depositor. See "--Closed Loan Program" below for a description of underwriting standards applicable to Closed Loans. Unaffiliated Sellers will represent and warrant that Mortgage Loans originated by them and purchased by the Depositor have been originated in accordance with the applicable underwriting standards established by the Depositor or other standards as may be described in the applicable prospectus supplement. The following discussion describes the underwriting standards of the Depositor with respect to any Mortgage Loan that it purchases.

     The mortgage credit approval process for one- to four-family residential loans follows a standard procedure that generally complies with the regulations and guidelines of both the Federal Home Loan Mortgage Corporation ("FHLMC"), a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, and the Federal National Mortgage Association ("FNMA"), a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. ss. 1716 et seq.), except that some Mortgage Loans may have higher loan amount and qualifying ratios, as well as applicable federal and state laws and regulations. The credit approval process for Cooperative Loans follows a procedure that generally complies with applicable FNMA regulations and guidelines, except for the loan amounts and qualifying ratios, and applicable federal and state laws and regulations. The originator of a Mortgage Loan (the "Originator") generally will review a detailed credit application by the prospective mortgagor designed to provide pertinent credit information, including a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the prospective mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained from the prospective mortgagor's employer in which the employer reports the length of employment with that organization, the current salary, and gives an indication as to whether it is expected that the prospective mortgagor will continue the employment in the future. If the prospective mortgagor is self-employed, he or she is required to submit copies of signed tax returns. The prospective mortgagor may also be required to authorize verification of deposits at financial institutions. In some circumstances, other credit considerations may cause the Originator or Depositor not to require some of the above documents, statements or proofs in connection with the origination or purchase of particular Mortgage Loans.

     Unless otherwise specified in the applicable prospectus supplement, an appraisal generally will be required to be made on each residence to be financed. The appraisal generally will be made by an appraiser who meets FNMA requirements as an appraiser of one- to four-family residential properties. The appraiser is required to inspect the property and verify that it is in good condition and that, if new, construction has been completed. The appraisal generally will be based on the appraiser's judgment of value, giving appropriate weight to both the market value of comparable homes and the cost of replacing the residence. These underwriting standards also require a search of the public records relating to a mortgaged property for any liens and judgments.

     Based on the data provided, particular verifications and the appraisal, a determination is made by the Originator as to whether the prospective mortgagor has sufficient monthly income available to meet the prospective mortgagor's monthly obligations on the proposed loan and other expenses related to the residence, including property taxes, hazard and primary mortgage insurance and, if applicable, maintenance, and other financial obligations and monthly living expenses. Except as may be provided in the related prospectus supplement, each Originator's lending guidelines for conventional mortgage loans generally will specify that mortgage payments plus taxes and insurance and all monthly payments extending beyond one year, including those mentioned above and other fixed obligations, or car payments, would equal no more than specified percentages of the prospective mortgagor's gross income. These guidelines will be applied only to the payments to be made during the first year of the loan. For FHA and VA Loans, the Originator's lending guidelines will follow HUD and VA guidelines, respectively. Other credit considerations may cause an Originator to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

     The Mortgaged Properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the Mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The Depositor's underwriting standards applicable to all states, including anti-deficiency states, require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance. Some of the types of Mortgage Loans that may be included in the Mortgage Pools or Trust Funds may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans and GPM Loans provide for escalating or variable payments by the Mortgagor. These types of Mortgage Loans are underwritten on the basis of a judgment that the Mortgagor will have the ability to make larger monthly payments in subsequent years. In some instances the Mortgagor's income may not be sufficient to enable it to continue to make scheduled loan payments as the payments increase.

     To the extent specified in the related prospectus supplement, the Depositor may purchase or cause the Trust to purchase Mortgage Loans for inclusion in a Trust Fund that are underwritten under standards and procedures which vary from and are less stringent than those described in this prospectus. For instance, Mortgage Loans may be underwritten under a "limited documentation" program if so specified in the related prospectus supplement. For limited documentation Mortgage Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and the Mortgage Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property or Cooperative Dwelling and the Loan-to-Value Ratio at origination. Thus, if the Loan-to-Value Ratio is less than a percentage specified in the related prospectus supplement, the originator may forego some aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be considered.

     The underwriting standards for Mortgage Loans secured by Multifamily Property will be described in the related prospectus supplement.

QUALIFICATIONS OF UNAFFILIATED SELLERS

     Unless otherwise specified in the applicable prospectus supplement with respect to an Unaffiliated Seller of Closed Loans secured by residential properties, each Unaffiliated Seller must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans. In addition, except as otherwise specified, the Depositor requires adequate financial stability and adequate servicing experience, where appropriate, as well as satisfaction of other criteria.

REPRESENTATIONS BY UNAFFILIATED SELLERS; REPURCHASES

     Unless otherwise specified in the related prospectus supplement, each Unaffiliated Seller, or the Master Servicer, if the Unaffiliated Seller is also the Master Servicer under the Agreement, will have made representations and warranties in respect of the Mortgage Loans sold by the Unaffiliated Seller to the Depositor. These representations and warranties will generally include, among other things:

o with respect to each Mortgaged Property, that title insurance, or in the case of Mortgaged Properties located in areas where policies are generally not available, an attorney's certificate of title, and any required hazard and primary mortgage insurance was effective at the origination of each Mortgage Loan, and that each policy, or certificate of title, remained in effect on the date of purchase of the Mortgage Loan from the Unaffiliated Seller;

o that the Unaffiliated Seller had good and marketable title to each Mortgage Loan it sold;

o with respect to each Mortgaged Property, that each mortgage constituted a valid first lien on the Mortgaged Property, subject only to permissible title insurance exceptions;

o that there were no delinquent tax or assessment liens against the Mortgaged Property; and

o that each Mortgage Loan was current as to all required payments, unless otherwise specified in the related prospectus supplement.

     With respect to a Cooperative Loan, the Unaffiliated Seller will represent and warrant that (1) the security interest created by the cooperative security agreements constituted a valid first lien on the collateral securing the Cooperative Loan, subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related Cooperative for unpaid assessments representing the Mortgagor's pro rata share of the Cooperative's payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject, and (2) the related cooperative apartment was free from damage and was in good repair.

     All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan will have been made as of the date on which the related Unaffiliated Seller sold the Mortgage Loan to the Depositor or its affiliate. A substantial period of time may have elapsed between the date of sale and the date of initial issuance of the Series of Notes or Certificates, as applicable, evidencing an interest in, or secured by, the related Mortgage Loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a Mortgage Loan by an Unaffiliated Seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan by the Unaffiliated Seller to or on behalf of the Depositor, the relevant event occurs that would have given rise to the obligation had the event occurred prior to sale of the affected Mortgage Loan. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Notes or Certificates, as applicable, if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of the related Mortgage Loan as of the related Cut-off Date.

     The only representations and warranties to be made for the benefit of holders of Notes or Certificates, as applicable, of a Series in respect of any Mortgage Loan relating to the period commencing on the date of sale of the Mortgage Loan to the Depositor or its affiliates will be limited representations of the Depositor and of the Master Servicer described below under "Description of the Securities--Assignment of Mortgage Loans." If the Master Servicer is also an Unaffiliated Seller of Mortgage Loans with respect to a particular Series, the representations will be in addition to the representations and warranties made in its capacity as an Unaffiliated Seller.

     Upon the discovery of the breach of any representation or warranty made by an Unaffiliated Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Securityholders of the related Series, the related Unaffiliated Seller or the Servicer of the Mortgage Loan will be obligated to repurchase the Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance of the Mortgage Loan at the date of repurchase or, in the case of a Series of Notes or Certificates, as applicable, as to which the Depositor has elected to treat the related Trust Fund as a REMIC, at that price or such other price as may be indicated in the related prospectus supplement, in each case together with accrued interest at the Mortgage Rate for the related Mortgage Loan to the first day of the month following the repurchase and the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of the Mortgage Loan. The Master Servicer will be required to enforce this obligation for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment were it the owner of the Mortgage Loan. Unless otherwise specified in the applicable prospectus supplement, and subject to the ability of the Depositor, the Unaffiliated Seller or the Servicer to substitute for some of the Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Securityholders of the related Series for a breach of representation or warranty by an Unaffiliated Seller.

     The obligation of the Master Servicer to purchase a Mortgage Loan if an Unaffiliated Seller or a Servicer defaults on its obligation to do so is subject to limitations, and no assurance can be given that Unaffiliated Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of the representations and warranties made by the Depositor or by the Master Servicer with respect to the insurability of the Mortgage Loans, the Depositor may have a repurchase obligation, and the Master Servicer may have the limited purchase obligation, in each case as described below under "Description of the Securities--Assignment of Mortgage Loans."

CLOSED LOAN PROGRAM

     The Depositor may also acquire Closed Loans that have been originated by Unaffiliated Sellers in accordance with underwriting standards acceptable to the Depositor. Unless otherwise specified in the applicable prospectus supplement, Closed Loans for which 11 or fewer monthly payments have been received will be further subject to the Depositor's customary underwriting standards. Unless otherwise specified in the applicable prospectus supplement, Closed Loans for which 12 to 60 monthly payments have been received will be subject to a review of payment history and will conform to the Depositor's guidelines for the related mortgage program. In the event one or two payments were over 30 days delinquent, a letter explaining the delinquencies will be required of the Mortgagor. Unless otherwise specified in the applicable prospectus supplement, the Depositor will not purchase for inclusion in a Mortgage Pool a Closed Loan for which

     (1)  more than two monthly payments were over 30 days delinquent,

     (2)  one payment was over 60 days delinquent or

     (3)  more than 60 monthly payments were received.

MORTGAGE CERTIFICATES

     If so specified in the prospectus supplement with respect to a Series, the Trust Fund for the Series may include conventional mortgage pass-through certificates, collateralized mortgage bonds or other indebtedness secured by mortgage loans or manufactured housing contracts (the "Mortgage Certificates") issued by one or more trusts established by one or more private entities and evidencing, unless otherwise specified in the related prospectus supplement, the entire interest in a pool of mortgage loans. A description of the mortgage loans and/or manufactured housing contracts underlying the Mortgage Certificates, the related pooling and servicing arrangements and the insurance arrangements in respect of the mortgage loans will be set forth in the applicable prospectus supplement or in the Current Report on Form 8-K referred to below. That prospectus supplement, or, if the applicable information is not available in advance of the date of the prospectus supplement, a Current Report on Form 8-K to be filed by the Depositor with the Commission within 15 days of the issuance of the Notes or Certificates, as applicable, of the related Series, will also set forth information with respect to the entity or entities forming the related mortgage pool, the issuer of any credit support with respect to the Mortgage Certificates and the aggregate outstanding principal balance and the pass-through rate borne by each Mortgage Certificate included in the Trust Fund, together with some additional information with respect to the Mortgage Certificates. The inclusion of Mortgage Certificates in a Trust Fund with respect to a Series of Notes or Certificates, as applicable, is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Notes or Certificates, as applicable. Mortgage Certificates, together with the Mortgage Loans, Warehouse Loans and Contracts, are referred to in this prospectus as the "Trust Assets."

THE CONTRACT POOLS

     If so specified in the prospectus supplement with respect to a Series, the Trust Fund for the Series may include a pool of manufactured housing installment or conditional sales contracts and installment loan agreements (the "Contracts") or participation certificates representing participation interests in the Contracts and related property (the "Contract Pool") conveyed to the Trust by the Depositor, evidencing interests in manufactured housing installment or conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the Depositor. The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each Contract will be secured by a new or used unit of manufactured housing (a "Manufactured Home"). Unless otherwise specified in the related prospectus supplement, the Contracts will be fully amortizing and will bear interest at the fixed annual percentage rates ("APRs") specified in the related prospectus supplement.

     The Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     The Depositor will cause the Contracts constituting each Contract Pool to be assigned and/or pledged to the related Trustee named in the related prospectus supplement for the benefit of the related Securityholders. The Master Servicer specified in the related prospectus supplement will service the Contracts, either by itself or through other Servicers, pursuant to the Agreement. See "Description of the Securities--Servicing by Unaffiliated Sellers." With respect to those Contracts serviced by the Master Servicer through a Servicer, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer alone were servicing the Contracts. The Contract documents, if so specified in the related prospectus supplement, may be held for the benefit of the Trustee by a Custodian (the "Custodian") appointed pursuant to the related Pooling and Servicing Agreement or a Custodial Agreement (the "Custodial Agreement") among the Depositor, the Trustee and the Custodian.

     Unless otherwise specified in the related prospectus supplement, each registered holder of a Security will be entitled to receive periodic distributions, which will be monthly unless otherwise specified in the related prospectus supplement, of all or a portion of principal of the underlying Contracts or interest on the principal balance of the Security at the Interest Rate, or both. See "Description of the Securities--Payments on Contracts."

     Except as otherwise specified in the related prospectus supplement, the related prospectus supplement, or, if the information is not available in advance of the date of the related prospectus supplement, a Current Report on Form 8-K to be filed with the Commission, will specify, for the Contracts contained in the related Contract Pool, among other things:

o    the dates of origination of the Contracts;

o    the weighted average APR on the Contracts;

o    the range of outstanding principal balances as of the Cut-off Date;

o the average outstanding principal balance of the Contracts as of the Cut-off Date;

o    the weighted average term to maturity as of the Cut-off Date; and

o    the range of original maturities of the Contracts.

     With respect to the Contracts included in the Contract Pool, the Depositor, the Master Servicer or any other party specified in the related prospectus supplement, will make or cause to be made representations and warranties as to the types and geographical distribution of the Contracts and as to the accuracy in all material respects of information furnished to the Trustee in respect of each Contract. In addition, the Master Servicer or the Unaffiliated Seller of the Contracts will represent and warrant that, as of the Cut-off Date, unless otherwise specified in the related prospectus supplement, no Contract was more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation that materially and adversely affects the interest of the related Securityholders in a Contract, the Master Servicer, the Unaffiliated Seller or another party, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the Contract or, if so specified in the related prospectus supplement, to substitute another Contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation by the Master Servicer, the Unaffiliated Seller or another party.

     If so specified in the related prospectus supplement, in addition to making particular representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement, the Master Servicer will make other representations and warranties, except to the extent that another party specified in the prospectus supplement makes any representations, to the Trustee with respect to the enforceability of coverage under any applicable insurance policy or hazard insurance policy. See "Description of Insurance" for information regarding the extent of coverage under the insurance policies. Upon a breach of the insurability representation that materially and adversely affects the interests of the Securityholders in a Contract, the Master Servicer, the Unaffiliated Seller or any other party, as appropriate, will be obligated either to cure the breach in all material respects or, unless otherwise specified in the related prospectus supplement, to purchase the Contract at a price equal to the principal balance of the Contract as of the date of purchase plus accrued interest at the related Pass-Through Rate to the first day of the month following the month of purchase. The Master Servicer, if required by the Rating Agency rating the Notes or Certificates, as applicable, will procure a surety bond, guaranty, letter of credit or other instrument (the "Performance Bond") acceptable to the Rating Agency to support this purchase obligation. See "Credit Support--Performance Bond." The purchase obligation will constitute the sole remedy available to the Securityholders or the Trustee for a breach of the Master Servicer's or seller's insurability representation.

     If provided in the related prospectus supplement, if the Depositor discovers or receives notice of any breach of its representations and warranties relating to a Contract within two years or another period specified in the related prospectus supplement of the date of the initial issuance of the Notes or Certificates, as applicable, the Depositor may remove the Contract from the Trust Fund (each, a "Deleted Contract"), rather than repurchase the Contract as provided above, and substitute in its place another Contract (each, a "Substitute Contract"). Any Substitute Contract, on the date of substitution, will

o have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Contract, the amount of any shortfall to be distributed to Securityholders in the month of substitution,

o have an APR not less than, and not more than 1% greater than, the APR of the Deleted Contract,

o have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Contract and

o comply with all the representations and warranties set forth in the Agreement as of the date of substitution.

     This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for any breach.

UNDERWRITING POLICIES

     Conventional Contracts will comply with the underwriting policies of the Originator or Unaffiliated Seller of the Contracts described in the related prospectus supplement. Except as described below or in the related prospectus supplement, the Depositor believes that these policies were consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination.

     With respect to a Contract made in connection with the Obligor's purchase of a Manufactured Home, the "appraised value" is the amount determined by a professional appraiser. The appraiser must personally inspect the Manufactured Home and prepare a report which includes market data based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar Manufactured Home. Unless otherwise specified in the related prospectus supplement, the "Contract Loan-to-Value Ratio" will be equal to the original principal amount of the Contract divided by the lesser of the "appraised value" or the sales price for the Manufactured Home.

THE FINANCING LOAN POOLS

     If so specified in the prospectus supplement with respect to a Series, the Trust Fund for the Series may include a pool of loans made to finance the origination of Home Equity Loans or Contracts (the "Warehouse Loans") and secured by Home Equity Loans or Contracts or participation certificates representing participation interests in the Warehouse Loans and related property (the "Warehouse Loan Pool") conveyed to the Trust by the Depositor, evidencing interests in Warehouse Loans originated in the ordinary course of business and purchased by the Depositor. Unless otherwise specified in the related prospectus supplement, the Warehouse Loans will be fully amortizing and will bear interest at the interest rates specified in the related prospectus supplement.

     The Depositor will cause the Warehouse Loans constituting each Warehouse Loan Pool to be assigned and/or pledged to the related Trustee named in the related prospectus supplement for the benefit of the related Securityholders. The Master Servicer specified in the related prospectus supplement will service the Warehouse Loans, either by itself or through other Servicers, pursuant to the Agreement. See "Description of the Securities--Servicing by Unaffiliated Sellers." With respect to those Warehouse Loans serviced by the Master Servicer through a Servicer, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer alone were servicing the Warehouse Loans. The Warehouse Loan documents, if so specified in the related prospectus supplement, may be held for the benefit of the Trustee by a Custodian appointed pursuant to the related Pooling and Servicing Agreement or a Custodial Agreement.

     Except as otherwise specified in the related prospectus supplement, the related prospectus supplement, or, if the information is not available in advance of the date of the related prospectus supplement, a Current Report on Form 8-K to be filed with the Commission, will specify, for the Warehouse Loans contained in the related Warehouse Loan Pool, among other things:

o    the dates of origination of the Warehouse Loans;

o    the weighted average APR on the Warehouse Loans;

o    the range of outstanding principal balances as of the Cut-off Date;

o the average outstanding principal balance of the Warehouse Loans as of the Cut-off Date;

o    the weighted average term to maturity as of the Cut-off Date; and

o    the range of original maturities of the Warehouse Loans.

     With respect to the Warehouse Loans included in the Warehouse Loan Pool, the Depositor, the Master Servicer or any other party specified in the related prospectus supplement, will make or cause to be made representations and warranties as to the types and geographical distribution of the Warehouse Loans and as to the accuracy in all material respects of information furnished to the Trustee in respect of each Warehouse Loan. In addition, the Master Servicer or the Unaffiliated Seller of the Warehouse Loans will represent and warrant that, as of the Cut-off Date, unless otherwise specified in the related prospectus supplement, no Warehouse Loan was more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation that materially and adversely affects the interest of the related Securityholders in a Warehouse Loan, the Master Servicer, the Unaffiliated Seller or another party, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the Warehouse Loan or, if so specified in the related prospectus supplement, to substitute another Warehouse Loan. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation by the Master Servicer, the Unaffiliated Seller or another party.

     If provided in the related prospectus supplement, if the Depositor discovers or receives notice of any breach of its representations and warranties relating to a Warehouse Loan within two years or another period specified in the related prospectus supplement of the date of the initial issuance of the Notes or Certificates, as applicable, the Depositor may remove the Warehouse Loan from the Trust Fund (each, a "Deleted Warehouse Loan"), rather than repurchase the Warehouse Loan as provided above, and substitute in its place another Warehouse Loan (each, a "Substitute Warehouse Loan"). Any Substitute Warehouse Loan, on the date of substitution, will

o have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Warehouse Loan, the amount of any shortfall to be distributed to Securityholders in the month of substitution,

o have an APR not less than, and not more than 1% greater than, the APR of the Deleted Warehouse Loan,

o have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Warehouse Loan and

o comply with all the representations and warranties set forth in the Agreement as of the date of substitution.

This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for any breach.

UNDERWRITING POLICIES

     Warehouse Loans will comply with the underwriting policies of the Originator or Unaffiliated Seller of the Warehouse Loans described in the related prospectus supplement. Except as described below or in the related prospectus supplement.


                                  THE DEPOSITOR

     Asset Backed Securities Corporation (the "Depositor") was incorporated in the State of Delaware on December 31, 1985, and is an indirect, wholly owned subsidiary of Credit Suisse First Boston, Inc. Credit Suisse First Boston Corporation, which may act as an underwriter in offerings made by this prospectus, as described in "Plan of Distribution" below, is also a wholly owned subsidiary of Credit Suisse First Boston, Inc. The principal executive offices of the Depositor are located at Eleven Madison Avenue, New York, NY 10010. Its telephone number is (212) 325-2000.

     The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests in those trusts and acquiring and selling mortgage assets to trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will ensure or guarantee distributions on the Notes or Certificates, as applicable, of any Series.

     Trust Assets will be acquired by the Depositor directly or through one or more affiliates.


                                 USE OF PROCEEDS

     Except as otherwise provided in the related prospectus supplement, the Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered by this prospectus and by the related prospectus supplement to purchase the Trust Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Trust Assets, to establish the Reserve Funds or Pre-Funding Accounts, if any, for the Series and to pay costs of structuring and issuing the Notes or Certificates, as applicable. If so specified in the related prospectus supplement, Notes or Certificates, as applicable, may be exchanged by the Depositor for Trust Assets. Unless otherwise specified in the related prospectus supplement, the Trust Assets for each Series of Notes or Certificates, as applicable, will be acquired by the Depositor either directly, or through one or more affiliates which will have acquired Trust Assets from time to time either in the open market or in privately negotiated transactions.


                  MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

     Unless otherwise specified in the related prospectus supplement, the scheduled maturities of all of the Mortgage Loans, or the mortgage loans underlying the Mortgage Certificates, at origination will not be less than approximately 10 years or exceed 40 years and all the Contracts will have maturities at origination of not more than 20 years, but the Mortgage Loans, or the underlying mortgage loans, or Contracts may be prepaid in full or in part at any time. Unless otherwise specified in the applicable prospectus supplement, no Mortgage Loan, or mortgage loan, or Contract will provide for a prepayment penalty and each will contain, except in the case of FHA and VA Loans, due-on-sale clauses permitting the mortgagee or obligee to accelerate maturity upon conveyance of the related Mortgaged Property, Cooperative Dwelling or Manufactured Home.

     The FHA has compiled statistics relating to one- to four-family, level payment mortgage loans insured by the FHA under the National Housing Act of 1934, as amended, at various interest rates, all of which permit assumption by the new buyer if the home is sold. The statistics indicate that while some mortgage loans remain outstanding until their scheduled maturities, a substantial number are paid prior to their respective stated maturities. The Actuarial Division of HUD has prepared tables which, assuming full mortgage prepayments at the rates experienced by FHA, set forth the percentages of the original number of FHA Loans in pools of level payment mortgage loans of varying maturities that will remain outstanding on each anniversary of the original date of the mortgage loans, assuming they all have the same origination date, ("FHA Experience"). Published information with respect to conventional residential mortgage loans indicates that the mortgage loans have historically been prepaid at higher rates than government-insured loans because, unlike government insured mortgage loans, conventional mortgage loans may contain due-on-sale clauses that allow the holder of the loans to demand payment in full of the remaining principal balance of the mortgage loans upon sales or particular transfers of the mortgaged property. There are no similar statistics with respect to the prepayment rates of cooperative loans or loans secured by multifamily properties.

     It is customary in the residential mortgage industry in quoting yields on a pool of (1) 30-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 30-year schedule and is then prepaid in full at the end of the twelfth year and (2) 15-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 15-year schedule and then is prepaid in full at the end of the seventh year.

     Prepayments on residential mortgage loans are also commonly measured relative to a prepayment standard or model. If so specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, the model used in a prospectus supplement will be the Standard Prepayment Assumption ("SPA"). SPA represents an assumed rate of prepayment relative to the then outstanding principal balance of a pool of mortgages. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the mortgages in the first month of the life of the mortgages and an additional 0.2% per annum in each subsequent month until the thirtieth month and in each subsequent month during the life of the mortgages, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Information regarding FHA Experience, other published information, SPA or any other rate of assumed prepayments, as applicable, will be set forth in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable. There is, however, no assurance that prepayment of the Mortgage Loans underlying a Series of Notes or Certificates, as applicable, will conform to FHA Experience, mortgage industry custom, any level of SPA, or any other rate specified in the related prospectus supplement. A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes and the availability of mortgage funds, may affect prepayment experience on residential mortgage loans.

     The terms of the Servicing Agreement will require the Servicer or the Master Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property or Cooperative Dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related Insurance Policy will not be required or permitted. See "Description of the Securities--Enforcement of `Due-On-Sale' Clauses; Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans for a description of particular provisions of each Agreement and related legal developments that may affect the prepayment experience on the Mortgage Loans.

     At the request of the Mortgagor, the Servicer may refinance the Mortgage Loans in any Mortgage Pool by accepting prepayments on the Mortgage Loans and making new loans secured by a mortgage on the same property. Upon any refinancing, the new loans will not be included in the Mortgage Pool and the related Servicer will be required to repurchase the affected Mortgage Loan. A Mortgagor may be legally entitled to require the Servicer to allow a refinancing. Any repurchase will have the same effect as a prepayment in full of the related Mortgage Loan.

     There are no uniform statistics compiled for prepayments of contracts relating to Manufactured Homes. Prepayments on the Contracts may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of mortgage loans or Contracts include changes in housing needs, job transfers, unemployment and servicing decisions. An investment in Notes or Certificates, as applicable, evidencing interests in, or secured by, Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the Contracts. To the extent that losses on the Contracts are not covered by the Subordinated Amount, if any, Letters of Credit, applicable Insurance Policies, if any, or by any Alternative Credit Support, holders of the Notes or Certificates, as applicable, of a Series evidencing interests in, or secured by, Contracts will bear all risk of loss resulting from default by Obligors and will have to look primarily to the value of the Manufactured Homes, which generally depreciate in value, for recovery of the outstanding principal of and unpaid interest on the defaulted Contracts. See "The Trust Fund--The Contract Pools."

     While most Contracts will contain "due-on-sale" provisions permitting the holder of the Contract to accelerate the maturity of the Contract upon conveyance by the borrower, to the extent provided in the related prospectus supplement, the Master Servicer may permit proposed assumptions of Contracts where the proposed buyer meets the underwriting standards described above. Any assumption would have the effect of extending the average life of the Contracts. FHA Mortgage Loans and Contracts and VA Mortgage Loans and Contracts are not permitted to contain "due-on-sale" clauses, and are freely assumable.

     Mortgage Loans made with respect to Multifamily Property may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a specific period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loans. Prepayments of Mortgage Loans secured by Multifamily Property may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of Multifamily Property.

     If set forth in the applicable prospectus supplement, the Depositor or other specified entity will have the option to repurchase the Trust Assets included in the related Trust Fund under the conditions stated in the related prospectus supplement. For any Series of Notes or Certificates, as applicable, for which the Depositor has elected to treat the Trust Fund or particular assets of the Trust Fund as a REMIC pursuant to the provisions or the Code, any repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code so as to constitute a "qualified liquidation" under the Code. In addition, the Depositor will be obligated, under some circumstances, to repurchase some of the Trust Assets. The Master Servicer and Unaffiliated Sellers will also have repurchase obligations, as more fully described in this prospectus and in the related prospectus supplement. In addition, the mortgage loans underlying the Mortgage Certificates may be subject to repurchase under circumstances similar to those described above. Repurchases will have the same effect as prepayments in full. See "The Trust Fund--Mortgage Loan Program" and "--Representations by Unaffiliated Sellers; Repurchases," "Description of the Securities--Assignment of Mortgage Loans," "-- Assignment of Mortgage Certificates," "-- Assignment of Contracts" and "--Termination."

     If so specified in the related prospectus supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating Mortgage Rates that adjust more frequently than the monthly payment with respect to the Mortgage Loans. As a result, the portion of each monthly payment allocated to principal may vary from month to month. Negative amortization with respect to a Mortgage Loan will occur if an adjustment to the Mortgage Rate causes the amount of interest accrued in any month, calculated at the new Mortgage Rate for the period, to exceed the amount of the monthly payment or if the allowable increase in any monthly payment is limited to an amount that is less than the amount of interest accrued in any month. The amount of any resulting Deferred Interest will be added to the principal balance of the Mortgage Loan and will bear interest at the Mortgage Rate in effect from time to time. To the extent that, as a result of the addition of any Deferred Interest, the Mortgage Loan negatively amortizes over its term, the weighted average life of the Notes or Certificates, as applicable, of the related Series will be greater than would otherwise be the case. As a result, the yield on any Mortgage Loan at any time may be less than the yields on similar adjustable rate mortgage loans, and the rate of prepayment may be lower or higher than would otherwise be anticipated.

     Generally, when a full prepayment is made on a Mortgage Loan, Warehouse Loan or Contract, the Mortgagor or the borrower under a Contract (the "Obligor"), is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of prepayment, at a daily interest rate determined by dividing the Mortgage Rate or APR by 365 or as otherwise specified in the related Mortgage Note. Full prepayments will reduce the amount of interest paid by the Mortgagor or the Obligor because interest on the principal amount of any Mortgage Loan, Warehouse Loan or Contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the Master Servicer with respect to a Series will be required to advance from its own funds the portion of any interest at the related Mortgage Rate that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. Unless otherwise specified in the related prospectus supplement, full and partial prepayments, together with interest on the full and partial prepayments at the Mortgage Rate or APR for the related Mortgage Loan, Warehouse Loan or Contract to the last day of the month in which the prepayments occur, will be deposited in the Certificate Account and will be available for distribution to Securityholders on the next succeeding Distribution Date in the manner specified in the related prospectus supplement.

     Generally, the effective yield to holders of Notes or Certificates, as applicable, having a monthly Distribution Date will be lower than the yield otherwise produced because, while interest will accrue on each Mortgage Loan, Warehouse Loan or Contract, or mortgage loan underlying a Mortgage Certificate, to the first day of the month, the distribution of interest to holders of Notes or Certificates, as applicable, will be made no earlier than the 25th day of the month following the month of the accrual, unless otherwise provided in the applicable prospectus supplement. The adverse effect on yield will intensify with any increase in the period of time by which the Distribution Date with respect to a Series of Notes or Certificates, as applicable, succeeds the 25th day. If so specified in the related prospectus supplement, one or more Classes or Subclasses of Certificates within a Series (the "Multi-Class Securities") may be assigned a principal balance (a "Stated Principal Balance" or a "Certificate Principal Balance") based on the cash flow from the Mortgage Loans, Mortgage Certificates, the Warehouse Loans, the Contracts and/or the other assets in the Trust Fund if specified in the related prospectus supplement and a stated annual interest rate, determined in the manner set forth in the related prospectus supplement, which may be fixed or variable (an "Interest Rate"). With respect to the Multi-Class Securities of a Series having other than monthly Distribution Dates, the yield to holders of the Certificates will also be adversely affected by any increase in the period of time from the date to which interest accrues on the Certificate to the Distribution Date on which interest is distributed.

     If so specified in the related prospectus supplement, one or more Classes or Subclasses of Notes and/or Certificates may receive unequal amounts of the distributions of principal of and interest on the Mortgage Loans, the Warehouse Loans, the Contracts and the Mortgage Certificates included in the related Trust Fund, as specified in the related prospectus supplement (any Class or Subclass receiving the higher proportion of principal distributions being referred to in this prospectus after as a "Principal Weighted Class" or "Principal Weighted Subclass," respectively, and any Class or Subclass receiving the higher proportion of interest distributions being referred to in this prospectus as an "Interest Weighted Class" or an "Interest Weighted Subclass," respectively). If so specified in the related prospectus supplement, the allocation of the principal and interest distributions may involve as much as 100% of each distribution of principal or interest being allocated to one or more Classes or Subclasses and 0% to another. If so specified in the related prospectus supplement, one or more Classes or Subclasses may receive disproportionate amounts of distributions of principal, which proportions may change over time subject to specific conditions. Payments may be applied to any one or more Classes or Subclasses on a sequential or pro rata basis, or otherwise, as specified in the related prospectus supplement.

     In the event that the Notes or Certificates, as applicable, of a Series are divided into two or more Classes or Subclasses and that a Class or Subclass is an Interest Weighted Class, in the event that a Series includes Classes or Subclasses of Certificates of a Series which evidence a residual interest in the related Trust Fund (the "Residual Certificates"), the prospectus supplement for the Series will indicate the manner in which the yield to Securityholders will be affected by different rates of prepayments on the Mortgage Loans, on the Warehouse Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates. In general, the yield on Notes or Certificates, as applicable, that are offered at a premium to their principal or notional amount ("Premium Securities") is likely to be adversely affected by a higher than anticipated level of principal prepayments on the Mortgage Loans, on the Warehouse Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates. This relationship will become more sensitive as the amount by which the Percentage Interest of the Class in each Interest Distribution is greater than the corresponding Percentage Interest of the Class in each Principal Distribution. If the differential is particularly wide, e.g., the Interest Distribution is allocated primarily or exclusively to one Class or Subclass and the Principal Distribution primarily or exclusively to another, and a high level of prepayments occurs, there is a possibility that Securityholders of Premium Securities will not only suffer a lower than anticipated yield but, in extreme cases, will fail to recoup fully their initial investment. Conversely, a lower than anticipated level of principal prepayments, which can be anticipated to increase the expected yield to holders of Notes or Certificates, as applicable, that are Premium Securities, will likely result in a lower than anticipated yield to holders of Notes or Certificates, as applicable, that are offered at a discount to their principal amount ("Discount Securities"). If so specified in the applicable prospectus supplement, a disproportionately large amount of principal prepayments or other recoveries of principal specified in the related prospectus supplement on a Mortgage Loan, Warehouse Loan or Contract that are received in advance of their scheduled Due Dates and are not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment (the "Principal Prepayments") may be distributed to the holders of the Senior Notes or Senior Certificates, as applicable, at the times and under the circumstances described in the prospectus supplement.

     In the event that the Notes or Certificates, as applicable, of a Series include one or more Classes or Subclasses of Multi-Class Securities, the prospectus supplement for the Series will set forth information, measured relative to a prepayment standard or model specified in the prospectus supplement, with respect to the projected weighted average life of each the Class or Subclass and the percentage of the initial Stated Principal Balance of each Subclass that would be outstanding on special Distribution Dates for the related Series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the Mortgage Loans, Warehouse Loans or Contracts or on the mortgage loans underlying the Mortgage Certificates in the related Trust Fund are made at rates corresponding to the various percentages of the prepayment standard or model.


                          DESCRIPTION OF THE SECURITIES

     Each Series of Notes or Certificates, as applicable, will be issued pursuant to either:

     (1)  an agreement consisting of either,

          (a)  a Pooling and Servicing Agreement or

          (b) a Reference Agreement (the "Reference Agreement") and the Standard Terms and Provisions of Pooling and Servicing Agreement (the "Standard Terms"), (either the Standard Terms together with the Reference Agreement or the Pooling and Servicing Agreement referred to in this prospectus as the "Pooling and Servicing Agreement") among the Depositor, the Master Servicer, if any, and the Trustee or

     (2) if a Series of Securities includes Notes, a Trust Agreement or an Indenture.

Forms of the Pooling and Servicing Agreement and the Trust Agreement have been filed as exhibits to the Registration Statement of which this prospectus is a part. If a Series of Securities includes Notes, the Notes will be issued and secured pursuant to an Indenture to be entered into between the related Issuer and the Indenture Trustee, and the related Trust Fund will be serviced by the Master Servicer pursuant to a Sale and Servicing Agreement. Forms of the Indenture and the Sale and Servicing Agreement have been filed as exhibits to the Registration Statement of which this prospectus is a part. In addition, a Series of Notes or Certificates, as applicable, may include a Warranty and Servicing Agreement between the Master Servicer and the Servicer (the "Warranty and Servicing Agreement"). As used in this prospectus, "Agreement" means, with respect to a Series that only includes Certificates, the Pooling and Servicing Agreement and, if applicable, the Warranty and Servicing Agreement, and with respect to a Series that includes Notes, the Indenture, the Trust Agreement and the Sale and Servicing Agreement and, if applicable, the Warranty and Servicing Agreement, as the context requires.

     The following summaries describe provisions common to each Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for the applicable Series and the related prospectus supplement. Wherever defined terms of the Agreement are referred to, the defined terms are incorporated in this prospectus by reference.

     Unless otherwise specified in the prospectus supplement with respect to a Series, each Note or Certificate, as applicable, offered by the prospectus supplement and by means of the related prospectus supplement will be issued in fully registered form. Notes or Certificates, as applicable, will represent the undivided interest or beneficial interest attributable to a Class or Subclass in, and Notes will be secured by, the Trust Fund. The Trust Fund with respect to a Series will consist of:

o the Mortgage Loans, Warehouse Loans, Contracts and Mortgage Certificates and distributions on the Mortgage Loans, Warehouse Loans, Contracts and Mortgage Certificates as from time to time are subject to the applicable Agreement;

o the assets as from time to time are identified as deposited in the Certificate Account referred to below;

o property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, or Manufactured Homes acquired by repossession;

o    the Letter of Credit, if any, with respect to the related Series;

o the Pool Insurance Policy, if any, with respect to the related Series (described below under "Description of Insurance");

o the Special Hazard Insurance Policy, if any, with respect to the related Series (described below under "Description of Insurance");

o the Mortgagor Bankruptcy Bond and proceeds of the Mortgagor Bankruptcy Bond, if any, with respect to the related Series (as described below under "Description of Insurance");

o the Performance Bond and proceeds of the Performance Bond, if any, with respect to the related Series;

o the Primary Mortgage Insurance Policies, if any, with respect to the related Series (as described below under "Description of Insurance");

o    the Security Guarantee Insurance, if any, with respect to the related
     Series;

o the Depositor's rights under the Servicing Agreement with respect to the Mortgage Loans, Warehouse Loans or Contracts, if any, with respect to the related Series; and

o the GPM and Buy-Down Funds, if any, with respect to the related Series; or, in lieu of some or all of the foregoing, the Alternative Credit Support described in the applicable prospectus supplement.

     Upon the original issuance of a Series of Notes or Certificates, as applicable, Certificates representing the minimum undivided interest or beneficial ownership interest in the related Trust Fund or the minimum notional amount allocable to each Class will evidence the undivided interest, beneficial ownership interest or percentage ownership interest specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, one or more Servicers or the Depositor may directly perform some or all of the duties of a Master Servicer with respect to a Series.

     If so specified in the prospectus supplement for a Series with respect to which the Depositor has elected to treat the Trust Fund as a REMIC under the Code, ownership of the Trust Fund for a Series may be evidenced by Multi-Class Certificates and/or Notes and Residual Certificates. Distributions of principal and interest with respect to Multi-Class Securities may be made on a sequential or concurrent basis, as specified in the related prospectus supplement. If so specified in the related prospectus supplement, one or more Classes or Subclasses may be Compound Interest Securities.

     The Residual Certificates, if any, included in a Series will be designated by the Depositor as the "residual interest" in the related REMIC for purposes of
Section 860G(a)(2) of the Code, and will represent the right to receive distributions as specified in the prospectus supplement for the Series. All other Classes of Notes or Certificates, as applicable, of the Series will constitute "regular interests" in the related REMIC. If so specified in the related prospectus supplement, the Residual Certificates may be offered by this prospectus and by means of the related prospectus supplement. See "Federal Income Tax Consequences."

     If so specified in the prospectus supplement for a Series which includes Multi-Class Securities, each Trust Asset in the related Trust Fund will be assigned an initial "Asset Value." Unless otherwise specified in the related prospectus supplement, the Asset Value of each Trust Asset in the related Trust Fund will be the Stated Principal Balance of each Class or Classes of Notes or Certificates, as applicable, of the Series that, based upon specific assumptions, can be supported by distributions on the Trust Assets allocable to a Class or Subclass, together with reinvestment income on the Trust Assets, to the extent specified in the related prospectus supplement, and amounts available to be withdrawn from any Buy-Down, GPM Fund or Reserve Fund for the Series. The method of determining the Asset Value of the Trust Assets in the Trust Fund for a Series that includes Multi-Class Securities will be specified in the related prospectus supplement.

     If so specified in the prospectus supplement with respect to a Series, ownership of the Trust Fund for a Series may be evidenced by one or more Classes or Subclasses of Certificates that are Senior Certificates and one or more Classes or Subclasses of Certificates that are Subordinated Certificates, each representing the undivided interests in the Trust Fund specified in the related prospectus supplement. If so specified in the related prospectus supplement, one or more Classes or Subclasses or Subordinated Notes or Subordinated Certificates, as applicable, of a Series may be subordinated to the right of the holders of Notes or Certificates, as applicable, of one or more Classes or Subclasses within a Series to receive distributions with respect to the Mortgage Loans, Warehouse Loans, Mortgage Certificates or Contracts in the related Trust Fund, in the manner and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, the holders of each Subclass of Senior Notes or Senior Certificates, as applicable, will be entitled to the Percentage Interests in the principal and/or interest payments on the underlying Mortgage Loans, Warehouse Loans or Contracts specified in the related prospectus supplement. If so specified in the related prospectus supplement, the Subordinated Notes or Subordinated Certificates, as applicable, of a Series will evidence the right to receive distributions with respect to a specific pool of Mortgage Loans, Warehouse Loans, Mortgage Certificates or Contracts, which right will be subordinated to the right of the holders of the Senior Notes or Senior Certificates, as applicable, of the Series to receive distributions with respect to a specific pool of Mortgage Loans, Warehouse Loans, Mortgage Certificates or Contracts, as more fully set forth in the related prospectus supplement. If so specified in the related prospectus supplement, the holders of the Senior Notes or Senior Certificates, as applicable, may have the right to receive a greater than pro rata percentage of Principal Prepayments in the manner and under the circumstances described in the prospectus supplement. If so specified in the related prospectus supplement, if a Series of Securities includes Notes, one more Classes or Subclasses of Notes may be subordinated to another Class or Subclasses of Notes in the manner and under the circumstances described in the prospectus supplement.

     If so specified in the related prospectus supplement, the Depositor may sell some Classes or Subclasses of the Notes or Certificates, as applicable, of a Series, including one or more Classes or Subclasses of Subordinated or Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). These Notes or Certificates, as applicable, will be transferable only pursuant to an effective registration statement or an applicable exemption under the Securities Act and pursuant to any applicable state law. Alternatively, if so specified in the related prospectus supplement, the Depositor may offer one or more Classes or Subclasses of the Subordinated or Residual Certificates of a Series by means of this prospectus and the related prospectus supplement.

     The Notes or Certificates, as applicable, of a Series offered by this prospectus and by means of the related prospectus supplements will be transferable and exchangeable at the office or agency maintained by the Trustee for the purpose set forth in the related prospectus supplement, unless the related prospectus supplement provides otherwise. No service charge will be made for any transfer or exchange of Notes or Certificates, as applicable, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with a transfer or exchange.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     Beginning on the date specified in the related prospectus supplement, distributions of principal of and interest on the Notes or Certificates, as applicable, of a Series will be made by the Master Servicer or Trustee, if so specified in the prospectus supplement, on each Distribution Date to persons in whose name the Notes or Certificates, as applicable, are registered at the close of business on the day specified in the related prospectus supplement (the "Record Date"). The "Distribution Date" will be the day specified in the prospectus supplement with respect to each Class or Subclass of Notes or Certificates, as applicable, of a Series, or if the day specified is not a business day, the next succeeding business day. Distributions of interest will be made periodically at the intervals, in the manner and at the per annum rate specified in the related prospectus supplement, which rate may be fixed or variable. Interest on the Notes or Certificates, as applicable, will be calculated on the basis of a 360-day year consisting of twelve 30-day months, unless otherwise specified in the related prospectus supplement. Distributions of principal of the Notes or Certificates, as applicable, will be made in the priority and manner and in the amounts specified in the related prospectus supplement.

     If so specified in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable, distributions of interest and principal to a Certificateholder will be equal to the product of the undivided interest evidenced by a Certificate and the payments of principal and interest, adjusted as set forth in the prospectus supplement, on or with respect to the Mortgage Loans, Warehouse Loans or Contracts, including any Advances, or the Mortgage Certificates included in the Trust Fund with respect to a Series.

         If so specified in the related prospectus supplement, distributions on a Class or Subclass of Notes or Certificates, as applicable, of a Series may be based on the Percentage Interest evidenced by a Note or a Certificate, as applicable, of a Class or Subclass in the distributions, including any Advances, of principal (the "Principal Distribution") and interest, adjusted as set forth in the prospectus supplement, (the "Interest Distribution") on or with respect to the Mortgage Loans, Warehouse Loans, the Contracts or the Mortgage Certificates in the related Trust Fund. Unless otherwise specified in the related prospectus supplement, on each Distribution Date, the Trustee will distribute to each holder of a Note or Certificate, as applicable, of a Class or Subclass an amount equal to the product of the Percentage Interest evidenced by the Note or Certificate, as applicable, and the interest of a Class or Subclass in the Principal Distribution and the Interest Distribution. A Note or Certificate, as applicable, of a Class or Subclass may represent a right to receive a percentage of both the Principal Distribution and the Interest Distribution or a percentage of either the Principal Distribution or the Interest Distribution, as specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, the holders of the Senior Notes or Senior Certificates, as applicable, may have the right to receive a percentage of Principal Prepayments that is greater than the percentage of regularly scheduled payments of principal the holder is entitled to receive. The percentages may vary from time to time, subject to the terms and conditions specified in the prospectus supplement.

     Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, distributions of interest on each Class or Subclass will be made on the Distribution Dates, and at the Interest Rates, specified in the related prospectus supplement. Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, distributions of interest on each Class or Subclass of Compound Interest Securities of the Series will be made on each Distribution Date after the Stated Principal Balance of all Certificates and/or Notes of the Series having a Final Scheduled Distribution Date prior to that of a Class or Subclass of Compound Interest Securities has been reduced to zero. Prior to that time, interest on each Class or Subclass of Compound Interest Securities will be added to the Stated Principal Balance of each Class or Subclass on each Distribution Date for the Series.

     Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, distributions in reduction of the Stated Principal Balance of the Notes or Certificates, as applicable, will be made as described in this prospectus. Distributions in reduction of the Stated Principal Balance of the Notes or Certificates, as applicable, will be made on each Distribution Date for the Series to the holders of the Notes or Certificates, as applicable, of the Class or Subclass then entitled to receive distributions until the aggregate amount of distributions have reduced the Stated Principal Balance of the Notes or Certificates, as applicable, to zero. Allocation of distributions in reduction of Stated Principal Balance will be made to each Class or Subclass of the Notes or Certificates, as applicable, in the order specified in the related prospectus supplement, which, if so specified in the related prospectus supplement, may be concurrently. Unless otherwise specified in the related prospectus supplement, distributions in reduction of the Stated Principal Balance of each Note or Certificate, as applicable, of a Class or Subclass then entitled to receive distributions will be made pro rata among the Notes or Certificates, as applicable, of the Class or Subclass.

     Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, the maximum amount which will be distributed in reduction of Stated Principal Balance to holders of Notes or Certificates, as applicable, of a Class or Subclass then entitled to distribution on any Distribution Date will equal, to the extent funds are available in the Certificate Account, the sum of

     (1) the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Securities of a Series since the prior Distribution Date, or since the date specified in the related prospectus supplement in the case of the first Distribution Date, (the "Accrual Distribution Amount");

     (2)  the Stated Principal Distribution Amount; and

     (3) to the extent specified in the related prospectus supplement, the applicable percentage of the Excess Cash Flow specified in the related prospectus supplement.

     Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, the "Stated Principal Distribution Amount" with respect to a Distribution Date will equal the sum of the Accrual Distribution Amount, if any, and the amount, if any, by which the then outstanding Stated Principal Balance of the Multi-Class Securities of a Series, before taking into account the amount of interest accrued on any Class of Compound Interest Securities of the Series to be added to the Stated Principal Balance of the Class on each Distribution Date, exceeds the Asset Value of the Trust Assets in the Trust Fund underlying the Series as of the end of a period (a "Due Period") specified in the related prospectus supplement. For purposes of determining the Stated Principal Distribution Amount with respect to a Distribution Date, the Asset Value of the Trust Assets will be reduced to take into account the interest evidenced by Classes or

Subclasses of Notes or Certificates, as applicable, in the principal distributions on or with respect of Trust Assets received by the Trustee during the preceding Due Period.

     Unless otherwise specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, that includes Multi-Class Securities, Excess Cash Flow represents the excess of

     1. the interest evidenced by Multi-Class Securities in the distributions received on the Mortgage Loans, Warehouse Loans or Contracts underlying a Series in the Due Period preceding a Distribution Date for the Series, and, in the case of the first Due Period, the amount deposited in the Certificate Account on the closing day for the sale of the Notes or Certificates, as applicable, together with income from its reinvestment, and, to the extent specified in the related prospectus supplement, the amount of cash withdrawn from any Reserve, GPM or Buy-Down Fund for the Series in the Due Period preceding the Distribution Date, over

     2. the sum of all interest accrued, whether or not then distributable, on the Multi-Class Securities since the preceding Distribution Date, or since the date specified in the related prospectus supplement in the case of the first Distribution Date, the Stated Principal Distribution Amount for the then current Distribution Date and, if applicable, any payments made on any Notes or Certificates, as applicable, of a Class or Subclass pursuant to any special distributions in reduction of Stated Principal Balance during the related Due Period.

     The Stated Principal Balance of a Multi-Class Certificate of a Series at any time represents the maximum specified dollar amount, exclusive of interest at the related Interest Rate, to which the holder is entitled from the cash flow on the Trust Assets in the Trust Fund for the Series, and will decline to the extent distributions in reduction of Stated Principal Balance are received by the holder. The Initial Stated Principal Balance of each Class or Subclass within a Series that has been assigned a Stated Principal Balance will be specified in the related prospectus supplement.

     Distributions, other than the final distribution in retirement of the Notes or Certificates, as applicable, will be made by check mailed to the address of the person entitled to the distribution as it appears on the registers maintained for holders of Notes (the "Note Register") or holders of Certificates (the "Certificate Register"), as applicable, except that, with respect to any holder of a Note or Certificate, as applicable, meeting the requirements specified in the applicable prospectus supplement, except as otherwise provided in the related prospectus supplement, distributions shall be made by wire transfer in immediately available funds, provided that the Trustee shall have been furnished with appropriate wiring instructions not less than two Business Days prior to the related Distribution Date. The final distribution in retirement of Notes or Certificates, as applicable, will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the office or agency designated by the Master Servicer, as specified in the final distribution notice to Securityholders.

     If specified in the related prospectus supplement, the Trust may issue notes or certificates from time to time and use the proceeds of this issuance to make principal payments with respect to a Series.

ASSIGNMENT OF MORTGAGE CERTIFICATES

     Pursuant to the applicable Agreement for a Series of Notes or Certificates, as applicable, that includes Mortgage Certificates in the related Trust Fund, the Depositor will cause the Mortgage Certificates to be transferred to the Trustee together with all principal and interest distributed on the Mortgage Certificates after the Cut-off Date. Each Mortgage Certificate included in a Trust Fund will be identified in a schedule appearing as an exhibit to the applicable Agreement. The schedule will include information as to the principal balance of each Mortgage Certificate as of the date of issuance of the Notes or Certificates, as applicable, and its coupon rate, maturity and original principal balance. In addition, necessary steps will be taken by the Depositor or other specified entity to cause the Trustee to become the registered owner of each Mortgage Certificate which is included in a Trust Fund and to provide for all distributions on each Mortgage Certificate to be made directly to the Trustee.

     In connection with each assignment, the Depositor will make particular representations and warranties in the Agreement as to, among other things, its ownership of the Mortgage Certificates. In the event that these representations and warranties are breached, and the breach or breaches adversely affect the interests of the Securityholders in the Mortgage Certificates, the Depositor will be required to repurchase the affected Mortgage Certificates at a price equal to the principal balance of the Mortgage Certificates as of the date of purchase together with accrued and unpaid interest on the Mortgage Certificates at the related pass-through rate to the distribution date for the Mortgage Certificates or, in the case of a Series in which an election has been made to treat the related Trust Fund as a REMIC, at the price set forth above or such other price as may be set forth in the related prospectus supplement. The Mortgage Certificates with respect to a Series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related prospectus supplement. Any amounts received in respect of any repurchases will be distributed to Securityholders on the immediately succeeding Distribution Date.

     If so specified in the related prospectus supplement, within the specified period following the date of issuance of a Series of Notes or Certificates, as applicable, the Depositor may, in lieu of the repurchase obligation set forth above, and in other circumstances, deliver to the Trustee Mortgage Certificates ("Substitute Mortgage Certificates") in substitution for any one or more of the Mortgage Certificates ("Deleted Mortgage Certificates") initially included in the Trust Fund. The required characteristics of any Substitute Mortgage Certificates and any additional restrictions relating to the substitution of Mortgage Certificates will be set forth in the related prospectus supplement.

ASSIGNMENT OF MORTGAGE LOANS

     The Depositor will cause the Mortgage Loans constituting a Mortgage Pool to be assigned to the Trustee, together with all principal and interest received on or with respect to the Mortgage Loans after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with each assignment, either deliver the Notes or Certificates, as applicable, to the Depositor in exchange for the Mortgage Loans or apply the proceeds from the sale of the Notes or Certificates, as applicable, to the purchase price for the Mortgage Loans. If a Series of Notes or Certificates, as applicable, includes Notes, the Trust Fund will be pledged by the Issuer to the Indenture Trustee as security for the Notes. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. The schedule will include information as to the adjusted principal balance of each Mortgage Loan as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination.

     In addition, the Depositor will, as to each Mortgage Loan that is not a Cooperative Loan, deliver or cause to be delivered to the Trustee, or to the custodian in this prospectus after referred to, the Mortgage Note endorsed to the order of the Trustee, the Mortgage with evidence of recording indicated on it, except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of the Mortgage together with its certificate that the original of the Mortgage was delivered to the recording office, and, unless otherwise specified in the related prospectus supplement, an assignment of the Mortgage in recordable form. Assignments of the Mortgage Loans to the Trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, the recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Originator of the Mortgage Loan.

     The Depositor will cause to be delivered to the Trustee, its agent, or a custodian, with respect to any Cooperative Loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The Master Servicer will file in the appropriate office a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     The Trustee, or the custodian in this prospectus referred to, will, generally within 60 days after receipt of the documents, review and hold the documents in trust for the benefit of the Securityholders. Unless otherwise specified in the applicable prospectus supplement, if any document is found to be defective in any material respect, the Trustee will promptly notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Servicer. If the Servicer cannot cure the defect within 60 days after notice is given to the Master Servicer, the Servicer will be obligated either to substitute for the related Mortgage Loan a Replacement Mortgage Loan or Loans, or to purchase, within 90 days of the Trustee's discovery of the defect, the related Mortgage Loan from the Trustee at a price equal to the principal balance of the related Mortgage Loan as of the date of purchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at that price or another price as may be set forth in the related prospectus supplement, in each case together with accrued interest at the applicable Mortgage Rate to the first day of the month following the repurchase, plus the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of the Mortgage Loan. The Master Servicer is obligated to enforce the repurchase obligation of the Servicer, to the extent described above under "The Trust Fund--Mortgage Loan Program" and "--Representations by Unaffiliated Sellers; Repurchases." Unless otherwise specified in the applicable prospectus supplement, this purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a material defect in a constituent document.

     Unless otherwise specified in the applicable prospectus supplement, with respect to the Mortgage Loans in a Mortgage Pool, the Depositor will make representations and warranties as to the types and geographical distribution of the Mortgage Loans and as to the accuracy in all material respects of particular information furnished to the Trustee in respect of each Mortgage Loan. In addition, unless otherwise specified in the related prospectus supplement, the Depositor will represent and warrant that, as of the Cut-off Date for the related Series of Notes or Certificates, as applicable, no Mortgage Loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the Depositor that materially and adversely affects the interest of the Securityholders, the Depositor will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the Depositor, if so specified in the applicable prospectus supplement, to substitute for specific Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation or warranty by the Depositor.

     Within the period specified in the related prospectus supplement, following the date of issuance of a Series of Notes or Certificates, as applicable, the Depositor, the Master Servicer or the related Servicer, as the case may be, may deliver to the Trustee Mortgage Loans ("Substitute Mortgage Loans") in substitution for any one or more of the Mortgage Loans ("Deleted Mortgage Loans") initially included in the Trust Fund but which do not conform in one or more respects to the description of the Mortgage Loans contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Securityholders.

The required characteristics of any Substitute Mortgage Loan and any additional restrictions relating to the substitution of Mortgage Loans will generally be as described under "The Trust Fund--The Contract Pools" with respect to the substitution of Contracts.

     In addition to making specific representations and warranties regarding its authority to enter into, and its ability to perform its obligations under the Agreement relating to a Series of Notes or Certificates, as applicable, the Master Servicer may make representations and warranties to the Trustee in the Agreement with respect to the enforceability of coverage under any applicable Primary Insurance Policy, Pool Insurance Policy, Special Hazard Insurance Policy or Mortgagor Bankruptcy Bond. See "Description of Insurance" for information regarding the extent of coverage under some of the aforementioned insurance policies. Unless otherwise specified in the applicable prospectus supplement, upon a breach of any representation or warranty that materially and adversely affects the interests of the Securityholders of a Series in a Mortgage Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at the price calculated as set forth above.

     To the extent described in the related prospectus supplement, the Master Servicer will procure a surety bond, corporate guaranty or another similar form of insurance coverage acceptable to the Rating Agency rating the related Series of Notes or Certificates, as applicable, to support, among other things, this purchase obligation. Unless otherwise stated in the applicable prospectus supplement, the aforementioned purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of the Master Servicer's insurability representation. The Master Servicer's obligation to purchase Mortgage Loans upon a breach is subject to limitations.

     The Trustee will be authorized, with the consent of the Depositor and the Master Servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the Mortgage Loans as the agent of the Trustee.

     Pursuant to each Agreement, the Master Servicer, either directly or through Servicers, will service and administer the Mortgage Loans assigned to the Trustee as more fully set forth below.

ASSIGNMENT OF CONTRACTS

     The Depositor will cause the Contracts constituting the Contract Pool to be assigned to the Trustee, together with principal and interest due on or with respect to the Contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. If the Depositor is unable to obtain a perfected security interest in a Contract prior to transfer and assignment to the Trustee, the Unaffiliated Seller will be obligated to repurchase the Contract. The Trustee, concurrently with each assignment, will authenticate and deliver the Notes or Certificates, as applicable. If a Series of Notes or Certificates, as applicable, includes Notes, the Trust fund will be pledged by the Issuer to the Indenture Trustee as security for the Notes. Each Contract will be identified in a schedule appearing as an exhibit to the Agreement (the "Contract Schedule"). The Contract Schedule will specify, with respect to each Contract, among other things: the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date, the APR, the current scheduled monthly level payment of principal and interest and the maturity of the Contract.

     In addition, the Depositor, as to each Contract, will deliver or cause to be delivered to the Trustee, or, as specified in the related prospectus supplement, the Custodian, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. In order to give notice of the right, title and interest of the Certificateholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related prospectus supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trust Fund. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of an assignment, the interest of the Certificateholders in the Contracts could be defeated. See "Certain Legal Aspects of Mortgage Loans and Contracts--The Contracts."

     The Trustee, or the Custodian, will review and hold the documents in trust for the benefit of the Securityholders. Unless otherwise provided in the related prospectus supplement, if any document is found to be defective in any material respect, the Unaffiliated Seller must cure the defect within 60 days, or within another period specified in the related prospectus supplement, the Unaffiliated Seller, not later than 90 days or within another period specified in the related prospectus supplement, after the Trustee's discovery of the defect. If the defect is not cured, the Unaffiliated Seller will repurchase the related Contract or any property acquired in respect of the Contract from the Trustee at a price equal to the remaining unpaid principal balance of the Contract, or, in the case of a repossessed Manufactured Home, the unpaid principal balance of the Contract immediately prior to the repossession, or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such price or another price as may be set forth in the related prospectus supplement, in each case together with accrued but unpaid interest to the first day of the month following repurchase at the related APR, plus any unreimbursed Advances with respect to the Contract. Unless otherwise specified in the related prospectus supplement, the repurchase obligation will constitute the sole remedy available to the Securityholders or the Trustee for a material defect in a Contract document.

     Unless otherwise specified in the related prospectus supplement, each Unaffiliated Seller of Contracts will have represented, among other things, that

o immediately prior to the transfer and assignment of the Contracts, the Unaffiliated Seller had good title to, and was the sole owner of each Contract and there had been no other sale or assignment of the relevant Contract,

o as of the date of transfer, the Contracts are subject to no offsets, defenses or counterclaims,

o each Contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws,

o as of the date of transfer, each Contract is a valid first lien on the related Manufactured Home and the Manufactured Home is free of material damage and is in good repair,

o as of the date of transfer, no Contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related Manufactured Home and

o with respect to each Contract, the Manufactured Home securing the Contract is covered by a Standard Hazard Insurance Policy in the amount required in the Agreement and that all premiums now due on insurance have been paid in full.

     All of the representations and warranties of an Unaffiliated Seller in respect of a Contract will have been made as of the date on which the Unaffiliated Seller sold the Contract to the Depositor or its affiliate; the date the representations and warranties were made may be a date prior to the date of initial issuance of the related series of Notes or Certificates, as applicable. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the date of initial issuance of the related Series of Notes or Certificates, as applicable. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by an Unaffiliated Seller, the Unaffiliated Seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Contract by the Unaffiliated Seller to the Depositor or its affiliate, the relevant event occurs that would have given rise to the obligation had the event occurred prior to sale of the affected Contract. Nothing, however, has come to the Depositor's attention that would cause it to believe that the representations and warranties referred to in the preceding paragraph will not be accurate and complete in all material respects in respect of Contracts as of the date of initial issuance of the related Series of Notes or Certificates, as applicable.

     The only representations and warranties to be made for the benefit of Securityholders in respect of any Contract relating to the period commencing on the date of sale of the Contract to the Depositor or its affiliate will be limited representations of the Depositor and of the Master Servicer described above under "The Trust Fund--The Contract Pools."

     If an Unaffiliated Seller cannot cure a breach of any representation or warranty made by it in respect of a Contract that materially and adversely affects the interest of the Securityholders in the Contract within 90 days, or another period specified in the related prospectus supplement, after notice from the Master Servicer, the Unaffiliated Seller will be obligated to repurchase the Contract at a price equal to, unless otherwise specified in the related prospectus supplement, the principal balance of the Contract as of the date of the repurchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at that price or such other price as may be set forth in the related prospectus supplement, in each case together with accrued and unpaid interest to the first day of the month following repurchase at the related APR, plus the amount of any unreimbursed Advances in respect of the Contract (the "Purchase Price"). The Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment were it the owner of the Contract. Except as otherwise set forth in the related prospectus supplement, this repurchase obligation will constitute the sole remedy available to Securityholders or the Trustee for a breach of representation by an Unaffiliated Seller.

     Neither the Depositor nor the Master Servicer will be obligated to purchase a Contract if an Unaffiliated Seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to Contracts. However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of a representation made by the Depositor or the Master Servicer, the Depositor or the Master Servicer may have a purchase obligation as described above under "The Trust Fund--The Contract Pools."

PRE-FUNDING

     If so specified in the related prospectus supplement, a portion of the issuance proceeds of the Notes or Certificates, as applicable, of a particular Series (the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire additional Mortgage Loans, Warehouse Loans, Contracts or Mortgage Certificates from time to time during the time period specified in the related prospectus supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional Mortgage Loans, Warehouse Loans, Contracts or Mortgage Certificates, the Pre-Funded Amount may be invested in one or more Eligible Investments. Except as otherwise provided in the applicable Agreement, an "Eligible Investment" will be any of the following, in each case as determined at the time of the investment or contractual commitment to invest, to the extent the investments would not require registration of the Trust Fund as an investment company pursuant to the Investment Company Act of 1940:

(1) negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence:

     (a) obligations which have the benefit of the full faith and credit of the United States of America, including depository receipts issued by a bank as custodian with respect to any instrument or security held by the custodian for the benefit of the holder of the depository receipt,

     (b) demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state of the United States of America and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the Trustee's investment or contractual commitment to invest, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than obligations the rating of which is based on collateral or on the credit of a Person other than any depositary institution or trust company, of the depositary institution or trust company has a credit rating in the highest rating category from the Rating Agency rating the Notes or Certificates, as applicable,

     (c) certificates of deposit having a rating in the highest rating category from the Rating Agency, or

     (d) investments in money market funds which are, or which are composed of instruments or other investments which are, rated in the highest category from the Rating Agency;

(2) demand deposits in the name of the Trustee in any depositary institution or trust company referred to in clause (a)(2) above;

(3) commercial paper, having original or remaining maturities of no more than 270 days, having a credit rating in the highest rating category from the Rating Agency;

(4) Eurodollar time deposits that are obligations of institutions the time deposits of which carry a credit rating in the highest rating category from the Rating Agency;

(5) repurchase agreements involving any Eligible Investment described in any of clauses (a)(1), (a)(3) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from the Rating Agency; and

(6) any other investment with respect to which the Rating Agency indicates will not result in the reduction or withdrawal of its then existing rating of the Notes or Certificates, as applicable.

Except as otherwise provided in the applicable Agreement, any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

     During any Pre-Funding Period, the Depositor will be obligated, subject only to their availability, to transfer to the related Trust Fund additional Mortgage Loans, Warehouse Loans, Contracts and/or Mortgage Certificates from time to time during the Pre-Funding Period. The additional Mortgage Loans, Warehouse Loans or Contracts will be required to satisfy particular eligibility criteria more fully set forth in the related prospectus supplement which eligibility criteria will be consistent with the eligibility criteria of the Mortgage Loans, Warehouse Loans or Contracts included in the Trust Fund as of the Closing Date subject to exceptions as are expressly stated in the related prospectus supplement.

     Although the specific parameters of the Pre-Funding Account with respect to any issuance of Notes or Certificates, as applicable, will be specified in the related prospectus supplement, it is anticipated that:

o    the Pre-Funding Period will not exceed 120 days from the related Closing
     Date,

o that the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Mortgage Loans, Warehouse Loans, Contracts and/or Mortgage Certificates included in the related Trust Fund on the Closing Date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement, and

o that the Pre-Funded Amount will not exceed 25% of the principal amount of Notes or Certificates, as applicable, issued pursuant to a particular offering.

SERVICING BY UNAFFILIATED SELLERS

     Each Unaffiliated Seller of a Mortgage Loan, Warehouse Loan or a Contract may have the option to act as the Servicer, or Master Servicer, for a Mortgage Loan, Warehouse Loan or Contract pursuant to a Servicing Agreement. A representative form of Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The following description does not purport to be complete and is qualified in its entirety by reference to the form of Servicing Agreement and by the discretion of the Master Servicer or Depositor to modify the Servicing Agreement and to enter into different Servicing Agreements. The Agreement provides that, if for any reason the Master Servicer for a Series of Notes or Certificates, as applicable, is no longer the Master Servicer of the related Mortgage Loans, Warehouse Loans or Contracts, the Trustee or any successor master servicer must recognize the Servicer's rights and obligations under the Servicing Agreement.

     A Servicer may delegate its servicing obligations to third-party servicers, but continue to act as Servicer under the related Servicing Agreement. The Servicer will be required to perform the customary functions of a servicer, including collection of payments from Mortgagors and Obligors and remittance of collections to the Master Servicer, maintenance of primary mortgage, hazard insurance, FHA insurance and VA guarantees and filing and settlement of claims under the FHA insurance and VA guarantees, subject in some cases to

o    the right of the Master Servicer to approve in advance any settlement;

o maintenance of escrow accounts of Mortgagors and Obligors for payment of taxes, insurance and other items required to be paid by the Mortgagor pursuant to the terms of the related Mortgage Loan or the Obligor pursuant to the related Warehouse Loan or Contract;

o    processing of assumptions or substitutions;

o    attempting to cure delinquencies;

o    supervising foreclosures or repossessions;

o inspection and management of Mortgaged Properties, Cooperative Dwellings or Manufactured Homes under some circumstances; and

o maintaining accounting records relating to the Mortgage Loans, Warehouse Loans and Contracts.

Except as otherwise provided in the related prospectus supplement, the Servicer will also be obligated to make Advances in respect of delinquent installments of principal and interest on Mortgage Loans, Warehouse Loans and Contracts (as described more fully below under "--Payments on Mortgage Loans" and "--Payments on Contracts"), and in respect of particular taxes and insurance premiums not paid on a timely basis by Mortgagors and Obligors.

     As compensation for its servicing duties, a Servicer will be entitled to amounts from payments with respect to the Mortgage Loans, Warehouse Loans and Contracts serviced by it. The Servicer will also be entitled to collect and retain, as part of its servicing compensation, specific fees and late charges provided in the Mortgage Notes or related instruments. The Servicer will be reimbursed by the Master Servicer for some of the expenditures that it makes, generally to the same extent that the Master Servicer would be reimbursed under the applicable Agreement.

     Each Servicer will be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Servicer in its servicing capacity.

     Each Servicer will be required to service each Mortgage Loan, Warehouse Loan or Contract pursuant to the terms of the Servicing Agreement for the entire term of the Mortgage Loan, Warehouse Loan or Contract, unless the Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. Unless otherwise set forth in the prospectus supplement, the Master Servicer may terminate a Servicing Agreement upon 30 days' written notice to the Servicer, without cause, upon payment of an amount equal to the fair market value of the right to service the Mortgage Loans, Warehouse Loans or Contracts serviced by any the Servicer under the Servicing Agreement, or if the fair market value cannot be determined, a specified percentage of the aggregate outstanding principal balance of all the Mortgage Loans, Warehouse Loans or Contracts, or immediately upon the giving of notice upon particular stated events, including the violation of the Servicing Agreement by the Servicer.

     The Master Servicer may agree with a Servicer to amend a Servicing Agreement. The Master Servicer may also, at any time and from time to time, release servicing to third-party servicers, but continue to act as Master Servicer under the related Agreement. Upon termination of a Servicing Agreement, the Master Servicer or Trustee may act as servicer of the related Mortgage Loans, Warehouse Loans or Contracts or the Master Servicer may enter into one or more new Servicing Agreements. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Servicer that it replaces. If the Master Servicer enters into a new Servicing Agreement, each new Servicer must be an Unaffiliated Seller or meet the standards for becoming an Unaffiliated Seller or have servicing experience that is otherwise satisfactory to the Master Servicer. The Master Servicer will make reasonable efforts to have the new Servicer assume liability for the representations and warranties of the terminated Servicer, but no assurance can be given that an assumption will occur. In the event of an assumption, the Master Servicer may, in the exercise of its business judgment, release the terminated Servicer from liability in respect of the representations and warranties. Any amendments to a Servicing Agreement or new Servicing Agreements may contain provisions different from those described above that are in effect in the original Servicing Agreements. However, the related Agreement will provide that any amendment or new agreement may not be inconsistent with or violate the Agreement.

PAYMENTS ON MORTGAGE LOANS

     The Master Servicer will, unless otherwise specified in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable, establish and maintain a separate account or accounts in the name of the applicable Trustee (the "Certificate Account"), which must be maintained with a depository institution and in a manner acceptable to the Rating Agency rating the Notes or Certificates, as applicable, of a Series. If a Series of Notes or Certificates, as applicable, includes Notes, the Master Servicer may establish and maintain a separate account or accounts in the name of the applicable Trustee (the "Collection Account") into which amounts received in respect of the Trust Assets are required to be deposited and a separate account or accounts in the name of the applicable Trustee from which distributions in respect of the Notes (the "Note Distribution Account") and/or the Certificates (the "Certificate Distribution Account") may be made. The Collection Account, Note Distribution Account and Certificate Distribution Account must be established with a depositary institution and in a manner acceptable to the Rating Agencies rating the Notes or Certificates, as applicable, of a Series. For ease of reference, references in this prospectus to the Certificate Account shall be deemed to refer to the Collection Account, Note Distribution Account and Certificate Distribution Account, as applicable.

     If so specified in the applicable prospectus supplement, the Master Servicer, in lieu of establishing a Certificate Account, may establish a separate account or accounts in the name of the Trustee (the "Custodial Account") meeting the requirements set forth in this prospectus for the Certificate Account. Amounts in the Custodial Account, after making the required deposits and withdrawals specified below, shall be remitted to the Certificate Account maintained by the Trustee for distribution to Securityholders in the manner set forth in this prospectus and in the related prospectus supplement.

     In those cases where a Servicer is servicing a Mortgage Loan pursuant to a Servicing Agreement, the Servicer will establish and maintain an account (the "Servicing Account") that will comply with either the standards set forth above or, subject to the conditions set forth in the Servicing Agreement, be maintained with a depository, meeting the requirements of the Rating Agency rating the Notes or Certificates, as applicable, of the related Series, and that is otherwise acceptable to the Master Servicer. Unless otherwise specified in the related prospectus supplement, the Servicer will be required to deposit into the Servicing Account on a daily basis all amounts enumerated in the following paragraph in respect of the Mortgage Loans received by the Servicer, less its servicing compensation. On the date specified in the Servicing Agreement, the Servicer shall remit to the Master Servicer all funds held in the Servicing Account with respect to each Mortgage Loan. Except as otherwise provided in the related prospectus supplement, the Servicer will also be required to advance any monthly installment of principal and interest that was not timely received, less its servicing fee, provided that, unless otherwise specified in the related prospectus supplement, the requirement shall only apply to the extent the Servicer determines in good faith any advance will be recoverable out of Insurance Proceeds, proceeds of the liquidation of the related Mortgage Loans or otherwise.

     The Certificate Account may be maintained with a depository institution that is an affiliate of the Master Servicer. Unless otherwise specified in the related prospectus supplement, the Master Servicer will deposit in the Certificate Account for each Series of Notes or Certificates, as applicable, on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, in the manner set forth in the related prospectus supplement:

     (1) all payments on account of principal, including principal prepayments, of the Mortgage Loans, net of any portion of the payments that represent unreimbursed or unrecoverable Advances made by the related Servicer;

     (2) all payments on account of interest on the Mortgage Loans, net of any portion retained by the Servicer, if any, as its servicing fee;

     (3)  all proceeds of:

               (a) any Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guarantee, Mortgagor Bankruptcy Bond or Pool Insurance Policy with respect to a Series of Notes or Certificates, as applicable, and any title, hazard or other insurance policy covering any of the Mortgage Loans included in the related Mortgage Pool, to the extent the proceeds are not applied to the restoration of the related property or released to the Mortgagor in accordance with customary servicing procedures, (collectively, "Insurance Proceeds") or any Alternative Credit Support established in lieu of the insurance and described in the applicable prospectus supplement; and

               (b) all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, other than Insurance Proceeds, payments under the Letter of Credit or proceeds of any Alternative Credit Support, if any, with respect to the Series ("Liquidation Proceeds"), net of expenses of liquidation, unpaid servicing compensation with respect to the Mortgage Loans and unreimbursed or unrecoverable Advances made by the Servicers of the related Mortgage Loans;

          (4) all payments under the Letter of Credit, if any, with respect to the Series;

          (5) all amounts required to be deposited in the Certificate Account from the Reserve Fund, if any, for the Series;

          (6) any Advances made by a Servicer or the Master Servicer (as described in this prospectus under "--Advances");

          (7) any Buy-Down Funds, and, if applicable, investment earnings on the Buy-Down Funds, required to be deposited in the Certificate Account, as described below; and

          (8) all proceeds of any Mortgage Loan repurchased by the Master Servicer, the Depositor, any Servicer or any Unaffiliated Seller (as described under "The Trust Fund--Mortgage Loan Program," "-- Representations by Unaffiliated Sellers; Repurchases" or "--Assignment of Mortgage Loans" above) or repurchased by the Depositor (as described under "--Termination" below).

     With respect to each Buy-Down Loan, if so specified in the related prospectus supplement, the Master Servicer or the related Servicer will deposit the Buy-Down Funds with respect to each Buy-Down Loan in a custodial account complying with the requirements set forth above for the Certificate Account, which, unless otherwise specified in the related prospectus supplement, may be an interest-bearing account. The amount of required deposits, together with investment earnings on the deposits at the rate specified in the applicable prospectus supplement, will provide sufficient funds to support the full monthly payments due on each Buy-Down Loan on a level debt service basis. Neither the Master Servicer nor the Depositor will be obligated to add to the Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans. To the extent that any insufficiency is not recoverable from the Mortgagor under the terms of the related Mortgage Note, distributions to Securityholders will be affected. With respect to each Buy-Down Loan, the Master Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account on or before each Distribution Date the amount, if any, for each Buy-Down Loan that, when added to the amount due on that date from the Mortgagor on the Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

     If the Mortgagor on a Buy-Down Loan prepays the loan in its entirety, or defaults on the loan and the Mortgaged Property is sold in liquidation of the Mortgaged Property, during the period when the Mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on the loan, the related Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account the amounts remaining in the Buy-Down Fund with respect to the Buy-Down Loan. In the event of a default with respect to which a claim, including accrued interest supplemented by amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, has been made, the Master Servicer or the related Servicer will pay an amount equal to the remaining amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, to the extent the claim includes accrued interest supplemented by amounts in the Buy-Down Fund, to the related Pool Insurer or the insurer under the related Primary Insurance Policy (the "Primary Insurer") if the Mortgaged Property is transferred to the Pool Insurer or the Primary Insurer, as the case may be, which pays 100% of the related claim, including accrued interest and expenses, in respect of a default, to the L/C Bank in consideration of the payment under the related Letter of Credit, or to the guarantor or other person which pays the same pursuant to Alternative Credit Support described in the applicable prospectus supplement. In the case of any prepaid or defaulted Buy-Down Loan the amounts in the Buy-Down Fund in respect of which were supplemented by investment earnings, the Master Servicer will withdraw from the Buy-Down Fund and remit to the Depositor or the Mortgagor, depending on the terms of the related buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

     If so specified in the prospectus supplement with respect to a Series, in lieu of, or in addition to the foregoing, the Depositor may deliver cash, a letter of credit or a guaranteed investment contract to the Trustee to fund the Buy-Down Fund for the Series, which shall be drawn upon by the Trustee in the manner and at the times specified in the related prospectus supplement.

PAYMENTS ON CONTRACTS

     A Certificate Account meeting the requirements set forth under "--Description of the Securities--Payments on Mortgage Loans" will be established in the name of the Trustee.

     Except as otherwise provided in the related prospectus supplement, there will be deposited in the Certificate Account on a daily basis the following payments and collections received or made by it on or after the Cut-off Date:

     (1) all Obligor payments on account of principal, including principal prepayments, of the Contracts;

     (2)  all Obligor payments on account of interest on the Contracts;

     (3) all Liquidation Proceeds received with respect to Contracts or property acquired in respect of the Contracts by foreclosure or otherwise;

     (4) all Insurance Proceeds received with respect to any Contract, other than proceeds to be applied to the restoration or repair of the Manufactured Home or released to the Obligor;

     (5) any Advances made as described under "--Advances" and other amounts required under the related Agreement to be deposited in the Certificate Account;

     (6) all amounts received from Credit Support provided with respect to a Series of Notes or Certificates, as applicable;

     (7) all proceeds of any Contract or property acquired in respect of the Contract repurchased by the Master Servicer, the Depositor or otherwise as described above or under "--Termination" below; and

     (8) all amounts, if any, required to be transferred to the Certificate Account from the Reserve Fund.

COLLECTION OF PAYMENTS ON MORTGAGE CERTIFICATES

     The Mortgage Certificates included in the Trust Fund with respect to a Series of Notes or Certificates, as applicable, will be registered in the name of the Trustee so that all distributions on the Mortgage Certificates will be made directly to the Trustee. The related Agreement will require the Trustee, if it has not received a distribution with respect to any Mortgage Certificate by the second business day after the date on which a distribution was due and payable pursuant to the terms of the Mortgage Certificate, to request the issuer or guarantor, if any, of the Mortgage Certificate to make the payment as promptly as possible and legally permitted and to take the legal action against the issuer or guarantor as the Trustee deems appropriate under the circumstances, including the prosecution of any related claims. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any the legal action will be reimbursable to the Trustee out of the proceeds of any action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution of the proceeds to Securityholders of the affected Series. In the event that the Trustee has reason to believe that the proceeds of any legal action may be insufficient to reimburse it for its projected legal fees and expenses, the Trustee will notify the Securityholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the Securityholders.

DISTRIBUTIONS ON SECURITIES

     On each Distribution Date with respect to a Series of Notes or Certificates, as applicable, as to which credit support is provided by means other than the creation of a Subordinated Class or Subclasses and the establishment of a Reserve Fund, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit in the Certificate Account and distribute, or, if so specified in the applicable prospectus supplement, will withdraw from the Custodial Account, funds on deposit in the Custodial Account and remit to the Trustee, who will distribute the funds to Securityholders of record on the applicable Record Date. The distributions shall occur in the manner described in this prospectus under "--Description of the Securities--Distributions of Principal and Interest" and in the related prospectus supplement. If so specified in the applicable prospectus supplement, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit in the Certificate Account and distribute them to the Trustee. The funds shall consist of the aggregate of all previously undistributed payments on account of principal, including principal prepayments, if any, and interest received after the Cut-off Date and on or prior to the 20th day, or if the 20th day is not a business day, the next preceding business day, of the month of the distribution or another day specified in the related prospectus supplement (in either case, the "Determination Date"), except:

     (1)  all payments that were due on or before the Cut-off Date;

     (2) all principal prepayments received during the month of distribution and all payments of interest representing interest for the month of distribution or any portion of the these payments;

     (3) all payments which represent early receipt, other than prepayments, of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

     (4) amounts received on particular Mortgage Loans, Warehouse Loans or Contracts as late payments of principal or interest and respecting which the Master Servicer has made an unreimbursed Advance;

     (5) amounts representing reimbursement for other Advances which the Master Servicer has determined to be otherwise nonrecoverable and amounts representing reimbursement for particular losses and expenses incurred or Advances made by the Master Servicer and discussed below; and

     (6) that portion of each collection of interest on a particular Mortgage Loan in the Mortgage Pool, a particular Warehouse Loan in the Warehouse Loan Pool or on a particular Contract in the Contract Pool that represents

               (a) servicing compensation to the Master Servicer,

               (b) amounts payable to the entity or entities specified in the applicable prospectus supplement or permitted withdrawals from the Certificate Account out of payments under the Letter of Credit, if any, with respect to the Series,

               (c) related Insurance Proceeds or Liquidation Proceeds,

               (d) amounts in the Reserve Fund, if any, with respect to the Series or

               (e) proceeds of any Alternative Credit Support, each deposited in the Certificate Account to the extent described under "Description of the Securities--Maintenance of Insurance Policies," "-- Presentation of Claims," "-- Enforcement of `Due-on-Sale' Clauses; Realization Upon Defaulted Mortgage Loans" and "--Enforcement of `Due-on-Sale' Clauses; Realization Upon Defaulted Contracts" or in the applicable prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, no later than the Business Day immediately preceding the Distribution Date for a Series of Notes or Certificates, as applicable, the Master Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the next succeeding Distribution Date on account of principal of and interest on the Mortgage Loans, Warehouse Loans or Contracts, stated separately or the information enabling the Trustee to determine the amount of distribution to be made on the Notes or Certificates, as applicable, and a statement setting forth information with respect to the Mortgage Loans, Warehouse Loans or Contracts.

     If so specified in the applicable prospectus supplement, the Trustee will establish and maintain the Certificate Account for the benefit of the holders of the Notes or Certificates, as applicable, of the related Series in which the Trustee shall deposit, as soon as practicable after receipt, each distribution made to the Trustee by the Master Servicer, as set forth above, with respect to the Mortgage Loans, Warehouse Loans or Contracts, any distribution received by the Trustee with respect to the Mortgage Certificates, if any, included in the Trust Fund and deposits from any Reserve Fund or GPM Fund. If so specified in the applicable prospectus supplement, prior to making any distributions to Securityholders, any portion of the distribution on the Mortgage Certificates that represents servicing compensation, if any, payable to the Trustee shall be deducted and paid to the Trustee.

     Funds on deposit in the Certificate Account may be invested in Eligible Investments maturing in general not later than the Business Day preceding the next Distribution Date. Unless otherwise provided in the prospectus supplement, all income and gain realized from this investment will be for the benefit of the Master Servicer. The Master Servicer will be required to deposit the amount of any losses incurred with respect to these investments out of its own funds, when realized. Unless otherwise provided in the prospectus supplement, the Certificate Account established pursuant to the Trust Agreement shall be a non-interest bearing account or accounts.

     The timing and method of distribution of funds in the Certificate Account to Classes or Subclasses of Notes or Certificates, as applicable, having differing terms, whether subordinated or not, to the extent not described in this prospectus, shall be set forth in the related prospectus supplement.

REVOLVING PERIOD

     The applicable prospectus supplement may provide that all or a portion of the principal collections on any Revolving Credit Line Loans may be applied by the Trustee to the acquisition of subsequent Revolving Credit Line Loans during a specified period rather than used to distribute payments of principal to Securityholders during that period. These Notes or Certificates, as applicable, would then possess an interest only period, also commonly referred to as a "Revolving Period", which will be followed by an "Amortization Period", during which principal will be paid. Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the Notes or Certificates, as applicable.

SPECIAL DISTRIBUTIONS

     To the extent specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, one or more Classes of Multi-Class Securities that do not provide for monthly Distribution Dates may receive Special Distributions in reduction of Stated Principal Balance ("Special Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Trust Assets in the related Trust Fund and/or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Distribution Date for the Series and available to be distributed to the holders of the Notes or Certificates, as applicable, of a Classes or Subclasses may be less than the sum of (1) the interest scheduled to be distributed to holders of the Notes or Certificates, as applicable, of the Classes or Subclasses and (2) the amount to be distributed in reduction of Stated Principal Balance or the Notes or Certificates, as applicable, on the Distribution Date. Any Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Principal Balance would be made on the next Distribution Date.

REPORTS TO SECURITYHOLDERS

     Unless otherwise specified or modified in the related prospectus supplement for each Series, the Master Servicer or the Trustee will include with each distribution to Securityholders of record of the Series, or within a reasonable time afterward, a statement generally setting forth, among other things, the following information, if applicable, per each Security, as to (1) through (3) or (4) through (6) below, as applicable:

     (1) to each holder of a Security, other than a Multi-Class Certificate or Residual Certificate, the amount of the distribution allocable to principal of the Trust Assets, separately identifying the aggregate amount of any Principal Prepayments included in the amount, and the portion, if any, advanced by a Servicer or the Master Servicer;

     (2) to each holder of a Security, other than a Multi-Class Certificate or Residual Certificate, the amount of the distribution allocable to interest on the related Trust Assets and the portion, if any, advanced by a Servicer or the Master Servicer;

     (3) to each holder of a Security, the amount of servicing compensation with respect to the related Trust Assets and other customary information as the Master Servicer deems necessary or desirable to enable Securityholders to prepare their tax returns;

     (4) to each holder of a Multi-Class Certificate on which an interest distribution and a distribution in reduction of Stated Principal Balance are then being made, the amount of the interest distribution and distribution in reduction of Stated Principal Balance, and the Stated Principal Balance of each Class after giving effect to the distribution in reduction of Stated Principal Balance made on the Distribution Date or on any Special Distribution Date occurring subsequent to the last report;

     (5) to each holder of a Multi-Class Certificate on which a distribution of interest only is then being made, the aggregate Stated Principal Balance of Notes or Certificates, as applicable, outstanding of each Class or Subclass after giving effect to the distribution in reduction of Stated Principal Balance made on the Distribution Date and on any Special Distribution Date occurring subsequent to the last report and after including in the aggregate Stated Principal Balance the Stated Principal Balance of the Compound Interest Securities, if any, outstanding and the amount of any accrued interest added to the Compound Value of the Compound Interest Securities on the Distribution Date;

     (6) to each holder of a Compound Interest Security, but only if the holder shall not have received a distribution of interest on the Distribution Date equal to the entire amount of interest accrued on the Certificate with respect to the Distribution Date:

               (a) the information contained in the report delivered pursuant to clause (5) above;

               (b) the interest accrued on the Class or Subclass of Compound Interest Securities with respect to the Distribution Date and added to the Compound Value of the Compound Interest Security; and

               (c) the Stated Principal Balance of the Class or Subclass of Compound Interest Securities after giving effect to the addition of all interest accrued;

     (7) in the case of a series of Notes or Certificates, as applicable, with a variable Interest Rate, the Interest Rate applicable to the distribution in question;

     (8) the amount or the remaining obligations of an L/C Bank with respect to a Letter of Credit, after giving effect to the declining amount available and any payments and other amounts charged on the applicable Distribution Date, expressed as a percentage of the amount reported pursuant to (x) below, and the amount of coverage remaining under the Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond or Reserve Fund, as applicable, in each case as of the applicable Determination Date, after giving effect to any amounts with respect to them to be distributed to Securityholders on the Distribution Date;

     (9) in the case of a Series of Notes or Certificates, as applicable, benefiting from the Alternative Credit Support described in the related prospectus supplement, the amount of coverage under the Alternative Credit Support as of the close of business on the applicable Determination Date, after giving effect to any amounts with respect to the Alternative Credit Support distributed to Securityholders on the Distribution Date;

     (10) the aggregate scheduled principal balance of the Trust Assets as of a date not earlier than the Distribution Date after giving effect to payments of principal distributed to Securityholders on the Distribution Date;

     (11) the book value of any collateral acquired by the Mortgage Pool, Warehouse Loan Pool or Contract Pool through foreclosure, repossession or otherwise; and

     (12) the number and aggregate principal amount of Mortgage Loans, Warehouse Loans or Contracts one month and two months delinquent.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer, or the Trustee, if specified in the applicable prospectus supplement, will cause to be furnished to each Securityholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to (1) through (3) or (4) through (6) above and other information as in the judgment of the Master Servicer or the Trustee, as the case may be, is needed for the Securityholder to prepare its tax return, as applicable, for the calendar year or, in the event the person was a Securityholder of record during a portion of the calendar year, for the applicable portion of the year.

ADVANCES

     Unless otherwise stated in the related prospectus supplement, each Servicer and the Master Servicer, with respect to Mortgage Loans, Warehouse Loans or Contracts serviced by it and with respect to advance delinquent installments of principal of and interest on the Mortgage Loans, Warehouse Loans and Contracts (the "Advances") required to be made by the Servicers that were not so made, will be obligated to advance funds in an amount equal to the aggregate scheduled installments of payments of principal and interest that were due on the Due Date with respect to a Mortgage Loan, Warehouse Loan or Contract and that were delinquent, including any payments that have been deferred by the Servicer or the Master Servicer, as of the close of business on the date specified in the related Servicing Agreement, to be remitted no later than the close of business on the business day immediately preceding the Distribution Date, subject to, unless otherwise provided in the applicable prospectus supplement, their respective determinations that the advances are reimbursable under any Letter of Credit, Pool Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond, from the proceeds of Alternative Credit Support, from cash in the Reserve Fund, the Servicing or Certificate Accounts or otherwise. In making the Advances, the Servicers and Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the Securityholders, rather than to guarantee or insure against losses. Any of these Advances are reimbursable to the Servicer or Master Servicer out of related recoveries on the Mortgage Loans with respect to which amounts were advanced. In addition, Advances are reimbursable from cash in the Reserve Fund, the Servicing or Certificate Accounts to the extent that the Servicer or the Master Servicer, as the case may be, shall determine that any Advances previously made are not ultimately recoverable. The Servicers and the Master Servicer generally will also be obligated to make advances in respect of particular taxes and insurance premiums not paid by Mortgagors or Obligors on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees. These funds so advanced are reimbursable out of recoveries on the related Mortgage Loans. This right of reimbursement for any Advance will be prior to the rights of the Securityholders to receive any amounts recovered with respect to Mortgage Loans, Warehouse Loans or Contracts. Unless otherwise provided in the applicable prospectus supplement, the Servicers and the Master Servicer will also be required to advance an amount necessary to provide a full month's interest in connection with full or partial prepayments, liquidations, defaults and repurchases of the Mortgage Loans, Warehouse Loans or Contracts. Any of these Advances will not be reimbursable to the Servicers or the Master Servicer.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer, directly or through the Servicers, as the case may be, will make reasonable efforts to collect all payments called for under the Mortgage Loans or Contracts and will, consistent with the applicable Servicing Agreement and any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond or Alternative Credit Support, follow collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Mortgage Loans or Contracts, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. Consistent with the above, if so provided in the related prospectus supplement, the Master Servicer may, in its discretion, waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan or Contract or extend the due dates for payments due on a Mortgage Note or Contract for a period of not greater than 270 days, provided that the insurance coverage for the Mortgage Loan or Contract or the coverage provided by any Letter of Credit or any Alternative Credit Support, will not be adversely affected.

     If specified in the related prospectus supplement, under the applicable Servicing Agreement, the Master Servicer, either directly or through Servicers, to the extent permitted by law, may establish and maintain an escrow account (the "Escrow Account") in which Mortgages or Obligors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items. This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing escrows to be made. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to Mortgagors or Obligors amounts determined to be overages, to pay interest to Mortgagors or Obligors on balances in the Escrow Account, if required, and to clear and terminate the account. The Master Servicer will be responsible for the administration of each Escrow Account and will be obliged to make advances to the accounts when a deficiency exists in the Escrow Account. Alternatively, in lieu of establishing an Escrow Account, the Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Rating Agency rating the related Series of Notes or Certificates, as applicable, covering loss occasioned by the failure to escrow required amounts.

MAINTENANCE OF INSURANCE POLICIES

     To the extent that the applicable prospectus supplement does not expressly provide for a method of credit support described below under "Credit Support" or for Alternative Credit Support in lieu of some or all of the insurance coverage set forth below, the following paragraphs on insurance shall apply.

STANDARD HAZARD INSURANCE

     To the extent specified in a related prospectus supplement, the terms of each Servicing Agreement will require the Servicer to cause to be maintained for each Mortgage Loan or Contract that it services, and the Master Servicer will be required to maintain for each Mortgage Loan or Contract serviced by it directly, a policy of standard hazard insurance (a "Standard Hazard Insurance Policy") covering the Mortgaged Property underlying the Mortgage Loan or Manufactured Home underlying the Contract in an amount equal to the lesser of the maximum insurable value of the improvements securing the Mortgage Loan or Contract or the principal balance of the Mortgage Loan or Contract. Each Servicer or the Master Servicer, as the case may be, shall also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan or Contract, a Standard Hazard Insurance Policy in an amount that is at least equal to the maximum insurable value of the improvements that are a part of the Mortgaged Property or Manufactured Home. Any amounts collected by the Servicer or the Master Servicer under any the policies, other than amounts to be applied to the restoration or repair of the Mortgaged Property or Manufactured Home or released to the borrower in accordance with normal servicing procedures, shall be deposited in the related Servicing Account for deposit in the Certificate Account or, in the case of the Master Servicer, shall be deposited directly into the Certificate Account. Any cost incurred in maintaining any insurance shall not, for the purpose of calculating monthly distributions to Securityholders, be added to the amount owing under the Mortgage Loan or Contract, notwithstanding that the terms of the Mortgage Loan or Contract may so permit. The cost shall be recoverable by the Servicer only by withdrawal of funds from the Servicing Account or by the Master Servicer only by withdrawal from the Certificate Account, as described in the applicable Servicing Agreement. No earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a Mortgage Loan or Contract, other than pursuant to applicable laws and regulations as shall at any time be in force and as shall require additional insurance. When the Mortgaged Property or Manufactured Home is located at the time of origination of the Mortgage Loan or Contract in a federally designated flood area, the related Servicer, or the Master Servicer, in the case of each Mortgage Loan or Contract serviced by it directly, will cause flood insurance to be maintained, to the extent available, in those areas where flood insurance is required under the National Flood Insurance Act of 1968, as amended.

     The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support.

     The applicable Servicing Agreement will require the Master Servicer to perform the aforementioned obligations of the Servicer in the event the Servicer fails to do so. In the event that the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the related Mortgage Loans or Contracts, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a Standard Hazard Insurance Policy for each Mortgage Loan or Contract that it services. This blanket policy may contain a deductible clause, in which case the Master Servicer will, in the event that there has been a loss that would have been covered by the policy absent the deductible, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

     Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans or Contracts may decline as the principal balances owing on the Mortgage Loans or Contracts decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged

Mortgaged Property or Manufactured Home. See "Description of Insurance--Special Hazard Insurance Policies" for a description of the limited protection afforded by a Special Hazard Insurance Policy against losses occasioned by specific hazards that are otherwise uninsured against as well as against losses caused by the application of the coinsurance provisions contained in the Standard Hazard Insurance Policies.

SPECIAL HAZARD INSURANCE

     If so specified in the related prospectus supplement, the Master Servicer will be required to exercise its best reasonable efforts to maintain the Special Hazard Insurance Policy, if any, with respect to a Series of Notes or Certificates, as applicable, in full force and effect, unless coverage under the policy has been exhausted through payment of claims, and will pay the premium for the Special Hazard Insurance Policy on a timely basis; provided, however, that the Master Servicer shall be under no obligation if coverage under the Pool Insurance Policy with respect to the Series has been exhausted. In the event that the Special Hazard Insurance Policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the Special Hazard Insurance Policy with a total coverage that is equal to the then existing coverage of the Special Hazard Insurance Policy; provided that if the cost of any replacement policy is greater than the cost of the terminated Special Hazard Insurance Policy, the amount of coverage under the replacement Special Hazard Insurance Policy may be reduced to a level so that the applicable premium will not exceed the cost of the Special Hazard Insurance Policy that was replaced. Some of the characteristics of the Special Hazard Insurance Policy are described under "Description of Insurance--Special Hazard Insurance Policies."

POOL INSURANCE

     To the extent specified in a related prospectus supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Pool Insurance Policy with respect to a Series of Notes or Certificates, as applicable, in effect throughout the term of the applicable Agreement, unless coverage under the policy has been exhausted through payment of claims, and will pay the premiums for the Pool Insurance Policy on a timely basis. In the event that the Pool Insurer ceases to be a qualified insurer because it is not qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the Pool Insurer in connection with the Pool Insurance Policy, or if the Pool Insurance Policy is cancelled or terminated for any reason, other than the exhaustion of total policy coverage, the Master Servicer will exercise its best reasonable efforts to obtain a replacement policy of pool insurance comparable to the Pool Insurance Policy and may obtain, under the circumstances described above with respect to the Special Hazard Insurance Policy, a replacement policy with reduced coverage. In the event the Pool Insurer ceases to be a qualified insurer because it is not approved as an insurer by FHLMC, FNMA or any successors to FNMA, the Master Servicer will agree to review, not less often than monthly, the financial condition of the Pool Insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized and, if so, will exercise its best reasonable efforts to obtain from another qualified insurer a replacement insurance policy under the above-stated limitations. Some of the characteristics of the Pool Insurance Policy are described under "Description of Insurance--Pool Insurance Policies."

PRIMARY MORTGAGE INSURANCE

     To the extent specified in the related prospectus supplement, the Master Servicer will be required to keep in force and effect for each Mortgage Loan secured by Single Family Property serviced by it directly, and each Servicer of a Mortgage Loan secured by Single Family Property will be required to keep in full force and effect with respect to each Mortgage Loan serviced by it, in each case to the extent required by the underwriting standards of the Depositor, a Pool Insurance Policy to cover any loss, subject to the limitations described below, by reason of default by the Mortgagors on the related Mortgage Loans to the extent not covered by any policy of primary mortgage insurance (a "Primary Mortgage Insurance Policy") issued by a qualified insurer (the "Primary Mortgage Insurer") with regard to each Mortgage Loan for which coverage is required pursuant to the applicable Servicing Agreement and Agreement and to act on behalf of the Trustee (the "Insured") under each Primary Mortgage Insurance Policy. Neither the Servicer nor the Master Servicer will cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the date of the initial issuance of a Series of Notes or Certificates, as applicable, that is required to be kept in force under the applicable Agreement or Servicing Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency rating the Notes or Certificates, as applicable. See "Description of Insurance--Primary Mortgage Insurance Policies." The Master Servicer, if any, or the Depositor or the applicable Servicer will be required to use its best reasonable efforts to maintain the Pool Insurance Policy for each related Mortgage Pool and to present claims under the policy to the issuer of the Pool Insurance Policy (the "Pool Insurer") on behalf of the Trustee and the Securityholders. See "Description of the Securities--Presentation of Claims."

MORTGAGOR BANKRUPTCY BOND

     If so specified in the related prospectus supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Mortgagor Bankruptcy Bond for a Series of Notes or Certificates, as applicable, in full force and effect throughout the term of the applicable Agreement, unless coverage under the Mortgagor Bankruptcy Bond has been exhausted through payment of claims, and will pay the premiums for the Mortgagor Bankruptcy Bond on a timely basis. At the request of the Depositor, coverage under a Mortgagor Bankruptcy Bond will be cancelled or reduced by the Master Servicer to the extent permitted by the Rating Agency rating the related Series of Notes or Certificates, as applicable, provided that the cancellation or reduction does not adversely affect the then current rating of the Series. See "Description of Insurance--Mortgagor Bankruptcy Bond."

PRESENTATION OF CLAIMS

     The Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to HUD, the VA, the Pool Insurer, the Special Hazard Insurer, the issuer of the Mortgagor Bankruptcy Bond, and each Primary Mortgage Insurer, as applicable, and take reasonable steps necessary to permit recovery under the insurance policies or Mortgagor Bankruptcy Bond, if any, with respect to a Series concerning defaulted Mortgage Loans or Contracts or Mortgage Loans or Contracts that are the subject of a bankruptcy proceeding. All collections by the Master Servicer under any FHA insurance or VA guarantee, any Pool Insurance Policy, any Primary Mortgage Insurance Policy or any Mortgagor Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Insurance Policy, are to be deposited in the Certificate Account, subject to withdrawal as previously described. In those cases in which a Mortgage Loan or Contract is serviced by a Servicer, the Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the applicable Primary Mortgage Insurer and to the FHA and the VA, as applicable, and all collections shall be deposited in the Servicing Account, subject to withdrawal, as set forth above, for deposit in the Certificate Account.

     If any property securing a defaulted Mortgage Loan or Contract is damaged and proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Pool Insurance Policy or any Primary Mortgage Insurance Policy, neither the related Servicer nor the Master Servicer, as the case may be, will be required to expend its own funds to restore the damaged property unless it determines, and, in the case of a determination by a Servicer, the Master Servicer agrees, (1) that the restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan or

Contract after reimbursement of the expenses incurred by the Servicer or the Master Servicer, as the case may be, and (2) that the expenses will be recoverable through proceeds of the sale of the Mortgaged Property or proceeds of any related Pool Insurance Policy, any related Primary Mortgage Insurance Policy or otherwise.

     If recovery under a Pool Insurance Policy or any related Primary Mortgage Insurance Policy is not available because the related Servicer or the Master Servicer has been unable to make the above determinations or otherwise, the Servicer or the Master Servicer is nevertheless obligated to follow the normal practices and procedures deemed necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property or Manufactured Home are less than the principal balance of the defaulted Mortgage Loan or Contract, respectively, plus interest accrued on the proceeds at the Mortgage Rate, and if coverage under any other method of credit support with respect to the Series is exhausted, the related Trust Fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the Servicer or the Master Servicer in connection with the proceedings and which are reimbursable under the related Servicing Agreement or Agreement. In the event that any proceedings result in a total recovery that is, after reimbursement to the Servicer or the Master Servicer of its expenses, in excess of the principal balance of the related Mortgage Loan or Contract, together with accrued and unpaid interest at the applicable Mortgage Rate or APR, as the case may be, the Servicer and the Master Servicer will be entitled to withdraw amounts representing normal servicing compensation on the Mortgage Loan or Contract from the Servicing Account or the Certificate Account, as the case may be.

ENFORCEMENT OF "DUE-ON-SALE" CLAUSES; REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Each Servicing Agreement and the applicable Agreement with respect to Notes or Certificates, as applicable, representing interests in or secured by a Mortgage Pool will provide that, when any Mortgaged Property has been conveyed by the borrower, the Servicer or the Master Servicer, as the case may be, will, to the extent it has knowledge of the conveyance, exercise its rights to accelerate the maturity of the Mortgage Loan under any applicable "due-on-sale" clause , if any, unless it reasonably believes that the enforcement is not exercisable under applicable law or regulations or if the exercise would result in loss of insurance coverage with respect to the Mortgage Loan. In either case, where the due-on-sale clause will not be exercised, the Servicer or the Master Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom the Mortgaged Property has been or is about to be conveyed, pursuant to which the person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable on the Mortgage Note, provided that the Mortgage Loan will continue to be covered by any Pool Insurance Policy and any related Primary Mortgage Insurance Policy. In the case of an FHA Loan, an assumption can occur only with HUD approval of the substitute Mortgagor. Each Servicer and the Master Servicer will also be authorized, with the prior approval of the Insurer under any required insurance policies, to enter into a substitution of liability agreement with the person, pursuant to which the original Mortgagor is released from liability and the person is substituted as Mortgagor and becomes liable under the Mortgage Note.

     Under the Servicing Agreements and the applicable Agreement, the Servicer or the Master Servicer, as the case may be, will foreclose upon or otherwise comparably convert the ownership of properties securing the related Mortgage Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with foreclosure or other conversion, the Servicer or the Master Servicer will follow practices and procedures deemed necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and in accordance with FNMA guidelines, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. However, neither the Servicer nor the Master Servicer will be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines and, in the case of a determination by a Servicer, the Master Servicer agrees (1) that restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan to Securityholders after reimbursement to itself for expenses and (2) that expenses will be recoverable to it either through Liquidation Proceeds, Insurance Proceeds, payments under the Letter of Credit, or amounts in the Reserve Fund, if any, with respect to the related Series, or otherwise.

     Any prospective purchaser of a Cooperative Dwelling will generally be required to obtain the approval of the board of directors of the related Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans--Foreclosure" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

     The market value of any Multifamily Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units. Since a default on a Mortgage Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Mortgage Loan, it can be anticipated that the market value of the property will be less than was anticipated when the Mortgage Loan was originated. To the extent that the equity in the property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related Trust Fund. With respect to Multifamily Property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the Mortgage Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal amount of the Mortgage Loan at maturity may depend on its ability to refinance the Mortgage Loan. The Depositor, the Unaffiliated Seller and the Master Servicer will have no obligation to provide refinancing for any Mortgage Loan.

ENFORCEMENT OF 'DUE-ON-SALE' CLAUSES; REALIZATION UPON DEFAULTED CONTRACTS

     Each applicable Agreement and Servicing Agreement with respect to Notes or Certificates, as applicable, representing interests in or secured by a Contract Pool will provide that, when any Manufactured Home securing a Contract is about to be conveyed by the Obligor, the Master Servicer, to the extent it has knowledge of a prospective conveyance and prior to the time of the consummation of the conveyance, may exercise its rights to accelerate the maturity of the Contract under the applicable "due-on-sale" clause, if any, unless it is not exercisable under applicable law. In that case, the Master Servicer is authorized to take or enter into an assumption agreement from or with the person to whom the Manufactured Home has been or is about to be conveyed, pursuant to which the person becomes liable under the Contract and, unless determined to be materially adverse to the interests of Securityholders, with the prior approval of the Pool Insurer, if any, to enter into a substitution of liability agreement with the person, pursuant to which the original Obligor is released from liability and the person is substituted as Obligor and becomes liable under the Contract. Where authorized by the Contract, the APR may be increased, upon assumption, to the then-prevailing market rate, but shall not be decreased.

     Under the Servicing Agreement or the applicable Agreement, the Master Servicer will repossess or otherwise comparably convert the ownership of properties securing the related Manufactured Homes that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with repossession or other conversion, the Servicer or

Master Servicer will follow practices and procedures it deems necessary or advisable and as are normal and usual in its general Contract servicing activities. The Servicer or Master Servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines (1) that the restoration or repossession will increase the proceeds of liquidation of the related Contract to the Certificateholders after reimbursement to itself for the expenses and (2) that the expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Under the applicable Agreement for a Series of Notes or Certificates, as applicable, the Depositor or the person or entity specified in the related prospectus supplement and any Master Servicer will be entitled to receive an amount described in the related prospectus supplement. As compensation for its servicing duties, a Servicer will be entitled to receive a monthly servicing fee in the amount specified in the related Servicing Agreement. The servicing compensation shall be payable by withdrawal from the related Servicing Account prior to deposit in the Certificate Account. Each Servicer, with respect to the Mortgage Loans or Contracts serviced by it, and the Master Servicer will be entitled to servicing compensation out of Insurance Proceeds, Liquidation Proceeds, or Letter of Credit payments. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise may be retained by the Servicers and the Master Servicer to the extent not required to be deposited in the Certificate Account.

     The Servicers and the Master Servicer, unless otherwise specified in the related prospectus supplement, will pay from their servicing compensation some of the expenses incurred in connection with the servicing of the Mortgage Loans or Contracts, including, without limitation, payment of the Insurance Policy premiums and, in the case of the Master Servicer, fees or other amounts payable for any Alternative Credit Support, payment of the fees and disbursements of the Trustee, and any custodian selected by the Trustee, the Note Register, the Certificate Register and independent accountants and payment of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers. Some of these expenses may be reimbursable by the Depositor pursuant to the terms of the applicable Agreement. In addition, the Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers under limited circumstances.

     As set forth in the preceding section, the Servicers and the Master Servicer will be entitled to reimbursement for some of the expenses incurred by them in connection with the liquidation of defaulted Mortgage Loans or Contracts. The related Trust Fund will suffer no loss by reason of these expenses to the extent claims are fully paid under the Letter of Credit, if any, the related insurance policies, from amounts in the Reserve Fund or under any applicable Alternative Credit Support described in a prospectus supplement. In the event, however, that claims are either not made or fully paid under the Letter of Credit, Insurance Policies or Alternative Credit Support, or if coverage has ceased, or if amounts in the Reserve Fund are not sufficient to fully pay the losses, the related Trust Fund will suffer a loss to the extent that the proceeds of the liquidation proceedings, after reimbursement of the expenses of the Servicers or the Master Servicer, as the case may be, are less than the principal balance of the related Mortgage Loan or Contract. In addition, the Servicers and the Master Servicer will be entitled to reimbursement of expenditures incurred by them in connection with the restoration of a Mortgaged Property, Cooperative Dwelling or Manufactured Home, the right of reimbursement being prior to the rights of the Securityholders to receive any payments under the Letter of Credit, or from any related Insurance Proceeds, Liquidation Proceeds, amounts in the Reserve Fund or any proceeds of Alternative Credit Support.

     Under the Trust Agreement, the Trustee will be entitled to deduct, from distributions of interest with respect to the Mortgage Certificates, a specified percentage of the unpaid principal balance of each Mortgage Certificate as servicing compensation. The Trustee shall be required to pay all expenses, except as expressly provided in the Trust Agreement, subject to limited reimbursement as provided in the Trust Agreement.

EVIDENCE AS TO COMPLIANCE

     The Master Servicer will deliver to the Depositor and the Trustee, on or before the date specified in the applicable Agreement or Servicing Agreement, an Officer's Certificate stating that (1) a review of the activities of the Master Servicer and the Servicers during the preceding calendar year and of its performance under the Agreement or Servicing Agreement has been made under the supervision of the officer, and (2) to the best of the officer's knowledge, based on the review, the Master Servicer and each Servicer has fulfilled all its obligations under the Agreement or Servicing Agreement and the applicable Servicing Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying each default known to the officer and the nature and status of the default. The Officer's Certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of particular documents and records relating to servicing of the Mortgage Loans or Contract, conducted in accordance with generally accepted accounting principles in the mortgage banking industry, the servicing of the Mortgage Loans or Contract was conducted in compliance with the provisions of the Agreement and/or the Servicing Agreements, except for any exceptions as the firm believes it is required to report.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE DEPOSITOR, THE TRUSTEE AND THE INDENTURE TRUSTEE

     The Master Servicer under each Agreement will be named in the applicable prospectus supplement. The entity acting as Master Servicer may be an Unaffiliated Seller and have other normal business relationships with the Depositor and/or affiliates of the Depositor and may be an affiliate of the Depositor. In the event there is no Master Servicer under an Agreement, all servicing of Mortgage Loans or Contracts will be performed by a Servicer pursuant to a Servicing Agreement.

     The Master Servicer may not resign from its obligations and duties under the applicable Agreement except upon a determination that its duties under the relevant Agreement are no longer permissible under applicable law. No the resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     The Trustee under each Pooling and Servicing Agreement or Trust Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

     The Trustee may resign from its obligations under the Pooling and Servicing Agreement at any time, in which event a successor trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the Certificates of the Series. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor Trustee.

     The Trustee may resign at any time from its obligations and duties under the Trust Agreement by executing an instrument in writing resigning as Trustee, filing the same with the Depositor, mailing a copy of a notice of resignation to all Certificateholders then of record, and appointing a qualified successor trustee. No resignation will become effective until the successor trustee has assumed the Trustee's obligations and duties under the Trust Agreement.

     The Indenture Trustee under the Indenture will be named in the applicable prospectus supplement. The commercial bank or trust company serving as Indenture Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

     The Indenture Trustee may resign from its obligations under the Indenture at any time, in which event a successor trustee will be appointed. In addition, the Depositor may remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to act as Indenture Trustee under the Indenture or if the Indenture Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Indenture Trustee. Unless otherwise specified in the related prospectus supplement, the Indenture Trustee may also be removed at any time by the holders of Notes evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the Notes of the Series. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of the appointment by the successor Trustee.

     Each Pooling and Servicing Agreement and Trust Agreement will also provide that neither the Depositor nor any director, officer, employee or agent of the Depositor or the Trustee, or any responsible officers of the Trustee will be under any liability to the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that none of the Depositor or the Trustee nor any other person will be protected against, in the case of the Depositor, any breach of representations or warranties made by them, and in the case of the Depositor and the Trustee, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the related Agreement. Each Pooling and Servicing Agreement and Trust Agreement will further provide that the Depositor and the Trustee and any director, officer and employee or agent of the Depositor or the Trustee shall be entitled to indemnification, by the Trust Fund in the case of the Depositor and by the Master Servicer in the case of the Trustee and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable Agreement or the Certificates and in the case of the Trustee, resulting from any error in any tax or information return prepared by the Master Servicer or from the exercise of any power of attorney granted pursuant to the Pooling and Servicing Agreement, other than any loss, liability or expense related to any specific Mortgage Loan, Contract or Mortgage Certificate, except any loss, liability or expense otherwise reimbursable pursuant to the applicable Agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their duties under the related Agreement or by reason of reckless disregard of their obligations and duties under the related Agreement. In addition, each Agreement will provide that neither the Depositor nor the Master Servicer, as the case may be, will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Agreement and that in its opinion may involve it in any expense or liability. The Depositor or the Master Servicer may, however, in their discretion, undertake any action deemed by them necessary or desirable with respect to the applicable Agreement and the rights and duties of the parties to the applicable Agreement and the interests of the Securityholders under the applicable Agreement. In this event, the legal expenses and costs of the action and any liability resulting from the action will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed for the action out of the Certificate Account.

DEFICIENCY EVENT

     To the extent a deficiency event is specified in the prospectus supplement, a deficiency event (a "Deficiency Event") with respect to the Notes or Certificates, as applicable, of each Series may be defined in the applicable Agreement as being the inability of the Trustee to distribute to holders of one or more Classes of Notes or Certificates, as applicable, of the Series, in accordance with the terms of the Notes or Certificates, as applicable, and the Agreement, any distribution of principal or interest on the Notes or Certificates, as applicable, when and as distributable, in each case because of the insufficiency for the purpose of the funds then held in the related Trust Fund.

     Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, upon the occurrence of a Deficiency Event, the Trustee is required to determine whether or not the application on a monthly basis, regardless of the frequency of regular Distribution Dates, of all future scheduled payments on the Mortgage Loans, Contracts and Mortgage Certificates included in the related Trust Fund and other amount receivable with respect to the Trust Fund towards payments on the Notes or Certificates, as applicable, in accordance with the priorities as to distributions of principal and interest set forth in the Notes or Certificates, as applicable, will be sufficient to make distributions of interest at the applicable Interest Rates and to distribute in full the principal balance of each Note or Certificate, as applicable, on or before the latest Final Distribution Date of any outstanding Notes or Certificates, as applicable, of the Series.

     Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, the Trustee will obtain and rely upon an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to the Trust Fund to make distributions on the Notes or Certificates, as applicable, which opinion or report will be conclusive evidence as to the sufficiency. Pending the making of any determination, distributions on the Notes or Certificates, as applicable, shall continue to be made in accordance with their terms.

     Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, in the event that the Trustee makes a positive determination, the Trustee will apply all amounts received in respect of the related Trust Fund, after payment of fees and expenses of the Trustee and accountants for the Trust Fund, to distributions on the Notes or Certificates, as applicable, of the Series in accordance with their terms, except that the distributions shall be made on each Distribution Date or on more frequent dates as specified in the related prospectus supplement and without regard to the amount of principal that would otherwise be distributable on the related Distribution Date. Under some circumstances following any positive determination, the Trustee may resume making distributions on the Notes or Certificates, as applicable, expressly in accordance with their terms.

     Except as otherwise provided in the related prospectus supplement, to the extent a deficiency event is specified in the related prospectus supplement, if the Trustee is unable to make the positive determination described above, the applicable Trustee will apply all amounts received in respect of the related Trust Fund, after payment of Trustee and accountants' fees and expenses, to monthly distributions on Notes or Certificates, as applicable, of the Series or on all Senior Notes or Senior Certificates, as applicable, of the Series pro rata, without regard to the priorities as to distribution of principal set forth in the Notes or Certificates, as applicable, and the Notes or Certificates, as applicable, will, to the extent permitted by applicable law and specified in the related prospectus Statement, accrue interest at the highest Interest Rate borne by any Note or Certificate Notes or Certificates, as applicable, with the same credit rating by the Rating Agencies of the Series, or in the event any Class of the Series shall accrue interest at a floating rate, at the weighted average Interest Rate, calculated on the basis of the maximum interest rate applicable to the Class having a floating interest rate and on the original principal amount of the Notes or Certificates, as applicable, of that Class. In this event, the holders of a majority in outstanding principal balance of the Notes or Certificates, as applicable, may direct the Trustee to sell the related Trust Fund, any direction being irrevocable and binding upon the holders of all Notes or Certificates, as applicable, of the Series and upon the owners of the residual interests in the Trust Fund. In the absence of a direction, the Trustee may not sell all or any portion of the Trust Fund.

EVENTS OF DEFAULT

     Except as otherwise provided in the related prospectus supplement, Events of Default under the related Pooling and Servicing Agreement or Sale and Servicing will consist of:

o any failure to make a specified payment which continues unremedied, in most cases, for five business days after the giving of written notice;

o any failure by the Trustee, the Servicer or the Master Servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which failure shall continue for the number of days specified in the related prospectus supplement or any breach of any representation and warranty made by the Master Servicer or the Servicer, if applicable, which continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of the failure or breach;

o particular events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer or a Servicer, as applicable; and

o any lowering, withdrawal or notice of an intended or potential lowering, of the outstanding rating of the Notes or Certificates, as applicable, by the Rating Agency rating the Notes or Certificates, as applicable, because the existing or prospective financial condition or mortgage loan servicing capability of the Master Servicer is insufficient to maintain the rating.

     Unless otherwise specified in the related prospectus supplement, Events of Default under the Indenture for each Series of Notes include:

o a default of five days or more in the payment of any principal of or interest on any Note of the Series;

o failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of thirty days after notice is given in accordance with the procedures described in the related prospectus supplement;

o any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered or in connection with the Indenture with respect to or affecting the Series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice is given in accordance with the procedures described in the related prospectus supplement;

o particular events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

o    any other Event of Default provided with respect to Notes of that Series.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Indenture Trustee or the Noteholders of a majority of the then aggregate outstanding amount of the Notes of the Series may declare the principal amount of all the Notes of the Series to be due and payable immediately. The declaration may, under some circumstances, be rescinded and annulled by the Noteholders of a majority in aggregate outstanding amount of the Notes of the Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of the Series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the Notes of the Series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of the Series as they would have become due if there had not been a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal of or interest on any Note of the Series for thirty days or more, unless

o the Noteholders of 100% of the then aggregate outstanding amount of the Notes of the Series consent to the sale,

o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of the Series at the date of the sale or

o the Indenture Trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of the Series.

     In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of this Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of this Event of Default.

     Unless otherwise specified in the related prospectus supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Noteholders of these Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount which is unamortized.

     Except as otherwise provided in the related prospectus supplement, so long as an Event of Default with respect to a Series of Notes or Certificates, as applicable, remains unremedied, the Depositor, the Trustee or the holders of Notes of the Series, or, if no Notes are issued as part of the Series, Certificate, evidencing not less than 25% of the principal amount of the Notes or Certificates, as applicable, of the Series may terminate all of the rights and obligations of the Master Servicer under the applicable Agreement and/or Servicing Agreement and in and to the Mortgage Loans and Contracts and their proceeds, whereupon, subject to applicable law regarding the Trustee's ability to make advances, the Trustee or, if the Depositor so notifies the Trustee and the Master Servicer, the Depositor or its designee, will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a successor master servicer. Pending an appointment, the Trustee, unless prohibited by law from so acting, shall be obligated to act in this capacity. The Trustee and the successor master servicer may agree upon the servicing compensation to be paid to the successor, which in no event may be greater than the compensation to the Master Servicer under the applicable Agreement.

AMENDMENT

     Except as otherwise provided in the related prospectus supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for each Series of Notes or Certificates, as applicable, may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of the Securityholders,

o    to cure any ambiguity,

o to correct or supplement any provision in the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, that may be inconsistent with any other provision in these agreements or

o to make any other provisions with respect to matters or questions arising under the Agreement that are not inconsistent with the provisions of these Agreements, provided that the action will not adversely affect in any material respect the interests of any Securityholder of the related Series.

     Except as otherwise provided in the related prospectus supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for each Series of Notes or Certificates, as applicable, may also be amended by the Depositor, the Master Servicer and the Trustee with the consent of holders of Notes or Certificates, as applicable, evidencing not less than 66 2/3% of the aggregate outstanding principal amount of the Notes or Certificates, as applicable, of the Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no the amendment may

     (1) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to Mortgage Loans and Contracts are required to be distributed with respect to any Note or Certificate, as applicable, without the consent of the holder of the Security,

     (2) adversely affect in any material respect the interests of the holders of a Class or Subclass of the Senior Notes or Senior Certificates, as applicable, if any, of a Series in a manner other than that set forth in (1) above without the consent of the holders of the Senior Notes or Senior Certificates, as applicable, of the Subclass evidencing not less than 66 2/3% of the Class or Subclass,

     (3) adversely affect in any material respect the interests of the holders of the Subordinated Notes or Subordinated Certificates, as applicable, of a Series in a manner other than that set forth in (1) above without the consent of the holders of Subordinated Notes or Subordinated Certificates, as applicable, evidencing not less than 66 2/3% of the Class or Subclass or

     (4) reduce the aforesaid percentage of the Notes or Certificates, as applicable, the holders of which are required to consent to the amendment, without the consent of the holders of the Class affected by the amendment.

     The Trust Agreement for a Series may be amended by the Trustee and the Depositor without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision in the Trust Agreement that may be inconsistent with any other provision in the Trust Agreement, or to make any other provisions with respect to matters or questions arising under the Trust Agreement that are not inconsistent with any other provisions of the Trust Agreement, provided that the action will not, as evidenced by an opinion of counsel, adversely affect the interests of any Certificateholders of that Series in any material respect. The Trust Agreement for each Series may also be amended by the Trustee and the Depositor with the consent of the Holders of Notes or Certificates, as applicable, evidencing Percentage Interests aggregating not less than 66 2/3% of each Class of the Notes or Certificates, as applicable, of the Series affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders of that Series; provided, however, that no amendment may (1) reduce in any manner the amount of, or delay the timing of, or change the manner in which payments received on Mortgage Certificates are required to be distributed in respect of any Certificate, without the consent of the Holder of the Certificate or (2) reduce the aforesaid percentage of Notes or Certificates, as applicable, the Holders of which are required to consent to any amendment, without the consent of the Holders of all Notes or Certificates, as applicable, of the Series then outstanding.

TERMINATION

     Except as otherwise provided in the related prospectus supplement, the obligations created by the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, for a Series of Notes or Certificates, as applicable, will terminate upon the earlier of

     (1) the repurchase of all Mortgage Loans or Contracts and all property acquired by foreclosure of the Mortgage Loan or Contract and

     (2)  the later of

               (a) the maturity or other liquidation of the last Mortgage Loan or Contract subject to the obligations and the disposition of all property acquired upon foreclosure of the Mortgage Loan or Contract and

               (b) the payment to the Securityholders of all amounts held by the Master Servicer and required to be paid to them pursuant to the applicable Agreement.

The obligations created by the Trust Agreement for a Series of Certificates will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement. In no event, however, will the Trust created by either the Agreement continue beyond the expiration of 21 years from the death of the last survivor of specific persons identified in it. For each Series of Notes or Certificates, as applicable, the Master Servicer will give written notice of termination of the applicable Agreement of each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Notes or Certificates, as applicable, at an office or agency specified in the notice of termination.

     If so provided in the related prospectus supplement, the Pooling and Servicing Agreement or Sale and Servicing Agreement for each Series of Notes or Certificates, as applicable, will permit, but not require, the Depositor or another person specified in the prospectus supplement to repurchase from the Trust Fund for the Series all remaining Mortgage Loans or Contracts subject to the applicable Agreement at a price specified in the related prospectus supplement. In the event that the Depositor elects to treat the related Trust Fund as a REMIC under the Code, the repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code, in order to constitute a "qualified liquidation" under the Code. The exercise of the right will effect early retirement of the Notes or Certificates, as applicable, of that Series, but the right so to repurchase may be effected only on or after the aggregate principal balance of the Mortgage Loans or Contracts for the Series at the time of repurchase is less than a specified percentage of the aggregate principal balance at the Cut-off Date for the Series, or on or after the date set forth in the related prospectus supplement.

     The Indenture will be discharged with respect to a Series of Notes, except with respect to the continuing rights specified in the Indenture, upon the delivery to the Indenture Trustee for cancellation of all the Notes of the Series or, with some limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes of the Series.



                  CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

     If so specified in the related prospectus supplement, DTC will act as securities company for each class of notes or certificates offered by this prospectus. Each class of notes or certificates, as applicable, initially will be represented by one or more certificates registered in the name of Cede, the nominee of DTC. As the nominee of DTC, it is anticipated that the only "noteholder" and/or "certificateholder" with respect to a series of notes or certificates, as applicable, will be Cede. Beneficial owners of the notes or certificates, as applicable ("Security Owners") will not be recognized as "noteholders" by the related indenture trustee, as the term is used in each Indenture, or as "certificateholders" by the related trustee, as the term is used in each Trust Agreement or Pooling and Servicing Agreement, as applicable, and Security Owners will be permitted to exercise the rights of noteholders or certificateholders only indirectly through DTC and its participating members ("Participants").

     DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code (the "UCC") in effect in the State of New York, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for the Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

     Security Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the securities may do so only through Participants and Indirect Participants. In addition, all Security Owners will receive all distributions of principal and interest from the related indenture trustee or the related trustee, as applicable, through Participants or Indirect Participants. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since these payments will be forwarded by the applicable trustee or indenture trustee to DTC's nominee. DTC will then forward the payments to the Participants, which will then forward them to Indirect Participants or Security Owners.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of and interest on the securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the securities similarly are required to make book-entry transfers and to receive and transmit the payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates representing the securities, the Rules provide a mechanism by which Participants and Indirect Participants will receive payments and transfer or exchange interests, directly or indirectly, on behalf of Security Owners.

     Because DTC can act only on behalf of Participants, who in turn may act on behalf of Indirect Participants, the ability of a Security Owner to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the securities, may be limited due to the lack of a physical certificate representing the securities.

     DTC has advised the company that it will take any action permitted to be taken by a Security Owner under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of Participants whose holdings include the undivided interests.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

     Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

     On January 17, 2000 DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Brse Clearing AG".

     Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

     Except as required by law, none of Credit Suisse First Boston Corporation, the company, the related seller, the related servicer, or related indenture trustee, if any, or the related trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of securities of any series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.


                                 CREDIT SUPPORT

     Credit support for a Series of Notes or Certificates, as applicable, may be provided by one or more Letters of Credit, the issuance of Subordinated Classes or Subclasses of Notes or Certificates, as applicable, which may, if so specified in the related prospectus supplement, be issued in notional amounts, the issuance of subordinated Classes or Subclasses of Notes, the provision for shifting interest credit enhancement, the establishment of a Reserve Fund, the method of Alternative Credit Support specified in the applicable prospectus supplement, or any combination of the foregoing, in addition to, or in lieu of, the insurance arrangements set forth below under "Description of Insurance." The amount and method of credit support will be set forth in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable.

LETTERS OF CREDIT

     The Letters of Credit, if any, with respect to a Series of Notes or Certificates, as applicable, will be issued by the bank or financial institution specified in the related prospectus supplement (the "L/C Bank"). The maximum obligation of the L/C Bank under the Letter of Credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage of the aggregate principal balance on the related Cut-off Date of the Mortgage Loans or Contracts evidenced by each Series (the "L/C Percentage") specified in the prospectus supplement for the Series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the Letter of Credit with respect to a Series of Notes or Certificates, as applicable, will be in compliance with the requirements established by the Rating Agency rating the Series and will be set forth in the prospectus supplement relating to the Series of Notes or Certificates, as applicable. The amount available under the Letter of Credit in all cases shall be reduced to the extent of the unreimbursed payments under the Letter of Credit. The obligations of the L/C Bank under the Letter of Credit for each Series of Notes or Certificates, as applicable, will expire a specified number of days after the latest of the scheduled final maturity dates of the Mortgage Loans or Contracts in the related Mortgage Pool or Contract Pool or the repurchase of all Mortgage Loans or Contracts in the Mortgage Pool or Contract Pool in the circumstances specified above. See "Description of the Securities--Termination."

     Unless otherwise specified in the applicable prospectus supplement, under the applicable Agreement and/or Servicing Agreement, the Master Servicer will be required not later than three business days prior to each Distribution Date to determine whether a payment under the Letter of Credit will be necessary on the Distribution Date and will, no later than the third business day prior to the Distribution Date, advise the L/C Bank and the Trustee of its determination, setting forth the amount of any required payment. On the Distribution Date, the L/C Bank will be required to honor the Trustee's request for payment in an amount equal to the lesser of (A) the remaining amount available under the Letter of Credit and (B) the outstanding principal balances of any Liquidating Loans to be assigned on the Distribution Date, together with accrued and unpaid interest on the Liquidating Loans at the related Mortgage Rate or APR to the related Due Date. The proceeds of payments under the Letter of Credit will be deposited into the Certificate Account and will be distributed to Securityholders, in the manner specified in the related prospectus supplement, on the Distribution Date, except to the extent of any unreimbursed Advances, servicing compensation due to the Servicers and the Master Servicer and other amounts payable to the Depositor or the person or entity named in the applicable prospectus supplement. Unless otherwise provided in the related prospectus supplement, the term "Liquidating Loan" means:

     (1) each Mortgage Loan with respect to which foreclosure proceedings have been commenced, and the Mortgagor's right of reinstatement has expired,

     (2) each Mortgage Loan with respect to which the Servicer or the Master Servicer has agreed to accept a deed to the property in lieu of foreclosure,

     (3) each Cooperative Loan as to which the shares of the related Cooperative and the related proprietary lease or occupancy agreement have been sold or offered for sale or

     (4) each Contract with respect to which repossession proceedings have been commenced.

     If at any time the L/C Bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a Liquidating Loan, it will be entitled to receive an assignment by the Trustee of the Liquidating Loan, and the L/C Bank will then own the Liquidating Loan free of any further obligation to the Trustee or the Securityholders with respect to the Liquidating Loan. Payments made to the Certificate Account by the L/C Bank under the Letter of Credit with respect to a Liquidating Loan will be reimbursed to the L/C Bank only from the proceeds, net of liquidation costs, of the Liquidating Loan. The amount available under the Letter of Credit will be increased to the extent it is reimbursed for the payments.

     To the extent the proceeds of liquidation of a Liquidating Loan acquired by the L/C Bank in the manner described in the preceding paragraph exceed the amount of payments made with respect to the Liquidating Loan, the L/C Bank will be entitled to retain the proceeds as additional compensation for issuance of the Letter of Credit.

     Prospective purchasers of Notes or Certificates, as applicable, of a Series with respect to which credit support is provided by a Letter of Credit must look to the credit of the L/C Bank, to the extent of its obligations under the Letter of Credit, in the event of default by Mortgagors or Obligors. If the amount available under the Letter of Credit is exhausted, or the L/C Bank becomes insolvent, and amounts in the Reserve Fund, if any, with respect to the Series are insufficient to pay the entire amount of the loss and still be maintained at the Required Reserve, the Securityholders, in the priority specified in the related prospectus supplement, will subsequently bear all risks of loss resulting from default by Mortgagors or Obligors, including losses not covered by insurance or Alternative Credit Support, and must look primarily to the value of the properties securing defaulted Mortgage Loans or Contracts for recovery of the outstanding principal and unpaid interest.

     If so specified in the related prospectus supplement, the Reserve Fund may be created by the deposit, in escrow, by the Depositor, of a separate pool of Mortgage Loans or Contracts (the "Subordinated Pool"), with the aggregate principal balance specified in the related prospectus supplement, or by the deposit of cash in the amount specified in the related prospectus supplement (the "Initial Deposit"). The Reserve Fund will be funded by the retention of specified distributions on the Trust Assets of the related Mortgage Pool or Contract Pool, and/or on the mortgage loans, cooperative loans or Contracts in the Subordinated Pool, until the Reserve Fund, without taking into account the amount of any Initial Deposit, except as otherwise provided in the related prospectus supplement, reaches an amount (the "Required Reserve") set forth in the related prospectus supplement. Subsequently, specified distributions on the Trust Assets of the related Mortgage Pool or Contract Pool, and/or on the Mortgage Loans or Contracts in the Subordinated Pool, will be retained to the extent necessary to maintain the Reserve Fund, without, except as otherwise provided in the related prospectus supplement, taking into account the amount of any Initial Deposit, at the related Required Reserve.

     In the event that a Subordinated Class or Subclass of a Series of Notes or Certificates, as applicable, is issued with a notional amount, the coverage provided by the Letter of Credit with respect to the Series, and the terms and conditions of the coverage, will be set forth in the related prospectus supplement.

SUBORDINATED SECURITIES

     To the extent specified in the prospectus supplement with respect to a Series of Notes or Certificates, as applicable, credit support may be provided by the subordination of the rights of the holders of one or more Classes or Subclasses of Notes or Certificates, as applicable, to receive distributions with respect to the Mortgage Loans or Mortgage Certificates in the Mortgage Pool or Contracts in the Contract Pool underlying the Series, or with respect to a Subordinated Pool of mortgage loans or contracts, to the rights of the Senior Securityholders or holders of one or more Classes or Subclasses of Subordinated Notes or Subordinated Certificates, as applicable, of the Series to receive distributions, to the extent of the applicable Subordinated Amount or as otherwise specified in the related prospectus supplement. In this case, credit support may also be provided by the establishment of a Reserve Fund, as described below. Except as otherwise provided in the related prospectus supplement, the Subordinated Amount, as described below, will be reduced by an amount equal to Aggregate Losses. Aggregate Losses will be defined in the related Agreement for any given period as the aggregate amount of delinquencies, losses and other deficiencies in the amounts due to the holders of the Notes or Certificates, as applicable, of one or more Classes or Subclasses of the Series paid or borne by the holders of one or more Classes or Subclasses of Subordinated Notes or Subordinated Certificates, as applicable, of the Series ("payment deficiencies"), but excluding any payments of interest on any amounts originally due to the holders of the Notes or Certificates, as applicable, of a Class or Subclass to which the applicable Class or Subclass of Subordinated Notes or Subordinated Certificates, as applicable, are subordinated on a previous Distribution Date, but not paid as due, whether by way of withdrawal from the Reserve Fund, including, prior to the time that the Subordinated Amount is reduced to zero, any withdrawal of amounts attributable to the Initial Deposit, if any, reduction in amounts otherwise distributable to the Subordinated Securityholders on any Distribution Date or otherwise, less the aggregate amount of previous payment deficiencies recovered by the related Trust Fund during any period in respect of the Mortgage Loans or Contracts giving rise to previous payment deficiencies, including, without limitation, recoveries resulting from the receipt of delinquent principal and/or interest payments, Liquidation Proceeds or Insurance Proceeds, net, in each case, of servicing compensation, foreclosure costs and other servicing costs, expenses and unreimbursed Advances relating to the Mortgage Loans or Contracts. The prospectus supplement for each Series of Notes or Certificates, as applicable, with respect to which credit support will be provided by one or more Classes or Subclasses of Subordinated Notes or Subordinated Certificates, as applicable, will set forth the Subordinated Amount for the Series and/or the manner by which one or more Classes or Subclasses of Notes or Certificates, as applicable, may be subordinated to other Classes or Subclasses or Notes or Certificates, as applicable. If specified in the related prospectus supplement, the Subordinated Amount will decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, if a Series of Notes or Certificates, as applicable, includes Notes, one more Classes or Subclasses of Notes may be subordinated to another Class or Subclasses of Notes and may be entitled to receive disproportionate amounts of distributions in respect of principal and all the Certificates of the Series will be subordinated to all the Notes.

SHIFTING INTEREST

     If specified in the prospectus supplement for a Series of Notes or Certificates, as applicable, for which credit enhancement is provided by shifting interest as described in this prospectus, the rights of the holders of the Subordinated Notes or Subordinated Certificates, as applicable, of a Series to receive distributions with respect to the Mortgage Loans, Mortgage Certificates or Contracts in the related Trust Fund or Subsidiary Trust will be subordinated to the right of the holders of the Senior Notes or Senior Certificates, as applicable, of the same Series to the extent described in the related prospectus supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of Senior Notes or Senior Certificates, as applicable, of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Notes or Senior Certificates, as applicable, against losses due to mortgagor defaults.

     The protection afforded to the holders of Senior Notes or Senior Certificates, as applicable, of a Series by the shifting interest subordination feature will be effected by distributing to the holders of the Senior Notes or Senior Certificates, as applicable, a disproportionately greater percentage (the "Senior Prepayment Percentage") of Principal Prepayments. The initial Senior Prepayment Percentage will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions set forth in the prospectus supplement. This disproportionate distribution of Principal Prepayments will have the effect of accelerating the amortization of the Senior Notes or Senior Certificates, as applicable, while increasing the respective interest of the Subordinated Notes or Subordinated Certificates, as applicable, in the Mortgage Pool or Contract Pool. Increasing the respective interest of the Subordinated Notes or Subordinated Certificates, as applicable, relative to that of the Senior Notes or Senior Certificates, as applicable, is intended to preserve the availability of the benefits of the subordination provided by the Subordinated Notes or Subordinated Certificates, as applicable.

SWAP AGREEMENT

     If so specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, the related Trust will enter into or obtain an assignment of a swap agreement or other similar agreement pursuant to which the trust will have the right to receive particular payments of interest, or other payments, as set forth or determined as described in the agreement or agreements. The prospectus supplement relating to a Series of Notes or Certificates, as applicable, having the benefit of an interest rate or currency rate swap, cap or floor agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any, addressed by the rating. The prospectus supplement relating to the Series of Notes or Certificates, as applicable, also will set forth information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement in accordance with applicable rules and regulations of the Commission.

RESERVE FUND

     If so specified in the related prospectus supplement, credit support with respect to one or more Classes or Subclasses of Notes or Certificates, as applicable, of a Series may be provided by the establishment and maintenance with the Trustee for the Series of Notes or Certificates, as applicable, in trust, of a Reserve Fund for the Series. Unless otherwise specified in the applicable prospectus supplement, the Reserve Fund for a Series will not be included in the Trust Fund for the Series. The Reserve Fund for each Series will be created by the Depositor and shall be funded by the retention by the Master Servicer of particular payments on the Mortgage Loans or Contracts, by the deposit with the Trustee, in escrow, by the Depositor of a Subordinated Pool of mortgage loans or Contracts with the aggregate principal balance, as of the related Cut-off Date, set forth in the related prospectus supplement, by any combination of the foregoing, or in another manner specified in the related prospectus supplement. Except as otherwise provided in the related prospectus supplement, following the initial issuance of the Notes or Certificates, as applicable, of a Series and until the balance of the Reserve Fund first equals or exceeds the Required Reserve, the Master Servicer will retain specified distributions on the related Mortgage Loans or Contracts and/or on the Contracts in the Subordinated Pool otherwise distributable to the holders of the applicable Class or Subclasses of Subordinated Notes or Subordinated Certificates, as applicable, and deposit the amounts in the Reserve Fund. After the amounts in the Reserve Fund for a Series first equal or exceed the applicable Required Reserve, the Master Servicer will retain the distributions and deposit so much of the amounts in the Reserve Fund as may be necessary, after the application of distributions to amounts due and unpaid on the Notes or Certificates, as applicable, or on the Notes or Certificates, as applicable, of the Series to which the applicable Class or Subclass of Subordinated Notes or Subordinated Certificates, as applicable, are subordinated and the reimbursement of unreimbursed Advances and liquidation expenses, to maintain the Reserve Fund at the Required Reserve. Except as otherwise provided in the related prospectus supplement, the balance in the Reserve Fund in excess of the Required Reserve shall be paid to the applicable Class or Subclass of Subordinated Notes or Subordinated Certificates, as applicable, or to another specified person or entity, as set forth in the related prospectus supplement, and shall subsequently be unavailable for future distribution to Certificateholders of either Class. The prospectus supplement for each Series will set forth the amount of the Required Reserve applicable from time to time. The Required Reserve may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement.

     Except as otherwise provided in the related prospectus supplement, amounts held in the Reserve Fund for a Series from time to time will continue to be the property of the Subordinated Securityholders of the Classes or Subclasses specified in the related prospectus supplement until withdrawn from the Reserve Fund and transferred to the Certificate Account as described below. Except as otherwise provided in the related prospectus supplement, if on any Distribution Date the amount in the Certificate Account available to be applied to distributions on the applicable Senior Notes or Senior Certificates, as applicable, of the Series, after giving effect to any Advances made by the Servicers or the Master Servicer on the Distribution Date, is less than the amount required to be distributed to the Senior Securityholders (the "Required Distribution") on the Distribution Date, the Master Servicer will withdraw from the Reserve Fund and deposit into the Certificate Account the lesser of (1) the entire amount on deposit in the Reserve Fund available for distribution to the Senior Securityholders, which amount will not in any event exceed the Required Reserve, or (2) the amount necessary to increase the funds in the Certificate Account eligible for distribution to the Senior Securityholders on the Distribution Date to the Required Distribution; provided, however, that unless specified in the related prospectus supplement no amount representing investment earnings on amounts held in the Reserve Fund be transferred into the Certificate Account or otherwise used in any manner for the benefit of the Senior Securityholders. If so specified in the applicable prospectus supplement, the balance, if any, in the Reserve Fund in excess of the Required Reserve shall be released to the applicable Subordinated Securityholders. Unless otherwise specified in the related prospectus supplement, whenever the Reserve Fund is less than the Required Reserve, holders of the Subordinated Notes or Subordinated Certificates, as applicable, of the applicable Class or Subclass will not receive any distributions with respect to the Mortgage Loans, Mortgage Certificates or Contracts other than amounts attributable to interest on the Mortgage Loans, Mortgage Certificates or Contracts after the initial Required Reserve has been attained and amounts attributable to any income resulting from investment of the Reserve Fund as described below. Except as otherwise provided in the related prospectus supplement, whether or not the amount of the Reserve Fund exceeds the Required Reserve on any Distribution Date, the holders of the Subordinated Notes or Subordinated Certificates, as applicable, of the applicable Class or Subclass are entitled to receive from the Certificate Account their share of the proceeds of any Mortgage Loan, Mortgage Certificates or Contract, or any property acquired for them, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the Pooling and Servicing Agreement. Except as otherwise provided in the related prospectus supplement, amounts in the Reserve Fund shall be applied in the following order:

     (1) to the reimbursement of Advances determined by the Master Servicer and the Servicers to be otherwise unrecoverable, other than Advances of interest in connection with prepayments in full, repurchases and liquidations, and the reimbursement of liquidation expenses incurred by the Servicers and the Master Servicer if sufficient funds for reimbursement are not otherwise available in the related Servicing Accounts and Certificate Account;

     (2) to the payment to the holders of the applicable Senior Notes or Senior Certificates, as applicable, of the Series of amounts distributable to them on the related Distribution Date in respect of scheduled payments of principal and interest due on the related Due Date to the extent that sufficient funds in the Certificate Account are not available; and

     (3) to the payment to the holders of the Senior Notes or Senior Certificates, as applicable, of the Series of the principal balance or purchase price, as applicable, of Mortgage Loans or Contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the Due Date to which the distribution relates and interest on these Mortgage Loans or Contracts at the related Mortgage Rate or APR, as applicable, to the extent that sufficient funds in the Certificate Account are not available.

     Except as otherwise provided in the related prospectus supplement, amounts in the Reserve Fund in excess of the Required Reserve, including any investment income on amounts in the Reserve Fund, as set forth below, shall then be released to the holders of the Subordinated Notes or Subordinated Certificates, as applicable, or to another person specified in the applicable prospectus supplement, as set forth above.

     Funds in the Reserve Fund for a Series shall be invested as provided in the related Agreement and/or Indenture in specific types of eligible investments. The earnings on these investments will be withdrawn and paid to the holders of the applicable Class or Subclass of Subordinated Notes or Subordinated Certificates, as applicable, in accordance with their respective interests in the Reserve Fund in the priority specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, investment income in the Reserve Fund is not available for distribution to the holders of the Senior Notes or Senior Certificates, as applicable, of the Series or otherwise subject to any claims or rights of the holders of the applicable Class or Subclass of Senior Notes or Senior Certificates, as applicable. Eligible investments for monies deposited in the Reserve Fund will be specified in the applicable Agreement and/or Indenture for a Series of Notes or Certificates, as applicable, for which a Reserve Fund is established and in some instances will be limited to investments acceptable to the Rating Agency rating the Notes or Certificates, as applicable, of the Series from time to time as being consistent with its outstanding rating of the Notes or Certificates, as applicable. These eligible investments will be limited, however, to obligations or securities that mature at various time periods up to 30 days according to a schedule in the applicable Agreement based on the current balance of the Reserve Fund at the time of the investment or the contractual commitment providing for the investment.

     The time necessary for the Reserve Fund of a Series to reach and maintain the applicable Required Reserve at any time after the initial issuance of the Notes or Certificates, as applicable, of the Series and the availability of amounts in the Reserve Fund for distributions on the Notes or Certificates, as applicable, will be affected by the delinquency, foreclosure and prepayment experience of the Mortgage Loans or Contracts in the related Trust Fund and/or in the Subordinated Pool and therefore cannot be accurately predicted.

SECURITY GUARANTEE INSURANCE

     If so specified in the related prospectus supplement, Security Guarantee Insurance, if any, with respect to a Series of Notes or Certificates, as applicable, may be provided by one or more insurance companies. The Security Guarantee Insurance will guarantee, with respect to one or more Classes of Notes or Certificates, as applicable, of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If so specified, in the related prospectus supplement, the Security Guarantee Insurance will also guarantee against any payment made to a Series of Notes or Certificates, as applicable, which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the Security Guarantee Insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Notes or Certificates, as applicable, of the related Series.

PERFORMANCE BOND

     If so specified in the related prospectus supplement, the Master Servicer may be required to obtain a Performance Bond that would provide a guarantee of the performance by the Master Servicer of one or more of its obligations under the applicable Agreement and/or Servicing Agreement, including its obligation to make Advances and its obligation to repurchase Mortgage Loans or Contracts in the event of a breach by the Master Servicer of a representation or warranty contained in the applicable Agreement. In the event that the outstanding credit rating of the obligor of the Performance Bond is lowered by the Rating Agency, with the result that the outstanding rating on any Class or Subclass of Notes or Certificates, as applicable, would be reduced by the Rating Agency, the Master Servicer will be required to secure a substitute Performance Bond issued by an entity with a rating sufficient to maintain the outstanding rating on the Notes or Certificates, as applicable, or to deposit and maintain with the Trustee cash in the amount specified in the applicable prospectus supplement.



                            DESCRIPTION OF INSURANCE

     To the extent that the applicable prospectus supplement does not expressly provide for a form of credit support specified above or for Alternative Credit Support in lieu of some or all of the insurance mentioned below, the following paragraphs on insurance shall apply with respect to the Mortgage Loans included in the related Trust Fund. To the extent specified in the related prospectus supplement, each Manufactured Home that secures a Contract will be covered by a standard hazard insurance policy and other insurance policies to the extent described in the related prospectus supplement. Any material changes in the insurance from the description that follows or the description of any Alternative Credit Support will be set forth in the applicable prospectus supplement.

PRIMARY MORTGAGE INSURANCE POLICIES

     To the extent specified in the related prospectus supplement, each Servicing Agreement will require the Servicer to cause a Primary Mortgage Insurance Policy to be maintained in full force and effect with respect to each Mortgage Loan that is secured by a Single Family Property covered by the Servicing Agreement requiring the insurance and to act on behalf of the Insured with respect to all actions required to be taken by the Insured under each Primary Mortgage Insurance Policy. Any primary mortgage insurance or primary credit insurance policies relating to the Contracts underlying a Series of Notes or Certificates, as applicable, will be described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool (referred to in this prospectus as the "Loss") will consist of the insured portion of the unpaid principal amount of the covered Mortgage Loan, as described in this prospectus, and accrued and unpaid interest on the Mortgage Loan and reimbursement of particular types of expenses, less

o all rents or other payments collected or received by the Insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the Mortgaged Property,

o hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan,

o    amounts expended but not approved by the Primary Mortgage Insurer,

o    claim payments previously made by the Primary Mortgage Insurer, and

o    unpaid premiums.

     Unless otherwise specified in the related prospectus supplement, as conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool, the Insured will be required to, in the event of default by the Mortgagor:

     (1)  advance or discharge

          (a)  all hazard insurance premiums and

          (b) as necessary and approved in advance by the Primary Mortgage Insurer,

               o    real estate property taxes,

               o all expenses required to preserve, repair and prevent waste to the Mortgaged Property so as to maintain the Mortgaged Property in at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted,

               o    property sales expenses,

               o any outstanding liens (as defined in the Primary Mortgage Insurance Policy) on the Mortgaged Property and

               o foreclosure costs, including court costs and reasonable attorneys' fees;

     (2) in the event of a physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and

     (3) tender to the Primary Mortgage Insurer good and merchantable title to and possession of the mortgaged property.

     Unless otherwise specified in the related prospectus supplement, other provisions and conditions of each Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool generally will provide that:

     (1) no change may be made in the terms of the Mortgage Loan without the consent of the Primary Mortgage Insurer;

     (2) written notice must be given to the Primary Mortgage Insurer within 10 days after the Insured becomes aware that a Mortgagor is delinquent in the payment of a sum equal to the aggregate of two scheduled monthly payments due under the Mortgage Loan or that any proceedings affecting the Mortgagor's interest in the Mortgaged Property securing the Mortgage Loan have commenced, and afterward the Insured must report monthly to the Primary Mortgage Insurer the status of any the Mortgage Loan until the Mortgage Loan is brought current, the proceedings are terminated or a claim is filed;

     (3) the Primary Mortgage Insurer will have the right to purchase the Mortgage Loan, at any time subsequent to the 10 days' notice described in (2) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan and reimbursable amounts expended by the Insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months, and less the sum of any claim previously paid under the Primary Mortgage Insurance Policy and any due and unpaid premiums with respect to the policy;

     (4) the Insured must commence proceedings at the times specified in the Primary Mortgage Insurance Policy and diligently proceed to obtain good and merchantable title to and possession of the Mortgaged Property;

     (5) the Insured must notify the Primary Mortgage Insurer of the price specified in (3) above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid the amount unless the Mortgage Insurer specifies a lower or higher amount; and

     (6) the Insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the Mortgage Insurer provided the ability of the Insured to assign specified rights to the Primary Mortgage Insurer are not impaired by a conveyance or the specified rights of the Primary Mortgage Insurer are not adversely affected by a conveyance.

     Unless otherwise specified in the related prospectus supplement, the Primary Mortgage Insurer will be required to pay to the Insured either: (1) the insured percentage of the Loss; or (2) at its option under some of the Primary Mortgage Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the Insured, both to the date of the claim payment, and afterward, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the Insured until the earlier of (A) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (B) an approved sale. Any rents or other payments collected or received by the Insured which are derived from or are in any way related to the Mortgaged Property will be deducted from any claim payment.

FHA INSURANCE AND VA GUARANTEES

     The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Any FHA Insurance or VA Guarantees relating to Contracts underlying a Series of Notes or Certificates, as applicable, will be described in the related prospectus supplement.

     The insurance premiums for FHA Loans are collected by HUD approved lenders or by the Servicers of FHA Loans and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD. With respect to a defaulted FHA Loan, the Servicer of the FHA Loan will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the Mortgagor's control, the Servicer will be expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the Mortgagor. The plans may involve the reduction or suspension of scheduled mortgage payments for a specified period, with the payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the scheduled maturity date. In addition, when a default caused by this circumstance is accompanied by other criteria, HUD may provide relief by making payments to the Servicer of the Mortgage Loan in partial or full satisfaction of amounts due, which payments are to be repaid by the Mortgagor to HUD, or by accepting assignment of the Mortgage Loan from the Servicer. With some exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the Mortgagor before the Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA Loan in a Mortgage Pool will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the principal amount of the FHA Loan.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA Loan, adjusted to reimburse the Servicer of the FHA Loan for particular costs and expenses and to deduct specific amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure, or other acquisition of possession, and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to this date in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the Mortgage Loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     The maximum guarantee that may be issued by the VA under a VA Loan is

o 50% of the principal amount of the VA Loan if the principal amount of the Mortgage Loan is $45,000 or less,

o the lesser of $36,000 and 40% if the principal amount of the VA Loan if the principal amount of the VA Loan is greater than $45,000 but less than or equal to $144,000, and

o the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000.

The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a Mortgage upon its assignment to the VA.

     With respect to a defaulted VA Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

     The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

STANDARD HAZARD INSURANCE POLICIES ON MORTGAGE LOANS

     Unless otherwise specified in the related prospectus supplement, any Standard Hazard Insurance Policies covering the Mortgage Loans in a Mortgage Pool will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, the policies will not contain identical terms and conditions. The most significant terms of the policies, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of specific kinds of uninsured risks and is not intended to be all-inclusive.

     The Standard Hazard Insurance Policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (1) the actual cash value, the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed or (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

     The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain the insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support.

     Any losses incurred with respect to Mortgage Loans due to uninsured risks, including earthquakes, mudflows and, with respect to Mortgaged Properties located other than in HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to Cooperative Loans could affect distributions to the Certificateholders.

     With respect to Mortgage Loans secured by Multifamily Property, additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, and rent loss insurance to cover income losses following damage or destruction of the Mortgaged Property. The related prospectus supplement will specify the required types and amounts of additional insurance that may be required in connection with Mortgage Loans secured by Multifamily Property and will describe the general terms of the insurance and conditions to payment.

STANDARD HAZARD INSURANCE POLICIES ON THE MANUFACTURED HOMES

     The applicable Pooling and Servicing Agreement or Sale and Servicing Agreement for each Series will require the Master Servicer to cause to be maintained with respect to each Contract one or more Standard Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form file and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue policies in the state in which the Manufactured Home is located, and in an amount which is not less than the lesser of the maximum insurable value of the Manufactured Home or the principal balance due from the Obligor on the related Contract; provided, however, that the amount of coverage provided by each Standard Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained in the policy. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated flood area, the Master Servicer also shall cause flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or a lesser amount as may be available under the federal flood insurance program. Each Standard Hazard Insurance Policy caused to be maintained by the Master Servicer shall contain a standard loss payee clause in favor of the Master Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Standard Hazard Insurance Policy or Policies, the Master Servicer shall pay the premiums out of its own funds, and may add separately the premium to the Obligor's obligation as provided by the Contract, but may not add the premium to the remaining principal balance of the Contract.

     The Master Servicer may maintain, in lieu of causing individual Standard Hazard Insurance Policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the Obligor to maintain a Standard Hazard Insurance Policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Standard Hazard Insurance Policies. Any blanket policy shall be substantially in the form and in the amount carried by the Master Servicer as of the date of the Pooling and Servicing Agreement. The Master Servicer shall pay the premium for the policy on the basis described in the policy and shall pay any deductible amount with respect to claims under the policy relating to the Contracts. If the insurer shall cease to be acceptable to the Master Servicer, the Master Servicer shall use its best reasonable efforts to obtain from another insurer a replacement policy comparable to the policy.

     If the Master Servicer shall have repossessed a Manufactured Home on behalf of the Trustee, the Master Servicer shall either (1) maintain at its expense hazard insurance with respect to the Manufactured Home or (2) indemnify the Trustee against any damage to the Manufactured Home prior to resale or other disposition.

POOL INSURANCE POLICIES

     If so specified in the related prospectus supplement, the Master Servicer will obtain a Pool Insurance Policy for a Mortgage Pool underlying Notes or Certificates, as applicable, of the Series. The Pool Insurance Policy will be issued by the Pool Insurer named in the applicable prospectus supplement. Any Pool Insurance Policy for a Contract Pool underlying a Series of Notes or Certificates, as applicable, will be described in the related prospectus supplement. Each Pool Insurance Policy will cover any loss, subject to the limitations described below, by reason of default to the extent the related Mortgage Loan is not covered by any Primary Mortgage Insurance Policy, FHA insurance or VA guarantee. The amount of the Pool Insurance Policy, if any, with respect to a Series will be specified in the related prospectus supplement. A Pool Insurance Policy, however, will not be a blanket policy against loss, because claims under a Pool Insurance Policy may only be made for particular defaulted Mortgage Loans and only upon satisfaction of particular conditions precedent described below. The prospectus supplement will contain the financial information regarding the Pool Insurer required by the rules and regulations of the Commission.

     Unless otherwise specified in the related prospectus supplement, the Pool Insurance Policy will provide that as a condition precedent to the payment of any claim the Insured will be required

     (1) to advance hazard insurance premiums on the Mortgaged Property securing the defaulted Mortgage Loan;

     (2)  to advance, as necessary and approved in advance by the Pool Insurer,

          o    real estate property taxes,

          o all expenses required to preserve and repair the Mortgaged Property, to protect the Mortgaged Property from waste, so that the Mortgaged Property is in at least as good a condition as existed on the date upon which coverage under the Pool Insurance Policy with respect to the Mortgaged Property first became effective, ordinary wear and tear excepted,

          o    property sales expenses,

          o    any outstanding liens on the Mortgaged Property and

          o    foreclosure costs including court costs and reasonable attorneys'

               fees; and

     (3) if there has been physical loss or damage to the Mortgaged Property, to restore the Mortgaged Property to its condition, reasonable wear and tear excepted, as of the issue date of the Pool Insurance Policy.

It also will be a condition precedent to the payment of any claim under the Pool Insurance Policy that the Insured maintain a Primary Mortgage Insurance Policy that is acceptable to the Pool Insurer on all Mortgage Loans that have Loan-to-Value Ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be deemed to be an acceptable Primary Mortgage Insurance Policy under the Pool Insurance Policy. Assuming satisfaction of these conditions, the Pool Insurer will pay to the Insured the amount of loss, determined as follows:

     (1) the amount of the unpaid principal balance of the Mortgage Loan immediately prior to the Approved Sale (as described below) of the Mortgaged Property,

     (2) the amount of the accumulated unpaid interest on the Mortgage Loan to the date of claim settlement at the applicable Mortgage Rate and

     (3)  advances as described above, less

          o all rents or other payments, excluding proceeds of fire and extended coverage insurance, collected or received by the Insured, which are derived from or in any way related to the Mortgaged Property,

          o amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan,

          o any claims payments previously made by the Pool Insurer on the Mortgage Loan,

          o due and unpaid premiums payable with respect to the Pool Insurance Policy and

          o all claim payments received by the Insured pursuant to any Primary Mortgage Insurance Policy.

     An "Approved Sale" is

     (1) a sale of the Mortgaged Property acquired because of a default by the Mortgagor to which the Pool Insurer has given prior approval,

     (2) a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the Pool Insurer,

     (3) the acquisition of the Mortgaged Property under the Primary Insurance Policy by the Primary Mortgage Insurer or

     (4)  the acquisition of the Mortgaged Property by the Pool Insurer.

The Pool Insurer must be provided with good and merchantable title to the Mortgaged Property as a condition precedent to the payment of any Loss. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the Mortgaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer or the Servicer of the related Mortgage Loan will not be required to expend its own funds to restore the damaged Mortgaged Property unless it is determined (1) that the restoration will increase the proceeds to the Securityholders of the related Series on liquidation of the Mortgage Loan, after reimbursement of the expenses of the Master Servicer or the Servicer, as the case may be, and (2) that the expenses will be recoverable by it through payments under the Letter of Credit, if any, with respect to the Series, Liquidation Proceeds, Insurance Proceeds, amounts in the Reserve Fund, if any, or payments under any Alternative Credit Support, if any, with respect to the Series.

     No Pool Insurance Policy will insure, and many Primary Mortgage Insurance Policies may not insure, against loss sustained by reason of a default arising from, among other things,

     (1) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Unaffiliated Seller, the Originator or other persons involved in the origination of the Mortgage Loan,

     (2) the exercise by the Insured of its right to call the Mortgage Loan, or the term of the Mortgage Loan is shorter than the amortization period and the defaulted payment is for an amount more than twice the regular periodic payments of principal and interest for the Mortgage Loan, or

     (3) the exercise by the Insured of a "due-on-sale" clause or other similar provision in the Mortgage Loan; provided, in either case of clause (2) or (3), the exclusion shall not apply if the Insured offers a renewal or extension of the Mortgage Loan or a new Mortgage Loan at the market rate in an amount not less than the then outstanding principal balance with no decrease in the amortization period.

A failure of coverage attributable to one of the foregoing events might result in a breach of the Master Servicer's insurability representation described under "Description of the Securities--Assignment of Mortgage Loans," and in this event, subject to the limitations described, might give rise to an obligation on the part of the Master Servicer to purchase the defaulted Mortgage Loan if the breach materially and adversely affects the interests of the Securityholders of the related Series and cannot be cured by the Master Servicer. Depending upon the nature of the event, a breach of representation made by the Depositor or an Unaffiliated Seller may also have occurred. The breach, if it materially and adversely affects the interests of the Securityholders of the Series and cannot be cured, would give rise to a repurchase obligation on the part of the Unaffiliated Seller as more fully described under "The Trust Fund--Mortgage Loan Program" and "--Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities--Assignment of Mortgage Loans."

     The original amount of coverage under the Pool Insurance Policy will be reduced over the life of the Notes or Certificates, as applicable, of the related Series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed Mortgaged Properties covered by the policy. The amount of claims paid will include some of the expenses incurred by the Master Servicer or by the Servicer of the defaulted Mortgage Loan as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the original policy limit, coverage under the Pool Insurance Policy will lapse and any further losses will be borne by the holders of the Notes or Certificates, as applicable, of the Series. In addition, unless the Master Servicer or the related Servicer could determine that an Advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of the Mortgage Loan or otherwise, neither the Servicer nor the Master Servicer would be obligated to make an Advance respecting any this delinquency, since the Advance would not be ultimately recoverable to it from either the Pool Insurance Policy or from any other related source. See "Description of the Securities--Advances."

SPECIAL HAZARD INSURANCE POLICIES

     If so specified in the related prospectus supplement, the Master Servicer shall obtain a Special Hazard Insurance Policy for the Mortgage Pool underlying a Series of Notes or Certificates, as applicable. Any Special Hazard Insurance Policies for a Contract Pool underlying a Series of Notes or Certificates, as applicable, will be described in the related prospectus supplement. The Special Hazard Insurance Policy for the Mortgage Pool underlying the Notes or Certificates, as applicable, of a Series will be issued by the Special Hazard Insurer named in the applicable prospectus supplement. Each Special Hazard Insurance Policy will, subject to the limitations described below, protect against loss by reason of damage to Mortgaged Properties caused by particular types of hazards, including vandalism and earthquakes and, except where the Mortgagor is required to obtain flood insurance, floods and mudflows, not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. See "Description of the Securities--Maintenance of Insurance Policies" and "--Standard Hazard Insurance." The Special Hazard Insurance Policy will not cover losses occasioned by war, particular types of governmental actions, nuclear reaction and other perils. Coverage under a Special Hazard Insurance Policy will be at least equal to the amount set forth in the related prospectus supplement.

     Subject to the foregoing limitations, each Special Hazard Insurance Policy will provide that, when there has been damage to the Mortgaged Property securing a defaulted Mortgage Loan and to the extent the damage is not covered by the Standard Hazard Insurance Policy, if any, maintained by the Mortgagor, the Master Servicer or the Servicer, the Special Hazard Insurer will pay the lesser of (1) the cost of repair or replacement of the Mortgaged Property or (2) upon transfer of the Mortgaged Property to the Special Hazard Insurer, the unpaid balance of the Mortgage Loan at the time of acquisition of the Mortgaged Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and particular expenses incurred in respect of the Mortgaged Property. No claim may be validly presented under a Special Hazard Insurance Policy unless (1) hazard insurance on the Mortgaged Property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the insurer, and (2) the insured has acquired title to the Mortgaged Property as a result of default by the Mortgagor. If the sum of the unpaid principal balance plus accrued interest and particular expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by the amount paid less any net proceeds from the sale of the Mortgaged Property. Any amount paid as the cost of repair of the Mortgaged Property will further reduce coverage.

     The terms of the applicable Agreement and/or Servicing Agreement will require the Master Servicer to maintain the Special Hazard Insurance Policy in full force and effect throughout the term of the Agreement. If a Pool Insurance Policy is required to be maintained pursuant to the Agreement, the Special Hazard Insurance Policy will be designed to permit full recoveries under the Pool Insurance Policy in circumstances where recoveries would otherwise be unavailable because Mortgaged Property has been damaged by a cause not insured against by a Standard Hazard Insurance Policy. In this event, the Agreement and/or Servicing Agreement will provide that, if the related Pool Insurance Policy shall have terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain the Special Hazard Insurance Policy.

MORTGAGOR BANKRUPTCY BOND

     In the event of a personal bankruptcy of a Mortgagor, a bankruptcy court may establish the value of the related Mortgaged Property or Cooperative Dwelling at an amount less than the then outstanding principal balance of the related Mortgage Loan. The amount of the secured debt could be reduced to this value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the Mortgaged Property or Cooperative Dwelling by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding. If so specified in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the Mortgage Loans in a Mortgage Pool with respect to a Series of Notes or Certificates, as applicable, will be covered under a Mortgagor Bankruptcy Bond, or any other instrument that will not result in a downgrading of the rating of the Notes or Certificates, as applicable, of a Series by the Rating Agency that rated the Series. Any Mortgagor Bankruptcy Bond will provide for coverage in an amount acceptable to the Rating Agency rating the Notes or Certificates, as applicable, of the related Series, which will be set forth in the related prospectus supplement. Subject to the terms of the Mortgagor Bankruptcy Bond, the issuer of the Mortgagor Bankruptcy Bond may have the right to purchase any Mortgage Loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of the Mortgage Loan plus accrued and unpaid interest on the Mortgage Loan. The coverage of the Mortgagor Bankruptcy Bond with respect to a Series of Notes or Certificates, as applicable, may be reduced as long as any reduction will not result in a reduction of the outstanding rating of the Notes or Certificates, as applicable, of the Series by the Rating Agency rating the Series.



            CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS

     The following discussion contains summaries of some of the legal aspects of mortgage loans and manufactured housing installment or conditional sales contracts and installment loan agreements which are general in nature. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans or Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans and Contracts.

THE MORTGAGE LOANS

     The Mortgage Loans, other than the Cooperative Loans, comprising or underlying the Trust Assets for a Series will be secured by either first or second mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-homeowner called the trustor, similar to a mortgagor, a lender called the beneficiary, similar to a mortgagee, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

FORECLOSURE

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Though a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Particular state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title and the fact that the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for a credit bid less than or equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Subsequently, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds.

COOPERATIVE LOANS

     If specified in the prospectus supplement relating to a Series of Notes or Certificates, as applicable, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations which are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest sufficient to permit it to own the building and all separate dwelling units in the real property. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations. The interest of the occupancy under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares including, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans.

     Each cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Realizing upon Cooperative Loan Security" below.

TAX ASPECTS OF COOPERATIVE LOANS

     In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of particular interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholder. By virtue of this requirement the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under the section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

REALIZING UPON COOPERATIVE LOAN SECURITY

     The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants under the lease or agreement. The lender and the cooperative will typically enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on the cooperative loan.

     Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon the collateral for a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-shareholders.

     The terms of the Cooperative Loans do not require either the Mortgagor or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title also may adversely affect the marketability of the Cooperative Dwelling in the event of foreclosure.

     In New York, lenders generally realize upon the pledged shares and proprietary lease or occupancy agreement given to secure a cooperative loan by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares.
Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a Multifamily Property that was converted from a rental building to a building owned by a cooperative housing corporation under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to particular tenants who elected to remain in the building but not to purchase shares in the cooperative when the building was so converted. Any restrictions could adversely affect the number of potential purchasers for and the value of the property.

RIGHTS OF REDEMPTION

     In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and particular foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In other states, this right of redemption applies only to a sale following judicial foreclosure, and not a sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Some states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a non-judicial sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale. Other statutes prohibit a deficiency judgment where the loan proceeds were used to purchase a dwelling occupied by the borrower.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In some states, exceptions to the anti-deficiency statutes are provided for in some instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

     In the case of cooperative loans, lenders generally realize on cooperative shares and the accompanying proprietary lease or occupancy agreement given to secure a cooperative loan under Article 9 of the UCC. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a Chapter 13 proceeding under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Particular court decisions have applied the relief to claims secured by the debtor's principal residence.

     The Code provides priority to particular tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to particular tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

     Unless otherwise specified in the related prospectus supplement, each Mortgage Loan secured by Multifamily Property will be a non-recourse loan to the Mortgagor. As a result, the Mortgagor's obligation to repay the Mortgage Loan can be enforced only against the Mortgaged Property regardless of whether the Mortgagor has other assets from which it could repay the loan.

     Unless otherwise specified in the related prospectus supplement, the mortgage securing each Mortgage Loan relating to Multifamily Property will contain an assignment of rents and an assignment of leases, pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the Depositor, while retaining a license to collect the rents so long as there is no default. In the event the borrower defaults, the license terminates and the Trustee, as the assignee of the assignment, is entitled to collect the rents. The Trustee may enforce its right to the rents by seeking the appointment of a receiver to collect the rents immediately after giving notice to the borrower of the default.

"DUE-ON-SALE" CLAUSES

     The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. The enforceability of these clauses has been subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, particular transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. State and federal statutes or regulations may also limit a lender's right to collect a prepayment penalty when the prepayment is caused by the lender's acceleration of the loan pursuant to a due-on-sale clause. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Servicing Agreements and the applicable Agreement, late charges and prepayment fees, to the extent permitted by law and not waived by the Servicers, will be retained by the Servicers or Master Servicer as additional servicing compensation.

     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, for example, the borrower failing to adequately maintain or insure the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

ENVIRONMENTAL CONSIDERATIONS

     Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in some circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. The Cleanup Costs may be substantial. It is possible that the costs could become a liability of the Trust Fund and reduce the amounts otherwise distributable to the Securityholders if a Mortgaged Property securing a Mortgage Loan became the property of the Trust Fund in some circumstances and if the Cleanup Costs were incurred.

     Except as otherwise specified in the related prospectus supplement, each Unaffiliated Seller will represent, as of the date of delivery of the related Series of Notes or Certificates, as applicable, that to the best of its knowledge no Mortgaged Property secured by Multifamily Property is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, the Mortgaged Property or which would subject the owner or operator of the Mortgaged Property or a lender secured by the Mortgaged Property to liability under law, and that there are no liens which relate to the existence of any clean-up of a hazardous substance, and to the best of its knowledge no circumstances are existing that under law would give rise to any lien, affecting the Mortgaged Property which are or may be liens prior to or on a parity with the lien of the related mortgage. The applicable Agreement and/or Servicing Agreement will further provide that the

Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has received a report from a qualified independent person selected by the Master Servicer setting forth whether the Mortgaged Property is subject to or presents any toxic wastes or environmental hazards and an estimate of the cost of curing or cleaning up the hazard.

THE CONTRACTS

     As a result of the Depositor's assignment of the Contract to the Trustee, the Certificateholders will succeed collectively to all of the rights, including the right to receive payment on the Contracts, and will assume particular obligations of the Depositor. Each Contract evidences both (1) the obligation of the Obligor to repay the loan and (2) the grant of a security interest in the Manufactured Home to secure repayment of the loan. Some of the aspects of both features of the Contracts are described more fully below.

     The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the applicable Agreement and/or Servicing Agreement, the Master Servicer or the Depositor, as the case may be, will transfer physical possession of the Contracts to the Trustee or Indenture Trustee, or their respective custodian, as the case may be. In addition, the Master Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts or the Indenture Trustee's security interest in the Contracts, as the case may be. Unless otherwise specified in the related prospectus supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Depositor to the Trustee or their pledge to the Indenture Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of the assignment or pledge, the respective Trustees' interest in the Contracts could be defeated.

SECURITY INTERESTS IN THE MANUFACTURED HOMES

     The law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or Master Servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Master Servicer or the lender fails, due to clerical errors, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the Securityholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Substantially all of the Contracts will contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the Obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Unaffiliated Seller and transferred to the Depositor. With respect to a Series of Notes or Certificates, as applicable, and as described in the related prospectus supplement, the Master Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If the real estate filings are not required and if any of the foregoing events were to occur, the only recourse of the Securityholders would be against the Unaffiliated Seller pursuant to its repurchase obligation for breach of warranties. Based on the representations of the Unaffiliated Seller, the Depositor, however, believes that it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

     The Depositor will assign its security interests in the Manufactured Homes to the Trustee on behalf of the Certificateholders and, if a Series of Securities includes Notes, the security interest will be pledged to the Indenture Trustee on behalf of the Noteholders. Unless otherwise specified in the related prospectus supplement, neither the Depositor nor the Trustee or Indenture Trustee will amend the certificates of title to identify the Trustee or the Indenture Trustee, as applicable, as the new secured party. Accordingly, the Depositor or another entity specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the assignor.

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Securityholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Depositor and the Certificateholders and pledged to the Noteholders, if any, is not perfected, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the applicable Securityholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Securityholders could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and after that time only if and after the owner re-registers the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in the state, and if steps are not taken to re-perfect the Trustee's security interest in the state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee or the Indenture Trustee, or the Master Servicer as custodian for the Trustee and/or Indenture Trustee, must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien on the certificate of title, the applicable Trustee would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee and Indenture Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. In the ordinary course of servicing manufactured housing installment or conditional sales contracts and installment loan agreements, the Master Servicer takes steps to effect the re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor under a Contract sells a Manufactured Home, the Trustee or the Indenture Trustee, or the Master Servicer as custodian for the Trustee or Indenture Trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the applicable Agreement, the Master Servicer, on behalf of the Depositor, will be obligated to take the steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will represent in the applicable Agreement that it has no knowledge of any liens with respect to any Manufactured Home securing payment on any Contract. However, liens could arise at any time during the term of a Contract. No notice will be given to the Trustee, Indenture Trustee or Securityholders in the event a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the applicable Agreement.

ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES

     The Master Servicer on behalf of the Trustee or the Indenture Trustee, to the extent required by the related Agreement and/or Indenture, may take action to enforce the applicable Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing the Defaulted Contracts. Except in Louisiana, so long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before a resale. In the event of a repossession and resale of a Manufactured Home, the Trustee and/or Indenture Trustee would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, afterward, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

     Under other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

CONSUMER PROTECTION LAWS

     The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction, and particular related lenders and assignees, to transfer the contract free of notice of claims by the debtor under the contract. The effect of this rule is to subject the assignee of a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the Obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES

     The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Depositor or the Master Servicer and permit the acceleration of the maturity of the Contracts by the Depositor or the Master Servicer upon any sale or transfer that is not consented to. Unless otherwise specified in the related prospectus supplement, the Depositor or the Master Servicer expects that it will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In some cases, the transfer may be made by a delinquent Obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

     In the case of a transfer of a Manufactured Home after which the Depositor desires to accelerate the maturity of the related Contract, the Depositor's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Act preempts, subject to exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. In some states the Depositor or the Master Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of particular Manufactured Homes.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of manufactured housing. The Contracts would be covered if they satisfy particular conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Assets or Fund. The Depositor, or the party specified in the related Agreement will represent that all of the Contracts comply with applicable usury laws.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following discussion represents the opinion of McKee Nelson LLP, or other counsel specified in the related prospectus supplement ("Federal Tax Counsel") as to the material federal income tax consequences of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus. This opinion assumes compliance with all provisions of the Agreements pursuant to which the Notes or Certificates, as applicable, are issued. This discussion is directed solely to securityholders that hold the Notes or Certificates, as applicable, as capital assets within the meaning of
Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinions referred to below, are based are subject to change or differing interpretations, which could apply retroactively.

     In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Notes or Certificates, as applicable. See "State and Other Tax Considerations." The Depositor recommends that securityholders consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus.

     The following discussion addresses securities of five general types:

          o securities ("REMIC Securities) representing interests in a Trust Fund, or a portion of a Trust Fund, that the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code;

          o securities ("Grantor Trust Securities") representing interests in a Trust Fund (a "Grantor Trust Fund") as to which no election will be made;

          o securities ("Partnership Certificates") representing equity interests in a Trust Fund (a "Partnership Trust Fund") which is treated as a partnership for federal income tax purposes;

          o securities in the form of Notes ("Debt Securities") representing indebtedness of a Partnership Trust Fund or a Trust Fund which is disregarded as a separate entity for federal income tax purposes; and

          o securities in the form of Certificates that, despite their form, are intended to be treated as indebtedness for federal income tax purposes.

     The prospectus supplement for each Series of Notes or Certificates, as applicable, will indicate which of the foregoing treatments will apply to that Series and, if a REMIC election (or elections) will be made for the related Trust Fund, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion,

     (1) references to a "securityholder" or a "holder" are to the beneficial owner of a Security,

     (2) references to "REMIC Pool" are to an entity or portion thereof as to which a REMIC election will be made and

     (3) to the extent specified in the prospectus supplement, references to "mortgage loans" include Contracts.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1275 of the Code and in the Treasury regulations promulgated thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations promulgated thereunder (the "REMIC Regulations"). Investor should be aware that the OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities such as the Notes or Certificates, as applicable.

     Taxable Mortgage Pools

     Corporate income tax can be imposed on the net income of some entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC or a FASIT (as defined in
Section 860L of the Code) will be considered a Taxable Mortgage Pool if

     (1) substantially all of the assets of the entity consist of debt obligations and more than 50% of those obligations (determined by adjusted tax basis) consist of "real estate mortgages,"

     (2) that entity is the borrower under debt obligations with two or more maturities, and

     (3) under the terms of the debt obligations on which the entity is the borrower, payments on those obligations bear a relationship to payments on the obligations held by the entity.

Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The Depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICS

     Classification of REMICs

     For each Series of REMIC Securities, assuming compliance with all provisions of the related pooling and servicing agreement, in the opinion of McKee Nelson LLP, or other counsel specified in the related prospectus supplement, the related Trust Fund (or each applicable portion of the Trust
Fund) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of "regular interests" ("Regular Securities") or "residual interests" ("Residual Securities") in the REMIC within the meaning of the REMIC Provisions.

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the total adjusted basis of the nonqualified assets is less than 1% of the total adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents of "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series of REMIC Securities will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a "single family residence" under Code
Section 25(e)(10) can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

     (1) in exchange for any qualified mortgage within a three-month period from the Startup Day; or

     (2) in exchange for a "defective obligation" within a two-year period from the Startup Day.

     A "defective obligation" includes:

     (1) a mortgage in default or as to which default is reasonably foreseeable;

     (2) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

     (3)  a mortgage that was fraudulently procured by the borrower; and

     (4) a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

A mortgage loan that is "defective" as described in clause (4) above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held for more than three taxable years after the taxable year of acquisition unless extensions are granted by the Secretary of the Treasury.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet specific requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or
(2) a single class of residual interests on which distributions, if any, are made pro rata.

     o A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. That specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

     o A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.

     An interest in a REMIC Pool may be treated as a regular interest even if payments of principal for that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, in the opinion of McKee Nelson LLP, or other counsel specified in the related prospectus supplement, the Regular Securities of a Series will constitute one or more classes of regular interests, and the Residual Securities for that Series will constitute a single class of residual interests for each REMIC Pool.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, that entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, none of these regulations have been issued. Any relief provided, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement for each REMIC Pool will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

     Characterization of Investments in REMIC Securities

     The REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying these Notes or Certificates, as applicable, would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year.

     Interest (including original issue discount) on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that the Notes or Certificates, as applicable, are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the Regular Securities generally will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC.

     The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of
Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property generally will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

     Tiered REMIC Structures

     For some Series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any of these Series of REMIC Securities, McKee Nelson LLP, or other counsel specified in the related prospectus supplement, will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the respective REMIC Securities issued by each Tiered REMIC will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Notes or Certificates, as applicable, is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

     Taxation of Owners of Regular Securities

     (1)  General

     Except as otherwise indicated herein, the Regular Securities will be treated for federal income tax purposes as debt instruments that are issued by the REMIC and not as beneficial interests in the REMIC or the REMIC's assets. In general, interest, original issue discount, and market discount on a Regular

Security will be treated as ordinary income to a holder of the Regular Security (the "Regular Securityholder"), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by that Regular Securityholder.

     Payments of interest on Regular Securities may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the Regular Security is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in the OID Regulations, with certain modifications and permissible variations. See "--Variable Rate Regular Securities" below for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a "REMIC qualified floating rate"), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a "current rate" as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes. A Regular Security may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a Regular Security may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a Regular Security, described above, will not lose its character as such because it is subject to a floor or a cap, including a "funds available cap" as that term is defined in the REMIC Regulations. Lastly, a Regular Security will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

     (2)  Original Issue Discount

     Accrual Securities will be, and other classes of Regular Securities may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class or Subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to that income. The following discussion is based in part on the "OID Regulations" and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Regular Securityholders should be aware, however, that the OID Regulations do not adequately address some of the issues relevant to, and in some instances provide that they are not applicable to, securities, such as the Regular Securities. To the extent that those issues are not addressed in the regulations, the Trust Fund intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in the

OID Regulations and the appropriate method for reporting interest and original issue discount for the Regular Securities.

     Each Regular Security will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a Class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of the Class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period before the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date.

     The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the prospectus supplement, it is anticipated that the trustee will treat interest for the Regular Securities as qualified stated interest. Distributions of interest on an Accrual Security, or on other Regular Securities for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on the Regular Securities. Likewise, it is anticipated that the trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The Conference Committee Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption for a Series of Regular Securities will be set forth in the prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will generally be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "-Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. For each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

     (1)  the sum of:

               (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period and

               (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over

     (2) the adjusted issue price of the Regular Security at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

               (a) the yield to maturity of the Regular Security at the issue date; and

               (b) the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the total amount of original issue discount for the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. For an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans for a Series of Regular Securities can result in both a change in the priority of principal payments for some Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount for those Regular Securities.

     (3)  Acquisition Premium

     A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all that acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

     (4)  Variable Rate Regular Securities

     Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount, (2) it does not provide for any principal payments that are contingent, within the meaning of the OID Regulations, except as provided in (1), and (3) the interest compounds or is payable at least annually at current values of;

               (a) one or more "qualified floating rates,"

               (b) a single fixed rate and one or more qualified floating rates,

               (c) a single "objective rate," or

               (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than
1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. That rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. However, an objective rate does not include a rate if it is reasonably expected that the average value of such rate during the first half of the Regular Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Regular Security's term. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the qualified floating rate; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Securities may be issued under this prospectus that does not have a qualified variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest for Regular Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or qualified variable rate as described in this paragraph.

     The amount of original issue discount for a Regular Security bearing a qualified variable rate of interest will accrue in the manner described above under "--Original Issue Discount," with the yield to maturity and future payments on that Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class, if the Class bears interest at a qualified floating rate or qualified inverse floating rate, or based on a fixed rate which reflects the reasonably expected yield for the relevant Class, if the Class bears interest at an objective rate (other than a qualified inverse floating rate). Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat interest, other than variable interest on an interest-only or super-premium Class, as qualified stated interest at the qualified variable rate. However, the qualified stated interest allocable to an accrual period will be increased (or decreased) if the interest actually paid during the accrual period exceed (or is less than) the interest assumed to be paid under the rate just described.

     (5)  Market Discount

     A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security (1) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on that Regular Security as distributions includible in the stated redemption price at maturity of the Regular Security are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until these regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate, or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on the Regular Security. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of.

     As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made. A person who purchases a Regular Security at a price lower than the remaining amounts includible in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

     Market discount for a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of that Regular Security) multiplied by the weighted average maturity of the Regular Security (presumably determined as described above in the third paragraph under "--Original Issue Discount" above) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.

     Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a particular Class of Regular Securities. Prospective investors in Regular Securities should consult their own tax advisors regarding the application of the market discount rules to the Regular Securities and the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     (6)  Amortizable Premium

     A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds that Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security. The election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     (7)  Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and
(2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium, the holder is deemed to have made elections to amortize bond premium currently as it accrues under the constant yield method for all premium bonds held by the holder in the same taxable year or thereafter. Alternatively, if the holder makes this election for a debt instrument with market discount, the holder is deemed to have made elections to report market discount income currently as it accrues under the constant yield method for all market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making this election.

     (8)  Treatment of Losses

     Regular Securityholders will be required to report income for Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless. Although the matter is not free from doubt, non-corporate Regular Securityholders should be allowed a bad debt deduction at the time the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all the mortgage loans remaining in the Trust Fund have been liquidated or the applicable Class of Regular Securities has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer those deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount that may be deductible only against future positive original issue discount or otherwise upon termination of the Class.

     Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained for their Regular Securities. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules may be applicable to banks and thrift institutions. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

     (9)  Sale or Exchange of Regular Securities

     If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income for the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

     Except as described above regarding market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year). That gain will be treated as ordinary income

     (1) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction;

     (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or

     (3) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on that Regular Security were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder for that Regular Security (the "110% yield rule").

     In addition, gain or loss recognized from the sale of a Regular Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for property held for more than one year, with further rate reductions for property held for more than five years. Currently, the maximum tax rate for corporations is the same for both ordinary income and capital gains.

     Taxation of Owners of Residual Securities

     1.   Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that

     (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     (2)  all bad loans will be deductible as business bad debts; and

     (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Notes or Certificates, as applicable, of any class of the related Series outstanding.

     The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of these mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and the discount on the mortgage loans that is includible in income may exceed the original issue discount deductions allowed with respect to the Regular Securities. When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that those Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made.

     Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that Series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of mismatching of income and deductions described in this paragraph, if present for a Series of Notes or

Certificates, as applicable, may have a significant adverse effect upon a Residual Holder's after-tax rate of return.

     A portion of the income of a Residual Holder may be treated unfavorably in three contexts:

     (1)  it may not be offset by current or net operating loss deductions;

     (2) it will be considered unrelated business taxable income to tax-exempt entities; and

     (3) it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Holder.

See "--Limitations on Offset or Exemption of REMIC Income" below. In addition, a Residual Holder's taxable income during some periods may exceed the income reflected by those Residual Holders for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

     2.   Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for that Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom the loss was disallowed and may be used by the Residual Holder only to offset any income generated by the same REMIC Pool.

     A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, if, in any year, cash distributions to a Residual Holder exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its Residual Security. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the Residual Holder (but not below zero). If a Residual Security's basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

     A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of the residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of the residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Holder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     3.   Treatment of Certain Items of REMIC Income and Expense

     Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses for the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities," without regard to the de minimis rule described therein, and "--Amortizable Premium."

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in those mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal to the total of the issue prices of all regular and residual interests in the REMIC Pool. The market discount must be recognized currently as an item of ordinary income as it accrues, rather than being included in income upon the sale of mortgage loans or as principal on the mortgage loans is paid. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is generally the fair market value of the mortgage loans and is based on the total of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Amortizable Premium," a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985, under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or before September 27, 1985. Premium for those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of those mortgage loans. The allocation of that premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

     4. Limitations on Offset or Exemption of REMIC Income

     A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for that quarterly period of (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of the Residual Security at the beginning of the quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security before the beginning of that quarterly period.

     The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of the Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax for persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors--Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to persons who are not U.S. Persons.

     Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions, (ii) a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year, and (iii) the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the Residual Securities is not considered to be "significant," then the entire share of REMIC taxable income of a Residual Holder may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.

     5. Tax-Related Restrictions on Transfer of Residual Securities

     Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions for that Residual Security for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code
Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue.

That rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. That tax generally would be imposed on the transferor of the Residual Security, except that where the transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

     "Disqualified Organization" means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 531) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income for a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if (1) it has received an affidavit from the record holder stating, under penalties of perjury, that it is not a Disqualified Organization, or providing the holder's taxpayer identification number and stating, under penalties of perjury, that the social security number is that of the record owner, and (2) during the period that person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     "Pass-Through Entity" means any regulated investment company, real estate investment trust, common Trust Fund, partnership, trust or estate and corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

     If an "electing large partnership" holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. The exception to this tax, otherwise available to a Pass-Through Entity that is furnished particular affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

     The pooling and servicing agreement for a Series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman) and (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false. Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security for a Series will bear a legend referring to those restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership of the Residual Security, to any amendments to the related pooling and servicing agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the requesting party may be charged a fee for the computation and provision of that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard some transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under "--Foreign Investors") is disregarded to all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed based (within the meaning of an applicable income tax treaty of the transferee or another U.S. taxpayer) and (4) either the formula test or the asset test (each as described below) is satisfied.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the Residual Security does not exceed the sum of the present values of (1) any consideration given to the transferee to the acquire the Residual Security, (2) the expected future distributions on the Residual Security, and (3) the anticipated tax savings associated with holding the Residual Security as the REMIC generates losses. For purposes of this calculation, the present values generally are calculated using a discount rate equal to the short term federal rate for the month of transfer, and the transferee is assumed to pay tax at the highest corporate rate of tax, except a transferee may use the alternative minimum tax rate if it was subject to alternative minimum tax in the preceding two years and will compute its tax in the current year using the alternative minimum tax rate.

     The asset test is satisfied if

     1. at the time of the transfer of the Residual Security, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million,

     2. the transferee is a taxable domestic C corporation, other than a RIC, REIT, REMIC or Subchapter T cooperative (an "Eligible Corporation"), that makes a written agreement that any subsequent transfer of the Residual Security will be to another Eligible Corporation in a transaction that satisfies the safe harbor described above, and the transferor does not know, or have reason to know, that the transferee will not honor such agreement, and

     3. the facts and circumstances known to the transferor on or before the date of transfer do not reasonably indicate that the taxes associated with the Residual Security will not be paid.

For purposes of requirement (1), the gross and net assets of a transferee do not include any obligations of a person related to the transferee or any other asset if a principal purpose for holding or acquiring the asset is to permit the transferee to satisfy the asset test. Further, the direct or indirect transfer to a foreign permanent establishment of a United States person that is a corporation will not qualify under the asset test and such a transfer to a foreign permanent establishment or fixed base of any United States person will not qualify under the formula test.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the Residual Security will equal at least 30% of the anticipated excess inclusions after the transfer, and (2) such amounts will be distributed at or after the time at which the excess inclusions accrue and before the end of the next succeeding taxable year. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the mortgage loans from 50 percent to 200 percent of the Prepayment Assumption. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to the Certificates of a Series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (or other entity properly treated as a partnership or as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or of any state (including, for this purpose, the District of Columbia), an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, trusts in existence on August 20, 1996, which are eligible to elect and do elect to be treated as U.S. Persons).

     6. Sale or Exchange of a Residual Security

     Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Taxation of Owners of Residual Securities--Basis and Losses") of the Residual Holder in the Residual Security at the time of the sale or exchange.

     Further, as described above under "--Taxation of Owners of Residual Securities--Basis and Losses", if a Residual Security's basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC's income for that year would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC. If a Residual Holder has an adjusted basis in its Residual Security when its interest in the REMIC Pool terminates, then it will recognize a capital loss (assuming the Residual Security was held as a capital asset) at that time in an amount equal to the remaining adjusted basis.

         Any gain on the sale of a Residual Security will be treated as ordinary income (1) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

         Except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

     7. Mark to Market Regulations

         Treasury regulations provide that a Residual Security acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market pursuant to Section 475 of the Code.

     Taxes That May Be Imposed on the REMIC Pool

     1. Prohibited Transactions

     Income from transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

     (1) the disposition of a qualified mortgages other than for

          (a) substitution for a defective (including a defaulted) obligation within two years of the Startup Day (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day;

          (b) foreclosure, default, or imminent default of a qualified mortgage;

          (c) bankruptcy or insolvency of the REMIC Pool; or

          (d) a qualified (complete) liquidation;

     (2) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

     (3)  the receipt of compensation for services; or

     (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) above, it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Notes or Certificates, as applicable, is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

     2. Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool

     (1)  during the three months following the Startup Day,

     (2)  made to a qualified reserve fund by a Residual Holder,

     (3)  in the nature of a guarantee,

     (4)  made to facilitate a qualified liquidation or clean-up call, and

     (5)  as otherwise permitted in Treasury regulations yet to be issued.

     It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

     3. Net Income from Foreclosure Property

     The REMIC Pool will be subject of federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year after the year in which the REMIC Pool acquired that property, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

     4. Liquidation of the REMIC Pool

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

     5. Administrative Matters

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Holder, the Residual Holder or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of administrative and judicial proceedings regarding the REMIC Pool's tax affairs, although other holders of the Residual Securities of the same Series would be able to participate in those proceedings in appropriate circumstances.

     6. Limitations on Deduction of Certain Expenses

     An investor who is an individual, estate, or trust will be subject to limitation with respect to some itemized deductions described in Code Section 67, to the extent that those itemized deductions, in total, do not exceed 2% of the investor's adjusted gross income. In the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of that partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser or (1) 3% of the excess of adjusted gross income in excess of a specified threshold amount (which is adjusted annually for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC. Those investors who hold REMIC Securities either directly or indirectly through pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to that limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. For a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of those expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above. The prospectus supplement will indicate if all those expenses will not be allocable to the Residual Securities.

     Taxation of Certain Foreign Investors

     1. Regular Securities

     Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that (1) the interest is not effectively connected with the conduct of a trade or business in the United States of the securityholder, (2) the Non-U.S. Person is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (3) that Non-U.S. Person complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is a Non-U.S. person. Each Regular Securityholder should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes including certain more extensive documentation and certification requirements which may apply to a beneficial owner claiming exemption through an intermediary.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Regular Security by a Non-U.S. Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

     If the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by that Non-U.S. Person, the Non-U.S. Person, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     2. Residual Securities

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that (1) the mortgage loans were issued after July 18, 1984, and (2) the Trust Fund or segregated pool of assets in the Trust Fund (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163 (f) (1). Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by those Non-U.S. Persons, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, the amounts paid to those Non-U.S. Persons will be subject to United States federal income tax at regular rates. See "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

     3. Backup Withholding

     Distributions made on the REMIC Securities, and proceeds from the sale of the REMIC Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 on "reportable payments" (including interest distributions, original issue discount, and, under some circumstances, principal distributions) if the Holder fails to comply with certain identification procedures, unless the Holder is otherwise an exempt recipient under applicable provisions of the Code, and, if necessary, demonstrates such status. Any amounts to be withheld from distribution on the REMIC Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder's federal income tax liability.

GRANTOR TRUST FUNDS

         Characterization. For each Series of Grantor Trust Securities, Federal Tax Counsel will deliver its opinion that the Grantor Trust Fund will not be classified as an association taxable as a corporation (or a taxable mortgage pool) and that the Grantor Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of Grantor Trust Securities (referred to in this prospectus as "Grantor Trust Securityholders") will be treated for federal income tax purposes as owners of a portion of the Grantor Trust Fund's assets as described below.

         Taxation of Grantor Trust Securityholders. Subject to the discussion below under "Stripped Certificates" and "Subordinated Certificates," each Grantor Trust Securityholder will be treated as the owner of a pro rata undivided interest in the assets of the Grantor Trust Fund. Accordingly, and subject to the discussion below of the recharacterization of the servicing fee, each Grantor Trust Securityholder must include in income its pro rata share of the interest and other income from the assets of the Grantor Trust Fund, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Grantor Trust Fund, at the same time and to the same extent as these items would be included or deducted by the Grantor Trust Securityholder if the Grantor Trust Securityholder held directly a pro rata interest in the assets of the Grantor Trust Fund and received and paid directly the amounts received and paid by the Grantor Trust Fund. Any amounts received by a Grantor Trust Securityholder in lieu of amounts due with respect to any asset of the Grantor Trust Fund because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Securityholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Grantor Trust Fund. Grantor Trust Securityholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the Grantor Trust Securityholder's adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount (adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. In the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of the partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

     The servicing compensation to be received by the servicer may be questioned by the Internal Revenue Service as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Grantor Trust Fund's assets. In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code, and either the original issue discount or market discount rules. See the discussion below under "--Stripped Certificates". Except as discussed below under "Stripped Certificates" or "--Subordinated Certificates," this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

     A purchaser of a Grantor Trust Security will be treated as purchasing an interest in each asset in the Grantor Trust Fund at a price determined by allocating the purchase price paid for the certificate among all asset of the Grantor Trust Fund in proportion to their fair market values at the time of the purchase of the certificate. To the extent that the portion of the purchase price of a Grantor Trust Security allocated to an asset of the Grantor Trust Fund is less than or greater than the stated redemption price at maturity of the asset, the interest in the asset will have been acquired at a discount or premium. See "--Market Discount" and "--Premium," below.

     The treatment of any discount on an asset of the Grantor Trust Fund will depend on whether the discount represents original issue discount or market discount. Except as indicated otherwise in the applicable prospectus supplement, it is not expected that any asset of the Grantor Trust Fund (other than a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond) will have original issue discount (except as discussed below under "Stripped Certificates" or "Subordinated Certificates"). For the rules governing original issue discount, see "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" above.

     The information provided to Grantor Trust Securityholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each asset of the Grantor Trust Fund is acquired.

     Market Discount. A Grantor Trust Securityholder that acquires an undivided interest in the Grantor Trust Fund's assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in an asset of the Grantor Trust Fund is considered to have been purchased at a "market discount". For a discussion of the market discount rules under the Code, see

"REMICs--Taxation of Owners of Regular Securities--Market Discount" above. As discussed above, to the extent an asset of the Grantor Trust Fund is a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount). See "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" above.

     Premium. To the extent a Grantor Trust Securityholder is considered to have purchased an undivided interest in an asset of the Grantor Trust Fund for an amount that is greater than the stated redemption price at maturity of the interest, the Grantor Trust Securityholder will be considered to have purchased the interest in the asset with "amortizable bond premium" equal in amount to the excess. For a discussion of the rules applicable to amortizable bond premium, see "REMICs--Taxation of Owners of Regular Securities--Amortizable Premium" above.

     Status of the Grantor Trust Securities. Except as qualified below, a Grantor Trust Security owned by a:

     o    "domestic building and loan association" within the meaning of Code
          Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property" within the meaning of Code
          Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Grantor Trust Security is of the type described in that section of the Code.

     o real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code Section 856(c)(3)(B).

     o REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     It is not clear whether Grantor Trust Certificates that are Stripped Certificates (as described below under "Stripped Certificates") should be treated as qualifying under the Code provisions cited in the first two bullet points above to the same extent as Grantor Trust Certificates that are not Stripped Certificate. Grantor Trust Securityholders are urged to consult their own tax advisors concerning the characterization of the securityholder's investment for federal income tax purposes.

     Stripped Certificates. Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a mortgage loan held by the Grantor Trust Fund from ownership of the right to receive some or all of the related interest payments. Generally, where a separation has occurred, under the stripped bond rules of
Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount"), the difference between the holder's initial purchase price for the right to receive principal or interest, and the principal or interest payment to be received with respect to that right. However, a holder of a Stripped Certificate will account for any discount on the Stripped Certificate (other than an interest treated as a "stripped coupon") as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Stripped Certificate was treated as zero under the original issue discount de minimis rule when the Stripped Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the mortgage assets.

     Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

     o    if any servicing compensation is deemed to exceed a reasonable amount;

     o if the company or any other party retains a retained yield with respect to the assets held by the Grantor Trust Fund;

     o if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Grantor Trust Fund's assets; or

     o if certificates are issued which represent the right to interest-only payments or principal-only payments.

     The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income. See "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could read literally to require that OID computations be made for each payment from each mortgage loan. However, based on IRS guidance, it appears that all payments from a mortgage loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan would be included in the mortgage loan's stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

     Based on current authority it is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. The Code provides that a prepayment assumption must be used to accrue income on any pool of debt instruments the yield on which can be affected by prepayments. There is no guidance as to whether a Stripped Coupon Certificate or Stripped Bond Certificate would represent an interest in a pool of debt instruments for purposes of this Code provision. In addition, the manner in which to take prepayments into account is uncertain. It is possible that no loss may be available as a result of any particular prepayment, except perhaps to the extent that even if no further prepayments were received a Certificateholder would be unable to recover its basis. In addition,


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

amounts received in redemption for debt instruments issued by natural persons purchased or issued after June 8, 1997 are treated as received in exchange therefor (that is treated the same as obligations issued by corporations). This change could affect the character of any loss.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are encouraged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     Subordinated Certificates. In the event the Grantor Trust Fund issues two classes of Grantor Trust Securities that are identical except that one class is a subordinate class, with a relatively high certificate pass-through rate, and the other is a senior class, with a relatively low certificate pass-through rate (referred to in this prospectus as the "Subordinate Certificates" and "Senior Certificates", respectively), the Grantor Trust Securityholders in the aggregate will be deemed to have acquired the following assets: (1) the principal portion of each mortgage loan plus a portion of the interest due on each mortgage loan (the "Grantor Trust Fund Stripped Bond"), and (2) a portion of the interest due on each mortgage loan equal to the difference between the Interest Rate on the Subordinate Certificates and the Interest Rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the "Grantor Trust Fund Stripped Coupon"). The "Subordinate Class Percentage" equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates. The "Senior Class Percentage" equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

     The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Grantor Trust Fund Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset. The Senior Certificateholders will not own any portion of the Grantor Trust Fund Stripped Coupon. The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Grantor Trust Fund Stripped Bond plus 100% of the Grantor Trust Fund Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets. The Grantor Trust Fund Stripped Bond will be treated as a "stripped bond" and the Grantor Trust Fund Stripped Coupon will be treated as "stripped coupons" within the meaning of Section 1286 of the Code.

     Although not entirely clear, the interest income on the Subordinate Certificates and the portion of the servicing fee allocable to such certificates that does not constitute excess servicing will be treated by the Grantor Trust Fund as qualified stated interest, assuming the interest with respect to the mortgage loans held by the Grantor Trust Fund would otherwise qualify as qualified stated interest. Accordingly, except to the extent modified below, the income of the Subordinate Certificates will be reported in the same manner as described generally above for holders of Senior Certificates.

     If the Subordinate Certificateholders receive distribution of less than their share of the Grantor Trust Fund's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had

     o    received as distributions their full share of receipts;

     o paid over to the Senior Certificateholders an amount equal to the Shortfall Amount; and


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

     o retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the mortgage loans or amounts available from a reserve account or other form of credit enhancement, if any.

     Under this analysis,

     o Subordinate Certificateholders would be required to accrue as current income any interest income, original issue discount, or (to the extent paid on assets of the Grantor Trust Fund) accrued market discount of the Grantor Trust Fund that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders;

     o a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and

     o reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

     Election to Treat All Interest as Original Issue Discount. The Treasury Regulations relating to original issue discount permit a Grantor Trust Securityholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If an election were to be made with respect to an interest in a mortgage loan with market discount, the Grantor Trust Securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Grantor Trust Securityholder acquires during the year of the election or afterward. See "--Market Discount" above. Similarly, a Grantor Trust Securityholder that makes this election for an interest in a mortgage loan that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Securityholder owns at the beginning of the first taxable year to which the election applies or acquires afterward. See "--Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Security is irrevocable.

     Prepayments. The Taxpayer Relief Act of 1997 (the "1997 Act") contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. The legislative history to the 1986 Act states that similar rules apply with respect to market discount and amortizable bond premium on debt instruments.

     Sale or Exchange of a Grantor Trust Security. Sale or exchange of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest (which will be treated as ordinary income allocable to the related asset of the Grantor Trust Fund), and the owner's adjusted basis in the Grantor Trust Security. The adjusted basis generally will equal the seller's cost for the Grantor Trust Security, increased by the original issue discount and any market discount included in the seller's gross income with respect to the Grantor Trust Security, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the Grantor Trust Security previously received by the seller. The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the assets of the Grantor Trust Fund represented by a Grantor Trust Security are "capital assets" within the meaning of Section 1221. A capital gain or loss will be long-term or short-term depending on whether or not the Grantor Trust Security has been owned for the long-term capital gain holding period, currently more than one year.

     Notwithstanding the foregoing, any gain realized on the sale or exchange of a Grantor Trust Security will be ordinary income to the extent of the seller's interest in accrued market discount on Grantor Trust Fund assets not previously taken into income. See "--Market Discount," above. Further, Grantor Trust Securities will be "evidences of indebtedness" within the meaning of Section 582(c)(1) to the extent the assets of the grantor trust would be so treated. Accordingly, gain or loss recognized from the sale of a Grantor Trust Security by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss to the extent selling the assets of the grantor trust directly would be so treated.

     Foreign Investors in Grantor Trust Securities. A holder of a Grantor Trust Security who is not a "U.S. person" (as defined above at "REMICs--Tax Related Restrictions on Transfer of Residual Securities--Foreign Investors") and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Grantor Trust Security generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its Grantor Trust Security to the extent attributable to debt obligations held by the Grantor Trust Fund that were originated after July 18, 1984, provided that the Grantor Trust Securityholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a U.S. person. Interest or original issue discount on a Grantor Trust Security attributable to debt obligations held by the Grantor Trust Fund that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). All holders of Grantor Trust Securities should consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes including certain more extensive documentation and certification requirements which may apply to a beneficial owner claiming exemption through an intermediary.

     Any capital gain realized on the sale or other taxable disposition of a Grantor Trust Security by a Non-U.S. Person (as defined above at "REMICs--Taxation of Certain Foreign Investors--Regular Securities") generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

     If the interest, gain or income with respect to a Grantor Trust Security held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In this regard, real estate acquired by a Grantor Trust as a result of foreclosure or in lieu of foreclosure could cause a foreign holder to have "effectively connected income" or a U.S. tax filing obligation even in the absence of such income. In addition, if the Non-U.S. Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits," within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

     Backup Withholding. Distributions made on the Grantor Trust Securities and proceeds from the sale of the Grantor Trust Securities will be subject to a "backup" withholding tax if, in general, the Grantor Trust Securityholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld would be refunded by the Internal Revenue Service or allowable as a credit against the Grantor Trust Securityholder's federal income tax.

PARTNERSHIP TRUST FUNDS AND DISREGARDED TRUST FUNDS

     Classification of Trust Funds

     For each Series of Partnership Certificates or Debt Securities, McKee Nelson LLP, or other counsel specified in the related prospectus supplement, will deliver its opinion that the Trust Fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the parties to the related Agreement and related documents will comply with the terms of those documents.

     Taxation of Debt Securityholders

     The Depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, for each Series of Debt Securities, McKee Nelson LLP, or other counsel specified in the related prospectus supplement, will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

     If, contrary to the opinion of counsel, the Internal Revenue Service successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Debt Securities recharacterized as equity. Treatment of the Debt Securities as equity interests in a partnership could have adverse tax consequences to some holders, even if the Trust Fund were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to foreign holders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders might constitute "unrelated business taxable income" (if some, but not all, of the Debt Securities were recharacterized as equity in a partnership), individual holders might be subject to limitations on their ability to deduct their share of Trust Fund expenses, and income from the Trust Fund's assets would be taxable to owners of Debt Securities without regard to whether cash distributions are made to such owners and without regard to the owners' method of tax accounting.

     Except for the treatment of the allocation of Realized Losses, Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special 110% yield rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs--Taxation of Owners of Regular Securities" and "--Sale or Exchange of Regular Securities."

     Allocations of Realized Losses.

     The manner losses are claimed on the Notes as a result of defaults by the underlying obligors is complex and differs depending on the characterization of the person considered the issuer of the Notes for federal tax purposes. Whether the Notes are governed by the loss rules for bad debts under Code Section 166 or for worthless securities under Code Section 165 depends on whether the Notes are considered issued by a corporation. If there is a single corporate holder of the Certificates constituting all of the equity interests in the issuing Trust Fund, then the issuing Trust will be a disregarded entity and the Notes will be considered issued by a corporation subject to the loss rules of Code Section 165 (which affects both timing and character of loss for corporate taxpayers, and character and possibly timing for other taxpayers). If the Notes are considered issued by a grantor trust, then the notes may be treated as issued in proportion to the nature of the Certificateholders (e.g, if some Certificateholders are natural persons or partnerships and some are corporations, losses on the Notes would be governed in part by Code Section 166 and in part by Code Section 165). If the Notes are considered issued by a partnership then they would be governed by the rules under Code Section 166. Investors should consult their tax advisors as to the character and timing of any loss that can be claimed with respect to a Note.

     Further, for federal income tax purposes, (i) Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property "within the meaning of Code Section 856(c)(3)(B); (iii) Debt Securities held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Section 856(c)(4)(A) of the Code; (iv) Debt Securities held by a regulated investment company will not constitute "Government securities" within the meaning of
Section 851(b)(3)(A)(i) of the Code; and (v) Debt Securities will not constitute "qualified mortgages" with in the meaning of Section 860G(a)(3) of the Code for REMICs.

     Taxation of Owners of Partnership Certificates

     1. Treatment of the Trust Fund as a Partnership

     The correct characterization of a Trust Fund that has issued debt and is not otherwise taxed as a corporation is uncertain. If the Trust Fund has only a single class of equity and the Trustee does not have the authority to accept any additional assets after the initial acquisition of receivables (except within a certain prescribed pre-funding period not exceeding three months) and has very limited powers of investment (for example does not hold any reserve fund that could ultimate flow to the Certificateholders if not needed to pay the Noteholders) the Trust Fund could qualify as a grantor trust with interest expense. As a consequence, each Certificateholer would be treated as owning a pro rata share of the Trust Fund's assets, earning income thereon and incurring the expenses of the Trust Fund (including the interest expense on the Notes). See "Grantor Trusts." If a Trust Fund that issues Notes intends to take the position that Certificateholders hold interests in a grantor trust it will be disclosed in the related prospectus supplement. In addition, it is possible that a Trust Fund that issued Notes could qualify as a partnership eligible to make an election under Section 761 to not be taxed under the main partnership provisions of the Code (although certain ancillary provisions, including the rules relating to audits of partnerships, would continue to apply). Such an election would cause Certificateholders to be treated as essentially the same as holding an interest in a grantor trust. However, the IRS has recently taken a narrow interpretation of the type of entities that qualify for this election, which may not include a Trust Fund. If a Trust Fund that is treated as a partnership intends to report in accordance with having made an election under Section 761 to be excluded from the main partnership provisions of the Code the consequences of such reporting will be disclosed in the related prospectus supplement along with a description of the consequences of making such an election. If there is only one Certificateholder in a Trust Fund that represents all of the equity of the Trust Fund for federal income tax purposes, the separate existence of the Trust Fund is disregarded, and the Certificateholder is treated as the owner of all of the assets of the Trust Fund and as the issuer of the Notes of the Trust Fund for federal income tax purposes. For all other Trust Funds that issue Notes, the Partnership Trust Fund will agree, and the related owners of Partnership Certificates ("Partnership Certificate Owners") will agree by their purchase of Partnership Certificates, if there is more than one Partnership Certificate Owner, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Partnership Certificate Owners, including, to the extent relevant, the Depositor in its capacity as recipient of distributions from any reserve fund, and the Debt Securities, if any, being debt of the partnership, and if there is one Partnership Certificate Owner, to treat the Partnership Certificate Owner as the owner of the assets of the Partnership Trust Fund and to treat the Partnership Trust Fund as a disregarded entity. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates, the Debt Securities and the Depositor is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.

     A variety of alternative characterizations are possible. For example, because the Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the Partnership Trust Fund. Generally, provided such Partnership Certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of Partnership Certificates as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership and that only a single class of equity exists in a Partnership Trust Fund.

     2. Partnership Taxation

     As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Partnership Certificate Owner will be required to take into account separately the Partnership Certificate Owner's allocable share of income, gains, losses, deductions and credits of the Partnership Trust Fund, whether or not there is a corresponding cash distribution. The Trust will generally be required to use an accrual method of accounting and a tax year based on the tax year of its Certificateholders. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and Partnership Certificate Owners may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay the taxes. The Partnership Trust Fund's income will consist primarily of interest and finance charges earned on the related mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the mortgage loans.

     The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of mortgage loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Agreement and related documents). To the extent that there is more than one class of equity (or potentially more than one class of equity) the related prospectus supplement will describe the manner in which income from the assets of the Trust Fund will be allocated.

     Assuming Debt Securities are also issued, all or substantially all of the taxable income allocated to a Partnership Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to the holder under the Code.

     An individual taxpayer's share of expenses of the Partnership Trust Fund, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceeds two percent of the individual's adjusted gross income. An individual taxpayer will be allowed no deduction for his share of expenses of the Partnership Trust Fund, other than interest, in determining his liability for alternative minimum tax. In addition,
Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount (adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Partnership Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership Trust Fund. In the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of that partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

     The Partnership Trust Fund intends to make all tax calculations relating to income and allocations to Partnership Certificate Owners on an aggregate basis to the extent relevant. If the IRS were to require that the calculations be made separately for each mortgage loan, the calculations may result in some timing and character differences under some circumstances.

     3. Discount and Premium

     The purchase price paid by the Partnership Trust Fund for the related mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or market discount, as the case may be. See "REMICs--Taxation of Owners of Regular Securities--Acquisition Premium" and "-- Market Discount" above. As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a mortgage loan-by-mortgage loan basis. Further, with respect to any asset of the Partnership Trust Fund that is a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount with respect to such security or instrument (in lieu of the rules relating to market discount). See "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" above.

     If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any market discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As


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

indicated above, a portion of the market discount income or premium deduction may be allocated to Partnership Certificate Owners.

     4. Section 708 Termination

     Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If a termination occurs under Section 708 of the Code, the Partnership Trust Fund will be considered to contribute its assets to a new Partnership Trust Fund, which would be treated as a new partnership, in exchange for Partnership Certificates in the new Partnership Trust Fund. The original Partnership Trust Fund will then be deemed to distribute the Partnership Certificates in the new Partnership Trust Fund to each of the owners of Partnership Certificates in the original Partnership Trust Fund in liquidation of the original Partnership Trust Fund. The Partnership Trust Fund will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply with these requirements due to lack of data.

     5. Disposition of Partnership Certificates

     Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. Any gain or loss would be long-term capital gain or loss if the Partnership Certificate Owner's holding period exceeded one year. A Partnership Certificate Owner's tax basis in a Partnership Certificate will generally equal its cost, increased by its share of Partnership Trust Fund income allocable to the Partnership Certificate Owner and decreased by any distributions received or losses allocated with respect to the Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the Partnership Certificate Owner's share, determined under Treasury Regulations, of the Debt Securities and other liabilities of the Partnership Trust Fund. A Partnership Certificate Owner acquiring Partnership Certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates and, upon a sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate. A portion holding rule is applied, however, if a Certificateholder has held some of its interest in the Partnership Trust Fund for one year or less and some of its interest for more than one year and a "by lot" identification is not permitted.

     If a Partnership Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect to the Partnership Certificates, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

     6. Allocations Between Transferors and Transferees.

     In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Partnership Certificate Owners in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of that Due Period. As a result, a Partnership Certificate Owner purchasing Partnership

Certificates may be allocated tax items, which will affect the purchaser's tax liability and tax basis, attributable to periods before the actual transaction.

     The use of a Due Period convention may not be permitted by existing Treasury regulations. If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the Partnership Certificate Owners. The Partnership Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other IRS guidance.

     7. Section 731 Distributions

     In the case of any distribution to a Partnership Certificate Owner, no gain will be recognized to that Partnership Certificate Owner to the extent that the amount of any money distributed for that Partnership Certificate exceeds the adjusted basis of that Partnership Certificate Owner's interest in the Partnership Certificate. To the extent that the amount of money distributed exceeds that Partnership Certificate Owner's adjusted basis, gain will be currently recognized. In the case of any distribution to a Partnership Certificate Owner, no loss will be recognized except upon a distribution in liquidation of a Partnership Certificate Owner's interest. Any gain or loss recognized by a Partnership Certificate Owner generally will be capital gain or loss.

     8. Section 754 Election

     In the event that a Partnership Certificate Owner sells its Partnership Certificates at a profit (or loss), the purchasing Partnership Certificate Owner will have a higher (or lower) basis in the Partnership Certificates than the selling Partnership Certificate Owner had. The tax basis of the Partnership Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund current does not intend to make an election under Section 754 of the Code. As a result, Partnership Certificate Owners might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates with an offsetting gain or loss (capital in character) upon transfer of its Partnership Certificates or liquidation of the Partnership Trust Fund.

     9. Administrative Matters

     The trustee is required to keep or cause to be kept complete and accurate books of the Partnership Trust Fund. For each trust which is not a fixed pool of assets or that has multiple classes of equity ownership, the trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each Partnership Certificate Owner's allocable share of items of Partnership Trust Fund income and expense to Partnership Certificate Owners and the IRS on Schedule K-1. The Partnership Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates. Generally, holders must timely file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

     Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing specific information on the nominee, the beneficial owners and the Partnership Certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner

     o    the name, address and identification number of such person,

     o whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

     o particular information on Partnership Certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the Partnership Trust Fund information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

     Unless another designation is made, the Depositor will be designated as the tax matters partner for each Partnership Trust Fund in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the Partnership Certificate Owners in some specific disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Partnership Certificate Owners, and, under some circumstances, a Partnership Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a Partnership Certificate Owner's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

     A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code. Unless otherwise specified in the applicable prospectus supplement, a Partnership Trust Fund will not elect to apply the simplified flow-through reporting system.

     10. Taxation of Certain Foreign Partnership Certificate Owners

     As used below, the term "Non-United States Owner" means a Partnership Certificate Owner that is not a U.S. Person, as defined under "REMICs--Taxation of Owners of Residual Securities--Tax Related Restrictions on Transfer of Residual Securities--Foreign Investors," above.

     It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for these purposes, the Partnership Trust Fund will withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business.

     Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures.

     Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the income of the Partnership Trust Fund including, in the case of a corporation, a return in respect of the branch profits tax. Assuming the Partnership Trust Fund is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Partnership Trust Fund if, in particular, the Owner's allocable share of interest from the Partnership Trust Fund constituted "portfolio interest" under the Code.

     The interest, however, may not constitute "portfolio interest" if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Partnership Trust Fund, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code. If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Partnership Trust Fund's gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty. In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.

     11. Backup Withholding

     Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a "backup" withholding tax if, in general, the Partnership Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Non-United States Owner's federal income tax.

CERTAIN CERTIFICATES TREATED AS INDEBTEDNESS

     General. Upon the issuance of Certificates that are intended to be treated as indebtedness for federal income tax purposes, Federal Tax Counsel will opine that based upon its analysis of the factors discussed below and certain assumptions and qualifications, the Certificates will be properly classified as indebtedness for federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service and there can be no assurance that the Internal Revenue Service could not successfully challenge this conclusion. Such Certificates that are intended to be treated as indebtedness are herein referred to as "Debt Certificates" and holders of such Certificates are herein referred to as "Debt Certificateholders."

     The Depositor and any Unaffiliated Sellers, will express in the Agreements their intent that for federal, state and local income and franchise tax purposes, the Debt Certificates will be indebtedness secured by the assets in the Trust Fund. The Depositor and each Unaffiliated Seller agrees and each Debt Certificateholder, by acquiring an interest in a Debt Certificate, agrees or will be deemed to agree to treat the Debt Certificates as indebtedness for federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Agreements, the transactions may be treated as a sale of ownership interests in the assets held by the Trust Fund for financial accounting purposes, and not as debt obligations.

     In general, whether for federal income tax purposes a transaction constitutes a sale of property or a loan the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers, as well as the Internal Revenue Service, to treat a transaction in accordance with its economic substance, as determined under federal income tax laws, notwithstanding that the participants characterize the transaction differently for non-tax purposes. In some instances, however, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. It is expected that Federal Tax Counsel will advise that the rationale of those cases will not apply to the transactions evidenced by a Series of Debt Certificates.

     While the Internal Revenue Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the economic benefits of ownership thereof. Federal Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the assets held by the Trust Fund has not been transferred to the Debt Certificateholders and that the Debt Certificates are properly characterized as indebtedness for federal income tax purposes. Contrary characterizations that could be asserted by the Internal Revenue Service are described below under "--Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation."

     Taxation of Income of Debt Certificateholders. As set forth above, it is expected that Federal Tax Counsel will advise the Depositor and/or the Unaffiliated Sellers that the Debt Certificates will constitute indebtedness for federal income tax purposes, and accordingly, holders of Debt Certificates generally will be taxed in the manner described above in "Partnership Trust Funds and Disregarded Trust Funds--Taxation of Debt Securityholders."

     If the Debt Certificates are issued with OID that is more than a de minimis amount as defined in the Code and Treasury regulations (see "REMICs--Taxation of Regular Securities--Original Issue Discount") a United States holder of a Debt Certificate (including a cash basis holder) generally would be required to accrue the OID on its interest in a Debt Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. Under
Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Debt Certificates is unclear. Additionally, the Internal Revenue Service could take the position based on Treasury regulations that none of the interest payable on a Debt Certificate is "unconditionally payable" and hence that all of such interest should be included in the Debt Certificate's stated redemption price at maturity. Accordingly, Federal Tax Counsel is unable to opine as to whether interest payable on a Debt Certificates constitutes "qualified stated interest" that is not included in a Debt Certificate's stated redemption price at maturity. Consequently, prospective investors in Debt Certificates should consult their own tax advisors concerning the impact to them in their particular circumstances. The prospectus supplement will indicate whether the Trust expects to treat a Debt Certificate as having been issued with OID.

     Tax Characterization of the Trust Fund. Consistent with the treatment of the Debt Certificates as indebtedness, the Trust Fund will be treated as a security device to hold mortgage assets securing the repayment of the Debt Certificates. In connection with the issuance of Debt Certificates of any Series, Federal Tax Counsel will render an opinion that, based on the assumptions and qualifications set forth therein, under then current law, the applicable Trust will not be characterized for federal income tax purposes as a taxable mortgage pool or as an association (or publicly traded partnership) taxable as a corporation.

     Possible Classification of the Transaction as a Partnership or as an Association Taxable as a Corporation. The opinion of Federal Tax Counsel with respect to Debt Certificates will not be binding on the courts or the Internal Revenue Service. It is possible that the Internal Revenue Service could assert that, for federal income tax purposes, the transactions contemplated constitute a sale of the assets held in the Trust Fund (or an interest therein) to the Debt Certificateholders and that the proper classification of the legal relationship between the Unaffiliated Sellers, the Depositor, and some or all of the Debt Certificateholders resulting from the transactions is that of a partnership (including a publicly traded partnership), a publicly traded partnership taxable as a corporation, or an association taxable as a corporation. The Depositor currently does not intend to comply with the federal income tax reporting requirements that would apply if any Classes of Debt Certificates were treated as interests in a partnership or corporation.

     If a transaction were treated as creating a partnership between any of the Unaffiliated Sellers and/or the Depositor and the Debt Certificateholders, the partnership itself would not be subject to federal income tax (unless it were characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Debt Certificateholders, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Debt Certificate could differ if the Debt Certificates were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Debt Certificates. Finally, all or a portion of any taxable income allocated to a Debt Certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code.

     If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust Fund would be subject to federal income tax at corporate income tax rates on the income it derives from the mortgage assets it holds, which would reduce the amounts available for distribution to the Debt Certificateholders. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Debt Certificateholders. Moreover, distributions on Debt Certificates that are recharacterized as equity in an entity taxable as a corporation would not be deductible in computing the entity's taxable income, and cash distributions on such Debt Certificates generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

     Foreign Investors in Debt Certificates. As set forth above, it is expected that Federal Tax Counsel will advise the Depositor and/or the Unaffiliated Sellers that the Debt Certificates will constitute indebtedness for federal income tax purposes. Accordingly, Foreign Persons (that is, persons which are not U.S. Persons, as defined in "REMICs--Taxation of Owners of Residual Securities--Tax Related

Restrictions on Transfer of Residual Securities--Foreign Investors) that hold Debt Certificates generally will be taxed in the manner described in that section.

     If the Internal Revenue Service were to contend successfully that the Debt Certificates are interests in a partnership and if such partnership were considered to be engaged in a trade or business in the United States, the partnership would be subject to a withholding tax on income of the Trust Fund that is allocable to a Foreign Person and such Foreign Person would be credited for his or her share of the withholding tax paid by the partnership. In such case, the Foreign Person generally would be subject to United States federal income tax at regular income tax rates, and possibly a branch profits tax in the case of a corporate holder.

     Alternatively, although there may be arguments to the contrary, if such partnership is not considered to be engaged in a trade or business within the United States and if income with respect to the Debt Certificates is not otherwise effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the Foreign Person would be subject to United States income tax and withholding at a rate of 30% (unless reduced by an applicable tax treaty) on the holder's distributive share of the partnership's interest income. See "Partnership Trust Funds and Disregarded Trust Funds--Taxation of Owners of Partnership Certificates--Taxation of Certain Foreign Partnership Certificate Owners" for a general discussion of the consequences of an equity investment by a Foreign Person in an entity characterized as a partnership.

     If the Trust Fund were recharacterized as an association or publicly traded partnership taxable as a corporation, distribution to owners of Debt Certificates that are Foreign Persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced or eliminated by an applicable income tax treaty. If such dividend were effectively connected with the Foreign Person's United States trade or business (and, if necessary, the Foreign Person establishes that it is so effectively connected) the dividend would not be subject to withholding tax, but would be subject to United States federal income tax at regular federal income tax rates, and if the holder is a corporation, might be subject to a branch profits tax.

CONSEQUENCES FOR PARTICULAR INVESTORS

     The federal tax discussions above may not be applicable depending on a Securityholder's particular tax situation. The Depositor recommends that prospective purchasers consult their tax advisors for the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Certificates, Debt Securities and Debt Certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.



                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and other tax consequences of the acquisition, ownership, and disposition of the Notes or Certificates, as applicable, offered under this prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors for the various tax consequences of investments in the Notes or Certificates, as applicable, offered under this prospectus. In particular, individuals should consider the deductibility of the expenses (including interest expense) of the partnership.

                              ERISA CONSIDERATIONS

GENERAL

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, employee benefit plans and other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, and any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets with persons having certain specified relationships to the Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies. The Depositor, Credit Suisse First Boston, each Master Servicer or other Servicer, any Insurer, the Trustee, the Indenture Trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA CONSIDERATIONS RELATING TO CERTIFICATES

     Plan Assets

     In 29 C.R.F ss.2510.3-101 (the "Plan Asset Regulations"), the U.S. Department of Labor ("DOL") has defined what constitutes "plan assets" for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply. The Certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the Depositor can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Asset Regulations. As a result,
(i) a Plan may be deemed to have acquired an interest in the assets of the Trust Fund and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing the Trust Fund and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

     Prohibited Transaction Class Exemption 83-1

     The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which under certain conditions exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i) the Depositor and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) the principal balance of the largest covered pooled mortgage loan; (ii) the Trustee may not be an affiliate of the Depositor; and (iii) the payments made to, and retained by, the Depositor in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund. PTCE 83-1 exempts the initial sale of Certificates to and the continued holding by a Plan with respect to which the Depositor, the Insurer, the Master Servicer or other Servicer or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

     PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the Depositor, the Master Servicer, the Insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's-length transaction; (iii) no investment management, advisory or underwriting fee, sales commission or similar compensation is paid to the Depositor with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Depositor, the Trustee, the Master Servicer and the Insurer. Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

     Underwriter Exemption

     The DOL has granted to Credit Suisse First Boston an individual exemption, Prohibited Transaction Exemption 89-90 which was amended by Prohibited Transaction Exemption 97-34 ("PTE 97-34") and further recently amended pursuant to Prohibited Transaction Exemption 2000-58 ("PTE 2000-58") (the "Exemption") which is applicable to Certificates which meet its requirements whenever Credit Suisse First Boston or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include: single and multi-family residential mortgage loans, home equity loans or receivables (including cooperative housing loans), manufactured housing loans and participation interests therein and the purchase, sale and holding of Certificates which represent beneficial ownership interests in the assets of such trusts.

     General Conditions of Exemption

     The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the assets held by the Trust Fund must be fully secured (other than one-to-four family residential mortgage loans and home equity loans or receivables backing certain types of Certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as "loans."). Third, unless the Certificates are issued in "designated transactions" (as described below) and are backed by fully-secured loans, they may not be subordinated. Fourth, the Certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "Rating Agency"). Fifth, the Trustee and the Indenture Trustee generally cannot be affiliates of any member of the "Restricted Group" which consists of any (i) underwriter as defined in the Exemption, (ii) the Depositor, (iii) the Master Servicer, (iv) each Servicer, (v) the Insurer, (vi) the counterparty of any "interest swap" (as described below) held as an asset of the Trust Fund and (vii) any Obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the Trust Fund as of the date of initial issuance of the Certificates. Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the Depositor pursuant to the assignment of the loans to the related Trust Fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the Master Servicer and any Servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith. Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan's acquisition of Certificates; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of Certificates. Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. The Depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

     Recent Amendments to Exemption

     PTE 2000-58 (the "Amendment") recently amended the Exemption to make the acquisition of Certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of Certificates and the servicing, management and operation of the Trust Fund and its assets on or after November 13, 2000 eligible for exemptive relief to a broader range of Certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordindated Certificates rated within the highest three generic rating categories backed by secured collateral. Such Certificates had to be issued by a Trust Fund which was a grantor trust, REMIC or a FASIT whose corpus could not include certain types of assets such as interest-rate swaps.

     Types of Trust Funds

     The Amendment has expanded the types of permitted Trust Funds to include owner-trusts, as well as grantor trusts, REMICs and FASITs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by the creditors of the Depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

     Designated Transactions

     In the case where the Certificates are backed by Trust Fund assets which are residential, home equity, manufactured housing or multi-family loans which are described and defined in the Exemption as designated transactions ("Designated Transactions"), the Amendment permits the Certificates issued by the Trust Fund in such transactions to be rated in one of the highest four generic rating categories by a Rating Agency and/or to be subordinated. The assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of Designated Transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that (a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by Securities of the same Trust Fund; (b) such Certificates acquired by the Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the Closing Date of the Designated Transactions is at least equal to 80% of the sum of: (i) the outstanding principal balance due under the loan which is held by the Trust Fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

     Insurance Company General Accounts

     In the event that Certificates do not meet the requirements of the Exemption solely because they are Subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

     Permitted Assets

     The Amendment permits an interest-rate swap to be an asset of a Trust Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market on or after November 13, 2000 and clarifies the requirements regarding yield supplement agreements. An interest-rate swap (or if purchased by or on behalf of the Trust Fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted Trust Fund asset if it: (a) is an "eligible Swap;" (b) is with an "eligible counterparty;" (c) relates to a Class of Certificates purchased by a "qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Servicer or Depositor.

     An "eligible Swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"); (e) has a final termination date that is either the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements or the prohibition against leveraging described above.

     An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

     A "qualified plan investor" is a Plan or Plans where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below), (b) an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

     In "ratings dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

     "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust Fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the Trust Fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the Trust Fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

     Pre-Funding Accounts

     The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the Trust Fund within a specified period following the Closing Date ("DOL Pre-Funding Period") (see below) instead of requiring that all such loans be either identified or transferred on or before the Closing Date. The relief is effective for transactions occurring on or after May 23, 1997 provided that the following conditions are met. First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%). Second, all loans transferred after the Closing Date (referred to here as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the Trust Fund, which terms and conditions have been approved by the Rating Agency. Third, the transfer of such additional loans to the Trust Fund during the DOL Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund. Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the loans in the Trust Fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the Trust Fund on the Closing Date. Fifth, either: (i) the characteristics of the additional loans must be monitored by an Insurer or other credit support provider which is independent of the Depositor; or (ii) an independent accountant retained by the Depositor must provide the Depositor with a letter (with copies provided to the Rating Agency, the underwriter and the Trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus, prospectus supplement, private placement memorandum ("Offering Documents") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the Closing Date. Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement. Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the Obligor has been rated) in one of the three highest generic rating categories by the Rating Agency ("Acceptable Investments"). Eighth, certain disclosure requirements must be met.

     Revolving Pool Features

     The Exemption only covers Certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the Trust Fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, Certificates issued by Trust Funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, Securities which are Notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "ERISA Considerations Relating to Notes."

     Limitations on Scope of the Exemption

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the Obligor with respect to 5% or less of the fair market value of the Loans in the Trust Fund provided that: (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust Fund are acquired by persons independent of the Restricted Group.

ERISA CONSIDERATIONS RELATING TO NOTES

     Under the Plan Asset Regulations, the assets of the Trust Fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the Trust Fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the Notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Notes will be eligible for purchase by Plans. However, without regard to whether the Notes are treated as an "equity interest" for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust Fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the Trust Fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.

         The Amendment to the Exemption permits Trust Funds which are grantor trusts, owner-trusts, REMICs or FASITs to issue Notes, as well as Certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the Trust Fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the Trust Fund and its assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the Trust Fund. However, effective for the acquisition, holding or transfer of Notes between a Plan and a party in interest which occurs on or after November 13, 2000, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the Notes. The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein in "Limitations on Scope of the Exemption."

     In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

     EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

     ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

     Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under
Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in
Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.



                                LEGAL INVESTMENT

     The applicable prospectus supplement for a Series of Notes or Certificates, as applicable, will specify whether a Class or Subclass of the Notes or Certificates, as applicable, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a "mortgage related security" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The Class or Subclass, if any, constituting a "mortgage related security" will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for the entities.

     Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for the enactments, limiting to varying extents the ability of specific entities, in particular, insurance companies, to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by the legislation will be authorized to invest in Notes or Certificates, as applicable, qualifying as "mortgage related securities" only to the extent provided in the legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to the regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in particular mortgage related securities, including the securities of particular Series, Classes or Subclasses of Notes or Certificates, as applicable, except under limited circumstances.

     All depository institutions considering an investment in the Notes or Certificates, as applicable, should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council.

     The Policy Statement which has been adopted by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision and by the NCUA, with some modifications, prohibits depository institutions from investing in particular "high-risk Mortgage Certificates", including the securities of particular Series, Classes or Subclasses of the Notes or Certificates, as applicable, except under limited circumstances, and sets forth investment practices deemed to be unsuitable for regulated institutions.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by the authorities before purchasing any Notes or Certificates, as applicable, as some Series, Classes or Subclasses may be deemed unsuitable investments, or may otherwise be restricted, under the rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Notes or Certificates, as applicable, issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some of the Classes of Notes or Certificates, as applicable, as "mortgage related securities," no representation is made as to the proper characterization of the Notes or Certificates, as applicable, for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Notes or Certificates, as applicable, under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Notes or Certificates, as applicable, may adversely affect the liquidity of the Notes or Certificates, as applicable.

     Investors should consult their own legal advisers in determining whether and to what extent the Notes or Certificates, as applicable, constitute legal investments for the investors.



                              PLAN OF DISTRIBUTION

     Each Series of Notes or Certificates, as applicable, offered by this prospectus and by means of the related prospectus supplements may be sold directly by the Depositor or may be offered through Credit Suisse First Boston Corporation, an affiliate of the Depositor, or underwriting syndicates represented by Credit Suisse First Boston Corporation (the "Underwriters"). The prospectus supplement with respect to each Series of Notes or Certificates, as applicable, will set forth the terms of the offering of the Series or Class of Notes or Certificates, as applicable, and each Subclass within the Series, including the name or names of the Underwriters, the proceeds to the Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to particular dealers, or the method by which the price at which the Underwriters will sell the Notes or Certificates, as applicable, will be determined.

     Unless otherwise specified in the prospectus supplement, the Underwriters will be obligated to purchase all of the Notes or Certificates, as applicable, of a Series described in the prospectus supplement with respect to the Series if any Notes or Certificates, as applicable, are purchased. The Notes or Certificates, as applicable, may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     If so indicated in the prospectus supplement, the Depositor will authorize the Underwriters or other persons acting as the Depositor's agents to solicit offers by specific institutions to purchase the Notes or Certificates, as applicable, from the Depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which the contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the institutions must be approved by the Depositor. The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered Notes or Certificates, as applicable, shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The Underwriters and other agents will not have any responsibility in respect of the validity or performance of the contracts.

     The Depositor may also sell the Notes or Certificates, as applicable, offered by this prospectus and by means of the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Depositor may effect the transactions by selling Notes or Certificates, as applicable, to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Notes or Certificates, as applicable, for whom they may act as agents.

     The place and time of delivery for each Series of Notes or Certificates, as applicable, offered by this prospectus and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to the Series.

         If and to the extent required by applicable law or regulation, this prospectus and the attached prospectus supplement will also be used by the Underwriters after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Notes or Certificates, as applicable, in which the Underwriters act as principal. Sales will be made at negotiated prices determined at the time of sales.



                                  LEGAL MATTERS

     Some legal matters in connection with the Notes or Certificates, as applicable, offered by this prospectus, including material federal income tax consequences, will be passed upon for the Depositor and for the Underwriters by McKee Nelson LLP, New York, New York, or other counsel specified in the related prospectus supplement.



                              PROSPECTUS SUPPLEMENT

     The prospectus supplement with respect to each Series of Notes or Certificates, as applicable, will, among other things, set forth with respect to the Series of Notes or Certificates, as applicable:

     o the identity of each Class or Subclass of Notes or Certificates, as applicable, within the Series;

     o the undivided interest, Percentage Interest, Stated Principal Balance, principal balance or notional amount of each Class or Subclass of Notes or Certificates, as applicable;

     o the Interest Rate borne, or manner in which interest is paid, if any, by each Class or Subclass of Notes or Certificates, as applicable, within the Series;

     o particular information concerning the Mortgage Loans, the Mortgage Certificates, the Contracts, if any, and the other assets comprising the Trust Fund for the Series;

     o the final Distribution Date of each Class or Subclass of Notes or Certificates, as applicable, within the Series;

     o the identity of each Class or Subclass of Compound Interest Notes or Certificates, as applicable, if any, within the Series;

     o the method used to calculate the amount to be distributed with respect to each Class or Subclass of Notes or Certificates, as applicable, within the Series;

     o the order of application of distributions to each of the Classes or Subclasses of Notes or Certificates, as applicable, within the Series, whether sequential, pro rata or otherwise;

     o    the Distribution Dates with respect to the Series;

     o information with respect to the terms of the Residual Certificates or Subordinated Securities offered by this prospectus, if any, are offered;

     o information with respect to the method of credit support, if any, with respect to the Series; and

     o additional information with respect to the plan of distribution of the Series of Certificates.



                             ADDITIONAL INFORMATION

     This prospectus contains, and the prospectus supplement for each Series of Notes or Certificates, as applicable, will contain, a summary of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but neither contains nor will contain all of the information set forth in the Registration Statement of which this prospectus and the related prospectus supplement is a part. For further information, reference is made to the Registration Statement and the exhibits to the Registration Statement which the Depositor has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. Statements contained in this prospectus and any prospectus supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by the reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. Copies of this information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is (http://www.sec.gov).

     Copies of the Pooling and Servicing Agreement or of the Trust Agreement, Indenture and Sale and Servicing Agreement pursuant to which a Series of Notes or Certificates, as applicable, is issued, as applicable, will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to: Treasurer, Asset Backed Securities Corporation, Eleven Madison Avenue, New York, New York 10010, (212) 325-2000.



                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated in this prospectus by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of Notes or Certificates, as applicable, offered by this prospectus. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more Classes or Subclasses of Notes or Certificates, as applicable, upon request, a copy of any or all the documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the Classes of the Notes or Certificates, as applicable, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests to the Depositor should be directed to: Asset Backed Securities Corporation, Eleven Madison Avenue, New York, New York 10010, (212) 325-2000.

     IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATIONS, THIS PROSPECTUS AND THE ATTACHED PROSPECTUS SUPPLEMENT WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE OFFERED SECURITIES IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.

                                 INDEX OF TERMS


1986 Act...........................................99
1997 Act..........................................123
Accrual Distribution Amount........................31
Advances...........................................48
Agreement..........................................12
Alternative Credit Support..........................6
appraised value....................................19
Approved Sale......................................78
APRs...............................................17
ARM Loans...........................................8
Asset Value........................................28
Buy-Down Fund.......................................9
Buy-Down Loans......................................9
Certificate Account................................40
Certificate Distribution Account...................40
Certificate Principal Balance......................25
Certificate Register...............................32
Certificateholders.................................12
Certificates........................................5
chattel paper......................................89
Class...............................................5
Cleanup Costs......................................88
Closed Loans.......................................13
Closed-End Loans....................................6
Code...............................................93
coinsurance........................................75
Collection Account.................................40
commercially reasonable............................85
Commission........................................146
Contract Loan-to-Value Ratio.......................19
Contract Pool......................................17
Contract Schedule..................................35
Contracts..........................................17
Converted Mortgage Loan.............................9
Cooperative.........................................6
Cooperative Dwelling................................6
cooperative housing corporation....................84
Cooperative Loans...................................6
Credit Support......................................6
Custodial Account..................................40
Custodial Agreement................................18
Custodian..........................................18
Cut-off Date........................................5
Debt Securities....................................93
defective obligation...............................95
Deferred Interest...................................9
Deficiency Event...................................57
Deleted Contract...................................19
Deleted Mortgage Certificates......................33
Deleted Mortgage Loans.............................34
Depositor..........................................21
Description of Insurance............................6
Determination Date.................................44
Discount Securities................................26
disqualified organizations.........................95
Distribution Date..................................29
Due Date............................................8
Due Period.........................................31
due-on-sale........................................24
Eligible Investment................................37
Escrow Account.....................................49
FHA................................................10
FHA Experience.....................................22
FHA Loans...........................................7
fixture filing.....................................89
Garn-St Germain Act................................87
GPM Fund............................................9
GPM Loans...........................................9
Grantor Trust Fund.................................93
Grantor Trust Fund Stripped Bond..................121
Grantor Trust Fund Stripped Coupon................121
Grantor Trust Securities...........................93
Grantor Trust Securityholders.....................117
Holder-in-Due-Course...............................92
Home Equity Loans...................................6
Indenture...........................................5
Indenture Trustee...................................5
Indirect Participants..............................63
Initial Deposit....................................66
Insurance Proceeds.................................41
Insured............................................51
interest bearing..................................144
Interest Distribution..............................30
Interest Rate......................................25
Interest Weighted Class............................25
Interest Weighted Subclass.........................25
Issuer..............................................5
L/C Bank...........................................65
L/C Percentage.....................................65
Letter of Credit....................................5
limited documentation..............................14
Liquidating Loan...................................66
Liquidation Proceeds...............................41
Loss...............................................72
Manufactured Home..................................17
Mortgage Certificates...............................7
Mortgage Loans......................................7
Mortgage Notes......................................7
Mortgage Pools......................................6
Mortgage Rates......................................8
mortgage related securities.......................143
mortgage related security.........................143
Mortgagor...........................................7
Mortgagor Bankruptcy Bond...........................6
Multi-Class Securities.............................25
Multifamily Property................................6
Note Distribution Account..........................40
Note Register......................................32
Noteholders........................................12
Notes...............................................5
Obligor............................................24
OID Regulations....................................94
Original Value......................................8
Originator.........................................13
Participants.......................................63
Partnership Certificates...........................93
Partnership Trust Fund.............................93
Pass-Through Entity...............................110
payment deficiencies...............................67
peaceful...........................................91
Percentage Interest.................................5
Performance Bond...................................19
Policy Statement..................................144
Pool Insurance Policy...............................5
Pool Insurer.......................................51
Pooling and Servicing Agreement.....................5
Pre-Funded Amount..................................37
Pre-Funding Account................................37
Pre-Funding Period.................................37
Premium Securities.................................26
Prepayment Assumption.............................100
Primary Insurer....................................42
Primary Mortgage Insurance Policy..................51
Primary Mortgage Insurer...........................51
Principal Distribution.............................30
Principal Prepayments..............................26
Principal Weighted Class...........................25
Principal Weighted Subclass........................25
prudent investor..................................144
Purchase Price.....................................37
qualified liquidation..............................24
Rating Agency.......................................7
Record Date........................................29
Reference Agreement................................26
regular interests..................................28
Regular Securities.................................94
Regular Securityholder.............................98
REMIC..............................................93
REMIC Pool.........................................94
REMIC Provisions...................................93
REMIC Regulations..................................94
REMIC Securities...................................93
Required Distribution..............................69
Required Reserve...................................66
Reserve Fund........................................6
Residual Certificates..............................26
residual interest..................................28
Residual Securities................................95
Revolving Credit Line Loans.........................6
Rules..............................................63
Sale and Servicing Agreement........................5
Securities..........................................5
Securities Act.....................................29
Security Guarantee Insurance........................6
Security Owners....................................63
Securityholders....................................12
self-help..........................................91
Senior Certificates.................................6
Senior Class Percentage...........................121
Senior Prepayment Percentage.......................68
Senior Securities...................................6
Series..............................................5
Servicemen's Readjustment Act......................10
Servicer...........................................12
Servicing Account..................................41
Servicing Agreement................................12
Shortfall Amount..................................122
Single Family Property..............................6
SMMEA.............................................143
SPA................................................23
Special Distributions..............................46
Special Hazard Insurance Policy.....................6
Standard Hazard Insurance Policy...................49
Standard Terms.....................................26
Startup Day........................................95
Stated Principal Balance...........................25
Stated Principal Distribution Amount...............31
Stripped Certificates.............................117
Subclass............................................5
Subordinate Certificates............................6
Subordinate Class Percentage......................121
Subordinate Securities..............................6

Subordinated Amount.................................6
Subordinated Class..................................6
Subordinated Subclass...............................6
Substitute Contract................................19
Substitute Mortgage Certificates...................33
Substitute Mortgage Loans..........................34
Substitute Warehouse Loan..........................21
super-premium......................................99
Supervisory Policy Statement on Securities
  Activities......................................144
Taxable Mortgage Pools.............................94
Tiered REMICs......................................97
Title V............................................92
Trust...............................................5
Trust Agreement.....................................5
Trust Assets.......................................17
Trust Fund..........................................5
Trustee.............................................5
UCC................................................63
Unaffiliated Sellers...............................13
Underwriters......................................144
VA .................................................7
VA Loans............................................7
voidable preference................................71
Warehouse Loan Pool................................20
Warehouse Loans....................................20
Warranty and Servicing Agreement...................27

================================================================================

                           $748,042,900 (APPROXIMATE)



                       ASSET BACKED SECURITIES CORPORATION
                                    Depositor



                             FAIRBANKS CAPITAL CORP.
                                    Servicer



                       ASSET BACKED SECURITIES CORPORATION
                     HOME EQUITY LOAN TRUST, SERIES 2003-HE1
                                     Issuer



            ASSET BACKED PASS-THROUGH CERTIFICATES, SERIES 2003-HE1



                             ---------------------

                             PROSPECTUS SUPPLEMENT

                             ---------------------




                          CREDIT SUISSE FIRST BOSTON


                                  Underwriter


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.


WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.


We represent the accuracy of the information in this prospectus supplement and the accompanying prospectus only as of the dates on their respective covers.


Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.

================================================================================